Exhibit 99.D

CERTAIN DEFINED TERMS AND CONVENTIONS

Statistical information included in this prospectus is the latest official data publicly available at the date of this prospectus. Financial data provided in this prospectus may be subsequently revised in accordance with the Republic’s ongoing maintenance of its economic data, and that revised data will not be distributed by the Republic to any holder of the Republic’s securities. As used in this prospectus, the term “N/A” identifies statistical or financial data that is not available.

All references in this prospectus (a) to the “Republic” or the “Philippines” are to the Republic of the Philippines, (b) to the “Government” are to the national government of the Philippines and (c) to “Bangko Sentral” or “BSP” are to Bangko Sentral ng Pilipinas, the central bank of the Philippines.

“GOCCs” are corporations at least 51% of the capital stock of which is owned by the Government, directly or indirectly, through its instrumentalities.

The fiscal year of the Government commences on January 1 of each year and ends on December 31 of such year.

Unless otherwise indicated, all references in this prospectus to “Philippine Pesos,” “pesos” or “₱” are to the lawful national currency of the Philippines, those to “dollars,” “U.S. dollars” or “$” are to the lawful currency of the United States of America, those to “euro” and “€” are to the currency introduced on January 1, 1999 at the start of the third stage on European Economic and Monetary Union and those to “Japanese yen,” “yen” or “JPY” are to the lawful national currency of Japan. References to “SDR” are to Special Drawing Rights of the International Monetary Fund (the “IMF”).

This prospectus contains translations of some peso amounts into U.S. dollars for the convenience of the reader. Unless otherwise specified, the translations were made at the exchange rate as stated in the Bangko Sentral Reference Exchange Rate Bulletin published by the Treasury Department of Bangko Sentral on the relevant date. No representation is made that the peso amounts actually represent the U.S. dollar amounts or could have been converted into U.S. dollars at the rates indicated, at any particular rate or at all.

Economists show Gross Domestic Product (“GDP”) and Gross National Income (“GNI”) in both current and constant market prices. GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. The revision of the base year for GDP and GNI was part of a number of changes to the PSNA methodology, which also included changes to the Republic’s classification systems and the designation of economic categories and subcategories. See “Republic of the Philippines—GDP and Major Financial Indicators.” In this prospectus, unless otherwise specified, data has been presented on the basis of the PSNA standards as revised in 2011, and certain real GDP and GNI figures for years prior to the 2011 revisions have been restated based on the 2000 base year. As a result, these figures may be different from data previously reported by the Republic. Unless otherwise specified, GDP and GNI figures in this prospectus and any prospectus supplement are real GDP and GNI figures, respectively, using the year ended December 31, 2000 as the base year. Unless otherwise specified, growth figures for GDP and GNI in this prospectus and any prospectus supplement are period-on-period comparisons of real GDP and GNI, respectively, using the year ended December 31, 2000 as the base year.

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the National Statistics Office (the “NSO”). However, for purposes of inclusion in the overall balance of payments, the trade-in-goods statistics reported by the NSO are adjusted by Bangko Sentral to exclude temporary exports and imports and returned goods. This adjustment is intended to bring the balance of payments results in line with the fifth edition of the IMF’s Balance of Payments Manual (“BPM5”). In March 2013, Bangko Sentral adopted the sixth edition of the IMF’s Balance of Payments Manual (“BPM6”) framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. The key changes in these restated balance of payment statistics from the BPM5 methodology to the BPM6 methodology include (i) reclassification of goods for processing and other consigned items from the trade in goods account to the trade in services account; (ii) reclassification of repairs on goods from the trade in goods account to the trade in services account; (iii) reclassification of goods under merchanting from the trade in services account to the trade in goods account; (iv) reclassification of financial intermediation services indirectly measured data from the primary income account to the trade in services account; (v) exclusion of migrants’ transfers in both receipts and payments under the capital account; (vi) change in the computation of balances in the financial account from liabilities less assets to assets less liabilities; and (vii) organization of data under the direct investment account according to whether the investment relates to an asset or a liability, as opposed to the prior approach under which direct investment was shown as either direct investment abroad or direct investment in the reporting economy.

Unless otherwise specified, balance of payments statistics in this prospectus and any prospectus supplement are presented on a BPM6 basis. As a result, these statistics may be different from data previously reported by the Republic.

In May 2013, the National Statistical Coordination Board (the “NSCB”) revised GNI and net primary income figures from 2010 onward. These revisions were part of the NSCB’s periodic updates of the Republic’s National Income Accounts in response to new data, in particular the latest data from the Philippine Overseas Employment Agency in relation to compensation inflow, which includes salaries from overseas foreign workers (“OFWs”). As a result, estimates of GNI and net primary income presented in this prospectus and any prospectus supplement are not presented on the same basis as GNI and net primary income figures previously reported for years prior to 2010.

In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the Standardized Report Forms (the “SRF”) format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The SRF is a unified international framework for reporting monetary and financial statistics to the IMF. Under the SRF, foreign and domestic assets reported by Bangko Sentral are no longer presented net of liabilities; rather, liabilities are reported separately. The presentation of general Government assets, however, remains net of liabilities. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

PROSPECTUS SUMMARY

REPUBLIC OF THE PHILIPPINES

General

The Philippine archipelago has over 7,000 islands with a total land area of approximately 300,000 square kilometers. The islands are grouped into three geographic regions: Luzon, the largest island, in the north, covering an area of 141,395 square kilometers; Visayas in the central region, covering an area of 56,606 square kilometers; and Mindanao in the south, covering an area of 101,999 square kilometers. Manila is the Republic’s capital. As of the 2015 Census of Population and Housing (the “2015 Census”) conducted by the NSO, the Republic’s population was estimated at approximately 101.0 million.

Government and Politics

The Republic’s current constitution (the “Constitution”) was adopted by plebiscite in 1987. The ratification of the new Constitution in 1987 restored a presidential form of government consisting of three branches: executive, legislative and judiciary. Executive power is vested in the President, who is elected by direct popular vote and who may serve one term of six years. Legislative authority is vested in the Congress of the Philippines, which consists of the Senate and the House of Representatives. Judicial power is vested in the Supreme Court and in various lower courts.

President Rodrigo Duterte was elected in May 2016, and he commenced serving his six-year term on July 1, 2016. President Duterte was the former mayor of Davao City, Mindanao prior to his election as President.

On July 23, 2018, President Duterte delivered his third State of the Nation Address. He spoke on a wide range of subjects, including the war on drugs, corruption, the Bangsamoro Autonomous Region, the Republic’s relationship with China and the economy. The President emphasized his resolve to continue the country’s war against drugs. He stressed his opposition to corruption and its waste of government resources. Addressing the creation of the Bangsamoro Autonomous Region, the President pledged his commitment to guaranteeing the region’s autonomy within the constitutional framework of the Republic. The President also spoke about the Republic’s improved relationship with China, balanced by the Republic’s continued commitment to defend its interests in the West Philippine Sea. The President praised Congress for the passage of the the Tax Reform for Acceleration and Inclusion bill (“TRAIN”) and expressed support for its implementation. Finally, he noted that he does not have any intention of occupying his office longer than permitted by the current Constitution or under any newly adopted constitution.

On May 13, 2019, elections for 12 senators, all members of the House of Representatives and all city and municipal-level elected positions are scheduled to be held in the Philippines.

Economy

The Philippines has a mixed economy in which the Government is directly engaged in certain economic activities through GOCCs and Government financial institutions (“GFIs”). The Government actively encourages domestic and foreign private investment. The Philippines has undertaken liberalization of trade and investment in tandem with the deregulation of the financial system, foreign exchange liberalization, tax reforms, acceleration of privatization, enhancement of competition in the provision and operation of public utilities, and deregulation of the oil and power industries.

The three principal sectors of the Philippine economy are (i) service, (ii) industry and (iii) agriculture, hunting, forestry and fishing. The service sector accounted for 57.5% of GDP in 2017, including the subsectors of trade and repair of motor vehicles, motorcycles, personal and household goods (16.9% of GDP) and real estate, renting and business activities (11.5% of GDP). The industry sector accounted for 34.0% of GDP in 2017, including the subsectors of manufacturing and construction (23.6% and 6.2%, respectively, of GDP), and the agriculture, hunting, forestry and fishing sector accounted for 8.5%.

In 2017, GDP grew by 6.7%, compared with growth of 6.9% in 2016. The largest contributor to the decreased rate of growth in 2017 was a decrease in the rate of growth in the construction subsector, from growth of 12.1% in 2016 to growth of 5.3% in 2017. Decreased rates of growth in the electricity, gas and water supply subsector and the transport, storage and communications subsector, from growth of 9.0% and 5.3%, respectively, in 2016 to growth of 3.4% and 4.0%, respectively, over the same period in 2017, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the agriculture and forestry subsector and the manufacturing subsector, from contraction of 0.6% and growth of 7.1%, respectively, in 2016, to growth of 5.0% and 8.4%, respectively, in 2017. Growth in the public administration and defense; compulsory social security subsector and the fishing subsector also increased from growth of 7.1% and a contraction of 4.0%, respectively, in the 2016 to growth of 7.8% and a contraction of 0.9%, respectively, in 2017. GNI in 2017 grew by 6.6%, compared to growth of 6.7% in 2016. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 5.9% in 2017, compared to growth in GDP in 2017. The growth in net primary income of 5.9% in 2017 represented a slight decrease from the 5.8% growth in net primary income over the same period in 2016.

Foreign trade is important to the Philippine economy. In 2017, exports of goods as reported by the Philippine Statistics Authority (the “PSA”) were equal to 18.2% of the country’s GNI, and imports were equal to 25.5% of GNI. Total exports of goods as reported by the PSA were $68.7 billion and $32.9 billion in 2017 and the first six months of 2018, respectively, of which manufactured goods accounted for 83.4% and 84.0%, respectively. Electronics, machinery and transport equipment, garments and wood manufacturing have historically been the Republic’s leading manufactured exports.

In the first six months of 2018, preliminary data indicate that the overall balance of payments position of the Republic recorded a deficit of $3.3 billion, which was an increase from the $0.7 billion deficit recorded in the first six months of 2017. The increase in deficit was primarily the result of increase in the current account deficit. The current account recorded a deficit of $3.1 billion in the first six months of 2018, compared to a deficit of $0.1 billion in the first six months of 2017. The financial account recorded a net outflow of $0.3 billion in the first six months of 2018, compared to a net outflow of $0.7 billion in the first six months of 2017. The decrease in net outflow was primarily due to an increase in net inflow in potfolio investment, from net inflow of $2.9 billion in the first six months of 2017 to $3.1 billion in the first six months of 2018. Other investment recorded a net inflow of $0.8 billion in the first six months of 2018, as compared to a net outflow of $0.3 billion recorded for the first six months of 2017.

After maintaining the overnight borrowing or reverse repurchase (“RRP”) rate and the overnight lending or repurchase (“RP”) rate at 3.50% and 5.50%, respectively, throughout 2013 and the first half of 2014, in July 2014, the Monetary Board of Bangko Sentral increased the RRP rate to 3.75% and increased the RP rate to 5.75%, citing inflationary pressures and elevated inflationary expectations. In September 2014, the Monetary Board again increased the RRP rate to 4.0% and the RP rate to 6.0% based on its inflation outlook. In June 2016, the Monetary Board decreased the RRP rate to 3.0%. In May 2018, the Monetary Board decided to increase the RRP rate to 3.25% and the RP rate to 6.25%, citing potential inflation pressures and elevated inflationary expectations. In June 2018, the Monetary Board decided to increase the RRP to 3.50% and the RP rate to 6.50% citing elevated inflationary expectations. In August 2018, the Monetary Board decided to increase the RRP rate to 4.0% and the RP rate to 7.0%, noting rising inflation. In September 2018, the Monetary Board decided to increase the RRP rate to 4.5% and the RP rate to 7.5%, citing signs of sustained and broadening price pressures.

The average interest rates for 91-day Treasury bills in 2017 increased to 2.1% from an average of 1.5% in 2016, compared to 1.8% in 2015, 1.2% in 2014 and 0.3% in 2013.

In 2017, the average exchange rate was ₱50.4 per U.S. dollar, compared to ₱47.5 in 2016, ₱45.5 in 2015, ₱44.4 in 2014 and ₱42.4 in 2013.

As of December 29, 2017, the Philippine Stock Exchange composite index closed at 8,558.4 compared to a close of 6,840.6 on December 30, 2016, 6,952.1 on December 29, 2015, 7,230.6 on December 29, 2014, 5,889.8 on December 27, 2013 and 5,812.7 on December 28, 2012.

As of June 30, 2018, the Republic’s outstanding external debt approved by Bangko Sentral was $72.2 billion, a 1.2% decrease from the $73.1 billion recorded as of December 31, 2017. The decrease was mainly due to a 15.2% decrease in short term loans in the Republic, from $14.3 billion as of December 31, 2017 to $12.1 billion as of June 30, 2018. Loans to the public sector increased by 0.7%, from $54.0 billion as of December 31, 2017 to $54.4 billion as of June 30, 2018. Bangko Sentral is required to approve all public sector borrowings, subject to certain exceptions, in order to monitor the Republic’s external debt service burden and channel loan proceeds to priority projects in line with the Government’s development plans. As of June 30, 2018, the Republic’s external debt-to-GDP ratio was 22.5%, compared with an external debt-to-GDP ratio of 23.3% as of December 31, 2017 and 24.5% as of December 31, 2016.

Summary Economic Information of the Republic of the Philippines

	2013	2014	2015	2016	2017	2018 (1)
	(₱ in billions, except as indicated)
GDP (at then-current market prices)	11,538.4	12,634.2	13,322.0	14,479.9	15,806.4	8,238.1
GDP (at constant 2000 prices)	6,750.6	7,165.5	7,600.2	8,122.7	8,665.7	4,492.9
GDP per capita (in $ at then-current market prices)(2)	$2,768	$2,849	$2,883	$2,953	$2,989	$1,463
GDP growth rate (at constant 2000 prices)	7.1%	6.1%	6.1%	6.9%	6.7%	6.3%
Consumer Price Inflation rate(3)	2.6%	3.6%	0.7%	1.3%	2.9%	5.0	%(14)
Government surplus/(deficit) as % of GDP (at then-current market prices)	(1.4)%	(0.6)%	(0.9)%	(2.4)%	(2.2)%	(2.3)%
Government debt at end of period as % of GDP (at then-current market prices)	49.2%	45.4%	44.7%	42.1%	42.1%	N/A
Public sector borrowing requirement(4)	(92.7)	(40.9)	(113.8)	(316.4)	(314.7)	N/A
Consolidated public sector financial position(5)	53.2	165.8	136.2	(21.1)	(2.0)	N/A
Current account surplus/(deficit) as % of GDP	4.2%	3.8%	2.5%	(0.4)%	(0.7)%	(1.9)%
Overall balance of payments position at end of period as % of GDP(6)	1.9%	(1.0)%	0.9%	(0.3)%	(0.3)%	(2.1)%
Direct domestic debt of the Government(7)	3,733.4	3,820.6	3,884.4	3,934.1	4,441.3	4,572.9	(12)
Direct external debt of the Government (in billion $)(7)(8)	$43.8	$42.8	$43.9	$43.3	$44.3	$47.3	(12)
Public sector domestic debt(9)	5,447.7	5,302.3	5,291.4	5,028.7	5,968.6	N/A
Public sector external debt (in billion $)(8)(10)	$49.7	$47.8	$48.5	$49.2	$50.1	N/A
Public sector external debt	2,206.5	2,131.4	2,285.5	2,450.5	2,502.6	N/A
Unemployment rate (%)	7.2	6.8	6.3	5.5	5.7	5.4	(13)
Gross international reserves ($ billion)(8)(11)	$83.2	$79.5	$80.7	$80.7	$81.6	74.9	(14)

Sources: Philippine Statistics Authority; Bureau of the Treasury; Department of Finance, Bangko Sentral.

Notes:

(1)	Preliminary data as of or for the six months ended June 30, 2018 unless otherwise indicated.

(2)	Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.

(3)	The Government uses 2012 as the base year for CPI calculations. See “Republic of the Philippines—Prices, Employment and Wages—Inflation” for a more detailed discussion of CPI calculations.

(4)

Represents the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation (the “CB-BOL”), the Oil Price Stabilization Fund and the 14 major GOCCs (as defined below), the debt of which comprises virtually all the debt incurred by GOCCs.

(5)

Comprises the aggregate deficit or surplus of the Government, the CB-BOL’s accounts, the 14 major GOCCs, the Social Security System, the Government Service Insurance System, Bangko Sentral, the GFIs and local government units.

(6)

Overall balance of payments has been revised to reflect late reports, post-audit adjustments and final data from companies. See “Republic of the Philippines—Balance of Payments—Revisions” for a more detailed discussion of recent and pending revisions to previously reported data.

(7)

Represents debt of the Government only, and does not include other public sector debt. Includes direct debt obligations of the Government, the proceeds of which are on-lent to GOCCs and other public sector entities, but excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(8)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral reference exchange rates at the end of each applicable period.

(9)	Represents debt of the Government, the 14 major GOCCs, the CB-BOL, Bangko Sentral and the GFIs.

(10)	Includes public sector debt, whether or not guaranteed by the Government.

(11)	Comprises the holdings by Bangko Sentral of gold reserves, foreign investments, foreign exchange and SDRs, including Bangko Sentral’s reserve position in the IMF.

(12)	Preliminary data as of August 31, 2018.

(13)	Figure represents the preliminary result of the July 2018 round of the Labor Force Survey.

(14)	Preliminary data as of September 30, 2018.

REPUBLIC OF THE PHILIPPINES

History, Land and People

History

Spain governed the Philippines as a colony from 1521 until 1898. On June 12, 1898, during the Spanish-American War, the Filipinos declared their independence. The United States claimed sovereignty over the Philippines under the 1898 Treaty of Paris, which ended the Spanish-American War, and governed the Philippines as a colony until 1935, when the Philippines became a self-governing commonwealth. On July 4, 1946, the Philippines became an independent republic.

Geography and General Information

The Philippine archipelago, located in Southeast Asia, comprises over 7,000 islands and a total land area of approximately 300,000 square kilometers. The Republic groups the islands into three geographic regions: Luzon in the north, covering an area of 141,395 square kilometers, Visayas in the center, covering an area of 56,606 square kilometers, and Mindanao in the south, covering an area of 101,999 square kilometers. The Republic is also divided into 17 administrative regions.

Note:	For a discussion of territorial disputes over certain islands in the West Philippine Sea, see “—Government—Territorial Dispute over the West Philippine Sea.”

In 2016, classified forest lands covered 15.8 million hectares or approximately 52.7% of the Philippines, and approximately 47.3% of the country was under agricultural cultivation. In 2017, approximately 25.4% of the workforce was employed in the agriculture sector. Agriculture, hunting, forestry and fishing provided approximately 7.7% and 6.7% of the Republic’s export earnings (including exports of agriculture-based products) in 2017 and the first six months of 2018, respectively. Although the Republic is a major exporter of certain agricultural products, manufactured goods comprise the most important category of the Republic’s exports, accounting for 84.0% of the Republic’s exports in the first six months of 2018. Electronics, machinery and transport equipment, garments and wood manufacturing have historically been the Republic’s leading manufactured exports.

2015 Census

The Republic’s population was 101.0 million according to the 2015 Census, representing an increase of 9.4% or 8.6 million people as compared to the 2010 Census and an increase of 32.0% or 24.5 million people as compared to the 2000 Census. The Republic’s population increased by 1.7% annually, on average, during the period from 2010 to 2015, which was lower than the 1.9% average annual growth rate during the period from 2000 to 2010. Of the Republic’s 17 administrative regions, Region IV-A (Calabarzon) had the largest population in 2015 at 14.4 million, followed by the National Capital Region with 12.9 million and Region III (Central Luzon) with 11.2 million. The combined population of these three regions accounted for approximately 38.5% of the Republic’s population in 2015. The Autonomous Region in Muslim Mindanao (the “ARMM”) was the fastest growing region during the period from 2010 to 2015, with an average annual population growth rate of 2.9%. Of the Republic’s 81 provinces, Cavite was the most populous in 2015 at 3.7 million, followed by Bulacan at 3.3 million and Laguna at 3.0 million. In total, 27 provinces had populations in excess of 1.0 million.The Republic has a relatively young population, with about 40% of the population under the age of 20 and a median age of 24.3, according to the 2015 Census. The following table shows the population of the Republic, by age group, according to the 2015 Census.

2015 HOUSEHOLD POPULATION BY AGE

Age group	Total household population	Percentage of total population in age group
Under 1	2,075,441	2.1%
1-4	8,740,557	8.7%
5-9	10,838,875	10.8%
10-14	10,480,412	10.4%
15-19	10,120,312	10.1%
20-24	9,396,155	9.3%
25-29	8,304,461	8.3%
30-34	7,290,536	7.2%
35-39	6,704,923	6.7%
40-44	5,813,169	5.8%
45-49	5,262,005	5.2%
50-54	4,415,193	4.4%
55-59	3,597,370	3.6%
60-64	2,755,608	2.7%
65-69	1,912,908	1.9%
70-74	1,218,065	1.2%
75-79	857,534	0.9%
80 and over	790,191	0.8%

Total	100,573,715	100.0%

Median Age	24.3

Source: Philippine Statistics Authority, 2015 Census.

The majority of Filipinos have Malay ethnic origins. Filipino culture also includes strong Spanish, Chinese and American influences. Filipino is the national language, but English is the primary language used in business, government and education. The population speaks over 80 other dialects and languages, including Chinese and Spanish. As of 2015, the Republic’s literacy rate was 98.3%, ranking among the highest in Asia.

Christianity, primarily Roman Catholicism, is the predominant religion in the Philippines. A significant Muslim minority lives in Mindanao.

Government

Governmental Structure

Since 1935, the Republic has had three constitutions. The country adopted the current Constitution by plebiscite in February 1987 after Ferdinand Marcos, who had ruled for 20 years, was ousted a year earlier in favor of Corazon Aquino (who opposed Marcos in the 1986 presidential election) following a people’s uprising. The new Constitution restored a presidential form of government composed of three branches: executive, legislative and judicial.

The principal features of each branch are as follows:

•

Executive—The President, elected by popular vote for a single, six-year term, exercises executive power. If the President dies, becomes permanently disabled, is removed from office or resigns, the Vice President acts as President for the remainder of the term. If the Vice President cannot serve, the President of the Senate or, if he or she cannot serve, the Speaker of the House of Representatives acts as President until the election and qualification of a new President or Vice President. The person acting as President for any remaining term may, if elected, serve a six-year term as President. President Duterte commenced serving his current six-year term on July 1, 2016, and his term will end on June 30, 2022.

•

Legislative—Congress, comprising the Senate and the House of Representatives, exercises the Republic’s legislative authority. The Constitution mandates a Senate of 24 members and a House of Representatives of not more than 250 members (excluding sectoral representatives), all elected by popular vote. Senators serve for a term of six years and members of the House of Representatives for a term of three years. Senate and House of Representatives seats are subject to two consecutive term and three consecutive term limits, respectively. In May 2013, elections were held for 12 Senators and all members of the House of Representatives, who, together with the 12 Senators who did not face reelection, constitute the 16th Congress of the Republic. The 16th Congress’ term ended on June 30, 2016. In May 2016, elections were held for 12 Senators and all members of the House of Representatives to constitute the 17th Congress of the Republic.

•

Judicial—The Supreme Court and any lower courts established by law exercise the Republic’s judicial authority. The Republic’s court system is a multi-tiered system of courts of general jurisdiction that includes the Supreme Court and the Court of Appeals. Below these are the Regional Trial Courts, Metropolitan Trial Courts, Municipal Trial Courts and Municipal Circuit Trial Courts, which are all courts of original jurisdiction.

National Elections

On May 9, 2016, national and local elections were held throughout the Philippines, including the election of the president and vice president of the Republic, and elections for 12 senators and all members of the House of Representatives. President Rodrigo Duterte, the former mayor of Davao City, Mindanao, and presidential candidate of the PDP-Laban Party, was elected with 16,601,997 votes, representing 39.0% of the vote, and Vice President Maria Leonor Robredo, the vice presidential candidate of the Liberal Party, was elected with 14,418,817 votes, representing 35.1% of the vote. Of the 12 Senate seats up for re-election, four were won by members of the Liberal Party, three were won by candidates who ran as independents, two were won by members of the National People’s Coalition (“NPC”) and one was won by each of the PDP-Laban, CIBAC and Akbayan. Following the election, the leading party in the House of Representatives is PDP-Laban, holding 97 seats, followed by NPC, holding 38 seats, the Liberal Party, holding 35 seats, the Nacionalista Party, holding 21 seats, and the rest are held by other political parties. President Duterte, Vice President Robredo and the 17th Congress of the Republic took office on July 1, 2016, marking the end of former President Benigno S. Aquino III’s six-year term.

On May 13, 2019, elections for 12 senators, all members of the House of Representatives and all city and municipal-level elected positions are scheduled to be held in the Philippines.

Recent Political Developments

On November 18, 2011, former President Arroyo was arrested on charges of electoral sabotage related to the 2007 Senate elections. At the time of her arrest, Mrs. Arroyo had been admitted to a hospital, claiming a rare bone disease. On November 15, 2011, Mrs. Arroyo attempted to leave the Philippines to receive medical treatment abroad, citing the Supreme Court’s decision granting her the right to leave the country. However, Government officials, pursuant to a watch list order, prevented her from departing. An arrest warrant was issued on November 18, 2011 by a lower court after the Philippine Commission on Elections filed charges alleging Mrs. Arroyo had ordered large-scale tampering with official election returns in the 2007 Senate elections, which helped win a seat in the Senate for one of her supporters. Mrs. Arroyo had initially challenged the legality of the charges but the Supreme Court overruled the challenge on July 23, 2013. On July 16, 2012, Mrs. Arroyo was also charged with plunder by the Office of the Ombudsman for the alleged misuse of Philippine Charity Sweepstakes Office funds while serving as President. Mrs. Arroyo, who was released on bail on July 25, 2012, was elected to a second term as a member of the House of Representatives on May 13, 2013 despite the charges pending against her. In October 2013, Mrs. Arroyo was arrested again on charges of misusing state lottery funds. In October 2015, the United Nations Working Group on Arbitrary Detention ruled that Mrs. Arroyo’s continuous detention violated international law for being arbitrary under the categories of arbitrariness recognized by the Working Group. In July 2016, the Supreme Court acquitted Mrs. Arroyo of plunder, and she was released from hospital arrest. In July 2018, Mrs. Arroyo was elected as the Speaker of the House of Representatives of the Philippines.

On December 12, 2011, the House of Representatives impeached Chief Justice Corona. The impeachment followed a series of decisions by the Supreme Court that hindered the Government’s efforts to prevent former President Arroyo from leaving the Philippines for medical care. The impeachment complaint accused Mr. Corona of, among other charges, improperly issuing decisions that favored Mrs. Arroyo, including the decision to allow Mrs. Arroyo to leave the Philippines. The complaint also accused Mr. Corona of failing to disclose all of his properties, in violation of the rules applicable to all public officers requiring the declaration of their assets, liabilities and net worth. On May 29, 2012, the Senate voted to convict Mr. Corona. On August 24, 2012, former President Aquino appointed Associate Justice Sereno as the new Chief Justice. Chief Justice Sereno is the first woman appointed to the position and can hold office for 18 years until she reaches the retirement age of 70. On November 23, 2017, the House of Representatives Committee on Justice began hearings on an impeachment complaint brought against Chief Justice Sereno accusing her of misdeclaring her finances, tampering with a restraint order issued by another justice, and manipulating the nomination process of the Judicial and Bar Council, among other offenses. Concurrently with the impeachment proceedings, Solicitor General Jose Calida filed a quo warranto petition seaking to nullify Chief Justice Sereno’s appointment. The petition argued that she was holding office unlawfully due to her alleged failure to fully comply with required financial disclosures when she applied for her position. In May 2018, the Supreme Court granted the petition to cancel Chief Justice Sereno’s appointment and she was consequently removed from her position. In August 2018, President Duterte appointed Associate Justice Teresita De Castro as Chief Justice. Chief Justice De Castro served as Chief Justice of the Supreme Court until October 8, 2018, when she reached the mandatory retirement age of 70. On October 12, 2018, Senior Associate Justic Antonio Carpio accepted his nomination to become the Chief Justice of the Republic.

In June and July 2014, three senators were charged with plunder and graft for misuse and misappropriation of congressional funds amounting to billions of pesos. The three senators, Juan Ponce Enrile, Ramon Revilla Jr. and Jose Estrada, had been found to have amassed the funds through illegal kickbacks schemes. A not guilty plea was entered in the arraignment of Juan Ponce Enrile, who was subsequently released on bail on humanitarian grounds in August 2015, pursuant to a decision by the Supreme Court. The Sandiganbayan’s Special Fifth Division denied Jose Estrada’s bail petition in January 2016. However, on September 15, 2017, the same court permitted Mr. Estrada to post bail after he filed a motion citing the Supreme Court decision that dismissed the plunder case against Mrs. Arroyo.

On August 12, 2014, the AFP arrested former general Jovito Palparan in connection with the disappearance of two student activists who had alleged ties to leftist organizations. On September 17, 2018, the Regional Trial Court found Palparan guilty of kidnapping and serious illegal detention.

On January 25, 2015, 67 Filipinos, including 44 members of the Philippine National Police (the “PNP”) Special Action Force (the “SAF”), died in Mamasapano, Maguindanao during a mission to arrest two terrorists. The operation involved fighting between the PNP and members of the Bangsamoro Islamic Freedom Fighters and the Moro Islamic Liberation Front (the “MILF”), which are rebel groups based in southern Philippines. The chief of the PNP resigned two weeks after the incident. See also “—Internal conflict with Rebel Groups—The Moro Islamic Liberation Front.”

Since taking office on July 1, 2016, President Duterte has made fighting the illegal drug trade a central focus of his administration. In the first week of the Duterte administration, President Duterte named three alleged leaders of illegal drug syndicates in the Republic, two of whom are incarcerated at the New Bilibid Prison but are alleged to continue to operate their respective syndicates from within the prison with the assistance of certain public officials. On August 25, 2016, based on investigations by the Philippine Drug Enforcement Agency and the PNP, President Duterte released a matrix outlining the alleged drug trade operations run from the New Bilibid Prison, and linking Francisco Baraan III, the former Undersecretary of the Department of Justice, Franklin Bucayo, the Regional Director of the PNP Region I, Leila de Lima, Senator and former Secretary of Justice, Senator de Lima’s former driver and bodyguard Ronnie Dayan, and Amado Espino Jr., member of the House of Representatives and former Governor of Pangasinan, among others. On September 27, 2016, President Duterte announced that Representative Espino and certain others had been cleared of wrong-doing; however, enquiries into other public figures connected to the alleged New Bilibid Prison drug operations are still ongoing, including investigations by the Senate Ethics Committee and the House Committee on Justice.

As of April 30, 2018, the PNP has estimated that 4,251 people have died and 142,069 people have been arrested in anti-narcotics operations by the PNP since President Duterte took office on July 1, 2016. Representatives of certain international organizations and foreign nations, including the Office of the High Commissioner for Human Rights of the United Nations and the United States, have expressed concern over reports of extrajudicial killings in the Republic in connection with these operations. On September 24, 2016, in a speech to the United Nations General Assembly, Perfecto Yasay, then Secretary for Foreign Affairs of the Republic, stressed that President Duterte is committed to the rule of law and respect for due process and that the campaign of the Duterte administration to rid the Philippines of illicit drugs will be executed strictly in accordance with the Philippine Constitution, international norms and human rights treaties. In October 2016, the Government invited a United Nations rapporteur to investigate allegations of extrajudicial killings; however, then Secretary Yasay announced on December 14, 2016 that the mission would not proceed due to a failure to reach an agreement on the conditions of the rapporteur’s trip. In September 2017, during the United Nations Human Rights Council’s 36th Session in Geneva, 39 countries, including the United States, expressed alarm through a joint statement over the situation in the Philippines, particularly in light of the reported drug-related killings.

On October 10, 2017, almost 15 months since President Duterte took office, President Duterte issued a memorandum directing the PNP, the AFP and other agencies to withdraw from the operations against illegal drugs and placing the Philippine Drug Enforcement Agency (the “PDEA”) in charge. However, on December 5, 2017, observing that illegal drug activities had increased since the PNP withdrew from operations in October, President Duterte issued another memorandum directing the PNP, the AFP and other agencies to support the PDEA in the conduct of its operations against illegal drugs.

On August 23, 2017, an impeachment complaint was filed against then Commission on Elections Chairman Andres Bautista. The complaint alleged a failure to be truthful in his Statement of Assets, Liabilities, and Net Worth, as well as betrayal of public trust for failing to prevent a hacking incident in 2016 which exposed data on millions of voters. Mr. Bautista filed his resignation on October 11, 2017, intending to continue to serve for the remainder of the year. However, on October 23, 2017, Executive Secretary Salvador Medialdea accepted Mr. Bautista’s resignation effective immediately. On November 22, 2017, President Duterte appointed Commission on Elections Commissioner Sheriff Abas as Chairman to serve what would have been the remaining term of Mr. Bautista, expiring on February 2, 2022.

In July 2018, the National Bureau of Investigation (“NBI”) recommended that graft and other criminal charges be filed against former President Aquino, secretary Florencio Abad, and former health secretary Janette Garin in connection with the funding of a dengue vaccine program. A series of criminal complaints have been filed against Garin and other health officials in connection with the deaths of over 60 people who had been inoculated with the vaccine. Aquino faces separate charges of negligence over the deaths of 44 police commandos in a 2015 failed counter-insurgency operation.

In July and September 2018, Tanauan City Mayor Antonio Halili, General Tinio Mayor Ferdinand Bote and Rhonda Mayor Mariano Blanco were murdered. Jonah John Ungab, the vice-mayor of Ronda, was also murdered in February 2018. Since mid-2016, more than 15 mayors and vice-mayors in the Philippines have been killed, some of these officials were alleged to have been involved in the illegal drug trade.

Disbursement Acceleration Program

In 2011, the administration of the former President Aquino introduced a disbursement acceleration program (the “Disbursement Acceleration Program”) as a mechanism to support high impact and priority programs and projects by using savings from the discontinuation or abandonment of other programs, unpaid compensation and the implementation of efficiency measures and unprogrammed funds, enabling the Government to increase public spending to encourage economic growth.

In December 2013, former President Aquino terminated the Disbursement Acceleration Program. On July 1, 2014, the Supreme Court ruled unanimously that the Disbursement Acceleration Program was unconstitutional on the grounds that its use of unreleased appropriations to fund projects for which they were not originally appropriated by the Congress violated Section 25(5), Article VI of the Constitution and the doctrine of separation of powers of the executive and legislative branches. In July 2014, the Office of the President filed a motion for reconsideration; however, the Supreme Court upheld its ruling on February 3, 2015.

On September 30, 2015, the Field Investigation Office of the Office of the Ombudsman completed an investigation into the uses of the Disbursement Acceleration Program funds for the period from 2011 to 2012. Secretary Florencio “Butch” Abad and Undersecretary Mario Relampagos of the Department of Budget and Management are facing preliminary investigation for technical malverzation and administration charges. The technical malverzation charges were dismissed on March 7, 2017.

On July 8, 2016, shortly after the end of former President Aquino’s term, left-leaning activists including the non-governmental organization Bagong Alyansang Makabayan, filed suit with the Office of the Ombudsman alleging malverzation, usurpation of powers and graft charges against former President Aquino and Budget Secretary Florencio Abad in connection with the Disbursement Acceleration Program.

On March 7, 2017, administrative charges against former President Aquino were dropped due to lack of jurisdiction as the lawsuit was filed after Aquino’s term as President. The administrative charges against Undersecretary Relampagos were dismissed for lack of merit. However, the Ombudsman found probable cause to charge Abad with usurpation of legislative powers. On March 13, 2017, a motion for reconsideration was filed before the Ombudsman, asking the Ombudsman to reconsider the charges against Aquino. On June 14, 2018, the Ombudsman found probable cause to charge Aquino with usurpation of legislative powers, reversing its 2017 decision to clear the charges against Aquino.

On November 23, 2017, then Justice Secretary Vitaliano Aguirre II signed two Department Orders authorizing the NBI to form a special task force to handle the investigation into the Disbursement Acceleration Program. As of August 31, 2018, the investigation is ongoing.

Administrative Organization

As of September 2018, the Republic had 17 administrative regions and 43,760 local government units. Local government units included 81 provinces, 145 cities, 1,489 municipalities (subdivisions of provinces) and 42,045 barangays. Highly urbanized cities function independently of any province, while other cities are subject to the administrative supervision of the provinces in which they are located.

The Government is organized primarily around the various departments and department-equivalent agencies of the executive branch, which implement the various programs and projects of the Government. The departments and department-equivalent agencies are grouped into the following five sectors.

Sector	Major Departments

Social services	Health; Education, Culture and Sports; Labor and Employment; Social Welfare and Development

Economic services	Agriculture; Agrarian Reform; Energy; Environment and Natural Resources; Tourism; Trade and Industry; Public Works and Highways; Transportation and Communications; Science and Technology

Defense	National Defense

General public services	Foreign Affairs; Finance; Budget and Management; Interior and Local Government; Justice; National Economic and Development Authority; Office of the Press Secretary; Autonomous Region of Muslim Mindanao; Cordillera Administrative Region

Constitutional offices	General Public Services (Elections, Audit, Civil Service, Public Order and Safety, Office of the Ombudsman); Social Services (Human Rights)

Government Corporations

The Government owns or controls a number of corporations that provide essential goods and services to the public and work with the private sector to encourage economic growth and development. Originally restricted to basic public services and national monopolies, the number of GOCCs grew from 13 in the 1930s to 301 by 1984.

As of December 31, 2017, there were 125 government corporations. These corporations included 28 GFIs (comprising eight banking institutions, 14 non-banking institutions and six social security institutions), 14 institutions that are supervised by the Governance Commission for GOCCs (the “Governance Commission”) (comprising savings and investment corporations, realty and land development corporations, chemical and energy corporations and others) and other institutions.

GOCCs, including GFIs, currently account for a significant proportion of the public sector’s domestic and external debt. The Government closely monitors the contribution to the public sector deficit or surplus, and other financial indicators, of three GFIs that provide credit to enterprises in support of public policies. These three GFIs and their areas of activity are as follows:

Government Financial institution	Business Activity
Banking Institutions:

Development Bank of the Philippines (“DBP”)(1)(2)	provides banking services to meet the medium and long-term needs of small and medium-sized agricultural and industrial enterprises, particularly in rural areas

Land Bank of the Philippines (“LBP”)(1)(3)	provides financial support for agriculture and all phases of the Republic’s agrarian reform program

Non-Banking Institutions:

Trade and Investment Development Corporation(4)	guarantees foreign currency loans to exporters and contractors

Notes:

(1)	The DBP and the LBP also operate as universal banks. For a further description of the DBP and the LBP, see “—The Philippine Financial System—Structure of the Financial System.”

(2)	The DBP includes its subsidiary, DBP Data Center, Inc.

(3)	The LBP includes its two subsidiaries: Land Bank Countryside Development Foundation, Inc. and LBP Resources and Development Corporation.

(4)	Formerly known as the Philippine Export and Foreign Loan Guarantee Corporation.

Based on audited financial statements, as of December 31, 2017, the 28 GFIs had aggregate domestic and external liabilities of ₱1.8 trillion, an increase of 14.0% in their total liabilities. As of December 31, 2017, the three closely monitored GFIs listed above had aggregate domestic and external liabilities of ₱2.1 trillion, which represented 47.4% of the liabilities owed by GOCCs.

Banking institutions represented ₱1.81 trillion of the aggregate domestic and external liabilities of GFIs as of December 31, 2017, while non-banking institutions and social security institutions represented the remaining. As of December 31, 2017, LBP was the largest contributor to the liabilities owed by GFIs and to the liabilities owed by all GOCCs, with liabilities of ₱1,509.8 billion representing 73.5% of the liabilities owed by GFIs and 34.8% of the liabilities owed by all GOCCs. DBP was the second largest contributor to the liabilities owed by GFIs and the third largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱544.3 billion representing 26.5% of the liabilities owed by GFIs and 12.6% of the liabilities owed by all GOCCs.

The Government also closely monitors 14 major GOCCs engaged in various major business activities by recording their individual contributions to the public sector deficit or surplus position and other financial indicators. These 14 corporations (the “14 major GOCCs”) and their areas of activity are as follows:

Government Corporation	Business Activity

National Power Corporation (“NPC”)(1)	off-grid and island grid power generation and transmission

National Transmission Corporation (“Transco”)(1)	ownership of power transmission infrastructure

Power Sector Assets and Liabilities Management Corporation (“PSALM”)(1)	power generation and privatization of legacy NPC assets

National Electrification Administration	lending to electric cooperatives

Metropolitan Waterworks and Sewerage System	water utilities (Metro Manila and neighboring provinces); regulation of private concessionaires

Local Water Utilities Administration	lending to water utilities

Philippine Economic Zone Authority	economic zone development

National Food Authority	agriculture

National Irrigation Administration	agriculture

Philippine National Railways	transportation

Light Rail Transit Authority	transportation

Philippine Ports Authority	transportation

National Development Company	financing/investment

Philippine National Oil Company(3)	energy exploration and development

National Housing Authority	housing

Home Guaranty Corporation	housing insurance

Notes:

(1)

In accordance with the Electric Power Industry Reform Act of 2001 (the “EPIRA”), the Government reorganized the power sector among NPC, and two new entities, PSALM and Transco. PSALM is in the process of privatizing the remaining NPC power generation assets. Transco, which is wholly owned by PSALM, is responsible for privatizing the electrical transmission system. For certain financial monitoring purposes, these three corporations are together treated as a single entity. See “Republic of the Philippines—Philippine Economy—Restructuring of the Electric Power Industry” for a more detailed discussion of the EPIRA and the privatization of NPC’s assets.

(2)	The National Development Company and the Home Guaranty Corporation are also GFIs.

(3)	The Philippine National Oil Company includes its three subsidiaries: the PNOC Energy Development Corporation; the PNOC Exploration Corporation; and the PNOC Shipping and Transport Corporation.

Based on audited financial statements, as of December 31, 2017, the 14 major GOCCs listed above had aggregate domestic and external liabilities of approximately ₱1.43 trillion, which represented 33.1% of the liabilities owed by GOCCs and 9.1% of GDP, a decrease compared to the 9.6% of GDP in 2016. PSALM was the largest contributor to the liabilities owed by the 14 major GOCCs and the second largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱757.0 billion representing 52.7% of the liabilities owed by the 14 major GOCCs and 17.5% of the liabilities owed by all GOCCs.

The Government has in recent years implemented a general policy to improve the corporate governance and financial performance of GOCCs by encouraging adequate contribution by these GOCCs to the Government’s fiscal consolidation efforts, integrity, efficient and effective delivery of public services, sustainability, transparency and accountability. Further to its privatization strategies, the Government has also sought decreased intervention in the business affairs of other GOCCs in view of its policy objective for GOCCs to be self-sustaining; however, in certain instances, the Government supports the transactions of such corporations by acting as guarantor for obligations and providing such other assistance as it deems necessary and as may be allowable under law.

On June 6, 2011, former President Aquino signed into law Republic Act No. 10149, known as the GOCC Governance Act of 2011 (the “GOCC Act”), which provides, among other things, for the standardization and rationalization of salaries and benefits of officials and employees of GOCCs. One of the main provisions of the GOCC Act created the Governance Commission, with five members appointed from relevant Government agencies and the private sector. One of the Governance Commission’s primary functions is to review and determine which GOCCs should be reorganized, merged, streamlined, abolished or privatized. This review is ongoing, and several GOCCs have already been abolished or privatized in 2014 and 2015. In addition to the creation of the Governance Commission, the GOCC Act also applies stricter standards for the retention of directors, officials and employees of GOCCs, requiring all directors of GOCCs to serve under one-year renewable terms with “fit and proper” performance-based reviews conducted prior to each renewal. The GOCC Act prohibits GOCCs from performing regulatory functions.

In 2017, 54 GOCCs remitted a total of ₱30.5 billion of dividends to the Republic with respect to income earned in 2016. The dividend remittances received in 2017 represented an increase of 9.8% compared to total dividend remittances of ₱27.7 billion received in 2016. As of July 31, 2018, a total of ₱32.0 billion of dividends has been remitted to the Republic by 54 GOCCs.

As of December 14, 2017, 27 GOCCs had been abolished by the Governance Commission, and the Governance Commission had further classified 26 additional GOCCs as inactive or non-operational and privatized or otherwise disposed of one GOCC.

Duterte Administration Policy

In his first State of the Nation address on July 26, 2016, President Duterte announced his agenda for his six-year term in office. The President reiterated the commitment he expressed in his inauguration address to wage a relentless and sustained fight against criminality, illegal drugs and corruption, and he called on the PNP, barangay chairmen, mayors, governors and other public figures to join him in the fight. In furtherance of this effort, he committed to the creation of an inter-agency committee on illegal drugs to assist in integrating the efforts and strengthening the partnership among various branches of the Government to combat illegal drugs. President Duterte committed to prioritizing the rehabilitation of drug users by increasing treatment and rehabilitation facilities across the Republic.

President Duterte also stated his policy to improve the welfare of Filipinos in the areas of healthcare, education, adequate food and housing, environmental preservation and respect for culture. In particular, he highlighted the importance of fighting terrorism and lawlessness by ensuring that the fundamental needs of all Filipinos for security, development, fair access to decision-making and the acceptance of identities are met. President Duterte expressed his desire to continue the macroeconomic policies of the administration of former President Aquino of prudent fiscal and monetary policies to help translate high economic growth rates into better job creation and poverty reduction.

On infrastructure, President Duterte described his goal of increasing road development projects to benefit overall economic growth and tourism and to help modernize agriculture with improved irrigation techniques and modern harvest and post-harvest facilities to minimize losses. Similarly, in the area of environmental regulation, President Duterte directed the military to intensify its supporting role in fighting illegal logging, illegal mining and other destructive practices that devastate the natural resources of the Republic.

Finally, President Duterte committed to running a transparent and corruption-free administration. In particular, President Duterte encouraged the PNP to execute their tasks responsibly and not to abuse their authority. In this regard, he directed the National Police Commission to efficiently investigate and adjudicate any reports of wrong doing by police officers and to ensure that the PNP is a valuable ally in the Duterte administration’s fight against the illegal drug trade in the Philippines.

Recent State of the Nation Addresses

On July 24, 2017, President Duterte delivered his second State of the Nation Address. The President reiterated his vow to continue his war on drugs campaign and called on the public to join his crackdown against drugs, corruption and crime. He also asked the Congress to reimpose the death penalty on heinous crimes, especially on the trafficking of illegal drugs, and declared that increased resouces will be provided to the AFP to strengthen the AFP’s defense capability and as a deterrence against terrorism, crime and other threats. President Duterte also addressed his concern for environmental issues, stating that he would make environmental protection a priority. In particular, President Duterte criticized mining corporations for damaging the environment and not paying proper taxes by making incorrect income tax filings. With respect to infrastructure, President Duterte indicated that he is targeting an increase in Government spending on infrastructure from 5% of GDP in 2017 to 7% of GDP by 2022, improving the infrastructure in the Philippines to enhance mobility and connectivity, and thereby promote development and growth equitably in the country. The President also urged the Senate to support the comprehensive tax reform program, which was signed into law as Republic Act No. 10963 by President Duterte on December 19, 2017.

On July 23, 2018, President Duterte delivered his third State of the Nation Address. He spoke on a wide range of subjects, including the war on drugs, corruption, the Bangsamoro Autonomous Region, the Republic’s relationship with China and the economy. The President emphasized his resolve to continue the country’s war against drugs. He also stressed his opposition to corruption and its waste of government resources. Addressing the creation of the Bangsamoro Autonomous Region, the President pledged his commitment to guaranteeing the region’s autonomy within the constitutional framework of the Republic. The President also spoke about the Republic’s improved relationship with China, balanced by the Republic’s continued commitment to defend its interests in the West Philippine Sea. The President praised Congress for the passage of the TRAIN law and expressed support for its implementation. Finally, he noted that he did not have any intention of occupying his office longer than permitted by the current Constitution or under any newly adopted constitution.

Comprehensive Tax Reform Program

On December 19, 2017, President Duterte signed TRAIN into law as Republic Act No. 10963. TRAIN is the first comprehensive tax reform program in the Republic in over two decades.

The key features of TRAIN include (i) lowering the personal income tax rate; (ii) simplifying the estate and donor’s tax; (iii) expanding the value-added tax base; (iv) increasing the excise tax of petroleum products; (v) increasing the excise tax of automobiles; and (vi) introducing an increase in the tax of sugar-sweetened beverages. In particular, under TRAIN, those who earn an annual taxable income of ₱250,000 or less will be exempt from personal income tax. For those who earn ₱250,000 or more, the tax brackets have also been adjusted to a lower range. The highest tax rate of 35% will only apply to those earning ₱8.0 million or more annually. TRAIN was implemented in January 2018. According to the Bureau of the Treasury (the “BTr”), tax collection in the first quarter in 2018 increased by 16.4% compared to the first quarter in 2017, indicating an expansion in fiscal space that supported increased Government spending.

On September 10, 2018, the House of Representatives approved House Bill No. 8083, or the Tax Reform for Attracting Better and Higher Quality Opportunities (“TRABAHO”). TRABAHO is the second package of tax reforms under the Duterte administration and it seeks to encourage investments by lowering the corporate income tax rate from 30% to 20% and modernizing investment tax incentives. The TRABAHO bill is under deliberation in the Senate.

Philippine Development Plan

On May 28, 2011, the National Economic Development Authority (“NEDA”) unveiled the Government’s Philippine Development Plan for 2011 to 2016. The plan provided targets and strategies to build sustainable and inclusive growth, focusing on five key result areas: good governance and anti-corruption; human development and poverty reduction; economic development; security, justice and peace; and climate change adaptation and mitigation. To achieve these results, the plan emphasized investments in infrastructure, transparency in government and responsive governance, improved social services and social protection, enhanced competitiveness to generate employment and improved access to financing.

The Government made progress towards realizing many of the plan’s policy objectives. In terms of increasing investment in infrastructure, in the first half of the administration of former President Aquino (from June 30, 2010 to June 30, 2013), NEDA’s Investment Coordination Committee approved 13 infrastructure projects totaling ₱222.8 billion to be developed through public-private partnerships and two infrastructure projects totaling ₱66.3 billion to be developed through so-called “hybrid” public-private partnerships in which a portion of the funding is provided through concessional loans from the Government. Further, the administration of former President Aquino agreed on a number of amendments to the implementing rules and regulations of the Build-Operate-and-Transfer Law to make the policy environment more conducive to potential private investors. To promote transparency, Congress passed the GOCC Act to require fiscal discipline of GOCCs.

The Government has also improved social services by undertaking initiatives to increase enrollment and completion rates in primary education, increasing the enrollment rate in the universal healthcare program, increasing socialized housing provisions and undertaking programs aimed at eradicating poverty in the Philippines.

To increase the competitiveness of the Philippines in the agricultural sector, the Government provided farming assistance through the provision of irrigation facilities, extension services, service centers and product marketing programs and implemented a food staples sufficiency program that aims to attain sufficiency in major food staples, including a program to improve rice production from 15.8 million metric tons in 2010 to 22.7 million metric tons by 2016. In the industry and services sector, the Government established an enhanced business name registration system, a business permit and licensing system, a Philippine business registry facility and enhanced automated cargo transfer systems.

Finally, former President Aquino’s administration implemented several measures to improve access to financing in the Philippines, including multiple initiatives aimed at expanding the loans available to growing micro-enterprises and small businesses. In 2014, NEDA published a mid-term update of the Philippine Development Plan to reflect the revised objectives for the remaining years of former President Aquino’s administration. The update made several adjustments to the policies and strategies of the Philippine Development Plan based on the results from its implementation from 2011 to 2014. Considering the number of impoverished households, poverty rates and the vulnerability of the local population, the adjusted policies and strategies focused on vulnerable provinces and their needs. In the interest of measuring results against these policy goals, poverty and employment targets were expanded to include not only job creation data, but also unemployment and underemployment data as well as poverty targets. Specifically, the updated Philippine Development Plan aimed for average annual economic growth of 7% to 8% until 2016 and reductions in the rate of unemployment to between 6.5% and 6.7%, in the rate of underemployment to 17% and in the incidence of income poverty to between 18% and 20% by 2016.

On October 11, 2016, President Duterte signed Executive Order No. 5, series of 2016 approving and adopting a 25-year long-term vision entitled AmBisyon Natin 2040 as a guide for the development planning of the Philippines. The Philippine Development Plan 2017-2022, the final version of which was approved by NEDA on February 20, 2017, is the first medium-term plan developed out of this national long-term vision. The plan aims to lay a stronger foundation for inclusive growth, a high-trust society and a globally competitive economy with the aim of realizing the vision described in AmBisyon Natin 2040. The Philippine Development Plan 2017-2022 aims to reduce the incidence of poverty from 21.6% in 2015 to 14.0% by 2022 by targeting poverty among those in the agriculture sector and in regions with high a poverty incidence. As of July 2017, the total required investments to implement the Philippine Development Plan 2017-2022 were estimated to be ₱10.6 trillion.

Ratings Upgrade

In December 2014, Moody’s Investor Service, Inc. (“Moody’s”) upgraded the Republic’s credit ratings to Baa2, citing ongoing debt reduction, aided by improvements in fiscal management, continued favorable prospects for strong economic growth and limited vulnerability to the common risks affecting emerging markets as key drivers for the decision to upgrade the Republic’s rating. Moody’s also upgraded the Republic’s foreign currency shelf rating to (P)Baa2. In July 2018, Moody’s confirmed the Government of the Philippines’ Baa2 credit rating, mentioning the Republic’s limited vulnerability to external shocks. However, Moody’s noted the Republic’s low per capita incomes and low revenue-raising capacity compared to similarly rated peer countries, as well as controversial government policies on law and order which may have a negative impact on the attractiveness of the Republic to investors. Finally, Moody’s observed that a recent Supreme Court ruling increases the share of local government units’ internal revenue allotments, which, along with a proposed shift toward federalism, could have negative implications for public finances. Secretary Benjamin Diokno of the Department of Budget estimated that this Supreme Court ruling may increase the Republic’s deficit by ₱1.2 trillion to ₱6.0 trillion, depending on the nature of the decision. As of August 2018, there are no further update on the Supreme Court’s decision.

In December 2017, Fitch Ratings Ltd. (“Fitch”) upgraded the Republic’s credit ratings to BBB, citing strong and consistent macroeconomic performance, underpinned by sound policies. Fitch noted that there was no evidence that reports of violence associated with the campaign against the illegal drug trade in the Philippines had undermined investor confidence. In July 2018, Fitch maintained its BBB rating, noting the Republic’s favorable growth outlook, government debt levels below peer medians, a net external creditor position and policies geared toward maintaining macrostability against lower income per capita, weaker governance and business environment indicators compared to its similarly rated peers. However, Fitch also observed overheating risks evident from inflation, credit growth and a widening trade deficit. Despite these risks, Fitch expected the Republic to continue leading growth in the region.

In April 2018, Standard & Poor’s Ratings Services (“Standard & Poor’s”) changed its outlook from “stable” to “positive” while maintaining a BBB rating, citing the Republic’s strong economic growth, healthy external position and improved policy-making.

Internal Conflict with Rebel Groups and Peace Negotiations

For over 40 years, various rebel groups in the Republic have periodically fought against Government forces. The purported objective of many of these rebel groups is to effect the separation of the traditionally Muslim portions of Mindanao from the Republic. However, other groups such as the Communist Party of the Philippines (the “CPP”) are ostensibly focused on ideological objectives rather than territorial ambitions.

The original Muslim separatist group, the Moro National Liberation Front (the “MNLF”), has existed since at least the early 1970s and has splintered twice, leading to the formation of the MILF in 1976, which is today the largest Muslim separatist group in the Philippines, and Abu Sayyaf in 1991. Despite this fragmentation, the original MNLF persists to this day.

In July 2010, the administration of former President Aquino constituted and appointed the Government Peace Negotiating Panel to continue the peace negotiations with the MILF. On January 1, 2011, a new AFP security plan called “Oplan Bayanihan” (meaning “spirit of unity”) took effect. Bayanihan replaced “Oplan Bantay Laya” (meaning “operation freedom watch”) launched in 2002. The new campaign focuses on non-combat operations targeted to eliminate poverty and other causes of rebellion, while pursuing peace talks with various rebel groups and the transition of internal security functions from the AFP to the PNP. The plan remained in effect until 2016.

On January 6, 2017, the AFP announced a new Development Support and Security Plan “Oplan Kapayapaan” (meaning “peace”), replacing “Oplan Bayanihan.” Under the new plan, the AFP’s priority will be the destruction of the terrorist group Abu Sayyaf and other local and foreign terrorist groups. The AFP will also be committed to supporting the peace process set by President Duterte, including the President’s war on dugs.

In July 2018, the United States government promised to provide $26.5 million to assist the Philippines’ counterterrorism efforts over the next two years.

The Moro Islamic Liberation Front

In April 2012, the Government and the MILF agreed to a set of principles to guide the substantive agenda of future negotiations and to work for the creation of a new autonomous political entity that will share power with the Government. On July 19, 2012, the Government concluded the 29th formal exploratory peace talks with the MILF. Over the course of the three days of talks, the two sides discussed the realization of a new autonomous political entity to replace the ARMM. Both sides agreed to hold further discussions in August 2012. In exploratory talks held from August 7 to 11, 2012, the Government and the MILF both organized their respective technical working groups on power sharing and wealth sharing. The technical working groups reached consensus on certain issues relating to power sharing, revenue generation and wealth generation. Both parties noted progress in the discussion of a framework agreement and agreed to hold further discussions.

On October 7, 2012, the Government and the MILF concluded the 32nd formal exploratory peace talks with the release of a draft framework peace agreement (the “Framework Agreement”), which provides a framework for replacing the ARMM with Bangsamoro, a new autonomous political entity. Bangsamoro is the historical name for the traditionally Muslim portions of Mindanao. The Framework Agreement defines the powers and structures of the new Bangsamoro entity and describes the principles, processes and mechanisms that will shape relations between the Government and Bangsamoro. The Framework Agreement provides that the new entity will, subject to certain limitations, have the power to levy taxes, borrow funds from foreign and domestic lenders and share in the revenues generated through the development of natural resources within its jurisdiction. The Framework Agreement reserves the powers of defense and security, foreign policy, monetary policy and coinage, citizenship, and naturalization to the Government. The Government and the MILF signed the Framework Agreement on October 15, 2012.

On December 17, 2012, former President Aquino signed an executive order providing for the creation of the Transition Commission tasked with drafting the Bangsamoro Basic Law. On February 27, 2013, during the course of the 35th round of exploratory peace talks between the Government and the MILF, the parties signed the “Annex on Transitional Arrangements and Modalities,” a document that outlines plans to create Bangsamoro. Also signed in 2013 were the “Annex on Revenue Generation and Wealth Sharing”, which was signed on July 13, 2013, and the “Annex on Power Sharing”, which was signed on December 8, 2013.

Over the course of 2013, peace negotiations with the MILF led to extending the tours of duty of the Malaysian-led International Monitoring Team until March 2014 and the Ad Hoc Joint Action Group, which comprises states and non-governmental organizations, until February 2014. The Government and the MILF held the 41st round of exploratory peace talks on October 31, 2013, in Kuala Lumpur, Malaysia, wherein substantial progress was made on the remaining aspects of the power-sharing arrangements in connection with the creation of Bangsamoro.

The Government and the MILF signed, on January 25, 2014, the “Annex on Normalization” (the “Annex on Normalization”), the last of four annexes to the Framework Agreement, and the Addendum on Bangsamoro Waters and Zones of Joint Cooperation. The Annex on Normalization addresses the security arrangements for the autonomous Bangsamoro political entity and includes agreements on the police force in Bangsamoro, the decommissioning of the MILF’s Bangsamoro Islamic Armed Forces and redeployment of AFP forces in Bangsamoro, among other matters.

On March 27, 2014, the Comprehensive Agreement on the Bangsamoro (the “Comprehensive Agreement”) was signed by the Government and the MILF. The Comprehensive Agreement comprises 12 documents, including in particular the previously agreed Framework Agreement, its four annexes, the Addendum on Bangsamoro Waters and Zones of Joint Cooperation and all previous commitments between the Government and the MILF. The Comprehensive Agreement is the result of a 17-year-long peace process facilitated by the International Monitoring Team and supported by the Ad Hoc Joint Action Group. The Government expects the completion of the peace process to pay significant dividends for Bangsamoro and the Republic, as resources can increasingly be focused on funding gaps in the development of local infrastructure and governmental capacity in Bangasmoro.

Following the completion of the Comprehensive Agreement, the Transition Commission formally submitted its draft Bangsamoro Basic Law to the Office of the President in April 2014, and following review and revision, it was submitted by the Transition Commission to Congress on September 10, 2014. The peace panels of the Government and of the MILF agreed to organize a body called the Coordination Team for the Transition to the Bangsamoro Transition Authority on November 24, 2014, during a special meeting in Malaysia. According to the terms of reference signed by the panels, the Coordination Team shall serve as the primary mechanism for coordination between parties and concerned agencies to ensure that the necessary steps are undertaken in preparation for the transition leading to the installation of the Bangsamoro Transition Authority. According to the road map signed by the two parties, the ARMM shall be abolished once the Bangsamoro Basic Law is ratified and the Bangsamoro Transition Authority is established. The Bangsamoro Transition Authority shall serve as the interim government in Bangsamoro during the period between the ratification of the Bangsamoro Basic Law and the assumption into office of the elected members of the Bangsamoro Parliament. According to its terms of reference, the Coordination Team shall facilitate the generation and sharing of necessary information related to the transition to the Bangsamoro Transition Authority such as, but not limited to, the inventory of personnel, programs, properties, assets and receivables that would be turned over to the Bangsamoro Transition Authority.

The Bangsamoro Development Plan (the “BDP”), an initiative of the MILF, with support from the Government and the World Bank, defines a short, medium and long-term vision and strategy for the recovery and development of Bangsamoro. The BDP comprises three phases—the transitional development plan, which defines the direction for existing and planned quick-impact interventions of the Government until mid-2016 to promote a smooth transition from the ARMM to the Transition Commission; the medium-term development plan, which focuses on strategic interventions and investments promoting inclusive growth from mid-2016 through 2022; and the long-term development plan, which focuses on achieving sustainable economic development in the future. The BDP is structured around the following seven focus areas: economy and livelihood; infrastructure; social services; environment and natural resources; culture and identity; governance and justice; and security and normalization.

Pursuant to the Comprehensive Agreement, the Republic and the MILF have also agreed to focus efforts on “normalization”, which is defined in the Comprehensive Agreement as the process whereby conflict-affected communities can “return to conditions where they can achieve their desired quality of life, which includes the pursuit of sustainable livelihoods and political participation within a peaceful deliberative society.” The normalization process includes the rehabilitation, reconstruction and development of conflict-affected areas, in particular creating programs to address the needs of decommissioned members of the MILF armed forces, internally displaced persons and local poverty stricken communities. To support this focus, the Government has formed a number of advisory entities to recommend an appropriate police force for the Bangsamoro, to recommend mechanisms to address historical grievances and human rights violations in the region, to oversee the process of decommissioning the MILF armed forces and to coordinate security, among other initiatives. Likewise, the AFP supports the normalization process through the assignment of personnel to the different normalization advisory entities and the employment of AFP personnel in various joint peace and security teams.

On January 25, 2015, the PNP’s SAF conduced law enforcement operations against two terrorists, Zulkipli bin Hir, also known as “Marwan,” leader of the terrorist group Jema’ah Islamiyah, and Abdulbasit Usman, a local bomber, along the border of Barangays Pimbalkan and Mamasapano, Maguindanao in Mindanao. During the operation, the SAF encountered the MILF armed forces in Mamasapano. There was no prior coordination between the SAF and the MILF. The encounter resulted in a clash that contributed to the death of 44 and wounding of 12 SAF members. The MILF reported that 18 MILF members died and 14 were wounded during the clashes. Despite the two groups’ efforts to effect a cease fire by forming a “Joint Ceasefire Crisis Team,” gunshots were heard throughout the day after cease fire communications had been dispatched to each group. After the incident, the Department of Justice conducted an investigation of the incident through the Joint National Bureau of Investigation—National Prosecution Service Special Investigation Team, which recommended the filing of charges of direct assault with murder against at least 90 members of the MILF. Following this incident, committee-level deliberations regarding the Bangsamoro Basic Law in Congress were temporarily suspended.

On March 27, 2015, the first anniversary of the signing of the Comprehensive Agreement, a peace council was established, composed of a diverse group of leaders, to review the draft Bangsamoro Basic Law. On April 27, 2015, the peace council released its final report, following which it participated in public hearings on the law in Congress.

After deliberations regarding the Bangsamoro Basic Law re-commenced, the House of Representatives’ Ad Hoc Committee proposed a bill on May 20, 2015 to provide for the Bangsamoro Basic Law, and plenary interpellation began on June 1, 2015. In the Senate, the Committee on Local Government submitted its report on the draft Bangsamoro Basic Law on August 10, 2015, and plenary interpellation began on August 24, 2015.

The Government and the MILF held a two-day special meeting on May 29 and 30, 2016 in Kuala Lumpur, Malaysia. The Government and the MILF signed a Declaration of Continuity of the Partnership between the Government and the MILF in the Bangsamoro Peace Process. In the Declaration of Continuity, the parties reaffirmed their commitments made under the 2014 Comprehensive Agreement to each other and to the people of Bangsamoro. They agreed that despite the failure of the 16th Congress to pass the Bangsamoro Basic Law, the Comprehensive Agreement remains a clear and reasonable roadmap towards the permanent cessation of armed hostilities and towards establishing meaningful self-governance in Bangsamoro. They committed to establish specific target dates with regard to the implement the Comprehensive Agreement and to build upon achievements made throughout the prior years of negotiation. Moreover, they committed to continue to pursue the passage of the Bangsamoro Basic Law. The parties also signed the Terms of Reference for the Establishment of a Bangsamoro Normalization Trust Fund, a multi-donor trust fund envisioned in the 2012 Framework Agreement and the 2014 Annex on Normalization.

On July 18, 2016, President Duterte approved a new six-point peace and development agenda, which among other things, reaffirmed the Government’s commitment to the implementation of all signed peace agreements and pertinent legislation.

On August 13, 2016, the Government and the MILF again met in Kuala Lumpur to launch their respective implementing panels for the Comprehensive Agreement. The Government was represented by the Duterte administration’s Presidential Adviser on the Peace Process, Jesus G. Dureza, among others. The parties agreed on substantive aspects of a peace and development roadmap. The parties recommended that, in order to ensure the inclusive implementation of the Comprehensive Agreement, the membership of the Transition Commission should be increased, with 11 members to be nominated by the MILF and 10 by the Government. Finally, in the interest of ensuring the efficient and effective implementation of the Comprehensive Agreement, the parties agreed to meet regularly in the Philippines. On November 8, 2016, President Duterte signed an executive order implementing the recommendation to expand the membership of the Transition Commission established under the Framework Agreement from 15 members to 21, 11 of whom shall be selected from nominees of the MILF and 10 of whom shall be selected by the Government, including three seats reserved for the MNLF group.

On May 29, 2017, President Duterte approved the creation of a “Peace Corridor,” jointly implemented by the Republic and MILF, as a safe and secured pathway for the elderly, women, children and others fleeing the conflict zones in Marawi City. See “—Abu Sayyaf” for more details on the conflicts in Marawi. The Peace Corridor was opened on June 4, 2017.

On July 17, 2017, the final Bangsamoro Basic Law was officially submitted by the Transition Commission to President Duterte. The President confirmed his support for the legislation. On August 14, 2017, the Bangsamoro Basic Law was again submitted to Congress. On September 20, 2017, President Duterte agreed to certify as urgent the proposed Bangsamoro Basic Law during the third Legislative-Executive Development Advisory Council (“LEDAC”), and he urged Congress to expedite the passage of the proposed Bangsamoro Basic Law. In his 2018 State of the Nation Address, President Duterte emphasized his commitment to the Bangsamoro Autonomous Region’s autonomy within the constitutional framework of the Republic. In July 2018, the Bangsamoro Basic Law was passed as the Bangsamoro Organic Law, or Republic Act No. 11054, and is now subject to a nationwide plebiscite for ratification. The plebiscite is scheduled for January 2019. The law’s contributions to peace are expected to include the disarmament of 30,000 MILF fighters and the admission of MILF and MNLF fighters to the Philippine National Police as regular members.

In March 2018, the Philippine military announced that it had killed 44 members of the Bangsamoro Islamic Freedom Fighters, a smaller breakaway group from MILF that has affiliations with the Islamic State.

The Moro National Liberation Front

In 1996, the Government signed a Final Peace Agreement with the MNLF outlining a framework for the creation of the ARMM. On April 20, 2010, a Memorandum of Understanding to continue working on the implementation of the 1996 Final Peace Agreement between the Government and the MNLF was signed in Tripoli, Libya, under which all the parties concerned agreed to undertake a process to monitor the implementation of the 1996 Peace Agreement and the security, governance and economic activities, including the delivery of social services, in the conflict-affected areas.

On June 2 and 3, 2010, exploratory talks between the Government and the MNLF concluded with the signing of the Declaration of Continuity for Peace Negotiation. The joint declaration contained major points on the continuing engagement by the Government and the MNLF panels on the peace process with the goal of reaching a comprehensive compact. Meetings were held on February 22 and 23, 2011 in Saudi Arabia to explore ways of resolving the remaining issues blocking the full establishment of the ARMM. At meetings in Solo City, Indonesia in June 2012, the MNLF agreed to take part in the ARMM governance reforms of the Government.

In August 2012, the MNLF Chairman Nur Misuari unilaterally declared an Independent Bangsamoro Republik and appointed himself president, which contributed to rising tensions. Since the Solo City meetings until early 2012, there had been sporadic violence in the ARMM involving the MNLF, which was largely limited to clan wars. Despite these developments, the Government continued to carry out its development programs in the region.

In August 2013, a series of bombings occurred in the cities of Cagayan de Oro and Cotabato City, as well as other areas in Maguindanao and North Cotabato provinces in Mindanao. While a faction of the MNLF claimed responsibility for certain of the bombings, authorities have not yet confirmed the identity of the perpetrators, nor have they determined the relationship, if any, between the bombing incidents.

On September 9, 2013, Chairman Misuari and his Commander Khabir Malik led a faction of the MNLF in attacks against Zamboanga City in Mindanao. Over the course of the incident, hundreds of civilians were taken hostage by MNLF forces. Government forces brought an end to the attack, and 195 hostages were rescued, 394 individuals displaced, at least 245 persons killed (including 13 civilians, 24 Government forces and 208 MNLF operatives), 426 persons wounded (including 72 civilians, 192 Government forces and 162 MNLF operatives), 236 firearms recovered, 24 Chairman Misuari loyalists surrendered and 269 other MNLF operatives captured or apprehended. The Government declared the crisis over on September 28, 2013, and following recommendations from local police and military officials, the Zamboanga City Crisis Management Committee approved the lifting of curfew hours on December 2, 2013.

On January 27, 2014, in an operation coordinated with the MILF, the AFP and the PNP began an operation against a faction of the MNLF known as the Bangsamoro Islamic Freedom Fighters, two days after the signing of the Annex on Normalization. Thirty seven members of the Bangsamoro Islamic Freedom Fighters were killed in the operation.

On February 3, 2014, Abul Khayr Alonto was elected Chairman of the MNLF, following the disappearance of Chairman Misuari, who is believed to have gone into hiding following the issuance of a warrant for his arrest as a result of the siege and temporary occupation of Zamboanga City. Following Alonto’s election as Chairman, the MNLF re-affirmed its commitment to the peace process and the establishment of the independent Bangsamoro.

In a meeting on October 13, 2014, the MNLF and the MILF formally activated the Bangsamoro Coordination Forum (the “BCF”). The meeting was attended by Egyptian Ambassador Mahmoud Mostafa, who chaired the Peace Committee on Southern Philippines of the Organization of Islamic Cooperation (the “OIC”), Hassan Abdein, OIC Department of Minorities and Communities, Office of the Presidential Adviser on the Peace Process Undersecretary Jose Lorena, National Security Council Deputy Director General Zenonida Brosas and Department of Foreign Affairs Assistant Secretary Julius Torres. The terms of reference signed by the parties to the October 2014 meeting call for a venue to discuss issues and concerns confronting the Bangsamoro people, the coordination of efforts of the MILF and the MNLF in order to consolidate their efforts towards achieving a lasting peace and consultations with other sectors of the Bangsamoro society, such as the Ulama. The BCF comprises 20 members with equal representation of 10 members from each of the MILF and the MNLF, and meets every three months. The first meeting of the BCF was held on October 13 and 14, 2014 in Manila, and a second meeting took place November 12 through 14, 2014. In April 2015, MNLF and MILF leaders held another meeting with the OIC Secretary General through the BCF to discuss the peace agreements that each group separately signed with the Government.

In September 2015, the Government and the MNLF met to discuss the replacement of the ARMM with Bangsamoro and the replacement of the 1996 Final Peace Agreement, the prior 1976 peace agreement and all other prior peace pacts between the Government and the MNLF with the Bangsamoro Basic Law. Notwithstanding such replacement, the Aquino administration reiterated its commitment to completing the tripartite review process between the Government, the MNLF and the OIC pursuant to the 1996 Final Peace Agreement. A ministerial-level tripartite meeting was held at OIC headquarters in Jeddah, Saudi Arabia on January 25, 2016, and on January 26, 2016, the Government, the MNLF and the OIC formally signed a Joint Communique marking the conclusion of the tripartite review process. Under the Joint Communique, the parties committed to the establishment of a Bangsamoro Development Assistance Fund, the implementation of an agreement on co-management of strategic minerals, the participation of the MNLF in the Transition Commission and the creation of a Tripartite Implementation Monitoring Committee to oversee the implementation of the foregoing.

Similar to and concurrently with the normalization process with the MILF pursuant to the Comprehensive Agreement, the Government is also pursuing normalization with the MNLF by, among other measures, establishing community security management in strategic MNLF communities, both within and outside the proposed Bangsamoro, in order to reduce the supply of firearms and build resilient and economically-developed communities, providing social protection services including health insurance and study grants, and constructing new roads, bridges, warehouses, water supply systems, health care centers, community peace centers and irrigation systems.

On October 27, 2016, the Pasig Regional Trial Court suspended the court hearings and enforcement of the arrest warrant against Nur Misuari, former chairman of the MNLF, for his involvement in the siege and occupation of Zamboanga City in 2013. On November 4, 2016, Misuari met with President Duterte as part of MNLF’s participation in the peace process, and expressed his support for President Duterte’s anti-drug policy.

On November 10, 2016, Presidential Adviser on the Peace Process Dureza announced that the concerns of the MNLF will be handled separately from the peace process with MILF. Specifically, followers of Misuari will constitute their own five-member panel in order to engage with the Government to work on the completion of the remaining commitments under the 1996 Final Peace Agreement. Inputs from the Misuari panel will be submitted to Congress to be reconciled with the enabling law proposed by the Transition Commission.

In June 2017, President Duterte accepted the offer of MNLF for 2,000 of their members to join the fight against Islamic State-linked terrorists in Marawi City. See “—Abu Sayyaf” for more details.

On July 18, 2017, the Chairman of MNLF met with President Duterte and declared that he will no longer be submitting his proposed amendatory law to enhance the Autonomous Region in Muslim Mindanao but will instead push for federalism. Peace Implementing Panel Chairman Parcasio clarified that this does not mean they have abandoned the 1996 Final Peace Agreement, but they are trying to reconcile it with the other peace agreements, particularly the Jeddah Accord.

On November 12, 2017, fighters of the MILF and MNLF clashed in a village of Matalam after an MNLF member shot and killed a member of the rival organization. Four fighters were left injured. The clash ended when leaders of both organizations intervened and declared a ceasefire.

In January 2018, MNLF leadership announced that they had joined government forces in the fight against rebel groups, terrorist groups, and drug syndicates. In August 2018, the MNLF chair Yusop Jikiri condemned a deadly car bomb attack in Lamitan City, saying that such an attack was “un-Islamic”. The attack was reportedly carried out by a foreign militant.

Abu Sayyaf

In 2002, the United States and the European Union placed Abu Sayyaf on their lists of “foreign terrorist organizations.” Moreover, the United States has in the past sent troops and military advisors to assist the AFP in its conflict with Abu Sayyaf. In July 2002, the United States and the Republic entered into a sustained military cooperation agreement that provides for annual training exercises involving both Philippine and U.S. soldiers. In July 2005, U.S. and Philippine military forces launched a joint operation in Mindanao to capture the leader of Abu Sayyaf. On December 6, 2007, 14 members of Abu Sayyaf were convicted by a local court of the abductions of an American missionary couple and 18 others in a 2001 kidnapping during which an American missionary was killed.

In recent years, Abu Sayyaf has appeared to abandon its ideological roots to become a purely criminal group engaged in kidnapping for ransom, extortion and other activities for financial gain. On September 29, 2009, two American soldiers and one Filipino soldier were killed in an explosion in the southern Philippine province of Sulu on Jolo Island in Mindanao, an area where Abu Sayyaf has been active in the past. On January 12, 2011, four traveling merchants and a guide were killed when suspected Abu Sayyaf militants ambushed them in Basilan in Mindanao. The administration of former President Aquino has reiterated the Government’s policy of not negotiating with terrorist organizations, including Abu Sayyaf, and sustained AFP operations continue to weaken the organization. Over the course of 2011, joint AFP and PNP security efforts resulted in the neutralization of 106 Abu Sayyaf members, including 54 who were killed in combat, four who were caught in combat and 48 who were apprehended at check points or otherwise served with arrest warrants. The Government supplements its military operations with social initiatives that aim to eradicate Abu Sayyaf’s support network in areas where the group has traditionally found safe haven. These joint civil-military efforts have included programs such as the Army Literacy Patrol System and the Community Assistance and Rural Empowerment through Social Services and Army Concern on Community Organizing for Development initiatives.

Despite these successes, sporadic fighting between the AFP and Abu Sayyaf has continued. Between 2011 and the third quarter of 2015, the AFP conducted a total of approximately 200,000 combat operations against Abu Sayyaf resulting in the neutralization of 481 Abu Sayyaf combatants and the confiscation of 103 firearms. However, Government records show that the number of Abu Sayyaf members and weapons has grown marginally between 2010 and the third quarter of 2015, due to recruitment and kidnapping and extortion activities.

On January 18, 2012, one soldier was killed when Government forces clashed with Abu Sayyaf militants in Basilan. On July 12, 2012, six rubber tappers were killed and 27 others were wounded when they were ambushed by armed Abu Sayyaf militants in Tumahubong, Basilan. Further AFP operations against Abu Sayyaf over the remainder of 2012 resulted in the neutralization of an additional 55 Abu Sayyaf militants. During the first half of 2013, the AFP neutralized a further 18 Abu Sayyaf militants, including on May 26, 2013, when several Philippine marines and Abu Sayyaf militants were killed during the course of an AFP-initiated rescue mission intended to save six captives kidnapped in 2012 and 2013.

In early September 2013, the AFP engaged militants from Abu Sayyaf and a faction of the MNLF known as the Bangsamoro Islamic Freedom Fighters in the village of Lamitan on Basilan. The conflict, which was not related to the contemporaneous attack on Zamboanga City by Chairman Misuari loyalists, involved about 150 militants and resulted in the death of three of the rebels.

On June 11, 2014, a leader of Abu Sayyaf, Khair Mundos, was arrested in Southern Manila on multiple charges, including murder. The United States government has also pursued Mundos in connection with terrorist financing activities. On June 19, 2014, seven AFP soldiers were killed and 24 others were wounded in fighting with members of Abu Sayyaf. On July 28, 2014, Abu Sayyaf, in protest against the signing of the annex on normalization, fired on a group of about 50 people on their way to Eid, or the feast of breaking the fast, celebrations, killing at least 21 and wounding 13. On November 1, 2014, at least six members of the AFP who were guarding a road construction project in Basilan province were killed after an encounter with 20 armed members of Abu Sayyaf.

In February 2015, the AFP reported that 24 members of Abu Sayyaf were killed by Government troops in a week-long operation in Sulu. Two Government soldiers were killed and 26 were wounded. On August 19, 2015, while the AFP was conducting operations to rescue people who were kidnapped by Abu Sayyaf, a firefight broke out between Government soldiers and Abu Sayyaf. Seven soldiers were injured and 19 Abu Sayyaf members were killed.

In early October 2015, Abu Sayyaf kidnapped four individuals from a luxury marina in Davao City, Mindanao, including a Filipino, two Canadians and a Norwegian and, on October 12, disseminated a video online showing the four hostages and demanding an end to government military operations affecting the group.

In March 2016, Abu Sayyaf kidnapped 10 Indonesian crew members from a tugboat that they seized in Philippines waters and seized the coal barge it was hauling. A representative of Abu Sayyaf demanded a ransom from the Indonesian company that owned the ship in order to release the 10 captive sailors. In a similar incident on April 1, 2016, four Malaysian sailors were also captured. On May 1, 2016, the 10 Indonesian sailors were released, and on June 8, 2016, the Malaysian sailors were released.

On April 9, 2016, a group of AFP soldiers hunting for members of Abu Sayyaf near Tipo-Tipo, Basilan, Mindanao was attacked by Abu Sayyaf. The resulting gun fight lasted for approximately 10 hours and resulted in the deaths of 18 soldiers. In August 2016, an additional 15 AFP soldiers were killed in a series of further clashes with Abu Sayyaf, as the Government strengthened AFP forces in Sulu in Mindanao.

On October 21, 2016, 10 Abu Sayyaf militants attacked a South Korean-bound vessel named MV Dongbang Gian and abducted a South Korean skipper and a Filipino crewman off Bongao, Tawi-Tawi. Both hostages were released on January 14, 2017 with the help of MNLF.

On November 6, 2016, a German woman tourist was shot and killed while her male companion was abducted by Abu Sayyaf militants from their yacht off Tanjong Luuk Pisuk in Sabah.

On November 11, 2016, a Vietnamese vessel with 19 sailors on board was attacked by Abu Sayyaf near Basilan, abducting six sailors while injuring one. The remaining 13 sailors were released.

On November 20, 2016, two Indonesian fishermen were kidnapped by five Abu Sayyaf gunmen off Lahad Datu.

On December 10, 2016, Malaysian security forces killed a key commander of Abu Sayyaf in a shootout in Sabah. Two members of the group were also arrested. On the same day, three soldiers were killed and 17 others were wounded in Patikul, Sulu after they clashed with the militants. At least 10 Abu Sayyaf militants were also killed.

On February 7, 2017, five Abu Sayyaf militants were killed in an armed clash with Philippine Marines on Capual Island near Omar, Sulu. On February 9, 2017, a joint operation by the PNP and the AFP in Bongao, Tawi-Tawi resulted in the death of an Abu Sayyaf leader of a sub-group along with another militant.

On March 2, 2017, five Abu Sayyaf members were killed in an encounter with government forces in Indanan, Sulu. Offensives against the Islamic group continued later in the month. On March 27, 2017, during a military operation in Muhammad Adjul, Basilan, a person who was kidnapped by Abu Sayyaf militants was rescued. On the same day, three Malaysians who were held captive by Abu Sayyaf rebels were rescued. On April 11, 2017, Philippine soldiers clashed with Abu Sayyaf militants on the island of Bohol, leaving five rebels dead. In addition, four more members were killed in a second series of clashes that occurred on April 23, 2017 on the island of Bohol. One of the two remaining members of Abu Sayyaf in Bohol was killed during an operation on May 15, 2017.

In November 2017, Government security forces led several operations to rescue hostages held by Abu Sayyaf. On November 10, 2017, three Vietnamese hostages were rescued by Government troops in Tawi-Tawi. On November 20, 2017, five Filipino fishermen abducted by suspected Abu Sayyaf members in October were rescued by government troops in Tawi-Tawi. The terrorist group is still holding ten Filipinos and seven foreigners captive. On November 22, 2017, government security forces arrested eight suspected members of Abu Sayyaf. One was found to be an alleged notorious killer actively sought by the military forces.

On November 26, 2017, the military intensified its operations aimed at recovering remaining hostages from Abu Sayyaf by integrating the participation of local government units in Sulu.

Violence continued in 2018, both as perpetrated by the Abu Sayyaf group and as a result of the Republic’s counter-terrorism efforts. In January, a Filipino couple were beheaded in a remote village on Basilan island by the group. In May 2018, Abu Sayyaf abducted two policewomen and two civilians in Patikul, Sulu. In July 2018, a deadly car explosion in Lamitan City killed 11 people. While some officials initially believed that the attack had been perpetrated by Abu Sayyaf, the militant’s origins are not definitively known. It has been reported that the militant was foreign. In August 2018, it was reported that approximately 5,000 residents from five villages in the Basilan province had fled their homes as a result of military operations against the Abu Sayyaf group. Despite the violence, President Duterte has continued to work toward peace in 2018, promising that militants who surrendered would be treated well.

Marawi Siege

A military raid to capture Isnilon Hapilon, a Filipino leader of the Abu Sayyaf group and also a designated commander of the Islamic State of Iraq and Syria (“ISIS”) in Southeast Asia, in Marawi City on May 23, 2017 led to an almost six-month siege of the city. Upon the capture of Isnilon Hapilon, reinforcements from members of the Maute group, a local Islamist militant organization that has pledged allegiance to ISIS, poured into Marawi City. Massive violence took place in Marawi City including killings of over a hundred people, setting fire to buildings, taking hostages and running street battles with Government forces. A mass evacuation of the city was ordered, and the whole city was put on lockdown. On the same day, President Duterte signed Proclamation No. 216 declaring a state of martial law in Mindanao. The Department of National Defense stated that President Duterte’s imposition of martial law was imperative, stressing it is necessary to solve the security concerns in the region. According to the 1987 Constitution, the state of martial law initially lasted for 60 days until July 22, 2017. Since the crisis in Marawi City, the Republic has established a “Peace Corridor” with the MILF as part of the rescue effort. See “—The Moro Islamic Liberation Front.” The Republic has undertaken various initiatives to respond to the crisis, including organizing focus groups, discussion platforms and programs to identify issues and to provide aid to relocated families.

On July 22, 2017, the Senate and the House of Representatives convened a joint session to approve the extension of Proclamation No. 216 until December 31, 2017, arguing that the extension was necessary to maintain public safety and to continue work on the recovery, reconstruction and rehabilitation of Marawi City.

On October 17, 2017, President Duterte declared Marawi “liberated from terrorist influence.” His declaration came after the reported death of terrorist leaders Isnilon Hapilon and Omar Maute the day before. However, he did not mention when the martial law declaration would be lifted. On October 23, 2017, a presidential spokesperson announced the end of the Marawi crisis and the shift in focus to the enormous and challenging task of rebuilding, reconstruction and rehabilitation of Marawi City.

On November 17, 2017, an AFP spokesman declared that given the ongoing operations against threat groups following the liberation of Marawi City from ISIS-affiliated groups in October 2017, the military might consider extending martial law in Mindanao. On November 26, 2017, the Moro Consensus Group urged the lifting of martial law in the region, since such lifting would hasten the return of the affected residents to their respective homes.

On November 26, 2017, the military intensified its operations aimed at recovering remaining hostages from Abu Sayyaf by integrating the participation of local government units in Sulu.

In December 2017, Congress approved the request by President Duterte to extend martial law in Mindanao for another year in order to combat armed groups there. From May to December 2017, over 1,200 people were killed in Marawi City, posing the greatest security threat to the Republic since President Duterte took office in 2016.

According to unofficial data provided by the Office of Task Force Marawi, the total cost of damages of the Marawai Siege was approximately ₱11.5 billion. In 2018, the Government has focused on rebuilding Marawi City. In August 2018, the Government and the MILF revived a cooperation agreement, originally entered into during the siege for the purposes of rescuing civilians. Under the revived pact, MILF and the Government will work together in an effort to rehabilitate Marawi City.

Communists and Affiliated Groups

The Philippines has experienced over 40 years of communist insurgency. In 2002, the United States and the European Union placed the CPP and the CPP’s armed affiliate, the New People’s Army (the “NPA”), on their lists of “foreign terrorist organizations.” As a result, the United States and European governments have frozen financial accounts linked to these groups and restricted travel of CPP and NPA members in the United States and the European Union. The Government and the National Democratic Front (the “NDF”), a political organization closely aligned with the CPP and the NPA, held three rounds of peace talks in Oslo, Norway, from February 2004 to August 2004. However, sporadic fighting between the NPA and the AFP continues.

Although formal peace talks with communist-affiliated groups have been suspended since August 2004, the peace process has nevertheless proceeded through “informal engagements” designed to allow both parties to speak informally and with no pre-agreed agenda. As a result of the informal talks that occurred from May 13 to 15, 2008 and November 28 to 30, 2008, the Government, the NDF and the NPA agreed to work towards the resumption of formal talks. The Government lifted the suspension of the Joint Agreement on Safety and Immunity Guarantees on July 17, 2009 to allow members of the NPA to prepare for meetings scheduled in August 2009 in Norway; however, these meetings were cancelled due to disagreements between the parties over additional NDF conditions to the resumption of talks.

On December 14, 2010, 10 soldiers from the AFP were killed in a raid by suspected members of the NPA in Northern Samar province in Visayas. The AFP has also stated that NPA members fired at AFP troops on December 23, 2010 in violation of a ceasefire agreement that was to be effective between the Government and the NPA from December 16, 2010 to January 3, 2011. An NPA spokesperson refuted the AFP’s claim and accused AFP troops of launching their own attacks in violation of the ceasefire.

Despite these and other sporadic incidents involving the NPA, former President Aquino’s administration resumed formal peace talks with the NPA and the CPP from February 15 to 21, 2011 in Oslo, Norway. Having resumed negotiations after more than six years of hostilities, the two sides announced that they had made progress in the meetings and had agreed to continue discussions and negotiations with the goal of achieving a formal peace agreement by 2012. Negotiations again stalled in June 2011 due to the NDF’s unilateral refusal to engage in further talks until most if not all of its 18 agents were released from Government custody. Meanwhile, intermittent clashes have continued, including an explosion from a landmine allegedly laid by the NPA that killed three AFP soldiers in late October 2011 and a firefight on December 16, 2011 in which five AFP soldiers were killed.

On December 19, 2011, the CPP declared a ceasefire from December 31, 2011 to January 2, 2012, during which it pledged to refrain from further attacks on AFP soldiers. The Government had earlier declared a ceasefire from December 16, 2011 to January 2, 2012. In December 2012, the parties agreed to implement a ceasefire from December 20, 2012 to January 15, 2013.

On April 24, 2013, NPA guerrillas attacked an army convoy in Ifugao Province and killed at least 11 soldiers and one civilian.

On March 22, 2014, the AFP arrested Benito Tiamzon, the chairman of the NPA, along with his wife, also a senior communist party officer. Tiamzon and his wife were arrested on charges of crimes against humanity, including multiple murders. Following the arrest, the NDF offered to restart peace talks with the Government and to meet with former President Aquino. On October 26, 2014, the peace panels of both the Government and the NDF met in Utrecht, The Netherlands and discussed the possible resumption of peace talks. During the meeting, Jose Maria Sison, founder of the CPP and Chief Political Consultant of the NDF, sent a memorandum regarding a draft on “Joint Agreement on the Resumption of the Formal Talks on the Peace Negotiations,” potentially to serve as the basis for the agenda for formal talks slated to be held in December 2014. To date, consultations by both parties are ongoing to finalize the details on the possible resumption of the peace talks.

On October 19, 2015, a spokesperson of the NPA announced that the Mayor of Loreto, in Agusan del Sur province in Mindanao, and his son were kidnapped by the NPA, charged with various crimes against humanity, war crimes and other crimes and executed. The NPA also captured various weapons and ₱25 thousand in the kidnapping.

The Government, through the Office of the Presidential Adviser on the Peace Process in coordination with concerned Government agencies, has pursued alternative modes of addressing the problems posed by rebel groups. These include: implementing peace and development projects in conflict-affected communities to address the root causes of the insurgency; addressing human rights violations in relation to the conflict; implementing a formal agenda with respect to indigenous peoples; addressing the situation of internally displaced persons; enhancing the re-integration program for rebels returning to society; and laying an administrative framework for good governance in the ARMM. The Government has constructed farm-to-market roads, school buildings and electrical and water facilities in an effort to improve conditions in many of the conflict-affected communities. The Government also launched the “AFP Guns for Peace Program” in April 2013, which allows former rebels to trade in their firearms for immediate cash assistance from local government units (“LGUs”) and the opportunity to participate in certain Government programs, such as the Technical Education and Skills Development Authority’s skills and livelihood programs. The AFP has also focused on normalization of areas affected by the NDF, the NPA and the CPP through collaborative efforts between the AFP, the PNP and local organizations to clear affected provinces or localities of threats to the safety and well-being of the people from the NDF, the NPA or the CPP.

On June 15, 2016, preliminary talks were held in Oslo, Norway on the resumption of peace negotiations between the administration of then President-elect Duterte and the Communist Party of the Philippines (the “CPP”), the New People’s Army (the “NPA”) and the National Democratic Front (the “NDF”). Shortly thereafter, on July 25, 2016, President Duterte announced in his first State of the Nation Address a unilateral ceasefire with the CPP, the NPA and the NDF in order to provide an enabling environment for the resumption of peace talks. He also encouraged the NPA and the NDF to respond in kind, and on July 30, the NDF announced its corresponding ceasefire. President Duterte’s six-point peace and development agenda includes an accelerated timeline for the peace negotiations with the CPP, the NPA and the NDF.

On August 22, 2016, the Government resumed its formal negotiations to seek peace with the NDF with the aim of forging a political settlement anchored in social, economic and political reforms. Two members of President Duterte’s cabinet led the five-member Government panel that met in Oslo with top leaders of the NDF, some of whom were detained NDF consultants who were released on bail for the negotiations.

The negotiations resulted in the reaffirmation of previously signed agreements between the Government and the NDF and a resolution to conduct formal talks and consultations in accordance with such agreements. The parties also agreed to accelerate the peace process and set a timeline for the completion of remaining substantive agenda items, including socio-economic reforms, political and constitutional reforms and an end to hostilities. Finally, it was agreed that the AFP, the CPP, the NPA and the NDF would all commit to an indefinite ceasefire.

From October 6-10, 2016 a second round of formal negotiations were held in Oslo that focused particularly on the negotiation of a Comprehensive Agreement on Socio-Economic Reforms (“CASER”). The parties agreed on the following objectives for CASER: (i) rural equality and development to achieve food self-sufficiency; (ii) a sovereign, self-reliant and industrialized national economy; (iii) protection and rehabilitation for the environment, with just compensation for affected populations and sustainable development; (iv) the upholding of social, economic and cultural rights of working people and the elimination of discrimination; (v) sustainable living incomes for all; (vi) affordable, accessible and quality social services and utilities; (vii) sovereign foreign economic policies and trade relations that support rural development and national industrialization; and (viii) monetary and fiscal policy to support national development.

As part of the peace negotiation process, the Office of the Presidential Adviser on the Peace Process submitted a draft amnesty proclamation to President Duterte covering over 400 political prisoners. Since then, the Republic has released political prisoners, including 22 consultants of the NDF. The Government expects to release more political prisoners in the course of further peace negotiations between the Republic and the NDF.

The negotiation panels of the Government and the NDF held the third round of formal talks in Rome City from January 19 to 25, 2017. The NDF approved President Duterte’s proposal for a federal form of government provided certain safeguards were put in place. The Government and the NDF agreed to strictly comply with the Comprehensive Agreement on Respect for Human Rights and International Humanitarian Law, the first major agreement signed by the parties in accordance with the four item substantive agenda as provided for in The Hague Joint Declaration. The NDF ceasefire committee also formally acknowledged receiving the Government cease fire committee’s draft Agreement on an Interim Bilateral Cessation of Hostilities Between the Government and the NDF. The NDF said that it will seriously study the proposal, submit comments and may provide its own updated version of its proposed draft agreement for an interim bilateral ceasefire.

After the killing of three soldiers by the NPA in Bukidnon on the termination date of the NPA’s unilateral ceasefire, President Duterte stated on February 6, 2017 that he will no longer consider the CPP, NPA and NDF as communist groups but as terrorist groups and suspended the peace talks.

On March 3, 2017, President Duterte declared that in pursuit of peace, he was once again open to the resumption of the peace talks with the CPP, NPA and NDF, insisting, however, that any bilateral ceasefire shall be respected by the militants and that necessary guidelines and mechanisms shall be determined accordingly by the two parties. He stated that his plans for peace negotiations would include three requests: release of hostages, halt to revolutionary taxes and halt to favors.

From April 2-6, 2017, a fourth round of formal negotiations were held in Oslo, focusing on the implementation of the Comprehensive Agreement on Respect for Human Rights and International Humanitarian Law and the unification of the drafts of CASER and Comprehensive Agreement on Political and Constitutional Reforms, as well as the prospective bilateral ceasefire. In addition, the Government and NDF agreed to formulate an interim joint ceasefire agreement that will boost trust and confidence in the peace negotiations.

The fifth round of peace talks were to be held in Noordwijk in the Netherlands from May 27 to June 1, 2017, with the main objective to work on the draft of CASER. However, before the start of the talks, the Government’s negotiation panel announced that they would not participate in the light of the latest public announcement by the CPP to accelerate and intensify its attacks against the Government due to the President’s declaration of martial law in Mindanao.

Several localized peace negotiations have been carried out, in particular in Davao City with the creation of the Davao City Peace Committee to negotiate with local forces of the NPA, or in Eastern Visayas with the eighth Infantry Division of the Philippine Army; however, on November 2, 2017, the CPP rejected local peace negotiations, stating that the NPA is united under the central leadership of the CPP and that the intended division of revolutionary forces would fail.

The NPA claimed 27 attacks across Northern Mindanao in November 2017, leading to the death of nearly 13 and the wounding of 12 others. On November 23, 2017, President Duterte issued Proclamation No. 360, which declared the termination of all peace negotiations with the NDF, CPP and NPA.

The Government traditionally declares a suspension of military operations against the NPA during the holiday season. On December 20, 2017, despite President Duterte’s declaration to cease all peace negotiations with the NDF, CPP and NPA, President Duterte announced that a suspension of military operations will be held from December 24, 2017 to January 2, 2018. NPA also declared a ceasefire around the holiday season.

Despite attempts to resume localized peace negotiations in 2018, no talks have been successfully arranged. In July 2018, the CPP announced that it would not participate in peace talks. However, in August 2018, CPP leader Jose Maria Sison said that the NDF would be willing to negotiate.

International Relations

The Philippines places a high priority on expanding global trade through a multilateral framework of principles and rules that respect individual countries’ policy objectives and levels of economic development. The Republic’s participation in various international organizations, such as the World Trade Organization, the IMF, the World Bank and the ADB, allows it to encourage liberalized trade and investment and to discuss global issues that affect the Republic’s economy.

The following table shows the Republic’s capital participation in, and loans obtained from, major international financial organizations.

Membership in International Financial Organizations
Name of Organization	Date of Admission	Subscribed		Capital Share	Capital Paid In	Loans Outstanding
	(in millions, except for percentages)
International Monetary Fund(1)	December 27, 1945	SDR	2,042.9	0.43%	—	—
International Bank for Reconstruction and Development(2)	December 27, 1945		$990.3	0.43%	$63.9	$4,957.6	(3)
Asian Development Bank(4)	December 22, 1966		$3,600.0	2.38%	$180.1	$6,071.8

Sources:	The IMF, the World Bank, the ADB and the Bureau of the Treasury.

Notes:

(1)	As of September 24, 2018

(2)	As of June 30, 2018, unless otherwise noted.

(3)	As of July 31, 2018.

(4)	As of July 31, 2018.

The Philippines also promotes its economic interests through membership in the following regional organizations:

•	The Association of Southeast Asian Nations (“ASEAN”);

•	ASEAN Free Trade Area;

•	Southeast Asia, New Zealand and Australia Central Banks;

•	Southeast Asian Central Banks;

•	Asia-Pacific Economic Cooperation (“APEC”); and

•	Executives Meeting of East Asia and Pacific Central Banks.

Relationship with the IMF

The IMF historically maintained relations with the Republic within the context of a regular IMF program monitoring arrangement and a subsequent post-program monitoring arrangement. Under its regular program monitoring arrangement, the IMF was allowed to influence the Republic’s fiscal policies through stabilization and structural adjustment programs. In contrast, the post-program monitoring arrangement involves program assessments based on a regular review of economic developments and policies rather than the attainment of specific quantitative targets and does not include a financing component.

In March 2013, the Executive Board of the IMF concluded its Article IV consultation with the Republic. In its report with respect to the consultation, the IMF commended the Republic’s policies, noting that they have delivered strong macroeconomic outcomes and set the stage for favorable economic prospects for the near term, notwithstanding the risks associated with global uncertainties, volatile capital inflows and the possibility of stretched asset prices.

In September 2013, the IMF staff visited the Republic. The visit included a number of meetings with Government officials and focused on the economic developments in the country in 2013 as well as the outlook for 2014. The IMF recognized the Republic’s strong macroeconomic fundamentals, including strong current account receipts, net creditor status, steady reductions in public debt and low participation in the Government securities market. The IMF also noted Bangko Sentral’s proactive approach to oversight of the banking sector, particularly the expanding focus on the real estate exposure of domestic banks. The IMF observed that risks to growth include failure to direct liquidity into productive sectors or to leverage the opportunity to expand the availability of credit to boost demand for real estate, which could potentially produce a strong procyclical effect on the economy.

In July 2014, the Executive Board of the IMF concluded its Article IV consultation with the Republic. In its report with respect to the consultation, the IMF observed that the Philippine economy continued to perform robustly in 2013. The IMF noted that the Republic’s strong macroeconomic fundamentals, financial sector buffers and flexible policy responses cushioned the impact of volatile capital flows and that domestic monetary and financial conditions are now very accommodative. The IMF expected that the Republic’s macroeconomic prospects will remain favorable and that reconstruction from Typhoon “Yolanda,” infrastructure spending and remittance-driven private consumption will support continued GDP growth. Risks to the IMF’s forecasts include tightening monetary policy abroad, a slowdown in China or other emerging markets and a disproportionate flow of resources into the property sector, which could heighten volatility. The IMF called on the Republic to further reduce bottlenecks to investment and formal sector employment, to diversify the production structure and to improve domestic job opportunities. The IMF also encouraged the Republic to continue to proactively tighten monetary conditions to address potential inflation and generalized financial stability risks and to focus on mobilizing stable sources of revenue.

In March 2015, IMF staff visited the Republic. The mission conducted a series of meetings with Government officials and private sector representatives and focused on recent economic developments. At the conclusion of the visit, IMF officials noted that real GDP continued to grow briskly and unemployment fell in 2014. The IMF noted that risks to the outlook for the Philippines going forward include asynchronous monetary policies in advanced economies and weaker external demand from advanced economies and key emerging markets. Finally, the IMF encouraged the Republic to move toward a fiscal deficit target of 2% of GDP.

In August 2015, the Executive Board of the IMF concluded its Article IV consultation with the Republic. In its report with respect to the consultation, the IMF commended the Republic for its prudent macroeconomic management. The IMF welcomed the Government’s plan to increase infrastructure investment and social spending and to return to the medium term fiscal deficit target of 2% of GDP. While encouraging continued vigilance to guard against overheating, the IMF also observed that the Republic’s current monetary policy is appropriate in light of low inflation, moderating and more balanced credit growth and moderating economic activity. The IMF emphasized continued exchange rate flexibility in order to smooth excessive volatility. Finally, the IMF noted that the financial system remains sound but that more stringent regulation may be needed should systemic risks develop in the future. The IMF encouraged the Republic to continue to raise infrastructure spending, facilitate public-private partnerships, improve the business climate and enhance human capital and social services for the poor.

In February 2016, IMF staff visited the Republic. The mission conducted a series of meetings with the Governor of Bangko Sentral, senior government officials, private sector representatives and representatives of the financial community. The IMF noted that the Philippine economy has performed remarkably well in the face of a weaker external environment and global financial turbulence in 2015, citing in particular a strong increase in private investment and public construction throughout 2015. The IMF expected continued strong domestic demand in 2016 to offset weakening net exports. The IMF also noted that the peso had depreciated less against the U.S. dollar in 2015 than other regional currencies had. While the IMF maintained a favorable economic outlook for the Philippines, it cited risks including lower growth in China and the region, global financial volatility, capital outflows and weather-related disruptions. The IMF encouraged the Republic to continue to implement structural reforms to support growth.

In September 2016, the Executive Board of the IMF concluded its Article IV consultation with the Republic. In its report with respect to the consultation, the IMF commended the Republic for continued strong macroeconomic management, with robust growth and low inflation. The IMF noted that the Philippine economy continues to perform strongly. Both consumption and investment grew rapidly; however, net exports were held back by weak external demand. The IMF also noted that job creation was strong and that inflation has remained moderate, falling below Bangko Sentral’s target band due to lower commodity prices. The Republic’s external and fiscal positions remain robust. The outlook for the Philippine economy remained favorable despite external headwinds. It was noted that the strong macroeconomic performance of the Republic has not led to corresponding improvements in poverty reduction, inequality and unemployment and that the new Duterte administration should focus on putting the economy on a higher and more equitable growth path. The IMF encouraged efforts to increase investments in infrastructure and human capital, improve targeting of social spending, enhance competitiveness and foreign direct investment and making the financial system deeper and more inclusive.

In August 2017, the IMF staff completed its 2017 Article IV Mission to the Philippines. In October 2017, the Executive Board of the IMF concluded the Article IV consultation with the Philippines, and considered and endorsed the staff appraisal without a meeting. The appraisal concluded that strong performance of the economy has continued, with rapid economic growth and low inflation. Economic growth is projected to remain high, supported by robust domestic demand, while inflation is expected to remain near the center of the target band. The appraisal notes that credit growth has accelerated, and although most indicators find no evidence of credit booms so far, some indicators suggest that credit gaps could approach early warning levels between 2017 and 2018. Risks to the outlook arise mainly from external sources. According to the staff appraisal, the external sector remains moderately stronger than warranted by fundamentals and desirable policies. Foreign reserves remain sizable, but the staff believes this is broadly justified by the country’s exposure to natural disasters and capital flow volatility. The appraisal supported the authorities’ plans to gradually scale up productive infrastructure and targeted social spending, while keeping a broadly neutral fiscal stance. The staff appraisal welcomed the first tax reform package designed to create additional fiscal space, and encouraged the authorities to consider additional revenue measures.

The main systemic risks to financial stability according to the staff appraisal are high credit growth and concentration. According to the appraisal, macroprudential policies should be used to address systemic risks to financial stability. The appraisal recommended amendments to the BSP Charter that (i) introduce a financial stability mandate; (ii) extend the supervisory perimeter; (iii) establish legal protection for supervisors; (iv) increase the BSP’s capital; and (v) allow the BSP to issue its own securities. The staff supported ongoing reforms aimed at lowering poverty and maximizing the demographic dividend. Finally, the appraisal welcomed amendments to anti-money laundering laws to include casinos.

In July 2018, the IMF staff completed its 2018 Article IV Mission to the Philippines. The IMF staff’s preliminary findings suggested that the Republic’s economy is performing well, underpinned by strong consumption and investment. The preliminary findings warned, however, of rising inflation and other short-term risks such as continued rapid credit growth, higher U.S. interest rates and the strength of the U.S. dollar, volatile capital flows and trade tensions. The staff’s preliminary findings suggested maintaining a broadly unchaged fiscal deficit in 2018 and 2019 at around 2.4% of GDP, further tightening the monetary policy to anchor inflation expections, maintaining exchange rate flexibility, pursuing measures to safeguard financial stability amid continued rapid credit growth and rising corporate debt, and sustaining or deepening the government’s reform program in a range of areas. In September 2018, the IMF staff published its report based on these findings and presented it to the IMF Executive Board for discussion and decision.

World Bank Financing and Projects

The World Bank increased its assistance package to the Republic for 2013 to $2.0 billion aimed at six active projects. These World Bank-supported projects included support for reading and math skills, local communities in targeted poor municipalities and urban areas, land administration and management systems, increasing rural incomes and enhancing farm and fishery productivity, development policy loans and supplemental financing for post typhoon recovery in the aftermath of Typhoon “Yolanda.”

For 2014, the World Bank committed to three active projects in the Philippines with an aggregate amount exceeding $1.2 billion, including projects to support the development of a learning, equity and accountability program, the development of a national community drive development project to improve services to targeted municipalities and to provide support for post typhoon recovery. The World Bank also committed to a future pipeline of seven projects with an aggregate commitment amount exceeding $2 billion. These projects include a public health enhancement project, a harvest project, a social welfare development and reform project, a disaster risk management development project, a flood management project and an inclusive partnerships for agricultural development.

On November 13, 2014, the Second Implementation Support Mission of the World Bank and the ADB on Operations of Kapit-Bisig Laban sa Kahirapan Comprehensive and Integrated Delivery of Social Services-National Community-Driven Development Program was launched. This community-driven development mission comprises two parts: first, a $3 million grant from the Japan Social Development Fund-Livelihood Opportunities for vulnerable urban communities focused on providing income-generating activities and opportunities for urban poor communities; and second, the implementation of part of a World Bank Additional Financing loan, addressing issues that cause or worsen poverty in urban poor communities.

In 2015, the World Bank committed to four active projects in the Philippines with an aggregate amount exceeding $924 million, including projects for the development of Cebu Bus Rapid Transit and the Philippine Rural Development Project. The World Bank also committed to a future pipeline of seven projects with an aggregate commitment amount exceeding $2 billion. The projects include the development of a public health system, welfare development and reform, flood management and development for agricultural competiveness.

In 2016, the World Bank committed to two active projects in the Philippines with an aggregate amount of approximately $950 million, including the Second Social Welfare Development and Reform Project, which will contribute to the Republic’s financing in health and education from 2016 to 2019, and the Second Disaster Risk Management Development Policy Loan, which aims at helping the Republic in improving its technical and financial capacity in managing disaster risks and economic and fiscal impacts of natural disasters. In addition, the World Bank also committed to a future pipeline of six projects with an aggregate commitment amount exceeding $700 million. The commitment amount is primarily related to a flood management project in Manila and a development policy loan.

In 2017, the World Bank committed to four active projects in the Philippines with an aggregate amount of $347.8 million, namely (i) $40.7 million for the Metro Manila BRT Line 1 Project, which aims to improve the efficiency, effectiveness and safety of the public transport system along the project corridor in Metro Manila in an environmentally sustainable manner, (ii) $0.2 million for the Philippines Program for Climate Resilience: TA for the Risk Resiliency and Sustainability Program, (iii) $99.3 million for the Inclusive Partnerships for Agricultural Competitiveness program, which aims to improve access to markets and to enhance the competitiveness of smallholder farmers in the targeted agrarian reform community clusters, and (iv) $207.6 million for the Metro Manila Flood Management Project, which aims to improve flood management in selected areas of Metro Manila.

In the first nine months of 2018, the World Bank committed to two active projects in the Philippines with an aggregate amount of approximately $173.2 million, including (i) $170.0 million for financing of a rural development project and (ii) $3.2 million for the Mindanao Trust Fund-Reconstruction and Development Project Phase II.

Asian Development Bank Financing and Projects

In 2014, the ADB approved five pipeline loans to the Republic totaling $1.8 billion, including loans for K-12 education reform, assistance for inclusive growth and poverty reduction, the Philippines Development Plan, emergency support for areas affected by Typhoon “Yolanda,” and the national community-driven development project.

In 2015, the ADB approved four pipeline loans to the Republic with an aggregate amount exceeding $3 billion, comprising (i) two program loans amounting to approximately $1.1 million to fund various programs, including programs for the modernization of public transport and a program to strengthen the support of public sector investments in infrastructure, and (ii) two project loans amounting to approximately $2.8 billion to fund various projects, including projects for the construction and operation of a wind farm in the province of Ilocos Norte, and an initiative to provide a project loan to the Republic for the issuance of its first peso-dominated green project bond.

In 2016, the ADB committed to seven active projects with an aggregate amount exceeding $1.4 billion, comprising (i) $1.3 million in secondary education support program, (ii) approximately $850 million of additional financing in social protection support projects focusing on the education, health and public sector management sectors, (iii) $123 million of project loans to a water transmission improvement project in the Angat area, (iv) $63 million for the expansion and rehabilitation of water supply systems outside of the Manila metropolitan area, (v) $600,000 for the financing projects for housing, insurance and small and medium enterprises finance and leasing, (vi) $2 million for the development of a tax and fiscal policy in the Republic, and (vii) $400 million for the financing local government units programs.

In 2017, the ADB committed to seven active projects in the Philippines with an aggregate amount exceeding $1.1 billion, comprising (i) $300.0 million for the Facilitating Youth School-to-Work Transition Program, (ii) $5.0 million for the Strengthening Infrastructure Capacity and Innovation for Inclusive Growth Program, (iii) $100 million on an Infrastructure Preparation and Innovation Facility, (iv) $300.0 for the Encouraging Investment through a Capital Market Reforms Program, (v) $1.5 million for the Metro Manila Transport Project, (vi) $380.0 million for the Improving Growth Corridors in Mindanao Road Sector Project, and (vii) $0.6 million for the Islamic Finance for the Philippines project. The Philippines is also included in various regional projects receiving funding from the ADB.

In the first nine months of 2018, the ADB committed to six active projects with an aggregate amount exceeding $12.5 million, comprising: (i) $5.0 million to support the Republic in strengthening its resilience of urban poor; (ii) $2.0 million to support a natural gas development project in the Republic; (iii) $2.0 million to support social protection to achieve sustainable development in the Republic, (iv) $1.3 million to assist the Government to reduce flood risks; (v) $1.7 million on a program to enhance the regional cooperation and integration for Southeast Asian countries, including the Republic of Philippines; and (vi) $0.5 million on a project to deepen ADB’s engagement.

Japan International Cooperation Agency Financing and Projects

In 2018, the JICA has been active on a wide range of projects in the Phillipines. For example, (i) in early 2018, the JICA and the Phillippine Coast Guard launched a 1.5 billion yen vessel traffic management system as part of an ongong development cooperation to boost the maritime safety in the Philippines; (ii) in Feburary 2018, the JICA and the Department of Finance signed a 9.399 billion yen loan agreement for the Arterial Road Bypass project (Phase III) to upgrade and expand the existing bypass road from a two-lanes road to a four-lanes road to help ease the traffic congestion in a town in the northern suburbs of Metro Manila; (iii) in March 2018, the JICA and the Department of Finance signed a 104.53 billion yen loan agreement (first tranche) supporting the construction of the phase I of the country’s first subway to help address Metro Manila’s traffic troubles; and (iv) in May 2018, the JICA and the Department of Finance signed a 2.0 billion yen Official Development Assitance grant agreement to support the rehabilitation and reconstruction of Marawi City.

Chiang Mai Initiative Multilateralization

On March 24, 2010, the Chiang Mai Initiative Multilateralization (the “CMIM”), a reserve pooling arrangement designed to address short-term liquidity difficulties in the Southeast Asian region and supplement other existing international financing arrangements, came into effect. Under the CMIM, member countries of the ASEAN, as well as the People’s Republic of China (the “PRC”), the Hong Kong Special Administrative Region (“Hong Kong”), Japan and the Republic of Korea (together with ASEAN, the “ASEAN Plus Three”), are able to draw on the CMIM’s reserve pool up to a specified percentage of their contribution, with smaller countries able to draw higher proportionate amounts. The CMIM was originally conceptualized alongside the Chiang Mai Initiative, a bilateral currency swap arrangement established in 2000 to assist the ASEAN Plus Three in mitigating the impact of the 1997 Asian financial crisis and averting similar crises in the future. The total initial amount of the CMIM was $120.0 billion, with the PRC, Japan, the Republic of Korea and Hong Kong contributing approximately $96.0 billion and other members of ASEAN collectively contributing approximately $24.0 billion.

The 15th ASEAN Plus Three meeting was held in Manila on May 3, 2012, wherein the finance ministers of each of the ASEAN Plus Three nations approved a revised CMIM Agreement which provides for: (1) doubling the size of the CMIM reserve pool from $120.0 billion to $240.0 billion; (2) increasing the de-linked portion of the IMF’s contribution; (3) increasing the maturity periods; (4) introducing a crisis prevention loan facility for members countries called the “CMIM Precautionary Line”; and (5) including the central bank governors of each of the ASEAN Plus Three nations in the Ministerial Level Decision Making Body of the CMIM. The Republic, through Bangko Sentral, has contributed $9.1 billion to the CMIM. Under the CMIM, the Republic is able to borrow up to 2.5 times its contribution to the CMIM, or $22.8 billion. The revised CMIM Agreement became effective on July 17, 2014.

ASEAN

The Republic took the chairmanship of ASEAN in 2017 and pursued six priorities: a people-focused ASEAN; peace and stability in the region; maritime security and cooperation; inclusive and innovative growth; a resilient ASEAN; and ASEAN as a model of regionalism and a global player. The 30th and 31st ASEAN summit was held in Manila in April and November 2017, respectively. Leaders of Southeast Asian nations and other world leaders attended to discuss business and investment opportunities, trade issues, the directions of the Southeast Asian members and other topics including migrant workers, terrorism and the North Korean nuclear missle program.

Territorial Dispute over the West Philippine Sea

In the first eight months of 2011, tensions rose in relation to long-standing territorial disputes involving the Republic, other Southeast Asian nations (including Vietnam, Malaysia and Brunei) and China over certain islands in the West Philippine Sea, also known as the South China Sea. The increased tensions were brought about by allegations of more aggressive measures being taken by certain nations to assert their claims in these disputes. In July 2011, representatives of the claimant nations, along with other members of ASEAN, met in Bali, Indonesia to discuss how to advance the negotiations with respect to the competing claims. At this meeting, these nations, including China, agreed on basic guidelines for drafting the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea. The Republic maintains that its claim over the disputed territories is supported by recognized principles of international law consistent with the 1982 United Nations Convention on the Law of the Sea (the “UNCLOS”).

The Republic reiterated its position in November 2011 during the ASEAN and East Asia summits in Bali, Indonesia, where China, the United States and representatives from a number of Asian countries were in attendance. The Republic also proposed a new peace plan for the disputed waters, which it labeled the “Zone of Peace, Freedom, Friendship and Cooperation.” The plan aims to clearly define the territorial claims of different countries in the region and then to cooperate in respecting those parts of the region where certain countries have undisputed claims, leaving the disputed territories for later resolution. No agreement has been reached to implement this plan.

On April 8, 2012, during one of its regular maritime patrols, a Philippine Navy surveillance aircraft identified eight Chinese fishing vessels anchored inside and around Bajo de Masinloc (Scarborough Shoal), an area in the Municipality of Masinloc, Province of Zambales that the Republic regards as an integral part of its territory. The area is located 124 nautical miles west of Zambales and is within the Republic’s 200 nautical-mile Exclusive Economic Zone and the Philippine Continental Shelf. On April 10, 2012, the BRP Gregorio del Pilar dispatched an inspection team that reported that large amounts of illegally collected coral, clams and sharks were found in the compartments of the fishing vessels. The arrival of Chinese maritime surveillance vessels resulted in a standoff.

On January 22, 2013, the Republic submitted a “Notification and State of Claim against China” to an arbitral tribunal in The Hague pursuant to Article 287 and Annex VII of the UNCLOS in order to achieve a peaceful solution to the dispute over the West Philippine Sea. Despite China’s decision not to participate in the proceedings, a five-member arbitral tribunal has been constituted (the “Tribunal”). On August 27, 2013, the Tribunal released its “Rules of Procedure and Procedural Order No. 1,” setting a timetable for the submission of written arguments by each of China and the Republic. The Republic submitted its written arguments on March 30, 2014, in which it addressed matters relating to jurisdiction, admissibility and the merits of the disputes. On March 16, 2015, the Republic submitted a supplemental written submission, responding to questions posed by the Tribunal relating to issues concerning the Tribunal’s jurisdiction over and the merits of the Philippines’ claims. Between July 7 and 13, 2015, the Republic participated in oral hearings on the Tribunal’s jurisdiction over and admissibility of the Republic’s claim against China, and on July 23, 2015, the Republic filed a written submission responding to questions posed by the Tribunal at the hearing. Most recently, on October 29, 2015, the Tribunal unanimously ruled that it has jurisdiction to consider the Republic’s claims and that such claims are admissible to arbitration. In addition, the Tribunal ruled that China’s decision not to participate in these proceedings does not deprive the Tribunal of jurisdiction and that the Republic’s decision to commence arbitration unilaterally was not an abuse of the UNCLOS’s dispute settlement procedure. The Republic also continues to pursue the conclusion of the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea as a complementary approach to the arbitral proceedings.

On May 10, 2013, the Republic formally lodged a protest with China concerning vessels that arrived on or around May 8, 2013 escorting a fleet of 30 fishing boats in another disputed area – the Second Thomas Shoal. The Second Thomas Shoal is near the Spratly Islands, a chain of resource-rich islands, islets and reefs which are claimed in part or in whole by each of China, Brunei, Malaysia, the Philippines, Taiwan and Vietnam.

From May to August 2013, China unilaterally imposed a three-month fishing ban on the northern area of the West Philippine Sea, including Bajo de Masinloc, by placing makeshift barriers. In the first half of 2013, China Marine Surveillance and Fisheries Law Enforcement Command vessels maintained their presence in the area. Beginning in August 2013, China also started deploying Chinese Coast Guard vessels in the West Philippine Sea, after the formation of China’s Unified Coast Guard Agency in July 2013. The Chinese Coast Guard vessels took over the task of the China Marine Surveillance and Fisheries Law Enforcement Command to maintain Chinese presence in the area.

Beginning in November 2013, China took certain unilateral actions to advance its claims in the West Philippine Sea, including (i) the imposition of annual fishing bans and the issuance of “Nansha Special Fishing Permits” to its fishing vessels allowing them to fish in the Spratly Islands, (ii) the issuance of new fishing regulations that require non-Chinese fishing vessels to obtain approval from Chinese authorities before fishing or surveying in the West Philippine Sea, (iii) the frequent conduct of military exercises and patrols in the West Philippine Sea, (iv) the blockade of Philippine vessels re-supplying provisions to Philippine personnel stationed in the Second Thomas Shoal, (v) the deployment of an oil rig off the continental shelf of Vietnam and (vi) large scale reclamation activities at Johnson Reef, Cuarteron Reef, McKennan/Hughes Reef, Gaven Reef and Fiery Cross Reef.

On March 30, 2014, the Philippines submitted a memorial to the Tribunal regarding these actions, and the Tribunal set December 15, 2014 as the deadline for China’s submission of its Counter-Memorial. On December 16, 2014, a spokesman for the Chinese foreign ministry announced that China will not participate in the arbitration. On April 4, 2014, the Philippines Department of Foreign Affairs also lodged a protest with China regarding these actions. The Republic also raised these issues at the ASEAN summit meeting, held in May 2014 in Myanmar.

In August 2014, the Republic proposed a “triple-action plan” which sought a moratorium on activities that could escalate tensions in the West Philippine Sea while pushing for a speedy conclusion of a code of conduct in the West Philippine Sea and urging that disputes be resolved through arbitration under international law.

Throughout 2015, the Republic monitored Chinese vessels conducting exploration and other activities within the Exclusive Economic Zone of the Philippines, including cargo vessels, China Coast Guard vessels and vessels potentially intended for oil drilling operations. On May 28, 2015, the Chinese Navy challenged a Philippine Air Force plane.

As a part of its reclamation activities in the West Philippine Sea, on October 9, 2015, China’s Ministry of Transport announced the completion of two lighthouses in disputed areas. Airstrips have been constructed by China on Fiery Cross, Mischief and Subi Reefs. The United States and the Republic have expressed concern that China’s land reclamation projects in that area could be used to base military planes and navy ships to intimidate other claimants. On October 27, 2015, the United States, in a “freedom of navigation” patrol, sailed a guided missile destroyer within the 12 nautical mile territorial limit claimed by China around one of the artificial islands built as a part of China’s reclamation efforts in the West Philippine Sea. This action has been criticized by China. The United States conducted similar patrols near islands claimed by Vietnam and the Republic during the same patrol. On November 3, 2015, the head of the United States Pacific military command stated that the United States will continue to conduct such operations in the West Philippine Sea.

On July 12, 2016, the Tribunal issued its decision pursuant to the dispute settlement procedures established under the UNCLOS. The Tribunal determined that as between the Philippines and China, the UNCLOS defines the scope of maritime entitlements in the West Philippine Sea and that such entitlements may not extend beyond the limits imposed therein. Accordingly, the Tribunal determined that China’s claims to historic rights, or other sovereign rights or jurisdiction, with respect to the relevant maritime areas of the West Philippine Sea are contrary to UNCLOS and without lawful effect to the extent that they exceed the geographic and substantive limits of China’s maritime entitlements under the UNCLOS. The Tribunal concluded that the UNCLOS superseded any historic rights or other sovereign rights or jurisdiction in excess of the limits imposed under the UNCLOS.

The Tribunal classified the shoals and reefs in the West Philippine Sea according to their natural condition at high tide and low tide. It was determined that although Scarborough Shoal, Johnson Reef, Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), McKennan Reef and the Spratly Islands all contain features that remain above water during high tide, these high tide features cannot sustain human habitation or economic life and thus are not entitled to an exclusive economic zone or continental shelf under the UNCLOS. Similarly, it was determined that Mischief Reef and Second Thomas Shoal are both low tide elevations that generate no maritime zones of their own. Accordingly, in respect of the foregoing, there is no possible entitlement by China to any maritime zone. Finally, the Tribunal found that both Mischief Reef and Second Thomas Shoal are located within 200 nautical miles of the Philippines’ coast on the island of Palawan and are located in an area that is not overlapped by the entitlements generated by maritime features claimed by China; therefore, Mischief Reef and Second Thomas Shoal form part of the exclusive economic zone and continental shelf of the Philippines.

Regarding interference in the Republic’s exclusive economic zone, the Tribunal found that China has, through the operation of its marine surveillance vessels, breached Article 77 of the UNCLOS with respect to the Philippines’ sovereign rights over its continental shelf, and that China has, by promulgating its 2012 moratorium on fishing in the West Philippine Sea, without exception for areas of the West Philippine Sea falling within the exclusive economic zone of the Philippines and without limiting the moratorium to Chinese flagged vessels, breached Article 56 of the UNCLOS with respect to the Philippines’ sovereign rights over the living resources of its exclusive economic zone. Similarly, the Tribunal found that in failing to prevent fishing by Chinese-flagged vessels at Mischief Reef and Second Thomas Shoal in May 2013 and its failure to prevent Chinese fishing vessels from engaging in harmful harvesting activities of endangered species at Scarborough Shoal, Second Thomas Shoal and other features in the Spratly Islands, China had breached its obligations under Articles 58(3), 192 and 194(5) of UNCLOS, and that China unlawfully prevented Filipino fishermen from engaging in traditional fishing at Scarborough Shoal from May 2012 onwards.

Regarding the island-building activities by China at Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), Johnson Reef, Hughes Reef, Subi Reef and Mischief Reef, the Tribunal also found that China had breached Articles 192, 194(1), 194(5), 197, 123 and 206 of the UNCLOS in failing to protect and preserve the marine environment. Moreover, the Tribunal found that in constructing installations and artificial islands at Mischief Reef without the authorization of the Philippines, China had breached Articles 60 and 80 of the UNCLOS with respect to the Philippines’ sovereign rights in its exclusive economic zone and continental shelf.

Finally, regarding clashes between Chinese and Filipino vessels in the West Philippine Sea, the Tribunal found that China has, by virtue of the conduct of Chinese law enforcement vessels in the vicinity of Scarborough Shoal, created serious risk of collision and danger to Philippine vessels and personnel. The Tribunal found that China has violated Rules 2, 6, 7, 8, 15 and 16 of the Convention on the International Regulations for Preventing Collisions at Sea and, as a consequence, is in breach of Article 94 of the UNCLOS.

Immediately following the arbitral award, the Republic reiterated its abiding commitment to efforts to pursue the peaceful resolution and management of disputes with a view to promoting and enhancing peace and stability in the region. In a statement published on July 12, 2016, China declared that it considers the award null and void and without binding force. China reiterated its positions that the arbitration initiated by the Republic was in violation of earlier agreements between China and the Philippines to resolve relevant disputes in the West Philippine Sea through negotiations and that the Tribunal has no jurisdiction over the dispute.

From October 18-21, 2016, President Duterte undertook a state visit to China, at which the West Philippine Sea was discussed, among other matters. In a joint statement following the visit, both sides committed to enhance cooperation between their respective coast guards to address maritime emergency incidents, as well as humanitarian and environmental concerns in the West Philippine Sea in accordance with universally recognized principles of international law including the UNCLOS. Both sides affirmed that contentious issues are not the sum total of the Philippines-China bilateral relationship and reaffirmed the importance of maintaining and promoting peace and stability, freedom of navigation in and over-flight above the West Philippine Sea, addressing their territorial and jurisdictional disputes by peaceful means, without resorting to the threat or use of force, through friendly consultations and negotiations by sovereign states directly concerned. Both sides also committed to the full and effective implementation of the 2002 Declaration on the Conduct of Parties in the South China Sea and to work substantively toward the early conclusion of a Code of Conduct in the West Philippine Sea based on consensus.

In August 2017, the 50th ASEAN Foreign Ministers’ Meeting was held in Manila and a Joint Communique was issued in relation to the West Philippine Sea. The Joint Communique emphasized the importance of non-militarization and self-restraint in the conduct of all activities by claimants and all other states. It also encouraged an improved cooperation between ASEAN and China, including the adoption of the Code of Conduct framework.

In a meeting held in Vietnam in November 2017, President Duterte and Chinese President Xi Jinping agreed to handle the West Philippine Sea conflict through bilateral talks and reaffirmed the importance of peace in the West Philippine Sea. A few days later, at the 31st ASEAN Summit and the 20th ASEAN-China Summit, ASEAN members and China announced an agreement to begin discussion on a Code of Conduct in the West Philippine Sea to implement the 2002 ASEAN-China Declaration on the Conduct of Parties based on a negotiating framework siged in August 2017.

In March 2018, the Philippines and China identified two areas in the West Philippine Sea where joint exploration for oil and gas could be undertaken. The areas included contested terriroty. In May 2018, the Republic’s then Foreign Minister Alan Peter Cayetano said that President Duterte would forcibly oppose China if it unilaterally mines the natural resources in the West Philippine Sea. The same month, Chinese strategic bombers reportedly landed on a West Philippine Sea island base, raising tensions. In July 2018, it was reported that Philippine military aircraft were receiving an increased number of Chinese radio messages warning them to stay away from fortified islands and other territories in the West Philippine Sea claimed by both countries. In September 2018, it was reported that the Philippines and China were negotiating a deal that would enable them to jointly exploit the underwater oil and gas in disputed areas.

Should the territorial dispute in the West Philippine Sea escalate or continue, the Republic’s interests in fishing, trade and offshore drilling may be adversely affected. The Kalayaan Island Group, in the West Philippine Sea, is rich in marine and energy resources and serves as an important source of food, livelihood and foreign exchange earnings. The discovery of oil and natural gas in commercial quantities in the region has also been important in supporting the Republic’s energy needs. One of the 29 existing petroleum service contracts awarded by the Republic is located in this area. A total of approximately 880 thousand hectares are covered by this service contract. This service contract is aimed at developing an estimated 1.4 to 4.6 trillion cubic feet of natural gas.

In addition, should tensions with China escalate due to the dispute in the West Philippine Sea or other reasons, the volume of trade between the Republic and China may be adversely affected. The Republic meets a significant amount of its steel requirements from Chinese imports, thus the supply of steel available to the Republic may be reduced, which, among other things, may affect infrastructure development in the Republic. Bilateral trade between the Republic and China increased steadily from 2010 to 2014. In 2015, the bilateral trade between the two countries slightly decreased; however, from 2015 to 2017, the bilateral trade between the Republic and China has increased steadily again, reaching $23.7 billion in 2017, an increase of 8.6% over the 2016 level of $21.9 billion. Exports to China accounted for 11.7% of the Republic’s total exports in 2017 and 12.4% in the first six months of 2018, and imports from China accounted for 18.2% of the Republic’s total imports in 2017 and 19.3% in the first six months of 2018. In the past few years, China has been the Republic’s second largest trading partner. In 2017, 968,477 Chinese tourists visited the Philippines, an increase of 43.3% from 2016.

The Republic is committed to resolving disputes in the West Philippine Sea through peaceful and rules-based means and diplomatic solutions, without threat or use of force, and in accordance with international law, specifically the UNCLOS.

EDCA

On April 28, 2014, the Philippines and the United States signed the Enhanced Defense Cooperation Agreement (the “EDCA”) with the goal of advancing the implementation of the Philippine – U.S. Mutual Defense Treaty, through the promotion of interoperability, capacity-building towards AFP modernization, strengthening the AFP for external defense, maritime security, maritime domain awareness and humanitarian assistance and disaster response. In 2015, the United States requested access to eight military bases to rotate troops, aircraft and ships. This request was deferred pending the outcome of a decision by the Supreme Court on the constitutionality of the EDCA. On January 12, 2015, the Supreme Court upheld the constitutionality of the EDCA.

Since taking office on July 1, 2016, President Duterte has spoken publicly about the potential of the Philippines ending certain mutual defense treaties and agreements with the United States, including the EDCA; however, no formal plans have been announced. In a written statement published on September 6, 2016, the Department of Foreign Affairs affirmed that President Duterte continues to value the alliance with the United States, noting that both countries share common goals in their pursuit of the war against drugs, terrorists, crime and poverty. While asserting the intent of the Philippines to chart an independent foreign policy and promote closer ties with all nations, President Duterte expressed his deep regard for the enduring partnership between the Philippines and the United States.

President Duterte and U.S. President Trump have reaffirmed commitment to the EDCA during a bilateral meeting held on November 14, 2017 in Manila. The two leaders also reaffirmed their commitment to continue defense cooperation, including by reinforcing respective national defense capabilities and inter-operability and enhancing joint activities, disaster response, and cybersecurity. They also reiterated commitments to uphold principles on freedom of navigation and overflight, and the exercise of self-restraint.

In April 2018, construction began on the first facility in the Basa Air Base in Pampanga in northern Luzon. The site is expected to include a multi-purpose warehouse that will primarily store assets for humanitarian assistance and disaster response.

Natural Disasters

Typhoons and Flooding

Frequent regional typhoons and intense rainfall, in part due to climate change, make regions of the Republic susceptible to flash floods and landslides. In urban areas such as Metro Manila, clogging and siltation of drainage laterals and waterways caused by improper disposal of solid waste, obstructions and the presence of informal settlements along open waterways contribute to flooding. Low lying urban and rural areas, which serve as catch basins of rain water within a watershed or river basin, also suffer from problems posed by unplanned and unregulated developments such as temporary housing and infrastructure projects and the presence of industrial operations along upstream waterways. Flooding, including as a result of Typhoon “Yolanda,” has affected hundreds of thousands of Filipinos and resulted in numerous fatalities. In addition, flooding in the Philippines has resulted in and may continue to result in significant damage to rice and other agricultural production, infrastructure and private property. Flooding and other natural disasters continue to pose a threat to other sectors such as transportation and health, and the economy as a whole. In addition to direct damage, natural disasters also inhibit social and economic development because funds must be reallocated from existing programs to finance relief and reconstruction assistance.

The transportation sector is heavily affected by floods and other natural disasters that damage roads and bridges. If a natural disaster destroys critical transportation infrastructure, roads and bridges must be repaired before other disaster-related damage can be addressed. As a result, damage to transportation infrastructure can compound the effect that floods have on other sectors. For instance, the impact of flooding and other natural disasters on the health sector is mostly seen in the disruption of the delivery of health services. Damaged roads and bridges hinder the efficient transport of patients to hospitals and medical facilities in cities and reduce the capacity of the Government to deliver timely medical services to affected populations in rural areas.

Flooding also adversely affects agricultural production by damaging crops, livestock, poultry and fisheries, as well as destroying fishing boats, farming equipment, inventory and agricultural infrastructure such as irrigation channels, spillways and farm-to-market roads. In urban areas, the manufacturing, construction, wholesale and retail, restaurant and real estate industries are also impacted by the damage caused by flooding.

In November 2013, Typhoon “Yolanda” (also known as Typhoon “Haiyan”), the Philippines’ worst typhoon on record, made landfall in Eastern Samar, sustaining winds of 270 to 312 km/h while passing over the Philippines. The impact of Typhoon “Yolanda” was centered on regions six, seven and eight in the Republic. A State of National Calamity was declared in Samar, Leyte, Cebu, Iloilo, Capiz, Aklan and Palawan, and as of April 17, 2014, 6,300 people were reported dead from the storm, 1,061 persons were reported missing and 28,689 persons had been injured. As of the same date, estimated damages had reached ₱89.6 billion, comprising an estimated ₱55.1 billion to the social sector, ₱21.8 billion to the productive sector, ₱9.6 billion to infrastructure and ₱3.1 billion in cross-sectoral damages in the regions affected by the storm.

As of March 31, 2016, a total of ₱105.4 billion had been released for Yolanda-related programs and projects. Since Typhoon “Yolanda,” the Philippine transportation agencies have completed 36 airports and 23 seaport rehabilitation projects as part of their rehabilitation projects.

On December 4, 2014, Typhoon “Ruby” (also known as Typhoon “Hagupit”) entered the Philippines. The impact of Typhoon “Ruby” was centered on regions three through eight of the Republic, where a total of approximately 4.1 million persons were affected, including 18 deaths and a total of 916 injured persons. As of December 19, 2014, the estimated total cost of damages amounted to ₱5,090.3 million, comprising ₱1,435.8 million in damages to infrastructure and ₱3,654.5 million in damages to agriculture.

On October 18, 2015, Typhoon “Lando” (also known as Typhoon “Koppu”) made landfall in the Philippines. A total of approximately 24,000 persons were pre-emptively evacuated before landfall. As of October 28, 2015, approximately 2,898,507 persons were affected in regions one to three, four A, five, the National Capital Region and the Cordillera Administrative Region, 47 people had died, 83 were injured and four were reported missing. The estimated costs of damages reached ₱11.0 billion, comprising ₱9.7 billion to agriculture and ₱1.3 billion to infrastructure as of November 3, 2015.

On December 14, 2015, Typhoon “Nona” (also known as Typhoon “Melor”) made landfall in the Philippines. A total of approximately 743,000 persons were pre-emptively evacuated before landfall. As of December 22, 2015, approximately 286,552 persons were affected in regions three, four B, five and eight, 42 people had died, 24 were injured and four were reported missing. The estimated costs of damages reached ₱5.2 billion, comprising ₱3.1 billion to agriculture and ₱2.1 billion to infrastructure as of December 22, 2015.

On October 16, 2016, Typhoon “Karen” (also known as Typhoon “Sarika”) made landfall over Baler, Aurora. More than 12,000 houses were damaged, and the total cost of damages brought by Typhoon Karen were estimated at ₱3.9 billion, including ₱226 million of damage to infrastructure and ₱3.6 billion of damage to agriculture.

On October 17, 2016, Typhoon “Haima” (also known as Typhoon “Lawin”) affected the Philippines, sustaining winds of up to 215 km/h and bringing heavy rainfalls within a 600 kilometer diameter of Typhoon “Haima.” Typhoon “Haima” intensified into a super typhoon and made landfall in Penablanca, Cagayan and continued to Apayao. According to The National Disaster Risk Reduction and Management Council’s report on October 25, 2016, there was a total of 90,035 damaged houses, 55 barangays and 101 road sections affected by flooding. A state of calamity was declared in six regions and a total of ₱3.7 billion worth of damages was reported, comprising ₱2.7 billion of damages to infrastructure and ₱1.0 billion of damages to agriculture.

On December 25, 2016, Typhoon “Nock-ten” (also known as Typhoon “Nina”) made landfall on the eastern island province of Catanduanes with gusts of 235 kilometers an hour. A state of calamity was declared in two provinces and more than 87,000 families were preemptively evacuated across 18 provinces. As of December 27, 2016, a total of seven people have been reported dead, with damages to the agriculture and infrastructure sectors reported to be over ₱5.2 billion.

On December 16, 2017, Typhoon “Francisco” (also known as Typhoon “Urduja”) made its first landfall in San Policarpio, Eastern Samar and subsequently four additional landfalls in the Philippines between December 17 and December 18, 2017. According to The National Disaster Risk Reduction and Management Council’s report on December 27, 2017, approximately 1.8 million people were affected by Typhoon Francisco and a total of 47 were reported dead and over 80 people were reporting missing. The estimated cost of damages as of December 27, 2017 reached over ₱1.6 billion and approximately ₱103 million worth of assistance has been provided to the affected regions.

On December 22, 2017, Typhoon “Tembin” (also known as Typhoon “Vinta”) made landfall in southern Philippines in Cateel, Davao Oriental. According to The National Disaster Risk Reduction and Management Council’s report on December 27, 2017, more than 160 people were reported dead and more than 170 people were missing. The estimated cost of damages as of December 27, 2017 reached over ₱200 million and approximately ₱12 million worth of assistance has been provided to the affected regions.

In July 2018, Tropical Strom “Josie”, in combination with seasonal monsoons and earlier storms, caused severe flooding in the Philippines, affecting over 700,000 people and killing several individuals. In August 2018, Typhoon “Karding” (also known as Typhoon “Yagi”) forced over 54,000 people to move to safety when Manila and nearby provinces suffered severe flooding.

In September 2018, Typhoon “Ompong” (also known as Typhoon “Mangkhut”) made landfall on the island of Luzon. According to the National Disaster Risk Reduction and Management Council’s report on October 4, 2018, a total of 79 people were reported dead and 138 people were injured and two people were missing. Most deaths were the result of landslides caused by the storm. The storm also caused extensive damage to crops and buildings, including in the city of Tuguegarao. The estimated cost of damages as of October 4, 2018 reached approximately ₱33.7 billion and approximately ₱240.6 million worth of assistance has been provided to the affected regions.

Earthquakes

The Philippines is located along a complex system of fault lines, which geologists refer to as the “Philippine Mobile Belt.” As a consequence, the Republic is susceptible to periodic seismic activity, such as the magnitude 7.8 earthquake on Luzon Island in 1990. On October 15, 2013, an earthquake with a magnitude of 7.2 struck Tagbilaran City, Bohol and Cebu City in the Visayas region. This seismic event caused the deaths of 218 people and injured an additional 768 individuals. As a result of the earthquake, 344,919 people were displaced and 68,486 homes were damaged. The National Disaster Risk Reduction and Management Council estimated that damage to infrastructure and buildings from the earthquake amounted to ₱2.2  billion.

Philippine Economy

Overview

Like many developing countries after World War II, the Philippines protected local industry from foreign competition through measures such as import tariffs and quotas, and hoped to replace imported finished goods with domestically produced goods over time. Successive administrations also intervened in domestic economic affairs by imposing quantitative trade barriers, price controls and subsidies. Initially, the economy grew rapidly, with GNI growing at an average rate of 5.7% per annum from 1970 to 1980, largely due to increased exports and Government investments. Infrastructure spending increased, and state ownership and nationalization of commercial enterprises became more prevalent. By the early 1980s, however, the Republic began to face increasing budget deficits, growing levels of foreign and domestic borrowing, rising inflation, climbing interest rates, a depreciating peso, declining investment capital and slowing economic growth or, at times, a contraction in GNI. The Republic’s unstable political situation during that period, highlighted by the assassination of opposition leader Benigno Aquino in 1983, exacerbated its economic problems.

The general optimism brought about by the peaceful removal of the unpopular Marcos administration in 1986 helped economic recovery. GNI grew by 3.4% in 1986, increasing to a growth of 6.8% in 1988 before reversing to a decline of 0.6% in 1991. The economic contraction in the early 1990s was caused principally by underlying macroeconomic imbalances, compounded by supply bottlenecks, natural disasters, political instability, a global recession and the Persian Gulf crisis of 1990 to 1991.

The government of President Corazon Aquino, who came to power in 1986, embarked on a stabilization program aimed at preventing an upsurge in inflation, controlling the fiscal deficit and improving the external current account position. The economy responded favorably to these measures, posting increases in GNI, investments, private consumption and imports in 1992. The Corazon Aquino administration also recognized that the Republic’s economic difficulties in large part resulted from its protectionist policies. The Corazon Aquino administration therefore initiated reforms to open the economy to market forces and reduce the size and role of the government in the Philippine economy. The government of President Fidel Ramos, who assumed office in 1992, accelerated the reform efforts initiated by the Corazon Aquino administration. Following a review of a number of the policies and programs initiated by previous administrations, the Estrada administration continued many of the financial policies and market-oriented reforms of the Corazon Aquino and Ramos administrations.

After the onset of the Asian economic crisis in mid-1997, the Philippines experienced economic turmoil characterized by currency depreciation, a decline in the performance of the banking sector, interest rate volatility, a significant decline in share prices on the local stock market and a reduction of foreign currency reserves. These factors led to a slowdown in the Philippine economy in 1997 and 1998. In response, the Government adopted a number of policies to address the effects of the Asian economic crisis by strengthening the country’s economic fundamentals.

The Philippines was not as severely affected by the Asian financial crisis as many of its neighbors, aided in part by remittances from OFWs. With the exception of 1998, when agricultural harvests were negatively impacted by poor weather and drought, the Republic has recorded positive real GDP growth every year since the Asian financial crisis. After a 0.6% decline in 1998, GDP growth increased to 3.1% in 1999 and 4.4% in 2000 before slowing down to 2.9% in 2001. The slowdown was largely due to global security concerns, domestic political uncertainty, and a global economic downturn that reduced demand for Philippine products by the United States and Japan. In the early 2000s, the Government pursued economic strategies to improve infrastructure, implement changes to the tax system, support deregulation and privatization of the economy, and further develop trade ties within Asia. GDP growth increased to 3.7% in 2002 and 5.0% in 2003 notwithstanding the impact of the Iraq War, the SARS epidemic and credit ratings downgrades. GDP growth accelerated to 6.7% in 2004 before leveling off to 4.8% in 2005 and 5.2% in 2006.

Beginning in the second half of 2007, the short-term funding markets in the United States experienced credit issues, leading to liquidity disruption in various markets. In particular, subprime mortgage loans in the United States experienced increased rates of delinquency, foreclosure and loss. These and other related events had a significant adverse impact on the global credit and financial markets as a whole, which included the bankruptcy filings by, and the acquisition, restructuring and nationalization of, certain financial institutions. Regulators in the United States, Europe and Asia took steps in response to the unprecedented conditions facing financial institutions in their jurisdictions. Against the backdrop of the global financial crisis, the Republic has experienced limited exposure to subprime assets and bankrupt financial institutions. Nonetheless, in 2008, the Republic experienced slower growth rates, a weakening of equity prices, a lower exchange rate for the peso against major currencies and increasing inflation. In 2009, the Republic’s economy began to exhibit indications of a recovery, although certain of the Republic’s economic recovery policies had yet to result in positive effects. OFW remittance levels in 2009 exceeded the Republic’s forecasts and supported growth in the economy despite continuing slowdowns in other production sectors, while increased Government spending in an effort to stimulate the economy resulted in an increasing fiscal deficit.

In 2010, the Republic continued its recovery despite an erratic economic recovery globally. In the second quarter of 2010, certain European nations experienced widening yields on their debt securities, triggering widespread restructuring and necessitating a financial bailout from other nations in the region. The bailout failed to resolve the crisis, and in January 2012 Standard & Poor’s downgraded the sovereign credit ratings of some European countries. Fitch and Moody’s issued similar downgrades in February 2012. More recently, in 2015 the new Greek government engaged in intensive bailout negotiations with the so-called “troika” of creditors (the European Commission, the European Central Bank and the IMF), and on June 30, 2015, Greece failed to make an IMF loan repayment of €1.55 billion. During the course of these negotiations, substantial uncertainty surrounded their outcome, causing volatility and unpredictability in financial markets around the world and raising the risk of renewed market turmoil or a potential exit by Greece from the Eurozone.

Along with most Asian and emerging markets, the Republic was largely spared from the substantive effects of these events due to minimal trade and financial linkages with the affected nations, but the situation in Europe further highlights the need for fiscal consolidation and more effective risk management by the Republic. The threat of sovereign defaults in the European Union and the possible consequential effects on the international financial system, including the effects on global credit and liquidity, remain a systemic concern in the international markets. In light of this, the Republic has sought through its financial regulatory framework and monetary policy to mitigate the impact on the Republic of the European sovereign debt crisis and the resulting economic slowdown in Europe.

Europe is one of the primary destinations of Philippine exports. According to data from the PSA, in 2017 and the first six months of 2018, the European Union accounted for approximately 14.0% and 14.0%, respectively, of the Republic’s total exports. Between January and June 2018, total exports to the European Union amounted to $4.6 billion. According to the latest data available from the PSA, during the first nine months of 2017, remittances from OFWs in Europe amounted to ₱14.4 billion, or 9.8%, of total OFW remittances. A prolonged or worsened European sovereign debt crisis, including further bailouts of countries in the European Union, a potential exit of one or more European Union member states from the Eurozone and other uncertainties in the monetary union, may adversely affect the Philippine economy, resulting in, among other things, higher prices, job losses and weakened balance of payments performance. Benefits provided through the Philippine Social Security System and the Government Service Insurance System may be adversely affected due to a consequential rise in unemployment. In addition, the continuation of the European sovereign debt crisis could affect investor risk perception, which in turn could result in tighter global credit and reduced liquidity in the financial markets.

According to the latest IMF world economic outlook update in July 2018, IMF projections call for 3.9% growth in world output for both of 2018 and 2019, higher than 3.7% in 2017 and 3.2% in 2016. Against this backdrop, Philippine exports grew by 19.7% in 2017 compared to a 2.4% contraction in 2016. Real GDP growth for 2017 was 6.7%, largely due to 6.8% growth in the service sector, driven primarily by the trade and repair of motor vehicles, motorcycles, personal and household goods subsector and real estate, renting and business activities, and 7.2% growth in the industry sector, driven primarily by manufacturing and construction activities.

While the Philippine economy continued to perform strongly in the first six months of 2018, the IMF maintained its Philippine economic growth forecast for 2018, at an earlier outlook of 5.3% for both 2018 and 2019. The IMF, however, remains optimistic about growth in the Philippines.

The Republic believes that domestic liquidity remains adequate to meet the demand for financing to support economic growth in the Philippines; however, there can be no assurance that a contraction in liquidity in the international financial markets due to events in Europe or other causes will not adversely impact the financial condition of the Republic or of Philippine companies generally.

Recent Economic Indicators

The following table sets out the performance of certain of the Republic’s principal economic indicators for the specified periods.

	2013	2014	2015	2016	2017		2018 (1)
GDP growth (%) (at constant 2000 prices)	7.1	6.1	6.1	6.9	6.7		6.3
GNI growth (%) (at constant 2000 prices)	7.8	6.0	5.8	6.7	6.6		6.0
Inflation rate (2012 CPI basket)(%)	2.6	3.6	0.7	1.3	2.9		5.0	(2)
Unemployment rate	7.2	6.8	6.3	5.5	5.7		5.4	(3)
91-day T-bill rate (%)	0.3	1.2	1.8	1.5	2.1		3.1	(2)
External position(4)
Balance of payments ($ million)	5,085	(2,858)	2,616	(1,038)	(863)		(3,257)
Export growth (%)	8.8	9.5	(5.3)	(2.4)	19.7		3.4
Import growth (%)	0.5	4.8	8.7	18.4	14.2		13.2
External debt ($ billion)	78.5	77.7	77.5	74.8	73.1		72.2
International reserves
Gross ($ billion)	83.2	79.5	80.7	80.7	81.6		74.9	(2)
Net ($ billion)	83.2	79.5	80.7	81.0	81.6		74.9	(2)
Months of retained imports(5)	11.6	9.9	9.9	8.8	7.7		6.8	(2)
Domestic credit growth (%)	10.6	17.8	11.5	17.0	15.6	(6)	15.3	(6)

Sources: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data as of or for the six months ended June 30, 2018, unless otherwise indicated.

(2)	Preliminary data as of or for the nine months ended September 30, 2018.

(3)	Figure represents the preliminary results of the July 2018 round of the Labor Force Survey.

(4)

Includes Bangko Sentral obligations, public sector debt, whether or not guaranteed by the Government, and private sector debt registered and approved by Bangko Sentral. Does not include inter-company accounts of Philippine branches of foreign banks, private sector debt not registered with Bangko Sentral or private sector obligations under capital lease arrangements. Figures reflect the change in treatment of offshore banking units from non-resident to resident entities, pursuant to the BPM5 framework. Figures also reflect the change in treatment of the property income and expense accounts pursuant to the BPM6 framework.

(5)	Number of months of average imports of goods and payments of services and income that can be financed by reserves.

(6)	Figure represents the average of the growth rates for each quarter in the respective year.

Restructuring of the Electric Power Industry

The EPIRA, which became effective on June 28, 2001, provided the legal framework for the restructuring of the electric power industry, the privatization of NPC and the establishment of various open market devices to promote free and fair competition.

Pursuant to the EPIRA, the power industry was restructured to comprise four sectors: generation, transmission, distribution and supply. To allow the industry to adjust to a market-oriented setting and to help mitigate adverse economic consequences of the restructuring, the EPIRA also contains transition mechanisms dealing with, among other issues, transition supply contracts, independent power producer (“IPP”) contracts, and “stranded costs and debts” that NPC will not be able to dispose of or settle subsequent to its privatization.

To reorganize NPC’s assets and liabilities, two entities were created pursuant to the EPIRA:

•	PSALM, which took ownership of all of NPC’s then existing generation assets, liabilities, real estate, and other disposable assets, as well as certain IPP contracts; and

•

Transco, an entity wholly owned by PSALM, which assumed NPC’s electricity transmission assets. In January 2009, following an action for the right to operate Transco’s nationwide electrical transmission system under a 50-year franchise agreement, PSALM transferred the management and operation of Transco’s transmission system to the National Grid Corporation of the Philippines, which was formed by a consortium of Monte Oro Grid Corporation, Calaca High Power Corporation and State Grid Corporation of China; however, Transco retains ownership of its assets under the arrangement.

Since the passage of the EPIRA, NPC’s operations have been limited to subsidized off-grid and island grid electrification projects in remote areas, referred to as “missionary electrification.”

In 2014, the Department of Energy made an assessment indicating that there may be a power supply shortfall of up to 300 megawatts (“MW”) during the summer of 2015 in Luzon. In response to this assessment, on September 12, 2014, former President Aquino requested that the Congress grant him emergency powers, pursuant to Section 71 of the EPIRA, to authorize the establishment of additional electric power-generating capacity. Pursuant to this request, Congress granted former President Aquino the authority to spend approximately ₱6.0 billion to provide 300 MW of additional generation capacity to the Luzon grid. The Luzon grid has been experiencing power supply shortages since June 2015. To address these shortages, the Government is currently pursuing alternatives for the creation of additional power generating capacity. The NPC, through the Manila Electric Company, is also implementing a power supply augmentation program, whereby large load energy users, such as commercial and industrial users, will run standby generators to ease power demand from the grid during peak usage hours.

During the reporting period of November 2014 to April 2015, the Department of Energy reported that the Republic had faced major challenges in implementing measures to address the predicted limited power supply during the summer months of 2015. The Department of Energy recommended that former President Aquino again request emergency powers under Section 71 of the EPIRA on Electric Power Crises Provision to address these challenges.

In 2016, a number of new power plants commenced commercial operation, which increased the country’s total installed capacity from 18,765 MW in 2015 to 21,423 MW in 2016. In 2016, the Republic also experienced a significant increase in electricity consumption of 10% due to several factors such as the increase in temperature and utilization of cooling equipment aggravated by strong El Niño effects, the national elections and an increase in economic growth generally.

In the first half of 2017, the Philippine power system remained generally stable notwithstanding the natural calamities experienced during the period such as earthquakes in Luzon. The Department of Energy cites the relatively low demand during critical supply periods and the increase in power generation capacity of 237MW as among the key factors for maintaining the stability of the power system.

Privatization of NPC’s Assets and Open Access

PSALM has been privatizing NPC’s generation assets through public bidding processes since the last quarter of 2003. As of June 30, 2018, a total of 36 generation assets, including 27 generating plants and five decommissioned plants, had been successfully transferred by PSALM to private owners, representing a total generation capacity of 4,601 MW. PSALM has also begun to transfer to private entities (known as IPP administrators) the management and control of the energy output of NPC power plants covered by IPP contracts. As of June 30, 2018, PSALM had successfully bid out aggregate contracted capacities totalling 3,508 MW, leaving five assets under invitation to bid.

Having met the preconditions for the implementation of retail competition and open access, which include, among others, the privatization of at least 70% of the total capacity of NPC’s generating assets, and the transfer to IPP administrators of the management and control of at least 70% of the total energy output of plants under contract with NPC in Luzon and Visayas, the ERC issued a resolution declaring the EPIRA’s compliance with the preconditions and the commencement of retail competition and open access for Luzon and Visayas on December 26, 2011. However, upon consultation by the Philippine Department of Energy with various stakeholders, the implementation of retail competition and open access was deferred pending the promulgation of retail market rules, the development of the Central Registration Body’s IT Systems and Processes, the approval of the Distribution Utilities’ Business Separation Unbundling Plan and the Accounting and Cost Allocation Manual and the conclusion of a stakeholders’ readiness assessment and information and education campaign for all stakeholders.

Retail competition and open access for Luzon and Visayas commenced on June 26, 2013, starting with end-users of electricity with an average peak demand of at least 1.0 MW. During a transitional period, these heavy users of electricity are permitted to remain with their historical utilities providers until they have entered into a retail supply contract with a licensed retail electricity supplier. Open access is intended to permit electricity suppliers to compete freely on the open market by allowing consumers to choose from which ERC-authorized entity to purchase electricity supplied over a common transmission network.

As of June 30, 2018, the successful privatization of the power plants, both operational and decommissioned, generated an aggregate of ₱162.9 billion in proceeds, while the successful transfer of the six IPPs generated ₱482.5 billion in proceeds. In addition, the successful sale of the Transco concession generated ₱264.8 billion in proceeds. In total, the proceeds from the privatization of power assets were approximately ₱910.2 billion. The privatization proceeds have been used and continue to be used to service the financial obligations of the NPC. Pursuant to the Implementing Rules and Regulations of the EPIRA, NPC plans to continue to privatize the Republic’s power generation assets.

To facilitate the full implementation of open access, the Department of Energy issued a circular in June 2015 requiring that all end-users of electricity with an average peak demand of at least 750 kilowatts (“kW”) enter into retail supply contracts with retail electricity suppliers by no later than June 25, 2016. Additionally, based on the performance of the retail market, the ERC may permit end-users with average peak demand of between 501 kW and 750 kW to choose their retail electricity suppliers by June 26, 2018.

In February 2017, the Supreme Court issued a temporary restraining order enjoining the Department of Energy and the ERC from implementing certain rules on Retail Competition and Open Access. The Supreme Court agreed with the argument advanced by a group of consumers opposed to mandatory migration of end-users to the contestable market, observing that there appears to be no basis under the EPIRA for the mandatory migration scheme. To address the Supreme Court’s concerns, in December 2017, the Department of Energy issued two department circulars: (i) a circular that contained policies for contestable consumers and declared that customers with an average demand peak of 750kW or more may participate in the Retail Competition and Open Access regime on a voluntary basis; and (ii) a circular that contained policies for retail electricity suppliers and listed the entities that may be considered a retail electricity supplier. The Supreme Court is yet to issue its decision.

Cost Adjustments Relating to GRAM and ICERA

Historically, NPC has employed an automatic cost adjustment mechanism that allowed it to pass on costs associated with its IPP contracts to power consumers. However, in 2002, then President Arroyo issued a presidential directive ordering NPC to reduce the adjustments. Identifying problems with how these adjustments were calculated, the ERC promulgated two new price adjustment mechanisms, the Generation Rate Adjustment Mechanism (“GRAM”), which allowed for the recovery of incremental fuel and purchased power costs due to changes in fuel prices and cost of purchased power from IPPs, and the Incremental Currency Exchange Rate Adjustments (“ICERA”), which allowed for the recovery of incremental costs incurred as a result of foreign currency exchange rate fluctuations. The implementing guidelines for GRAM and ICERA, which allowed for quarterly adjustments in generation rates, were approved by the ERC in February 2003.

On March 26, 2012, the ERC allowed PSALM and NPC to recover the 10th to 17th GRAM, which covered the billing period from October 2008 to April 2010, and the 15th to 16th ICERA, which covered the billing period from July 2009 to April 2010. The recovery would be effective from the April 2012 billing period until the earlier of the end of the corresponding recovery period, or when the full amount has been recovered. On August 10, 2011, the ERC directed NPC/PSALM to implement the ERC decision on March 26, 2012.

On June 20, 2017, PSALM was directed under an ERC order to continue the implementation of recovering the 10th to 17th GRAM and 15th to 16th ICERA for customers whose electricity requirements were supplied by NPC/PSALM during the GRAM and ICERA test period, amounting to ₱13.0 billion, ₱5.1 billion and ₱0.4 billion for the Luzon, Visayas and Mindanao grids, respectively, for a 60-month recovery period. On October 19, 2017, the ERC deferred the implementation of recovering the 10th to 17th GRAM and 15th to 16th ICERA to the January 2018 billing period.

Cost Adjustments Relating to the Automatic Cost Recovery Mechanism

On August 14, 2008, PSALM submitted proposed rules for the automatic recovery of NPC and PSALM’s generation assets’ monthly fuel, purchased power and foreign exchange-related costs to the ERC. On August 3, 2009, the ERC approved a resolution adopting the rules for the automatic cost recovery mechanism (“ACRM”). This mechanism replaced the GRAM and ICERA methodology and has been in effect since the March 2010 billing period.

The ACRM entails a monthly adjustment in fuel, purchased power costs and foreign exchange-related costs. Using the movement of approved indices as a proxy, any incremental changes attributable to fluctuations in fuel prices, costs of power purchased from IPPs and fluctuations in exchange rates are automatically passed on to customers on a monthly basis.

From March 2010 to May 2016, the implementation of the monthly ACRM allowed PSALM to bill average rates of ₱0.6086 per kilowatt-hour (“kWh”) for Luzon, ₱0.2315 per kWh for Visayas and ₱0.0766 for Mindanao. The monthly ACRM was set to zero from the June 2016 billing period in the Luzon, Visayas and Mindanao grids to avoid excessive recovery as a result of privatization of the power generation plants.

According to the ACRM rules, every 12 months PSALM is required to calculate true-up adjustments in order to reflect the difference between the actual allowable costs and the amounts already billed from NPC/PSALM regular customers through basic generation rates and the monthly ACRM.

The first ACRM true-up adjustment was filed by PSALM on August 18, 2011, covering March 2010 to February 2011 and seeking approval to recover ₱4.2 billion. The second ACRM true-up adjustment was filed by PSALM on April 30, 2012, covering March 2011 to December 2011 and seeking to recover ₱2.11 billion. The third ACRM true-up adjustment was filed on May 2, 2013, covering January 2012 to December 2012 and seeking to recover ₱1.66 billion. The fourth ACRM true-up adjustment, covering January 2013 to December 2013, was filed on June 30, 2014 seeking approval to recover ₱1.04 billion. The fifth ACRM true-up adjustment, covering January 2014 to December 2014, was filed on June 29, 2015 seeking approval to recover ₱0.52 billion.

The sixth ACRM true-up adjustment, covering January 2015 to December 2015, was filed on June 30, 2016, seeking approval to recover ₱2.0 billion. The seventh ACRM true-up adjustment, covering January 2016 to December 2016, was filed on June 29, 2017, seeking approval to recover ₱3.5 billion. The eighth ACRM true-up adjustment, covering January 2017 to December 2017, was filed on June 28, 2018, seeking approval to recover ₱5.0 billion.

In June 2017, ERC rendered its decision authorizing PSALM to recover ₱3.0 billion true-up adjustments under the ACRM covering the periods up to 2014. In October 2017, ERC rendered its decision to defer the implementation of the ACRM true-up adjustment and clarified that the recovery cost shall be applied to customers who have drawn power from PSALM during the period covered by ACRM. The ERC also ordered PSALM to resume the implementation of the first to fifth ACRM true-up adjustment from the January 2018 billing period.

Implementation of the Universal Charge

Under the EPIRA, a “Universal Charge” shall be imposed on all end-users of electricity. The Universal Charge is imposed to pay for stranded contract costs of NPC with its eligible IPP contracts, NPC’s remaining debt and contract obligations that will not be liquidated by proceeds from NPC’s privatization (referred to as “stranded debt”), the cost of missionary electrification projects, an environmental charge for the rehabilitation and maintenance of watershed areas and a subsidy for indigenous and renewable sources of energy. After a challenge to the constitutionality of the Universal Charge by various consumer and environmentalist groups claiming it was an undue delegation of legislative power, the Supreme Court upheld the constitutionality of the Universal Charge in July 2007.

As of August 31, 2018, remittances to PSALM for the Universal Charge totaled ₱157.8 billion, of which PSALM had disbursed ₱82.2 billion and ₱1.5 billion for missionary electrification and for environmental charge, respectively, in accordance with the provisions of the EPIRA. PSALM also disbursed cash incentives amounting to ₱0.3 billion to qualified renewable energy developers. Of the total Universal Charge collections, ₱73.0 billion was transferred to PSALM’s stranded contract costs and stranded debts special fund account pursuant to PSALM’s approved guidelines.

Government Financing of NPC

NPC’s capital expenditures were historically financed through borrowings from multilateral organizations, export credit agreements and internal cash generation. Under the EPIRA, the Government was obligated to assume ₱200 billion of NPC’s debt, and the Government assumed $3.4 billion and €500 million (amounting to approximately ₱200 billion) of NPC’s debt in March 2005. In addition, under the EPIRA, PSALM was tasked with the management and liquidation of NPC’s assets and liabilities and it was mandated to assume approximately US$16.6 billion, or ₱830.7 billion of NPC’s liabilities and obligations. Through its privatization of NPC’s assets, PSALM has generated revenue that it has utilized for the management and servicing of NPC’s liabilities, which, pursuant to the EPIRA, PSALM assumed on October 1, 2008. Following the transfer of substantially all of NPC’s assets and liabilities to PSALM as required under the EPIRA, PSALM raised approximately $10.4 billion in Government-guaranteed borrowings from 2001 to 2017 to address its general funding and debt servicing requirements.

Prepayment of NPC Debts

On December 5, 2007, PSALM announced plans to maximize the use of proceeds from its privatization efforts in 2007 by pre-paying a portion of NPC’s outstanding debts. In the first nine months of 2008, PSALM’s prepayments of NPC debt amounted to approximately $1.3 billion in aggregate, which helped lower NPC’s outstanding debt to approximately $18.1 billion as of October 1, 2008. PSALM identified an additional $1.1 billion of NPC debt it intended to prepay in the last quarter of 2008 and 2009. However, in the last quarter of 2008, PSALM suspended its prepayments program as a result of the international credit crisis. On December 2, 2009, PSALM completed an exchange offer through which $600 million of bonds originally issued by NPC and due in 2010 and 2011 were exchanged for longer-termed PSALM bonds due in 2019 and 2024.

NPC’s debt stood at $16.6 billion when the EPIRA was enacted in 2001, but increased considerably between 2001 and 2010 due to NPC’s sustained operating losses. As of 2017, PSALM had paid an aggregate amount of approximately US$29.6 billion of NPC’s debt (including principal, interest and lease obligations) pursuant to its mandate under the EPIRA to manage the assets and liabilities of NPC, including regular debt service. The projected shortfall of PSALM’s cash flow at the end of its corporate life in 2026 is expected to be approximately US$4.0 billion. Under the EPIRA, upon the expiry of PSALM’s statutory mandate, its debts will be assumed by the Government.

Aviation Liberalization Policies and Safety

On March 14, 2011, former President Aquino issued Executive Orders No. 28 and No. 29, creating the Philippine Air Negotiating Panel and the Philippine Air Consultation Panel, and authorizing the Civil Aeronautics Board to explore discussions with foreign air carriers regarding the aviation liberalization policies commonly known as “open skies.” Open skies generally allows operating and traffic rights to be granted to foreign air carriers without restrictions on capacity, frequency or type of aircraft. In line with this policy, these executive orders also seek to liberalize civil aviation in the Philippines through specific initiatives aimed at granting increased air service rights to foreign air carriers, particularly with respect to airports other than Ninoy Aquino International Airport in Manila, with the goal of advancing tourism in the Philippines. The orders also seek to promote a more liberalized general aviation policy for the expansion of cargo direct air services to secondary gateways outside Manila. On May 2, 2011, the Civil Aviation Board adopted the implementing rules and regulations for Executive Order No. 29 after public consultation with aviation stakeholders.

In 2013, the International Civil Aviation Organization lifted its “significant safety concern” assessment of the Philippine civil aviation industry. In April 2014, the U.S. Federal Aviation Administration upgraded the industry’s status to Category 1, allowing more flights to U.S. territories, and the European Union Air Safety Committee removed Philippine airlines from its safety list. In June 2015, the European Commission cleared all airlines certified in the Philippines to make flights to Europe, lifting its March 2010 ban. In June 2017, the Philippines received approval from the International Civil Aviation Organization, signaling that the country’s aviation sector is compliant with global standards in terms of air safety regulations.

The Civil Aviation Authoriy of the Philippines has increased its effective implementation score to 70.19% in a global and regional scale, which is higher than the world average of 66.52% as of September 30, 2018.

GDP and Major Financial Indicators

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country during a given period and is indicative of whether the country’s productive output rises or falls over time. By comparison, gross national income, or GNI, measures the market value of all final goods and services produced by a country’s citizens during a given period, whether or not the production occurred within the country.

Economists show GDP and GNI in both current and constant market prices. GDP and GNI at current market prices value a country’s output using the actual prices of each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. Growth figures for GDP and GNI in this prospectus are period-on-period comparisons of real GDP and GNI, respectively. The Government began using 2000 as a base year for GDP and GNI calculations in 2011. Unless otherwise specified, real GDP and GNI figures included in this prospectus and any prospectus supplement are based on 2000 prices.

In 2014, GDP grew by 6.1%, compared with growth of 7.1% in 2013. The largest contributor to the decrease in the rate of growth in 2014 was a decrease in the rate of growth of the financial intermediation subsector, from growth of 12.6% in 2013 to growth of 7.2% in 2014. Declining growth in manufacturing and other services subsectors also contributed to the decreased growth rate in 2014. Growth in the manufacturing subsector decreased, from growth of 10.3% in 2013 to growth of 8.3% in 2014, and growth in the other services subsector decreased, from growth of 5.2% in 2013 to growth of 4.0% in 2014. Partially offsetting the performance of these subsectors was an increase in growth in the agriculture, hunting and forestry subsector, from growth of 1.2% in 2013 to growth of 2.1% in 2014. Growth in both the public administration and defense; compulsory social security subsector and the mining and quarrying subsector also increased, from 2.7% and 1.2%, respectively, in 2013 to 4.1% and 12.1%, respectively, in 2014. GNI in 2014 grew by 6.0%, compared to 7.8% in 2013. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 5.2% in 2014, compared to growth in GDP in 2014. The growth in net primary income of 5.2% in 2014 represented a significant decrease from the 11.7% growth in net primary income in 2013.

In 2015, the growth rate of GDP remained unchanged at 6.1%. The manufacturing subsector experienced a slower growth during this period, from growth of 8.3% in 2014 to growth of 5.7% in 2015, largely as a result of lower global demand. The public administration and defense; compulsory social security subsector and the agriculture, hunting and forestry subsector also experienced a decline from growth of 4.1% and 2.1%, respectively, in 2014 to growth of 1.2% and 0.6%, respectively, in 2015. The mining and quarrying subsector and fishing subsector each experienced a contraction in 2015, and the real estate, renting and business activities subsector and the financial intermediation subsector also posted lower growth rates in 2015 as compared to 2014. These trends were offset by an increase in the rate of growth in the other services subsector and the construction subsector, from growth of 4.0% and 7.2%, respectively, in 2014 to growth of 8.3% and 11.6%, respectively, in 2015. Growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector also increased from growth of 5.8% in 2014 to growth of 7.1% in 2015. Growth in GNI in 2015 decreased to 5.8% compared to growth of 6.0% in 2014. GNI growth was lower compared to GDP growth due to relatively lower growth in net primary income of 4.6% in 2015 compared to GDP growth in 2015. The growth in net primary income of 4.6% in 2015 represented a 11.5% decrease from the 5.2% growth in net primary income in 2014.

In 2016, GDP grew by 6.9%, compared with growth of 6.1% in 2015. The largest contributor to the increase in the rate of growth in 2016 was growth in the manufacturing subsector, which increased from growth of 5.7% in 2015 to growth of 7.0% in 2016. Increased rates of growth in the public administration and defense; compulsory social security subsector and the construction subsector, from growth of 1.2% and 11.6%, respectively, in 2015 to growth of 7.2% and 13.7%, respectively, in 2016, were also contributors to this increase. Growth in the electricity, gas and water supply subsector and the real estate, renting and business activities subsector also increased from 5.7% and 7.1%, respectively, in 2015 to growth of 9.8% and 8.9%, respectively, in 2016. Partially offsetting the performance of these subsectors were a decrease in the rate of growth in the transport, storage and communications subsector and the other services subsector, from 8.0% and 8.3%, respectively, in 2015 to 5.9% and 7.3%, respectively, in 2016. The agriculture, hunting and forestry subsector and the fishing subsector also experienced a decline from growth of 0.6% and a contraction of 1.8%, respectively, in 2015 to contractions of 0.6% and 4.3%, respectively, in 2016. GNI in 2016 grew by 6.7% compared to growth of 5.8% in 2015. GNI growth was lower compared to GDP growth due to relatively lower growth in net primary income of 5.8% in 2016 compared to GDP growth in 2016. The growth in net primary income of 5.8% in 2016 represented a 25.1% increase from the 4.6% growth in net primary income in 2015.

In 2017, GDP grew by 6.7%, compared with growth of 6.9% in 2016. The largest contributor to the decreased rate of growth in 2017 was a decrease in the rate of growth of the construction subsector, from growth of 12.1% in 2016 to growth of 5.3% in 2017. Decreased rates of growth in the electricity, gas and water supply subsector and the transport, storage and communications subsector, from growth of 9.0% and 5.3%, respectively, in 2016 to growth of 3.4% and 4.0%, respectively, over the same period in 2017, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the agriculture and forestry subsector and the manufacturing subsector, from contraction of 0.6% and growth of 7.1%, respectively, in 2016, to growth of 5.0% and 8.4%, respectively, in 2017. Growth in the public administration and defense; compulsory social security subsector and the fishing subsector also increased from growth of 7.1% and a contraction of 4.0%, respectively, in 2016 to growth of 7.8% and a contraction of 0.9%, respectively, in 2017. GNI in 2017 grew by 6.6%, compared to growth of 6.7% in 2016. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 5.9% in 2017, compared to growth in GDP in 2017. The growth in net primary income of 5.9% in 2017 represented a slight decrease from the 5.8% growth in net primary income over the same period in 2016.

In the first six months of 2018, GDP grew by 6.0%, compared with growth of 6.5% in the first six months of 2017. The largest contributor to the decreased rate of growth in the first six months of 2018 was a decrease in the rate of growth of the manufacturing subsector, from growth of 7.8% in the first six months of 2017 to growth of 6.6% over the same period in 2018. Decreased rates of growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector, agriculture and forestry subsector and the mining and quarrying subsector, from growth of 6.5%, 6.8% and 1.8%, respectively, in the first six months of 2017, to growth of 6.2% and 1.1% and a contraction of 4.2%, respectively, over the same period in 2018, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the construction subsector and the public administration and defense; compulsory social security subsector, from a growth of 6.5% and 7.1%, respectively, in the first six months of 2017, to a growth of 11.5% and 14.2%, respectively, over the same period in 2018. Growth in the other services subsector also increased from a growth of 6.0% in the first six months of 2017 to growth of 6.3% over the same period in 2018. GNI in the first six months of 2018 grew by 6.0%, compared to growth of 6.5% in the first six months of 2017. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 4.9% in the first six months of 2018, compared to growth in GDP of 6.0% in the first six months of 2018. The growth in net primary income of 4.9% in the first six months of 2018 represented a decrease from the 6.0% growth in net primary income over the same period in 2017.

The following table shows GDP by sector, net primary income and GNI at current market prices for the specified periods.

	Gross Domestic Product by Major Sector (at current market prices)						Percentage of GDP
	2013	2014	2015	2016	2017	2018(1)	2013	2018(1)
	(₱ in millions, except as indicated)						(%)
Agriculture, hunting, forestry and fishing sector
Agriculture, hunting and forestry	1,100,590	1,236,073	1,173,088	1,212,872	1,329,426	667,376	9.5	8.1
Fishing	197,766	195,504	193,778	185,191	197,228	96,832	1.7	1.2

Total	1,298,356	1,431,578	1,366,866	1,398,063	1,526,654	764,208	11.3	9.3
Industry sector
Mining and quarrying	115,425	130,192	108,109	114,330	134,514	72,527	1.0	0.9
Manufacturing	2,355,416	2,603,644	2,669,622	2,847,597	3,074,575	1,517,057	20.4	18.4
Construction	723,253	802,880	904,510	1,034,279	1,116,365	649,428	6.3	7.9
Electricity, gas and water supply	396,174	422,078	434,181	455,901	487,946	288,586	3.4	3.5

Total	3,590,267	3,958,794	4,116,022	4,452,107	4,813,400	2,527,598	31.1	30.7
Service sector
Transport, storage and communication	727,912	784,881	856,051	909,269	962,540	527,748	6.3	6.4
Trade and repair of motor vehicles, motorcycles, personal and household goods	2,069,640	2,244,736	2,412,096	2,652,835	2,919,613	1,445,543	17.9	17.5
Financial intermediation	885,136	988,894	1,063,668	1,168,611	1,297,428	739,697	7.7	9.0
Real estate, renting and business activities	1,374,776	1,541,775	1,698,079	1,898,993	2,084,798	1,052,586	11.9	12.8
Public administration and defense; compulsory social security	486,005	500,690	512,992	575,043	648,404	345,498	4.2	4.2

Other services	1,106,319	1,182,840	1,296,268	1,425,023	1,553,521	835,232	9.6	10.1

Total	6,649,788	7,243,815	7,839,154	8,629,775	9,466,305	4,946,303	57.6	60.0

Total GDP	11,538,410	12,634,187	13,322,041	14,479,945	15,806,359	8,238,109	100.0	100.0

Net primary income	2,480,580	2,676,779	2,792,365	2,950,394	3,200,314	1,708,990
Total GNI	14,018,990	15,310,966	16,114,406	17,430,338	19,006,673	9,947,099
Total GDP ($ millions)(2)	271.9	284.6	292.8	304.9	313.6	155.3
Per capita GDP ($)(2)	2,768	2,849	2,883	2,953	2,989	1,463

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data for the first six months of 2018.

(2)	Calculated using the average exchange rate for the period indicated. See “—Monetary System—Foreign Exchange System.”

The following table shows GDP by sector, net primary income and GNI at constant market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant market prices)(1)						Percentage of GDP
	2013	2014	2015	2016	2017	2018(2)	2013	2018(2)
	(₱ in millions, except as indicated)						(%)
Agriculture, hunting, forestry and fishing sector
Agriculture, hunting and forestry	575,953	588,004	591,269	587,579	616,780	305,036	8.5	6.8
Fishing	131,005	130,794	128,473	123,347	122,249	53,292	1.9	1.2

Total	706,957	718,797	719,742	710,926	739,029	358,327	10.5	8.0
Industry sector
Mining and quarrying	72,893	81,695	80,500	83,106	86,222	48,900	1.1	1.1
Manufacturing	1,538,912	1,666,514	1,760,989	1,885,514	2,043,118	1,057,934	22.8	23.5
Construction	381,747	409,277	456,932	512,113	539,267	293,166	5.7	6.5
Electricity, gas and water supply	225,516	233,781	246,990	269,301	278,497	139,572	3.3	3.1

Total	2,219,068	2,391,268	2,545,411	2,750,034	2,947,103	1,539,572	32.9	34.3
Service sector
Transport, storage and communication	505,415	538,044	581,289	611,902	636,577	345,239	7.5	7.7
Trade and repair of motor vehicles, motorcycles, personal and household goods	1,121,102	1,185,810	1,270,526	1,367,438	1,467,855	707,386	16.6	15.7
Financial intermediation	480,683	515,484	546,714	590,112	635,064	349,396	7.1	7.8
Real estate, renting and business activities	739,025	798,081	854,747	930,685	999,493	506,149	10.9	11.3
Public administration and defense; compulsory social security	282,323	293,850	297,449	318,540	343,251	192,736	4.2	4.3
Other services	696,058	724,144	784,297	843,105	897,335	494,134	10.3	11.0

Total	3,824,606	4,055,413	4,335,022	4,661,781	4,979,575	2,595,040	56.7	57.8

Total GDP	6,750,631	7,165,478	7,600,175	8,122,741	8,665,708	4,492,939	100.0	100.0

Net primary income	1,401,578	1,474,725	1,542,980	1,632,345	1,729,139	904,918
Total GNI	8,152,210	8,640,203	9,143,155	9,755,087	10,394,846	5,397,857
Yearly growth in GDP	7.1	6.1	6.1	6.9	6.7	6.3
Yearly growth in GNI	7.8	6.0	5.8	6.7	6.6	6.0

Source: Philippine Statistics Authority.

Notes:

(1)	Based on constant 2000 prices.

(2)	Preliminary data for the first six months of 2018.

The following table shows the percentage distribution of the Republic’s GNI by expenditure at constant 2000 prices.

	Distribution of Gross National Income by Expenditure (at constant market prices)(1)
	2013	2014	2015	2016	2017	2018(2)
	(%)
Household final consumption expenditure	57.6	57.3	57.6	57.8	57.5	56.1
Government consumption	8.7	8.4	8.6	8.8	8.8	10.1
Capital formation
Fixed capital	17.6	17.8	19.7	23.3	23.9	25.4
Construction	7.1	7.3	7.7	8.1	8.1	8.4
Durable Equipment	8.8	8.8	10.3	13.3	13.8	14.9
Breeding Stock & Orchard Development	1.2	1.1	1.1	1.1	1.0	1.0
Intellectual Property Products	0.5	0.6	0.7	0.8	1.0	1.0
Changes in inventories	0.7	0.2	0.4	0.2	(0.2)	0.4

Total capital formation	18.3	18.0	20.1	23.5	24.1	25.8
Exports	37.1	39.4	40.4	42.3	47.4	49.7
Exports of Goods	29.7	31.9	32.1	33.3	37.8	38.3
Exports of Services	7.4	7.5	8.3	9.0	9.6	11.4
Imports	38.8	40.2	43.6	49.1	54.4	58.8
Imports of Goods	30.7	31.8	34.2	39.7	44.6	49.2
Imports of Services	8.1	8.5	9.4	9.4	9.9	9.6
Gross Domestic Product	82.8	82.9	83.1	83.3	83.4	83.2
Net Primary Income	17.2	17.1	16.9	16.7	16.6	16.8

Total	100.0	100.0	100.0	100.0	100.0	100.0

Source: Philippine Statistics Authority.

Notes:

(1)	Based on constant 2000 prices.

(2)	Preliminary data for the six months of 2018.

Periodic Revisions to Philippine National Accounts

The PSA releases quarterly data on the Republic’s national accounts, which include GDP and GNI data. Under PSA policy, GDP and GNI data for a particular quarter are revised the following quarter, while annual data are released together with first quarter data and are revised thereafter in May of each year. GDP and GNI estimates are considered “final” after three years. However, the PSA may still revise the “final” estimates whenever it undertakes an overall revision of the national accounts.

Revisions in the Republic’s national accounts are normally due to the availability of new or more complete data, receipt of revised data from original sources, and inclusion or exclusion of emerging or closed industries. The PSA has traditionally followed the 1968 revision of the United Nations System of National Accounts. Currently, the Republic’s national accounts incorporate to a large extent the recommendations of the most recent 2008 revision.

Principal Sectors of the Economy

Agriculture, Hunting, Forestry and Fishing Sector

The agriculture, hunting, forestry and fishing sector contributed approximately 8.5% to GDP in 2017 compared to approximately 10.5% to GDP in 2013, at constant market prices.

The Republic’s principal agricultural products include cereals, such as rice and corn, both of which are cultivated primarily for domestic use, and other crops, such as coconuts, sugar cane and bananas, produced for both the domestic market and export. The Philippines’ diverse agricultural system contains many coconut plantations farmed by agricultural tenants and workers, sugar haciendas farmed either under labor administration or by tenants, and large “agro-business” plantations devoted mainly to crops for export such as bananas and pineapples. Rice, corn and coconuts each accounts for approximately a quarter of the country’s cultivated area. Fishing production is divided into commercial, municipal and aquaculture fishing.

The country’s forests, one of the Philippines’ main natural resources, contain a large quantity of hardwood trees. Over the years, population growth, shifting cultivation, illegal logging and inadequate reforestation have depleted the forests, leading to Government-imposed bans on nearly all logging activity in old growth virgin forests (pursuant to a 1991 administrative order of the Department of Environment and Natural Resources) and in second growth residual forests (pursuant to a 2011 executive order of the Aquino administration).

Production in the agriculture, hunting, forestry and fishing sector grew by 1.7% in 2014, compared with growth of 1.1% in 2013. The higher rate of growth in 2014 was largely the result of increased growth in corn and banana production of 5.1% and 2.7% in 2014, respectively, compared to contractions of 0.4% and 6.3% in 2013, respectively. Additionally, rice, sugarcane and mango production grew by 2.8%, 1.7% and 8.1% in 2014, respectively, compared to growth of 2.2%, contraction of 6.9% and growth of 6.2% in 2013, respectively. These factors were partially offset by slower growth in poultry and livestock production of 0.4% and 1.0% in 2014, respectively, compared to growth of 4.2% and 1.8% in 2013, respectively.

Production in the agriculture, hunting, forestry and fishing sector grew by 0.1% in 2015, compared to growth of 1.7% in 2014. This decreased rate of growth was primarily due to a reversal in rice production, which contracted by 4.3% in 2015, from growth of 2.8% in 2014, as well as a reversal in corn production to a contraction of 3.3% in 2015, from growth of 5.1% in 2014. Sugarcane production and forestry production also contracted by 7.4% and 27.1%, respectively, in 2015, a reversal from growth of 1.7% and 2.6%, respectively, in 2014. Poultry production partially offset these reversals, recording 5.7% growth in 2015, compared to growth of 0.4% in 2014. Livestock and coconut including copra production also increased during the period, growing 3.8% and 0.1%, respectively, in 2015 compared to growth of 1.0% and a contraction of 4.6%, respectively, in 2014.

Production in the agriculture, hunting, forestry and fishing sector contracted by 1.2% in 2016, compared to growth of 0.1% in 2015. This decreased rate of growth was largely the result of a decrease in fishing production, which contracted by 4.0% in 2016, compared to a contraction of 1.8% in 2015, as well as a reversal in mango production to a contraction of 10.1% in 2016, from growth of 4.5% in 2015. Poultry production also experienced a slower growth during this period, from growth of 5.7% in 2015 to growth of 1.3% in 2016. These factors were partially offset by livestock production, which recorded 4.6% growth in 2016, compared to growth of 3.8% in 2015.

Production in the agriculture, hunting, forestry and fishing sector grew by 4.0% in 2017, compared to a contraction of 1.2% in 2016. This increased rate of growth was primarily the result of an increase in rice production, which recorded a 9.4% growth in 2017, compared to a contraction of 2.9% in 2016, as well as a reversal in corn production to growth of 9.8% in 2017, from a contraction of 4.0% in 2016. Sugarcane production also experienced an increase, from a contraction of 0.7% in 2016 to growth of 30.2% in 2017. These factors were partially offset by livestock production, which recorded growth of 1.1% in 2017, compared to growth of 4.6% in 2016.

In the first six months of 2018, production in the agriculture, hunting, forestry and fishing sector grew by 0.7%, compared to a growth of 5.6% over the same period in 2017. The decreased rate of growth was primarily the result of decrease in sugarcane production, which recorded a contraction of 21.6% in the first six months of 2018, compared to a growth of 34.7% over the same period in 2017, as well as a decrease in rice production from growth of 12.1% in the first six months of 2017 to a growth of 1.8% over the same period in 2018. These factors were partially offset by higher poultry production, which recorded 5.2% growth in the first six months of 2018, compared to growth of 4.8% over the same period in 2017.

Industry Sector

The industry sector consists of the mining and quarrying, manufacturing, construction, and electricity, gas and water supply subsectors. The industry sector contributed approximately 34.0% to GDP in 2017, compared to approximately 32.9% in 2013, at constant market prices.

In 2014, the industry sector grew by 7.8%, compared with growth of 9.2% in 2013. The lower rate of growth in the industry sector was primarily due to a slower rate of growth in the manufacturing subsector, decreasing from 10.3% in 2013 to 8.3% in 2014. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector. The construction subsector also experienced a decreased rate of growth, from 9.6% in 2013 to 7.2% in 2014. These factors were partially offset by the mining and quarrying subsector, which experienced a higher rate of growth, from 1.2% in 2013 to 12.1% in 2014.

In 2015, the industry sector grew by 6.4%, compared with growth of 7.8% in 2014. This lower rate of growth was mainly due to a decrease in the growth of the manufacturing and mining and quarrying subsectors, which decreased from growth of 8.3% and 12.1%, respectively, in 2014 to growth of 5.7% and a contraction of 1.5%, respectively, in 2015. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector. The contraction in mining and quarrying was mainly due to a reversal in other non-metallic mining from growth of 11.9% in 2014 to growth of 1.7% in 2015. These factors were partially offset by increased growth in the electricity, gas and water supply subsector from growth of 3.7% in 2014 to 5.7% in 2015.

In 2016, the industry sector grew by 8.4%, compared with growth of 6.4% in 2015. This increased rate of growth was largely attributable to the growth of the manufacturing subsector, which increased from growth of 5.7% in 2015 to growth of 7.0% in 2016. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector. The construction subsector also experienced an increased rate of growth, from growth of 11.6% in 2015 to growth of 13.7% in 2016. Similarly, growth in the electricity, gas and water supply subsector and the mining and quarrying subsector also increased to growth of 9.8% and 3.2%, respectively, in 2016, from 5.7% growth and a contraction of 1.5%, respectively, in 2015.

In 2017, the industry sector grew by 7.2%, compared with growth of 8.0% in 2016. This lower rate of growth was mainly due to a decrease in the growth of the construction subsector and the electricity, gas and water supply subsector, which decreased from growth of 12.1% and 9.0%, respectively, in 2016 to growth of 5.3% and 3.4%, respectively, in 2017. The decrease in the construction subsector was mainly due to a decrease in public construction, from growth of 26.8% in 2016 to growth of 14.9% in 2017. These factors were partially offset by increased growth in the manufacturing subsector, from growth of 7.1% in 2016 to growth of 8.4% in 2017. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In the first six months of 2018, the industry sector grew by 7.0%, compared with growth of 6.9% in the first six months of 2017. This slightly higher rate of growth was mainly due to an increase in the growth of construction subsector and the electricity, gas and water supply subsector, which increased from growth of 6.5% and 2.4%, respectively, in the first six months of 2017 to growth of 11.5% and 5.0%, respectively, in the first six months of 2018. The increase in the construction subsector was mainly due to an increase in public construction, from growth of 9.3% in the first six months in 2017 to growth of 22.1% over the same period in 2018. These factors were partially offset by decreased growth in the manufacturing subsector and mining and quarrying subsector, from growth of 7.8% and 1.8%, respectively, in the first six months of 2017, to growth of 6.6% and a contraction of 4.2%, respectively, in the first six months of 2018.

Manufacturing Subsector

The Republic’s manufacturing subsector comprises three major industry groups:

•	consumer goods, including the food, footwear and garment industries;

•	intermediate goods, including the petroleum, chemical and chemical product industries; and

•	capital goods, including the electrical machinery and electronics industries.

The following table presents, at constant 2000 market prices, the gross value added, which equals the value of sales minus the cost of raw material and service inputs, for the manufacturing sector by industry or industry group.

	Gross Value Added in Manufacturing by Industry Group (at constant market prices)(1)
	2013	2014	2015	2016	2017	2018(2)
	(₱ in millions, except as indicated)
Food manufacturing	554,984	593,577	603,249	653,626	685,442	378,596
Beverage industries	58,632	73,080	72,375	79,345	80,.012	32,275
Tobacco manufacturing	4,349	4,307	5,480	5,854	5,394	1,792
Textile manufacturing	26,435	30,428	32,384	29,761	26,141	13,038
Wearing apparel	33,330	31,994	31,258	31,238	31,428	15,835
Footwear and leather and leather products	6,993	7,137	7,478	8,518	8,745	3,500
Wood, bamboo, cane and rattan articles	13,316	13,567	17,366	20,504	21,003	9,721
Paper and paper products	12,708	13,437	15,392	16,430	17,100	9,046
Publishing and printing	8,225	15,308	17,916	18,809	19,507	10,710
Petroleum and other fuel products	43,266	49,683	49,035	49,689	55,407	27,465
Chemical and chemical products	184,363	191,229	220,902	242,753	261,951	85,736
Rubber and plastic products	23,208	24,561	25,398	31,596	32,562	16,021

	Gross Value Added in Manufacturing by Industry Group (at constant market prices)(1)
	2013	2014	2015	2016	2017	2018(2)
Non-metallic mineral products	41,392	39,637	43,362	42,089	50,605	24,279
Basic metal industries	31,348	33,218	35,290	49,590	60,761	26,187
Fabricated metal products	14,063	20,335	21,994	21,986	33,022	22,603
Machinery and equipment except electrical	21,426	26,568	31,424	39,328	40,309	24,908
Office, accounting and computing machinery	20,936	23,638	20,342	29,323	34,466	15,388
Electrical machinery and apparatus	33,405	34,476	37,373	42,074	44,642	26,797
Radio, television and communication equipment and apparatus	262,166	276,537	311,241	305,480	345,151	226,001
Transport equipment	26,845	28,867	31,301	38,926	43,593	17,454
Furniture and fixtures	77,078	94,741	90,378	89,500	104,573	46,316

Miscellaneous manufacturing	40,444	40,189	40,050	39,096	41,303	24,263

Gross value added in manufacturing	1,538,912	1,666,514	1,760,989	1,885,514	2,043,118	1,057,934

Sources: Philippine Statistics Authority.

Notes:

(1)	Based on constant 2000 prices.

(2)	Preliminary data for the first six months of 2018.

In 2014, the manufacturing subsector grew by 8.3%, compared with growth of 10.3% in 2013. The lower growth rate was primarily due to a 4.2% contraction in non-metallic mineral products, lower growth of 3.7% in chemical and chemical products, of 5.5% in radio, television and communication equipment and apparatus and of 6.0% in basic metal industries. These lower growth rates were partially offset by a 7.0% increase in food manufacturing, a 24.6% increase in beverage industries and a 14.8% increase in petroleum and other fuel products.

In 2015, the manufacturing subsector grew by 5.7%, compared with growth of 8.3% in 2014. The lower growth rate was primarily the result of lower growth of 1.6% in food manufacturing, a contraction of 4.6% in furniture and fixtures, , and a contraction of 1.0% in beverage industries. These factors were partially offset by increased growth of 15.5% in chemical and chemical products and growth of 12.5% in radio, television and communication equipment and apparatus.

In 2016, the manufacturing subsector grew by 7.1%, compared with growth of 5.7% in 2015, primarily due to a 8.2% increase in food manufacturing, a 43.0% increase in office, accounting and computing machinery and a 40.5% increase in basic metal industries. These increases were partially offset by a 1.8% contraction in radio, television and communication equipment and apparatus, a 3.2% contraction in non-metallic products and a 8.2% contraction in textile manufacturing.

In 2017, the manufacturing subsector grew by 8.4%, compared to growth of 7.1% in 2016, primarily due to a 50.2% increase in fabricated metal products, a 6.1% increase in radio, television and communication equipment and apparatus, a 20.2% increase in non-metallic mineral products, and a 16.8% increase in furniture and fixtures. These increases were partially offset by food manufacturing and office, accounting and computing machinery, which experienced growth of 4.9% and 22.5%, respectively, in 2017, compared to 8.4% and 44.1%, respectively, in 2016.

In the first six months of 2018, the manufacturing subsector contracted by 4.2%, compared to growth of 1.8% in the first six months of 2017, primarily due to a contraction of 1.5% in food manufactures, a contraction of 2.4% in chemical and chemical products and a contraction of 11.6% in furniture and fixtures. These contractions were partially offset by increases in growth of 7.1% in radio, television and communication equipment and apparatus, 11.4% growth in machinery and equipment except electrical and growth of 4.8% in beverage industries, in the first six months of 2018.

Service Sector

The service sector includes the transport, storage and communications; trade and repair of motor vehicles, motorcycles, personal and household goods; financial intermediation; real estate, renting and business activities; public administration and defense; compulsory social security; and other services subsectors. The service sector remains the largest contributor to GDP, having contributed 57.5% to GDP at constant market prices in 2017, an increase from 56.7% in 2013.

The service sector grew by 6.0% in 2014, compared to growth of 7.0% in 2013. The decreased rate of growth was due mainly to decreased growth in the financial intermediation subsector and the other services subsector. The financial intermediation subsector grew by 7.2% in 2014, a lower growth rate compared to the growth of 12.6% in 2013, mainly due to decreased growth in banking institutions activity of 7.8% in 2014 compared to 12.2% in 2013 and decreased growth in insurance activity of 7.4% in 2014 compared to growth of 16.6% in 2013. Growth in the other services subsector decreased to 4.0% in 2014, compared to 5.2% in 2013. This slower growth was primarily the result of decreased growth in education of 1.6% in 2014 compared to 5.0% in 2013. These factors were partially offset by increased growth in the public administration and defense; compulsory social security subsector of 4.1% in 2014 compared to growth of 2.7% in 2013. The transport, storage and communications subsector also grew by 6.5% in 2014, an increase from 6.0% growth in 2013.

The service sector grew by 6.9% in 2015, which was higher than the 6.0% growth recorded in 2014. The higher growth was largely due to growth in the other services subsector of 8.3% in 2015, a significant increase from growth of 4.0% in 2014. The higher growth in the other services subsector was largely driven by the increased growth in education, from growth of 1.6% in 2014 to growth of 6.9% in 2015. Higher growth in the service sector was also driven by the trade and repair of motor vehicles, motorcycles and personal and household goods subsector and the transport, storage and communications subsector, which grew by 7.1% and 8.0%, respectively, in 2015, compared to 5.8% and 6.5%, respectively, in 2014. The higher growth in these subsectors was partially offset by lower growth in the public administration and defense; compulsory social security subsector of 1.2% in 2015 compared to 4.1% in 2014. Growth in the real estate, renting and business activities subsector also decreased from growth of 8.0% in 2014 to 7.1% in 2015, primarily as a result of slower growth in renting and other business activities, which slowed from growth of 13.5% in 2014 to growth of 9.6% in 2015.

The service sector grew by 7.5% in 2016, compared to growth of 6.9% recorded in 2015. The increased rate of growth was mainly the result of growth in the real estate, renting and business activities subsector of 8.9%, an increase from growth of 7.1% in 2015. This increase in growth in the real estate, renting and business activities subsector was largely driven by the growth in renting and other business activities, which grew from 9.6% in 2015 to 14.8% in 2016. Higher growth in the service sector was also driven by the public administration and defense; compulsory social security subsector and the trade and repair of motor vehicles, motorcycles and personal and household goods subsector, which grew by 7.1% and 7.6%, respectively, in 2016 compared to growth of 1.2% and 7.1%, respectively, in 2015. These trends were partially offset by a lower growth in the transport, storage and communications subsector of 5.3% in 2016, a decrease from 8.0% in 2015, mainly due to the slower growth in communication, which grew by 3.1% in 2016 compared to 7.8% in 2015. The other services subsector also experienced a slower growth during this period, with growth of 7.5% in 2016 from 8.3% in 2015.

The service sector grew by 6.8% in 2017, which was lower than the 7.5% growth recorded in 2016. The decreased rate of growth was largely due to the slower growth in trade and repair of motor vehicles, motocycles, personal and household goods and real estate, renting and business activities subsectors, which grew by 7.3% and 7.4%, respectively, in 2017, compared to growth of 7.6% and 8.9%, respectively, in 2016. The lower growth in the trade and repair of motor vehicles, motocycles, personal and household goods subsector was largely driven by the decreased growth in wholesale trade, which experienced growth of 7.8% in 2017 compared to growth of 10.3% in 2016. The lower rate of growth in the real estate, renting and business activities subsector was mainly due to the decreased rate of growth in renting and other business activities, which experienced a growth of 9.3% in 2017, compared to growth of 14.8% in 2016. These factors were partially offset by higher growth in the public administration and defense; compulsory social security subsector, which experienced growth of 7.8% in 2017 compared to growth of 7.1% in 2016.

The service sector grew by 6.7% in the first six months of 2018, which was higher than the 6.5% growth recorded in the first six months of 2017. The increased rate of growth was largely due to higher growth in the public administration and defense; compulsory social security subsector and the transport, storage and communication subsector, which grew by 14.2% and 6.4%, respectively, in the first six months of 2018, compared to growth of 7.1% and 3.8%, respectively, over the same period in 2017. These factors were partially offset by lower growth in the real estate, renting and business activities subsector and trade and repair of motor vehicles, motorcycles, personal and household goods subsector, which recorded growth of 4.3% and 6.2%, respectively, for the first six months in 2018, compared to growth of 7.6% and 6.5%, respectively, over the same period in 2017.

Transport, Storage and Communications Subsector

The geographically diverse nature of the Philippines makes it important to have well developed road, air and sea transportation systems. The Government has encouraged the private sector to provide basic transportation services and strengthen inter-regional and urban links. The Government has expressed its commitment to prioritizing the acceleration of infrastructure development. In 2017, a total of 75 infrastructure projects were identified, of which 52 were transport-related.

The Philippine road network is the most important transportation system in the nation, spanning more than 220,000 kilometers. Over 7.1 million vehicles use the road network, including over 3.9 million vehicles for public use, principally in Metro Manila. Traffic remains congested in the National Capital Region, despite traffic management and various engineering measures. To ease traffic congestion, the Government has built and continues to promote alternative road networks and mass rapid urban-transit-rail.

Use of Philippine rail facilities has declined largely because of the outdated facilities of the Philippine National Railways. To promote the use of rail facilities, the Government approved several public transportation projects in August 2016, including the construction of a 25.3 kilometers underground rail in Manila, a commuter rail from Manila to Los Banos, and two other railway projects.

Ten international airports and 75 other facilities throughout the Republic help meet the Republic’s air transport needs. The Government plans to upgrade several major airports to international standards and generally to modernize air navigation and communications operations in the Republic. Regional airports have been improved and upgraded, with more regional airports capable of accommodating night flights.

The regulatory policy during the past decade has been to open the industry to competition, ensuring lower cargo passage rates and improving the quality of service. Among the significant transportation projects pursuant to former President Aquino’s Public-Private Partnership program, 10 transportation projects were identified as priority projects which were implemented beginning in 2011. These include, among others: the NAIA Expressway (Phase II), which will link the Metro Manila Skyway and the Manila-Cavite Coastal Expressway; the LRT Line 2 East Extension; the MRT/LRT Expansion Program; the Bohol Airport project; and the upgrade to international standards of the existing Puerto Princesa Airport.

Faced with historical shortages of telephone lines and long waits for basic telephone service, especially outside Metro Manila, the Government liberalized the telecommunications industry in 1993 to intensify competition with the goal of substantially increasing the number of telephone lines and interconnections. The Government has continued to implement programs designed to provide telephone lines, exchanges and transmission facilities to underserved regions of the country. As of 2017, there were approximately 4.2 million active telephone line subscriptions in the Republic, compared to approximately 3.2 million recorded as of 2014. The number of cellular mobile telephone subscribers in the Republic was estimated at approximately 122.8 million as of 2017, which was lower than the 130.3 million subscribers recorded as of 2014. The number of subscribers to internet service has increased steadily in recent years, from approximately 4.3 million as of December 31, 2010 to approximately 9.0 million as of December 31, 2014. Over the same period the number of internet service providers registered with the National Telecommunications Commission increased from 304 as of December 31, 2010 to 728 as of December 31, 2014.

Net Primary Income

Net primary income is a component of GNI but is not included in GDP. Net primary income is a significant factor in the Philippine economy, largely driven by OFW remittances. Net primary income includes estimates of the amount of compensation of OFWs, as well as investment income of OFWs from their properties. According to the latest figures from the PSA for years 2013, 2014, 2015, 2016 and 2017, net primary income accounted for 17.2%, 17.1%, 16.9%, 16.7% and 16.6% of GNI, respectively.

In 2014, net primary income experienced a slower growth of 5.2%, compared to 11.7% growth in 2013. The decrease was due primarily to decreased growth in inflows as a result of decreased growth in compensation of 5.9% compared with growth of 9.7% in 2013, as well as an 11.5% increase in outflows from property expense.

In 2015, net primary income grew by 4.6%, compared to growth of 5.2% in 2014. This decrease was primarily due to decreased growth in inflows arising from decreased growth in compensation of 3.5% in 2015 compared to growth of 5.9% in 2014, largely due to a slowdown in the deployment of OFWs. This was partially offset by a contraction in outflows of 1.2% in 2015 compared to growth of 11.5% in 2014, due to a decrease in property expense.

In 2016, net primary income grew by 5.8%, compared to growth of 4.6% in 2015. This increase was mainly due to a contraction in outflows of 8.2% in 2016 due to a 8.2% decrease in property expense. This was partially offset by decreased growth in inflows arising from lower growth in property income of 24.2% in 2016 compared to 28.8% in 2015.

In 2017, net primary income grew by 5.9%, compared to growth of 5.8% in 2016. This increase was primarily due to an increase in inflows arising from increased growth of compensation, from a growth of 3.8% in 2016 to growth of 5.5% in 2017. This was partially offset by a reversal in the outflows arising from increased growth of property expense, from a contraction of 7.6% in 2016 to growth of 9.3% in 2017.

In the first six months of 2018, net primary income grew by 4.9%, compared to growth of 6.0% in the first six months of 2017. This decrease was primarily due to a decrease in inflows arising from property income, from a growth of 36.0% in the first six months of 2017 to growth of 23.7% in the first six months of 2018. The lower growth in net primary income was also attributable to a higher increase in outflows arising from property expense, from growth of 6.3% in the first six months of 2017 to growth of 17.6% in the first six months of 2018.

Prices, Employment and Wages

Inflation

The Philippines reports inflation as the annual percentage change in the consumer price index (“CPI”), which measures the average price of a standard “basket” of goods and services used by a typical consumer. The NSO conducts a nationwide Family Income and Expenditure Survey every three years. The latest year where the Family Income and Expenditure Survey results were made available was 2012, which was chosen as the latest CPI base year. In March 2018, the 2012 CPI basket was released. As of June 2018, the Government has stopped reporting inflation figures based on the 2006 CPI basket.

The following table sets out the principal components of the 2012 CPI basket and their weights.

Principal Components of the 2012 CPI Basket

Category	2012 CPI Basket
Food and non-alcoholic beverages, total	38.34%
Rice	9.59%
Alcoholic beverages and tobacco, total	1.58%
Non-food, total	60.08%
Clothing and footwear	2.93%
Housing, water, electricity, gas and other fuels	22.03%
Furnishings, household equipment and routine maintenance of the house	2.95%
Health	3.89%
Transport	8.06%
Communication	2.93%
Recreation and culture	1.40%
Education	3.28%
Restaurants and miscellaneous goods and services	12.59%

The following table sets out the CPI and inflation rate (based on the 2012 CPI basket) and the manufacturing sector’s equivalent, the producer price index (“PPI”) (based on the 2000 PPI basket), as well as the annual percentage changes in each index.

Changes in Consumer and Producer Price Index

	2013	2014	2015	2016	2017	2018(1)
Consumer price index (2012 CPI basket)	102.6	106.3	107.0	108.4	111.5	119.5
Inflation rate (2012 CPI basket)	2.6%	3.6%	0.7%	1.3%	2.9%	5.0%
Producer price index for manufacturing (2000 PPI basket)	152.4	151.0	141.0	134.1	133.0	132.8	(2)
Inflation rate (2000 PPI basket)	(7.6)%	(0.9)%	(6.7)%	(4.8)%	(0.9)%	0.3	%(2)

Source: Bangko Sentral; Philippine Statistics Authority.

Notes:

(1)	For the nine months ended September 30, 2018.

(2)	For the seven months ended July 31, 2018.

The annual average inflation rate for 2014 was 3.6%, higher than the annual average inflation rate of 2.6% in 2013. The higher annual average rate of inflation in 2014 was mainly due to higher rates of growth in the price indices for food and non-alcoholic beverages; housing, water, electricity, gas and other fuels; health; transport; and education as compared to 2013.

The annual average inflation rate for 2015 was 0.7%, lower than the annual average inflation rate of 3.6% in 2014. All major commodity groups recorded lower average increases in 2015 as compared to 2014. The price index for housing, water, electricity, gas and other fuels in particular recorded a reversal from 2.6% average inflation in 2014 to a 1.2% contraction in 2015, while the price index for food and non-alcoholic beverages recorded a significantly lower average inflation of 1.8% in 2015 compared to 5.9% in 2014. The price index for alcoholic beverages and tobacco also recorded a lower average inflation of 3.0% in 2015 compared to 6.1% in 2014.

The annual average inflation rate for 2016 was 1.3%, higher than the annual average inflation rate of 0.7% in 2015. The higher annual average rate of inflation in 2016 was mainly due to the higher rate of average inflation for alcoholic beverages and tobacco of 4.6% in 2016 compared to 3.0% in 2015. Additionally, the price index for restaurant and miscellaneous goods and services had average inflation of 1.7% in 2016 compared to 1.4% in 2015. These factors were partially offset by education, which experienced a lower average inflation rate of 3.0% in 2016 compared with 3.8% in 2015.

The average inflation rate for 2017 was 2.9%, higher than the 1.3% average inflation in 2016. The higher rate of inflation in 2017 was due mainly to higher growth in the price indices of all commodity groups except for education.

In the first nine months of 2018, the average inflation rate was 5.0%, higher than the 2.8% average inflation for the first nine months of 2017. The higher rate of inflation in the first nine months of 2018 was due mainly to higher growth in the price indices of all commodity groups except for education and restaurant and miscellaneous goods and services.

In 2015, the producer price index recorded average deflation of 6.6%, a greater rate of deflation than the average deflation rate of 0.9% recorded in 2014. The price indices for petroleum products, wood and wood products, electrical machinery and furniture and fixtures contracted by 21.0%, 18.7%, 15.8% and 27.2%, respectively, in 2015, compared to a contraction of 2.5%, increases of 2.6% and 1.3% and a contraction of 11.7%, respectively, in 2014. The price indices for footwear and wearing apparel, publishing and printing, rubber and plastic products, non-metallic mineral products, basic metals and transport equipment also recorded contractions during 2015.

In 2016, the producer price index recorded average deflation of 4.8%, a lower rate of deflation than the average deflation rate of 6.7% recorded in 2015. The price indices for petroleum products, wood and wood products, electrical machinery and furniture and fixtures contracted by 9.2%, 2.7%, 4.0% and 17.3%, respectively, in 2016, compared to a contraction of 21.0%, 18.7, 15.8% and 27.2%, respectively, in 2015. The price indices for footwear and wearing apparel, leather products, publishing and printing, rubber and plastic products, basic metals and transport equipment also recorded contractions during 2016.

In 2017, the producer price index recorded average deflation of 0.9%, a lower rate of deflation than the average deflation of 4.9% recorded in 2016. The price indices for petroleum products, iron and steel, basic metals, machinery excluding electrical and non-ferrous metals, posted average inflation of 15.4%, 7.7%, 3.7% and deflation of 2.6% and 0.3%, respectively, in 2017, compared to deflation of 9.2%, 4.8%, 8.2%, 16.3% and 11.9%, respectively, in 2016. The price indices for fabricated metals, cement, leather products and non-metallic mineral products contracted by 38.1%, 15.3%, 16.3% and 6.4%, respectively, in 2017, compared to deflation of 6.3%, inflation of 1.8%, deflation of 3.8% and inflation of 2.6%, respectively, in 2016. The price indices for food manufacturing, beverages, textiles, furniture and fixtures, paper and paper products, chemical products (excluding plastic products), miscellaneous metallic mineral products and miscellaneous manufacturing also recorded contractions in 2017.

In the first seven months of 2018, the producer price index recorded average inflation of 0.3%, a reversal from the deflation of 1.3% recorded in the first seven months of 2017. The price indices for tobacco, petroleum products and beverages increased by 51.5%, 16.8% and 14.9%, respectively, in the first seven months of 2018, compared to increases of 0.9% and 18.1%, and contraction of 0.9%, respectively, in the first seven months of 2017. The price indices of textiles, paper and paper products, publishing and printing, non-metallic mineral products, glass and glass products, cement, basic metals, iron and steel, non-ferrous metals, miscellaneous non-metallic mineral products, machinery and electrical machinery and miscellaneous manufactures also recorded increases in the first seven months of 2018.

Employment and Wages

The following table presents selected employment information for various sectors of the economy.

	Selected Employment Information
	2013(1)	2014(1)	2015	2016	2017	2018(2)(3)
	(all figures in percentages except as indicated)
Employed persons (in thousands)(4)	36,286	37,310	38,741	40,998	40,335	40,659
Unemployment rate	7.2	6.8	6.3	5.5	5.7	5.4
Employment share by sector:
Agriculture, hunting, forestry and fishing sector	30.4	30.0	29.1	26.9	25.4	23.1
Industry sector
Mining and quarrying	0.7	0.6	0.6	0.5	0.5	0.5
Manufacturing	8.5	8.4	8.3	8.3	8.6	9.0
Construction	6.3	6.6	7.0	8.3	8.8	9.6
Water supply, sewerage, waste management and remediation activities	0.2	0.1	0.1	0.2	0.2	0.2
Electricity, gas, steam and air conditioning supply	0.2	0.2	0.2	0.2	0.2	0.2
Total industry sector	15.8	16.0	16.2	17.5	18.3	19.4
Service sector
Transport and storage	7.2	7.0	7.2	7.4	7.8	7.9
Wholesale and retail trade; repair of motor vehicles and motorcycles	18.7	18.8	18.9	19.6	19.6	19.2
Finance and housing(5)	6.8	6.8	7.2	7.1	7.7	8.4
Other services(6)	21.1	21.3	21.4	21.5	21.3	22.0

Total service sector	53.8	53.9	54.7	55.6	56.3	57.5

Total employed	100.0	100.0	100.0	100.0	100.0	100.0

Sources: Philippine Statistics Authority; Annual Labor and Employment Status; Labor Force Survey.

Notes:

(1)	The 2013 and 2014 figures do not include the province of Leyte, due to the impact of Typhoon Yolanda.

(2)	Figures represent the preliminary result of the July 2018 round of the Labor Force Survey.

(3)	Does not include OFWs.

(4)

Prior to April 2016, figures are generated using population projections based on the 2000 Census of Population and Housing. Starting in April 2016, figures are generated using population projection based on the 2010 Census of Population and Housing.

(5)	Sum of financial and insurance activities, real estate activities and public administration and defense; compulsory social security subsectors.

(6)	Sum of all other service sectors excluding transport and storage, wholesale and retail trade; repair of motor vehicles and motorcycles, finance and housing.

Regional tripartite bodies consisting of representatives of Government, businesses and workers establish minimum wage adjustments, which vary based on region and industry. Under Philippine law, minimum wage adjustments may only be increased once in any 12-month period. The minimum wages for workers in Metro Manila and the surrounding areas are the highest in the country. As of January 11, 2018, the minimum wage for non-agricultural workers in the Republic’s National Capital Region, which includes Metro Manila, was ₱512 per day, while for agricultural workers, the minimum wage was ₱475 per day. In other regions of the Republic, the minimum wage for non-agricultural workers ranges from ₱243 to ₱380 per day, while for agricultural workers the minimum wage ranges from ₱243 to ₱353.5 per day.

The Government defines unemployment to include all persons at least 15 years old without work who are seeking work and are also immediately available for work (excluding, for example, students seeking work who would not be able to immediately take on new employment).

In 2014, the total number of employed persons in the Republic, excluding OFWs, was estimated at 37.3 million people. The average unemployment rate decreased to 6.8%, compared to 7.2% in 2013. The 2014 estimates do not include the province of Leyte, due to the impact of Typhoon Yolanda. As in previous years, the largest portion of workers was employed in the service sector, representing 53.9% of the total employed in the Republic. The largest subsectors in terms of employment included other services, which employed 21.3% of the total employed, and wholesale and retail trade; repair of motor vehicles and motorcycles, which employed 18.8% of the total employed. The agriculture, hunting, forestry and fishing sector and industry sector comprised 30.4% and 16.0%, respectively, of the total employed in 2014.

In 2015, the total number of employed persons in the Republic, excluding OFWs, was estimated at 38.7 million people. The average rate of unemployment in 2015 was 6.3%, a decrease from 6.8% recorded in 2014. The 2015 estimates do not include the province of Leyte, due to the impact of Typhoon Yolanda. The average rate of labor force participation in 2015 was 63.7%, a decrease from the 64.4% rate recorded in 2014. The average rate of underemployment in 2015 was 18.5%, a small increase from the 18.4% rate recorded in 2014. Workers in the Republic remained employed primarily in the service sector, representing 54.7% of the total employed in the Republic in 2015. The largest subsectors in terms of employment included other services, which employed 21.4% of the total employed, and wholesale and retail trade; repair of motor vehicles and motorcycles, which comprised 18.9% of the total employed in the Republic in 2015. The agriculture, hunting, forestry and fishing sector comprised 29.2% of the total employed, and the industry sector comprised 16.2% of the total employed in 2015.

In 2016, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.0 million people. The average rate of unemployment rate was 5.5%, a decrease from the 6.3% rate recorded in 2015. Both the average rate of labor force participation and the average rate of underemployment experienced a small decrease, from 63.7% and 18.5%, respectively, in 2015 to 63.4% and 18.3%, respectively, in 2016. As in previous years, workers in the Republic were employed primarily in the service sector, representing 55.6% of the total employed population in the Republic. Workers in other services comprised 21.5% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 27.0% and 17.5%, respectively, of the total employed in 2016.

In 2017, the total number of employed persons in the Republic, excluding OFWs, was estimated at 40.3 million people. The unemployment rate was 5.7%, an increase from the 5.5% rate recorded as of the end of 2016. Both the rate of labor force participation and the rate of underemployment experienced a decrease, from 63.4% and 18.3%, respectively, as of the end of 2016 to 61.2% and 16.1%, respectively, as of the end of 2017. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.3% of the total employed population in the Republic. Workers in other services comprised 21.3% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 25.4% and 18.3%, respectively, of the total employed as of the end of 2017.

As of July 2018, the total number of employed persons in the Republic, excluding OFWs, was estimated at 40.7 million people. The unemployment rate was 5.4%, a decrease from the 5.7% rate recorded as of the end of 2017. The rate of labor force participation experienced a decrease from 61.2% as of the end of 2017 to 60.1% as of the end of July 2018, while the rate of underemployment experienced an increase from 16.1% as of the end of 2017 to 17.2% as of the end of July 2018. As in previous years, workers in the Republic were employed primarily in the service sector, representing 57.5% of the total employed population in the Republic. Workers in other services comprised 22.0% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.2% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 23.1% and 19.4%, respectively, of the total employed as of the end of July 2018.

The following table presents employment information in the Republic by gender and age group:

	Percentage Distribution of Household Population 15 Years Old and over by Employment Status, by Gender and Age Group
	January 2017		January 2018
Gender and Age Group	Employed	Unemployed	Employed	Unemployed
	(all figures in percentages except as indicated)
Both sexes
15 – 24	16.7	44.1	16.8	43.2
25 – 34	26.6	29.6	26.6	31.1
35 – 44	23.1	10.8	22.9	12.6
45 – 54	18.6	8.9	18.4	8.0
55 – 64	10.8	5.8	10.9	4.4
65 and over	4.2	0.9	4.4	0.6
Not reported	—	—	0.0	—

Total for all ages	100.0	100.0	100.0	100.0
Male
15 – 24	10.8	28.1	10.8	27.2
25 – 34	17.2	21.6	17.2	19.7
35 – 44	14.4	7.9	14.0	8.7
45 – 54	11.2	6.8	10.9	6.0
55 – 64	6.3	4.4	6.4	3.5
65 and over	2.4	0.8	2.5	0.4

Total for all ages	62.3	69.6	61.7	65.5
Female
15 – 24	5.9	16.0	6.0	16.1
25 – 34	9.4	8.0	9.4	11.4
35 – 44	8.7	2.8	8.9	3.9
45 – 54	7.4	2.1	7.6	2.0
55 – 64	4.5	1.3	4.5	0.9
65 and over	1.7	0.1	1.9	0.2

Total for all ages	37.7	30.4	38.3	34.5

Source: Philippine Statistics Authority; January 2017 and January 2018 Labor Force Survey.

As of January 2018, 43.2% of the total unemployed population consisted of young people aged 15 to 24 years old, lower than the 44.1% recorded as of January 2017. In terms of gender, the female population represented 38.3% and 34.5% of the employed and unemployed workforce, respectively, as of January 2018, whereas the male population represented 61.7% and 65.5% of the employed and unemployed workforce, respectively, as of January 2018.

The PSA publishes statistics on poverty in the Republic measured in terms of a Government-determined per capita poverty threshold, which is the minimum income required for a family or individual to meet basic food and non-food requirements and a per capita subsistence threshold, which is the minimum income required for a family or individual to meet basic food requirements. According to the PSA, the proportion of families with per capita income below the per capita poverty threshold decreased from 20.5% in 2009 to 19.7% in 2012 and 16.5% in 2015. The proportion of families with per capita income below the per capita subsistence threshold decreased from 7.9% in 2009 to 7.5% in 2012 and increased to 5.7% in 2015. Among the factors contributing to income levels of families and individuals in the Republic falling below the poverty or subsistence thresholds during this period were the damage caused by typhoons affecting the Republic during the period.

Overseas Employment

OFW remittances are a significant source of income for the Philippine economy. The Republic accounts for estimates of the amount of compensation of OFWs as well as investment income of OFWs from their properties as net primary income, and net primary income accounted for 16.6%, 17.2%, 17.1%, 16.9%, 16.7% and 16.8% of GNI in 2012, 2013, 2014, 2015, 2016 and the first nine months of 2017, respectively, according to the latest figures from the PSA. According to the PSA’s 2017 Survey on Overseas Filipinos, there were approximately 2.3 million OFWs as of September 30, 2017, comprising approximately 1.0 million males and 1.3 million females.

The following table presents the geographical distribution of OFWs.

	Geographical Distribution of OFWs
	By Place of Work as of September 30, 2017(1)			Total Cash Remittances for the six months ended September 30, 2017(2)			Average Cash Remittance per OFW for the six months ended September 30, 2017(2)
	Both Sexes	Male	Female	Both Sexes	Male	Female	Both Sexes	Male	Female
	(in percentages)			(₱ in millions)			(₱ in thousands)
Africa	1.1	2.4	0.1	2,207	2,103	104	91	91	109
Asia	85.5	77.3	92.7	114,361	62,032	52,330	67	87	53
East Asia	18.9	15.7	21.7	23,868	12,011	11,857	64	86	51
Hong Kong	6.5	0.5	11.7	7,125	674	6,450	53	119	50
Japan	4.9	6.9	3.2	7,917	5,865	2,052	86	102	59
Taiwan	3.8	3.0	4.5	3,487	1,218	2,268	50	47	51
Other countries in East Asia(3)	3.7	5.3	2.3	5,340	4,253	1,087	73	84	47
Southeast and South Central Asia	9.5	9.3	9.6	17,763	12,683	5,080	95	156	48
Malaysia	1.7	1.5	1.8	1,332	634	697	44	54	37
Singapore	5.3	4.3	6.1	11,545	8,605	2,940	109	223	44
Other countries in Southeast and South Central Asia(4)	2.5	3.5	1.7	4,886	3,443	1,442	96	112	71
Western Asia	57.1	52.3	61.3	72,730	37,338	35,393	63	76	54
Kuwait	6.7	2.6	10.3	7,062	2,195	4,867	50	84	43
Qatar	5.5	6.0	5.1	6,325	3,924	2,402	60	73	46
Saudi Arabia	25.4	28.7	22.5	34,165	20,529	13,637	67	75	57
United Arab Emirates	15.3	12.6	17.5	19,653	8,536	11,117	64	73	58
Other countries in Western Asia(5)	4.3	2.4	5.9	5,524	2,154	3,370	64	93	53
Australia	1.6	2.3	0.9	3,550	2,777	773	110	118	87
Europe	6.4	10.1	3.1	14,426	11,847	2,578	118	136	74
North and South America	5.4	8.0	3.2	12,279	9,863	2,416	114	133	72

Total	100.0	100.0	100.0	146,823	88,622	58,201	74	96	54

Source: Philippine Statistics Authority—2017 Survey on Overseas Filipinos.

Notes:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2017 to September 30, 2017.

(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2017 to September 30, 2017.

(3)	Includes the People’s Republic of China and South Korea, among others.

(4)	Includes Brunei, Cambodia and Indonesia, among others.

(5)	Includes Bahrain, Israel, Lebanon and Jordan.

The following table presents the occupational distribution of OFWs.

	Occupational Distribution of OFWs(1)
	By Place of Work as of September 30, 2017(1)			Total Cash Remittances for the six months ended September 30, 2017(2)			Average Cash Remittance per OFW for the six months ended September 30, 2017(2)
	Both Sexes	Male	Female	Both Sexes	Male	Female	Both Sexes	Male	Female
	(in percentages)			(₱ in millions)			(₱ in thousands)
Managers	1.1	1.4	0.9	2,661	1,655	1,006	103	109	95
Professionals	8.7	8.3	9.0	17,835	9,794	8,041	107	144	82
Technicians and associate professionals	5.8	9.5	2.5	14,069	12,476	1,593	125	147	58
Clerical support workers	3.4	2.6	4.0	4,599	1,679	2,920	69	69	69
Service and sales workers	18.0	15.7	20.0	22,942	11,075	11,867	63	79	53
Skilled agricultural forestry and fishery workers	0.4	0.7	0.1	354	354	—	71	71	—
Craft and related trades workers	11.4	22.1	2.1	18,257	16,690	1,567	80	80	75
Plant and machine operators and assemblers	13.7	26.9	2.3	27,516	26,153	1,363	99	102	60
Elementary occupations	37.6	12.8	59.0	38,591	8,746	29,845	52	74	47

Total	100.0	100.0	100.0	146,823	88,622	58,201	74	96	54

Source: Philippine Statistics Authority—2017 Survey on Overseas Filipinos.

Notes:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2017 to September 30, 2017.

(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2017 to September 30, 2017.

	Occupational Distribution of OFWs(1)
	Both Sexes	Male	Female
	(%)
Age Group
15 – 24	6.4	5.3	7.2
25 – 29	20.4	16.0	24.1
30 – 34	21.7	19.8	23.4
35 – 39	18.1	18.6	17.6
40 – 44	16.1	17.2	15.3
45 and over	17.4	23.0	12.5

Total for all ages	100.0	100.0	100.0

Source: Philippine Statistics Authority—2017 Survey on Overseas Filipinos.

Note:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2017 to September 30, 2017.

Global demand for Filipino workers continues to be strong. For the first two months of 2016, approved job orders reached 160,277 jobs, of which 31.6% consisted of processed job orders for service, production, and professional, technical and related workers. The majority of processed job orders were intended for labor markets in Saudi Arabia, Kuwait, Qatar, Taiwan and the United Arab Emirates.

Social Security System and Government Service Insurance System

The Republic does not pay any unemployment compensation or make any general welfare payments other than through the Social Security System and the Government Service Insurance System. The Social Security System provides private sector employees, including self-employed persons and their families, with protection against decreases in income due to disability, sickness, old age and death. Monthly contributions by covered employees and their employers, and investment income of the Social Security System, fund the system. The Social Security System invests its funds in Government securities and in domestic equity securities.

The Government Service Insurance System administers social security benefits for Government employees, including retirement benefits, life insurance, medical care and sickness and disability benefits. It also administers the self-insurance program for Government properties, such as buildings and equipment. The Government Service Insurance System also oversees loan programs, including housing loans for Government employees. Monthly contributions by covered employees and their employers fund the system. Government agencies must include in their annual appropriations the amounts needed to cover their share of the contributions and any additional premium required based on the hazardous nature of the work. The Government Service Insurance System invests its funds in a manner similar to the Social Security System.

Savings

The following table sets out gross national savings, gross domestic savings, total investment and the savings-investment gap as a percentage of GDP.

	National Savings and Investments
Item	2013	2014	2015	2016
Gross national savings	24.2%	24.3%	23.7%	24.0%
Gross domestic savings	20.0%	20.6%	21.2%	24.3%
Investment	20.0%	20.6%	21.2%	24.3%
Savings-investment gap	4.2%	3.8%	2.5%	(0.3)%

Source: Bangko Sentral; Philippine Statistics Authority.

Balance of Payments

Overview

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current account and the capital and financial account. The current account tracks a country’s trade-in-goods, services, income and current transfer transactions. The capital and financial account includes the capital account, which covers all transactions involving capital transfers and acquisition or disposal of non-produced, non-financial assets, and the financial account, which covers all transactions associated with changes of ownership in the foreign financial assets and liabilities of an economy. A balance of payments surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. A balance of payments deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency.

Revisions

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the NSO. However, for purposes of inclusion in the overall balance of payments, the trade-in-goods statistics reported by the NSO are adjusted by Bangko Sentral to exclude temporary exports and imports and returned goods. In March 2013, Bangko Sentral adopted the IMF’s BPM6 framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. In March 2014, Bangko Sentral restated the balance of payments statistics for the years 2005 to 2010 on a BPM6 basis. The key changes in these restated balance of payment statistics from the BPM5 methodology to the BPM6 methodology include: (i) reclassification of goods for processing and other consigned items from the trade in goods account to the trade in services account; (ii) reclassification of repairs on goods from the trade in goods account to the trade in services account; (iii) reclassification of goods under merchanting from the trade in services account to the trade in goods account; (iv) reclassification of financial intermediation services indirectly measured data from the primary income account to the trade in services account; (v) exclusion of migrants’ transfers in both receipts and payments under the capital account; (vi) change in the computation of balances in the financial account from liabilities less assets to assets less liabilities; and (vii) organization of data under the direct investment account according to whether the investment relates to an asset or a liability, as opposed to the prior approach under which direct investment was shown as either direct investment abroad or direct investment in the reporting economy. Concurrently with the releases of the latest balance of payments data, Bangko Sentral often releases revisions to the balance of payments data previously reported adjusting for any updated data received from various departments and any change in reporting methodology. The balance of payments data presented below reflects the latest data published by Bangko Sentral as of the date of this prospectus.

The following table sets out balance of payments of the Republic for 2013 to 2017, and preliminary data for the first six months of 2018.

	Balance of Payments
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Current account(2)	11,384	10,756	7,266	(1,199)	(2,163)	(3,087)

Exports	97,886	107,546	105,851	108,905	125,092	63,101
Imports	86,502	96,791	98,585	110,104	127,254	66,187
Goods, Services, and Primary Income	(9,690)	(12,026)	(15,997)	(25,926)	(28,246)	(16,110)
Total exports	76,206	84,101	81,765	83,494	98,266	49,700
Total imports	85,896	96,127	97,762	109,420	126,512	65,810
Goods and Services	(10,647)	(12,754)	(17,854)	(28,506)	(31,256)	(17,457)
Exports	67,848	75,322	72,262	73,938	87,749	44,212
Imports	78,495	88,076	90,117	102,444	119,005	61,669
Goods	(17,662)	(17,330)	(23,309)	(35,549)	(40,505)	(23,324)
Exports	44,512	49,824	43,197	42,734	51,865	25,339
Imports	62,174	67,154	66,506	78,283	92,370	48,663
Services	7,015	4,576	5,455	7,043	9,249	5,867
Exports	23,335	25,498	29,065	31,204	35,884	18,873
Imports	16,320	20,922	23,610	24,160	26,635	13,006
Primary Income	957	727	1,857	2,579	3,010	1,347
Receipts	8,358	8,779	9,503	9,556	10,517	5,489
Payments	7,401	8,052	7,646	6,977	7,507	4,141
Secondary Income	21,073	22,782	23,263	24,728	26,083	13,023

	Balance of Payments
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Receipts	21,680	23,446	24,086	25,411	26,826	13,401
Payments	606	663	823	684	742	377

Capital account(2)	134	108	84	62	57	(1)
Receipts	151	121	99	77	90	20
Payments	18	13	15	15	34	20
Financial account(3)	2,230	9,631	2,301	175	(2,664)	(252)
Net acquisition of financial assets(4)	6,337	15,004	6,139	5,658	6,977	2,063
Net incurrence of liabilities(4)	4,106	5,373	3,838	5,483	9,641	2,315
Direct investment	(90)	1,014	(100)	(5,883)	(6,545)	(4,080)
Net acquisition of financial assets(4)	3,647	6,754	5,540	2,397	3,513	1,675
Net incurrence of liabilities(4)	3,737	5,740	5,639	8,280	10,057	5,755
Portfolio investment	(1,001)	2,708	5,471	1,480	2,509	3,094
Net acquisition of financial assets(4)	(638)	2,705	3,343	1,216	1,712	2,434
Net incurrence of liabilities(4)	363	(3)	(2,128)	(264)	(796)	(660)
Financial derivatives	(88)	4	6	(32)	(51)	(53)
Net acquisition of financial assets(4)	(312)	(293)	(531)	(701)	(503)	(271)
Net incurrence of liabilities(4).	(224)	(297)	(537)	(669)	(453)	(218)
Other investment	3,410	5,905	(3,076)	4,610	1,423	787
Net acquisition of financial assets(4)	3,640	5,838	(2,213)	2,746	2,256	(1,776)
Net incurrence of liabilities(4).	230	(66)	864	(1,864)	833	(2,563)
Net unclassified items(5)	(4,202)	(4,091)	(2,433)	274	(1,421)	(421)

Overall balance of payments position(6)	5,085	(2,858)	2,616	(1,038)	(863)	(3,257)

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2018.

(2)	Balances in the current and capital accounts are derived by deducting debit entries from credit entries.

(3)	Balances in the financial account are derived by deducting net incurrence of liabilities from net acquisition of financial assets.

(4)	Negative values of Net Acquisition of Financial Assets indicate withdrawal/disposal of financial assets; negative values of Net Incurrence of Liabilities indicate repayment of liabilities.

(5)

Net unclassified items is an offsetting account to the overstatement or understatement in either receipts or payments of the recorded balance of payments components relative to the overall balance of payments position.

(6)

The overall balance of payments position is calculated as the change in the country’s net international reserves, less non-economic transactions (revaluation and gold monetization/demonetization). Alternatively, it can be derived by adding the current and capital account balances less financial account plus net unclassified items.

Overall Balance of Payments Performance

In 2014, the overall balance of payments position of the Republic recorded a deficit of $2.9 billion, which was a reversal from the $5.1 billion surplus recorded in 2013. The reversal was primarily the result of a significant increase in the net outflow in the financial account. The financial account recorded net outflows of $9.6 billion in 2014, compared to a $2.2 billion net outflow in 2013. The substantial increase in net outflows was due primarily to the reversal in portfolio investments from net inflows of $1.0 billion to net outflows of $2.7 billion and to the net outflows in other investments, which more than doubled the previous year’s level.

In 2015, the overall balance of payments position of the Republic recorded a surplus of $2.6 billion, which was a reversal from the $2.9 billion deficit recorded in 2014. The reversal was primarily the result of a significant decrease in the net outflow in the financial account, although this was offset in part by a decrease in surplus in the current account. The financial account recorded net outflow of $2.3 billion in 2015, representing a decrease of 76.1% from the $9.6 billion net outflow in 2014. The current account recorded a surplus of $7.3 billion in 2015, representing a decrease of 32.5% from the $10.8 billion surplus recorded in 2014.

In 2016, the overall balance of payments position of the Republic recorded a deficit of $1.0 billion, which was a reversal from the $2.6 billion surplus recorded in 2015. The reversal was primarily the result of reversal from net inflows to net outflows in the current account, a reduction of net inflows in the financial account, an increase in net outflows in goods, services, and primary income, and a decrease in net inflows in portfolio investment. These changes were partially offset by a reversal in other investment from deficit to surplus. The current account recorded net outflow of $1.1 billion in 2016 compared to net inflow of $7.3 billion in 2015, and the financial account recorded net inflow of $175 million in 2016 compared to net inflow of $2.3 billion in 2015. Goods, services, and primary income recorded a net outflow of $25.9 billion in 2016 compared to a net outflow of $16.0 billion in 2015. Net inflow from portfolio investment also decreased to $1.5 billion in 2016 from $5.5 billion in 2015. Other investment recorded a reversal from a net deficit of $3.1 billion in 2015 to a net suprplus $4.6 billion in 2016.

In 2017, the overall balance of payments position of the Republic recorded a deficit of $863 million compared to the $1.0 billion deficit recorded in 2016. The change was primarily the result of increases in net inflows in secondary income and portfolio investment, although this was partially offset by an increase in the net outflows in the current account as well as goods, services, and primary income. Secondary income recorded net inflow of $26.1 billion in 2017 compared to a net inflow of $24.7 billion in 2016. Portfolio investment recorded a net inflow of $2.5 billion in 2017 compared to a net inflow of $1.5 billion in 2016. The current account recorded a net outflow of $2.2 billion in 2017 compared to a net outflow of $1.2 billion in 2016. Goods, services, and primary income recorded a net outflow $28.2 billion in 2017 compared to a net outflow of $25.9 billion in 2016.

In the first six months of 2018, preliminary data indicate that the overall balance of payments position of the Republic recorded a deficit of $3.1 billion, which was an increase from the $0.1 billion deficit recorded in the first six months of 2017. The increase in deficit was primarily the result of an increase in net outflows in the current account. The current account recorded a deficit of $3.1 billion in the first six months of 2018, compared to a deficit of $0.1 billion in the first six months of 2017. The financial account recorded a net outflow of $0.3 billion in the first six months of 2018, compared to a net outflow of $0.7 billion in the first six months of 2017. The decrease in net outflow was primarily due to an increase in net inflow in potfolio investment, from net inflow of $2.9 billion in the first six months of 2017 to $3.1 billion in the first six months of 2018. Other investment recorded a net inflow of $0.8 billion in the first six months of 2018, as compared to a net outflow of $0.3 billion recorded for the first six months of 2017.

Current Account

In 2014, the current account recorded a surplus of $10.8 billion, a decrease of 5.5% from the $11.4 billion surplus recorded in 2013. The decrease was primarily driven by a lower trade-in-services surplus of $4.5 billion in 2014, which decreased by 34.8% from the $7.0 billion surplus in 2013. Partially offsetting the lower trade-in-services surplus were increased secondary income surplus and a lower trade-in-goods deficit. Secondary income surplus increased to $22.8 billion in 2014, 8.1% higher than the $21.1 billion surplus recorded in 2013. The trade-in-goods deficit also fell by 1.9% to $17.3 billion in 2014 from $17.7 billion in 2013.

In 2015, the current account recorded a surplus of $7.3 billion, 32.4% lower than the $10.8 billion surplus recorded in 2014. The lower surplus in the current account in 2015 was primarily the result of a higher trade-in-goods deficit of $23.3 billion in 2015, representing an increase of 34.5% over the trade-in-goods deficit of $17.3 billion in 2014. Partially offsetting the increase in trade-in-goods deficit were an increased primary income surplus and a higher surplus in trade-in-services and secondary income. The primary income surplus increased to $1.9 billion in 2015, significantly higher than the $0.7 billion surplus recorded in 2014. The trade-in-services surplus also increased to $5.5 billion in 2015, 19.2% higher than the $4.6 billion surplus recorded in 2014. Overall, current account exports decreased by 1.6% to $105.9 billion in 2015 from $107.5 billion in 2014, while current account imports increased by 1.9% to $98.6 billion in 2015 from $96.8 billion in 2014.

In 2016, the current account recorded a deficit of $1.2 billion, compared to a surplus of $7.3 billion recorded in 2015. The reversal from surplus to deficit was primarily the result of a higher trade-in-goods deficit of $35.5 billion in 2016, representing an increase of 52.5% over the trade-in-goods deficit of $23.3 billion in 2015. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $25.0 billion in 2016, 7.4% higher than the $23.3 billion surplus recorded in 2015. The trade-in-services surplus also increased to $7.0 billion in 2016, 29.1% higher than the $5.5 billion surplus recorded in 2015. Overall, current account exports increased by 2.9% to $108.9 billion in 2016 from $105.9 billion in 2015, while current account imports increased by 11.7% to $110.1 billion in 2016 from $98.6 billion in 2015.

In 2017, the current account recorded a deficit of $2.2 billion, compared to a deficit of $1.2 billion recorded in 2016. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $40.5 billion in 2017, representing an increase of 13.9% over the trade-in-goods deficit of $35.5 billion in 2016. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $26.1 billion in 2017, 5.5% higher than the $24.7 billion surplus recorded in 2016. The trade-in-services surplus also increased to $9.2 billion in 2017, 31.3% higher than the $7.0 surplus recorded in 2016. Overall, current account exports increased by 14.9% to $125.1 billion in 2017 from $108.9 billion in 2016, while current account imports increased by 15.6% to $127.3 billion in 2017 from $110.1 billion in 2016.

Preliminary data indicate that in the first six months of 2018, the current account recorded a deficit of $3.1 billion, compared to deficit of $0.1 billion recorded in the first six months of 2017. The increase in deficit in the current account was primarily the result of increased deficit in trade-in-goods, from $18.2 billion in the first six months of 2017 to $23.3 billion recorded in the first six months of 2018. The increase in deficit was partially offset by an increase in surplus in trade-in-services from surplus of $3.8 billion in the first six months of 2017 to surplus of $5.9 billion in the first six months of 2018.

Goods Trade

Trading in goods significantly affects the Philippine economy. From 2013 to 2017, exports and imports of goods represented between 6.1% and 12.9% of the country’s GDP, respectively. A significant proportion of exports depends on imported raw materials or other inputs, rendering the country’s exports vulnerable to any import decline resulting from a peso depreciation. See “—Monetary System—Foreign Exchange System.”

In 2014, the trade-in-goods deficit was $17.3 billion, 1.9% lower than the trade-in-goods deficit of $17.7 billion recorded in 2013. Exports of goods increased by 11.9% to $49.8 billion in 2014 from $44.5 billion in 2013, reflecting increased shipments of manufactured products. This increase was partially offset by a 8.0% increase in imports of goods to $67.2 billion in 2014 from $62.2 billion in 2013. The increase in imports of goods was primarily due to higher purchases of capital goods, consumer goods, and mineral fuels and lubricants.

In 2015, the trade-in-goods deficit was $23.3 billion, 34.5% higher than the trade-in-goods deficit of $17.3 billion recorded in 2014. The higher deficit was primarily the result of a decrease in exports, which decreased by 13.3% during 2015 to $43.2 billion, compared to $49.8 billion in exports recorded in 2014. This was partially offset by a 1.0% decrease in imports of goods to $66.5 billion in 2015, from the $67.2 billion recorded in 2014. The larger decrease in exports of goods, as compared to the decrease in imports of goods, was due mainly to a 13.4% decrease in exports of general merchandise to $42.9 billion in 2015, from the $49.5 billion recorded in 2014.

In 2016, the trade-in-goods deficit was $35.5 billion, 52.5% higher than the trade-in-goods deficit of $23.3 billion recorded in 2015. The higher deficit was primarily the result of an increase in imports, which increased by 17.7% during 2016 to $78.3 billion, compared to $66.5 billion in imports recorded in 2015. In addition, exports of goods decreased by 1.1% to $42.7 billion in 2016, from the $43.2 billion recorded in 2015. The increase in imports of goods was due mainly to a 17.7% increase in imports of general merchandise to $78.3 billion in 2016, from the $66.5 billion recorded in 2015.

In 2017, the trade-in-goods deficit was $40.5 billion, 13.9% higher than the trade-in-goods deficit of $35.5 billion recorded in 2016. The higher deficit was primarily the result of an increase in imports, which increased by 18.0% during 2017 to $92.4 billion, compared to $78.3 billion in imports recorded in 2016. This was partially offset by a 21.5% increase in exports of goods to $51.9 billion in 2017, from the $42.7 billion recorded in 2016. The larger increase in imports of goods, as compared to the increase in exports of goods, was due mainly to a 14.9% increase in imports of general merchandise to $92.4 billion in 2017, from the $78.3 billion recorded in 2016.

According to preliminary data, the trade-in-goods deficit in the first six months of 2018 increased by 27.9% to $23.3 billion, compared to the $18.2 billion recorded in the same period in 2017. The increase in trade-in-goods deficit was primarily the result of an increase in imports, which increased by 10.7% in the first six months of 2018 to $48.7 billion, compared to $44.0 billion in imports recorded in the first six months of 2017. In addition, exports of goods decreased by 1.6% to $25.3 billion in the first six months of 2018, from the $25.7 billion recorded in the first six months of 2017. The increase in imports of goods was due mainly to a 24.2% increase in imports of general merchandise to $48.7 billion in the first six months of 2018, from the $44.0 billion in the first six months of 2017.

Exports of Goods

The following tables set out the Republic’s exports of goods by major commodity group and destination, as reported by the PSA.

	Exports by Major Commodity Groups
	Annual					Growth Rates	January-June		Growth Rates	Percentage of Total Exports
Commodities	2013	2014	2015	2016	2017	2017	2017	2018 (1)	2018 (1)	2013	2017
	($ in millions, except percentages)
Agricultural products
Coconut products	1,471	1,613	1,404	1,437	2,051	42.7%	1,044	770	(26.3)%	2.6%	3.0%
Sugar and products	300	141	32	105	217	106.7	98	53	(46.1)	0.5	0.3
Fruits and vegetables	1,529	1,781	1,406	1,581	1,850	17.0	996	845	(15.1)	2.7	2.7
Other agro-based products	948	1,125	845	864	1,013	17.2	475	417	(12.3)	0.5	1.5

Total agricultural based products	4,248	4,659	3,688	3,987	5,130	28.6	2,613	2,085	(20.2)	7.5	7.5

Forest products	92	86	48	28	184	557.1	60	120	100.3	0.2	0.3
Mineral products	3,412	4,038	2,853	2,350	4,285	82.3	2,094	2,146	2.5	6.0	6.2
Petroleum products	843	446	314	282	396	40.2	169	185	9.7	1.5	0.6
Manufacturing							.
Electronic products	23,931	26,790	28,904	29,418	36,536	24.2	17,395	18,319	5.3	42.2	53.2
Other electronics	2,724	2,977	3,163	2,825	3,197	13.1	1,627	1,402	(13.8)	4.8	4.7
Garments	1,580	1,854	1,459	1,099	1,099	0.0	693	423	(38.9)	2.8	1.6
Textile yarns/fabrics	188	247	199	189	235	24.3	107	102	(4.4)	0.3	0.3
Footwear	34	35	33	49	80	62.4	39	49	27.2	0.1	0.1
Travel goods and handbags	176	266	429	472	485	2.7	236	265	12.2	0.3	0.7
Wood manufacturing	3,086	2,963	2,805	2,714	1,204	(55.6)	840	201	(76.1)	5.4	1.8
Furniture and fixtures	251	370	324	265	337	26.9	174	139	(20.2)	0.4	0.5
Chemicals	2,852	2,754	1,878	1,722	1,786	3.7	1,042	641	(38.5)	5.0	2.6
Non-metallic mineral manufacturing	204	327	176	151	202	34.2	72	105	47.0	0.4	0.3
Machinery and transport equipment	3,763	5,318	5,150	4,276	5,093	19.1	2,675	2,729	2.0	6.6	7.4
Processed food and beverages	1,482	1,449	1,163	1,076	1,395	29.6	670	536	(20.0)	2.6	2.0
Iron and steel	159	108	99	122	131	7.9	65	53	(17.6)	0.3	0.2
Baby carriages, toys, games and sporting goods	329	291	321	235	214	(8.8)	98	108	10.6	0.6	0.3
Basketwork, wickerwork, and other articles of plaiting materials	50	49	57	48	43	(9.4)	23	17	(25.4)	0.1	0.1
Miscellaneous	558	688	603	746	729	(2.2)	321	468	45.8	1.0	1.1
Others	5,659	5,121	4,044	4,296	4,571	6.4	2,337	2,061	(11.8)	10.0	6.7

Total Manufacturing	47,025	51,607	50,808	49,702	57,336	15.4	28,413	27,619	(2.8)	82.9	83.4
Special transactions	1,077	1,265	1,116	1,057	1,382	30.8	686	739	7.8	1.9	2.0

Total exports	56,698	62,102	58,827	57,406	68,713	19.7%	34,035	32,893	(3.4)%	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Note:

(1)	Preliminary data for the first six months of 2018.

	Exports of Goods by Destination
							Percentage of Total Exports
Country	2013	2014	2015	2016	2017	2018 (1)	2013	2017
	($ in millions, except percentages)
United States	8,324	8,661	9,023	8,851	9,661	4,966	14.7%	14.1%
European Union(2)	6,554	6,715	7,186	6,970	9,607	4,599	11.6	14.0
Japan	12,048	13,901	12,300	11,670	10,853	4,710	21.2	15.8
People’s Republic of China	7,025	8,467	6,175	6,373	8,017	4,090	12.4	11.7
Hong Kong	4,541	5,512	6,391	6,617	9,024	4,849	8.0	13.1
South Korea	3,400	2,561	2,426	2,182	4,334	1,216	6.0	6.3
Singapore	4,142	4,451	3,801	3,824	3,973	2,155	7.3	5.8
Taiwan	1,983	2,446	2,012	2,127	2,451	1,247	3.5	3.6
Southeast Asia(3)	4,693	4,678	4,941	4,806	6,122	3,043	8.3	8.9
Others	3,988	4,710	4,572	3,986	4,671	2018	7.0	6.8

Total	56,698	62,102	58,827	57,406	68,713	32,893	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2018.

(2)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania and the United Kingdom.

(3)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Vietnam, Myanmar and Laos.

Exports of goods, as reported by the PSA, increased by 9.5% in 2014 and contracted by 5.3% in 2015 and 2.4% in 2016 and increased by 19.7% in 2017. As a percentage of total exports, manufactured goods, as reported by the PSA, decreased slightly from 82.9% in 2013 to 82.5% in 2017. On the whole, manufactured goods exports increased in actual terms to $56.7 billion in 2017 from $47.8 billion in 2013 and remained stable as a proportion of total exports at 82.5% in 2017 compared to 82.9% in 2013. The increase in exported manufactured goods was primarily a result of exports of electronic products, which increased in absolute terms to $35.4 billion in 2017 from $23.9 billion in 2013, and as a proportion of total exports from 42.2% of total exports in 2013 to 51.4% of total exports in 2017. The increase in exports of electronic products was partially offset by decreases in wood manufacturing exports from $3.1 billion in actual terms and 5.4% as a proportion of total exports in 2013 to $1.2 billion in actual terms and 1.8% as a proportion of total exports in 2017, as well as decreases in other manufacturing exports from $6.1 billion in actual terms and 10.0% as a proportion of total exports in 2013 to $4.6 billion in actual terms and 6.8% as a proportion of total exports in 2017 and decreases in exports of chemicals from $2.9 billion in actual terms and 5.0% as a proportion of total exports in 2013 to $1.8 billion in actual terms and 2.6% in 2017. Exports of mineral products increased in actual terms from $3.4 billion in 2013 to $4.3 billion in 2017. As a proportion of total exports, exports of mineral products remained steady at 6.2% as a proportion of total exports in 2017 compared to 6.0% as a proportion of total exports in 2013. Exports of agricultural based prodcuts also increased in actual terms from $4.2 billion in 2013 to $5.1 billion in 2017. As a proportion of total exports, exports of agricultural based products remained steady at 7.4% in 2017 compared to 7.5% in 2013.

Japan accounted for, on average, 20.1% of total exports from 2013 to 2017. The United States accounted for, on average, 14.7% of total exports over the same period. In 2013, exports to Japan and the United States accounted for 21.2% and 14.7% of total exports, respectively. In 2017, exports to Japan decreased to 15.8% of total exports, while exports to the United States decreased to 14.1% of total exports. The European Union accounted for 14.0% of total exports in 2017 compared to 11.6% of total exports in 2013. From 2013 to 2017, the European Union accounted for, on average, 12.1% of total exports. The Republic aims to diversify its export markets and increase its exports to other countries, particularly ASEAN countries. The Republic is a party to the ASEAN Free Trade Agreement, which provides for reduced tariffs among ASEAN nations as well as plans for intra-regional investments, industrial linkages and banking and financial integration. In addition, the Republic has entered into an agreement with the European Free Trade Association in 2016 to improve market access for Philippine exporters to the European market. The Republic has also entered into the ASEAN-Hong Kong, China Free Trade Agreement in November 2017, which aimed at facilitating trade in goods and services in the region.

In 2014, according to PSA data, total exports of goods increased by 9.5% to $62.1 billion, as compared to $56.7 billion in 2013. This increase was driven primarily by an increase in exports of manufactured goods. Exports of manufactured goods, which comprised 84.5% of total exports, increased to $52.5 billion in 2014, an increase of 9.8% over the $47.8 billion recorded in 2013. The increase in manufacturing exports was largely driven by a 9.9% increase in exports of electronic products, from $23.9 billion in 2013 to $26.3 billion in 2014. Exports of machinery and transport equipment also increased by 41.1% to $5.4 billion in 2014 from $3.8 billion in 2013. These increases were partially offset by a decrease in exports of petroleum products, which decreased by 47.1% to $446 million in 2014 from $843 million in 2013, as well as a decrease in exports of sugar and sugar products, which decreased by 53.0% to $141 million in 2014 from $300 million in 2013.

In 2015, according to PSA data, total exports of goods decreased 5.3% to $58.8 billion, from the $62.1 billion recorded in 2014. This decrease was driven primarily by decreases in exports of mineral products and manufactured goods. Exports of mineral products, which comprised 4.8% of total exports, decreased to $2.9 billion in 2015, a decrease of 29.3% over the $4.0 billion recorded in 2014. Exports of manufactured goods, which comprised 87.5% of total exports, decreased to $51.5 billion in 2015, a decrease of 1.9% from the $52.5 billion recorded in 2014. These decreases were partially offset by an increase in exports of electronic products, which increased by 8.4% to $28.5 billion in 2015 from $26.3 billion in 2014.

In 2016, according to PSA data, total exports of goods decreased 2.4% to $57.4 billion, from the $58.8 billion recorded in 2015. The decrease was driven primarily by decreases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 86.6% of total exports, decreased to $49.7 billion in 2016, a decrease of 2.2% over the $50.8 billion recorded in 2015. Exports of mineral products, which comprised 4.1% of total exports, decreased to $2.4 billion in 2016, a decrease of 17.6% from the $2.9 billion recorded in 2015. The decreases were partially offset by an increase in exports of fruits and vegetables, which increased by 12.4% to $1.6 billion in 2016 from $1.4 billion in 2015.

In 2017, according to PSA data, total exports of goods increased 19.7% to $68.7 billion, from the $57.4 billion recorded in 2016. The increase was driven primarily by increases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 83.4% of total exports, increased to $57.3 billion in 2017, an increase of 15.3% over the $49.7 billion recorded in 2016. Exports of mineral products, which comprised 6.2% of total exports, increased to $4.3 billion in 2017, an increase of 82.3% from the $2.4 billion recorded in 2016. Exports of fruits and vegetables also increased by 17.0% to $1.9 billion in 2017 from $1.6 billion in 2016.

In the first six months of 2018, according to preliminary PSA data, total exports of goods decreased by 3.4% to $32.9 billion, compared to the $34.0 billion recorded in the first six months of 2017. This decrease was driven primarily by the decrease in exports of manufactured goods, which comprised 83.4% of total exports, decreased by 2.8% from $28.4 billion in the first six months of 2017 to $27.6 billion in the first six months of 2018. The decrease in exports of manufactured goods was largely driven by a 76.1% decrease in wood manufactures exports, which decreased from $0.8 billion in the first six months of 2017 to $0.2 billion in the first six months of 2018. The decrease in exports of goods was also due to a 26.2% decrease in coconut products, from $1.0 billion in the first six months of 2017 to $0.8 billion in the first six months of 2018.

Imports of Goods

The following tables set out the sources of the Philippines’ imports of goods by commodity group and by country.

	Imports of Goods by Commodity Group
	Annual					Growth Rates	January-June		Growth Rate	Percentage of Total Imports
Commodities	2013	2014	2015	2016	2017	2017	2017	2018(1)	2018(1)	2013	2017
	($ in millions, except percentages)
Capital goods	17,234	16,143	19,603	28,746	31,469	9.5%	14,953	16,950	13.4%	27.6%	32.7%
Raw materials and intermediate goods
Unprocessed raw materials	2,819	2,020	2,556	2,727	4,276	56.8	2,059	1,880	(8.7)	4.5	4.4
Semi-processed raw materials	20,646	24,188	27,912	29,310	32,662	11.4	15,968	18,409	15.3	33.1	34.0

Raw materials and intermediate goods	23,465	26,208	30,468	32,038	36,938	15.3	18,027	20,289	12.5	37.6	38.4

Mineral fuels and lubricants	13,140	13,189	9,249	7,969	10,796	35.5	5,057	6,023	19.1	21.1	11.2
Consumer goods
Durable	3,939	4,440	5,358	8,374	9,467	13.1	4,222	4,668	10.6	6.3	9.9
Non-durable	4,102	4,982	6,037	6,448	6,931	7.5	3,299	3,609	9.4	6.6	7.2

Total consumer goods	8,041	9,423	11,395	14,822	16,398	10.6	7,521	8,275	10.1	12.9	17.1

Special transactions(2)	530	435	352	533	493	(7.5)	227	297	30.8	0.8	0.5

Total imports	62,411	65,398	71,067	84,108	96,093	14.2%	45,785	51,837	13.2%	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2018.

(2)	Excludes value of goods that do not involve change in ownership such as consigned, returned/replacement and temporarily imported goods.

	Imports of Goods by Source
							Percentage of Total Imports
Country	2013	2014	2015	2016	2017	2018(1)	2013	2017
	($ in millions, except percentages)
Japan	5,191	5,252	6,368	9,882	10,912	5,273	8.3%	11.4%
United States	7,020	5,738	7,468	7,576	7,784	3,807	11.2	8.1
Southeast Asia(2)	9,304	11,038	12,937	16,577	19,616	9,964	14.9	20.4
People’s Republic of China	8,072	9,870	11,471	15,565	17,464	9,988	12.9	18.2
Hong Kong	1,298	1,660	1,840	2,492	2,715	1,441	2.1	2.8
Taiwan	4,883	4,449	5,839	5,185	5,090	2,750	7.8	5.3
South Korea	4,822	5,083	4,657	5,568	8,465	5,320	7.7	8.8
Singapore	4,236	4,592	5,005	5,464	5,599	3,023	6.8	5.8
Oceania(3)	1,662	1,299	1,444	1,571	2,635	1,166	2.7	2.7
European Union(4)	6,254	7,623	6,695	6,743	6,644	3,528	10.0	6.9
Middle East(5)	5,388	4,843	3,624	3,019	3,800	2,669	8.6	4.0
Others	4,281	3,951	3,719	4,466	5,369	2,908	6.9	5.6

Total	62,411	65,398	71,067	84,108	96,093	51,837	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2018.

(2)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Vietnam, Myanmar and Laos.

(3)

Includes Australia, New Zealand and Pacific Island countries including Fiji Island, Papua Territory (New Guinea), Solomon Island, Tonga Island, Vanuatu (New Hebrides) and Western Samoa, and other Oceania countries.

(4)

Includes Austria, Belgium, Bulgaria, Croatia (from 2013 onwards), Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania and the United Kingdom.

(5)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates and other Middle Eastern countries.

In 2014, according to PSA data, total imports of goods increased by 4.8%, to $65.4 billion compared to the $62.4 billion recorded in 2013. This increase was primarily due to increased imports of raw materials and intermediate goods. Imports of raw materials and intermediate goods increased by 11.7% to $26.2 billion in 2014 from $23.5 billion in 2013 due primarily to increases in imports of materials for the manufacture of electric equipment, chemicals and manufactured goods. Imports of consumer goods also increased by 17.2% to $9.4 billion in 2014 from $8.0 billion in 2013 due primarily to increases in imports of non-durable consumer goods, primarily food and live animals for food. These increases were partially offset by lower imports of capital goods which decreased by 6.3% to $16.1 billion in 2014 from $17.2 billion in 2013, due primarily to a contraction of imports of telecommunication equipment and electric machinery.

In 2015, according to PSA data, total imports of goods increased 8.7% to $71.1 billion compared to imports of $65.4 billion recorded in 2014. This increase was primarily attributable to an increase in imports of raw materials and intermediate goods. Imports of raw materials and intermediate goods increased by 16.3% to $30.5 billion in 2015, compared to the $26.2 billion recorded in 2014, primarily as a result of increased imports of semi-processed raw materials and manufactured goods. The increase in imports of goods was partially offset by a decrease in imports of mineral fuels and lubricant of 29.9% to $9.2 billion in 2015, compared to the $13.2 billion recorded in 2014.

In 2016, according to PSA data, total imports of goods increased 18.3% to $84.1 billion compared to imports of $71.1 billion recorded in 2015. This increase was primarily attributable to an increase in imports of capital goods and consumer goods. Imports of capital goods increased by 46.6% to $28.7 billion in 2016, compared to the $19.6 billion recorded in 2015, primarily as a result of increased imports of telecommunication equipment and electronics machinery. Imports of consumer goods increased by 30.1% to $14.8 billion in 2016, compared to the $11.4 billion recorded in 2015, primarily as a result of increased imports of durable goods. The increases in imports of goods was partially offset by a decrease in imports of mineral fuels and lubricant of 13.8% to $8.0 billion in 2016, compared to $9.2 billion recorded in 2015.

In 2017, according to PSA data, total imports of goods increased 14.2% to $96.1 billion compared to imports of $84.1 billion recorded in 2016. This increase was primarily attributable to an increase in imports of raw materials and intermediate goods, as well as imports of mineral fuels and lubricant. Imports of raw materials and intermediate goods increased by 15.3% to $36.9 billion in 2017, compared to the $32.0 billion recorded in 2016. Imports of mineral fuels and lubricant increased by 35.5% to $10.8 billion in 2017, compared to the $8.0 billion recorded in 2016. Capital goods and consumer goods imports also increased in 2017. Imports of capital goods increased by 9.5% to $31.5 billion in 2017 from $28.7 billion in 2016. Imports of consumer goods increased by 10.6% to $16.4 billion in 2017 from $14.8 billion in 2016.

In the first six months of 2018, according to preliminary PSA data, total imports of goods increased 13.2% to $51.8 billion, from the $45.8 billion recorded in the first six months of 2017. This increase was primarily due to higher imports of semi-processed raw materials. Imports of semi-processed raw materials increased by 15.3% to $18.4 billion in the first six months of 2018 from $16.0 billion in the first six months of 2017. Imports of raw materials and intermediate goods increased by 12.5% to $20.3 billion in the first six months of 2018 from $18.0 billion in the first six months of 2017. These increases were partially offset by lower imports of unprocessed raw materials which decreased by 8.7% to $1.9 billion in the first six months of 2018 from $2.1 billion in the first six months of 2017.

Services Trade

The following table sets out the Republic’s services trade by sector for the periods indicated.

	Services Trade
	2013	2014	2015	2016	2017	2018(1)
	($ millions)
Total services trade	7,015	4,576	5,455	7,043	9,249	5,867

Exports	23,335	25,498	29,065	31,204	35,884	18,873
Imports	16,320	20,922	23,610	24,160	26,635	13,006
Maintenance and repair services	(189)	1	(6)	(29)	(51)	(24)
Exports	68	92	77	83	80	40
Imports	256	91	83	112	132	64
Transportation	(1,782)	(1,995)	(1,922)	(2,441)	(2,701)	(1,156)

Exports	1,637	1,875	1,934	1,897	2,317	1,267
Imports	3,419	3,869	3,856	4,338	5,018	2,424
of which: Passenger	342	497	617	600	768	494
Exports	909	1,029	1,142	1,146	1,361	797
Imports	567	532	525	546	592	304
of which: Freight	(1,779)	(2,116)	(2,195)	(2,767)	(3,356)	(1,624)
Exports	521	586	510	427	519	253
Imports	2,300	2,702	2,704	3,195	3,875	1,878
of which: Other	(345)	(375)	(345)	(274)	(113)	(26)
Exports	207	260	282	323	438	217
Imports	552	635	626	598	550	242
Travel	(3,143)	(5,567)	(6,070)	(5,992)	(5,206)	(2,021)

Exports	4,690	5,030	5,272	5,143	6,988	3,899
Imports	7,833	10,598	11,343	11,135	12,194	5,920
Construction services	11	(9)	17	11	(6)	10

Exports	89	61	60	71	57	38
Imports	77	70	42	60	63	29
Insurance and pension services	(704)	(686)	(779)	(1,269)	(1,417)	(712)

Exports	101	129	119	77	85	45
Imports	805	815	897	1,345	1,502	757
Financial services	(217)	(177)	(37)	(164)	(6)	(29)

Exports	85	190	414	394	489	192
Imports	302	367	451	559	495	221
Charges for the use of intellectual property	(526)	(537)	(601)	(537)	(734)	(448)

	Services Trade
	2013	2014	2015	2016	2017	2018(1)
	($ millions)
Exports	3	10	11	9	17	12
Imports	529	547	613	546	751	460
Telecommunications, computer, and information services	2,809	2,838	2,688	4,822	4,889	2,725
Exports	3,336	3,472	3,461	5,493	5,762	3,235
Imports	527	634	773	671	873	509
Other business services	10,941	10,912	12,440	10,214	11,266	5,927

Exports	13,208	14,473	17,551	15,125	16,392	8,137
Imports	2,267	3,561	5,111	4,911	5,126	2,210
Personal, cultural and recreational services	63	97	(38)	43	3	(70)

Exports	107	152	149	169	191	79
Imports	44	54	187	126	188	149
Government services	(248)	(300)	(237)	(339)	(275)	(253)

Exports	14	15	18	17	19	9
Imports	262	315	255	357	294	262

Source: Bangko Sentral. All data are preliminary.

Note:

(1)	Preliminary data for the first six months of 2018.

In 2014, the trade-in-services account recorded a surplus of $4.6 billion, 34.8% lower than the $7.0 billion surplus recorded in 2013. The lower surplus was mainly attributable to the significantly larger deficit in travel services, which recorded a deficit of $5.6 billion in 2014 compared to the deficit of $3.1 billion in 2013, primarily as a result of increased levels of travel services provided by foreign entities. The lower surplus was also attributable to the larger deficit in transportation services in 2014 of $1.9 billion, which increased 6.5% over the $1.8 billion deficit in 2013. These factors were partially offset by a reversal in deficit to surplus in maintenance and repair services, which recorded a surplus of $1 million in 2014, compared to a deficit of $189 million recorded in 2013.

In 2015, the trade-in-services account recorded a surplus of $5.5 billion, 19.2% higher than the $4.6 billion surplus recorded in 2014. The higher surplus was mainly attributable to the strong performance of other business services, which recorded an increased surplus of $12.4 billion in 2015, a 14.0% increase compared to the surplus of $10.9 billion recorded in 2014, primarily as a result of higher exports of technical, trade-related and other business services. The higher surplus was also attributable to the smaller deficit in financial services recorded in 2015 of $37 million, 79.4% lower than the $177 million deficit recorded in 2014. These factors were partially offset by increases in the deficit in travel services and decreases in the surplus in telecommunications, computer and information services. Travel services recorded an increase in the deficit to $6.1 billion in 2015, a 9.0% increase compared to the $5.6 billion deficit recorded in 2014, while telecommunications, computer and information services recorded a decrease in surplus to $2.7 billion in 2015, a 5.3% decrease compared to the $2.8 billion surplus recorded in 2014.

In 2016, the trade-in-services account recorded a surplus of $7.0 billion, 29.1% higher than the $5.5 billion surplus recorded in 2015. The higher surplus was mainly attributable to the strong performance of telecommunications, computer and information services and the manufacturing services on physical inputs owned by others. Telecommunications, computer and information services recorded an increased surplus of $4.8 billion in 2016, a 79.4% increase compared to the surplus of $2.7 billion recorded in 2015, primarily as a result of higher exports of computer services. The higher surplus was also attributable to an increase in the manufacturing services on physical inputs owned by others, which changed from zero in 2015 to $2.7 billion in 2016. These factors were partially offset by decreases in surplus in other business services, which recorded a decreased surplus of $10.2 billion in 2016, a 17.9% decrease compared to the surplus of $12.4 billion recorded in 2015.

In 2017, the trade-in-services account recorded a surplus of $9.3 billion, 31.3% higher than the $7.0 billion surplus recorded in 2016. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $11.3 billion in 2017, a 10.3% increase compared to the surplus of $10.2 billion recorded in 2016, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $6.0 billion in 2016 to a deficit of $5.2 billion in 2017. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $734 million in 2017, a 36.7% increase compared to the deficit of $537 million recorded in 2016.

In the first six months of 2018, according to preliminary data, the trade-in-services account recorded a surplus of $5.9 billion, a 55.0% increase from the $3.8 billion surplus recorded in the first six months of 2017. The higher surplus was mainly attributable to increase in surplus in other business services of 15.2% to $5.3 billion in the first six months of 2018 from $5.1 billion in the first six months of 2017. The higher surplus was also attributable to a decrease in deficit in travel to a deficit of $2.0 billion in the first six months of 2018 from a deficit of $2.8 billion in the first six months of 2017. These results were partially offset by increase in deficit in government goods and services by 82.6% to $253 million in the first six months of 2018 from $138 million in the first six months of 2017.

Primary Income

The following table sets out the Republic’s primary income for the periods indicated. Entries with “zero” balances indicate either that there were no relevant transactions during the period or that the Republic had not yet begun to track and record the relevant entry. Under the BPM6 methodology, the residency of seasonal workers, such as OFWs, was classified according to the length of their intended stay in the host country. Generally, OFWs who are expected to be working abroad for less than one year are classified as Philippine residents and their gross earnings are reflected under the primary income account. On the other hand, OFWs who are expected to be working abroad for one year or more are classified as non-residents and their remittances are reflected under the current transfers account. This methodology also takes into account cash remittances made by OFWs through informal channels, as well as remittances-in-kind. Calculation of these cash remittances and remittances-in-kind are based on data from the PSA’s Survey of Overseas Filipinos. Trade credits are based on surveys and external debt reports. The BPM6 methodology also adds a supplementary personal remittances account that aggregates all OFW remittances irrespective of OFWs’ intended stay in the host country in order to facilitate analysis of all transfers from households outside the Philippines to those within the Philippines without the need to add the resident and non-resident OFW remittances accounts. Figures in this prospectus also reflect the change in treatment of the property income and expense accounts pursuant to BPM6.

	Primary Income
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Total Primary Income	957	727	1,857	2,579	3,010	1,347

Credit	8,358	8,779	9,503	9,556	10,517	5,489
Debit	7,401	8,052	7,646	6,977	7,507	4,141
Compensation of employees	6,874	7,287	7,698	7,386	7,769	3,918

Credit	7,039	7,420	7,809	7,518	7,926	4,007
Debit	165	133	111	131	157	90
Investment income	(5,917)	(6,560)	(5,841)	(4,807)	(4,758)	(2,570)

Credit	1,320	1,359	1,694	2,038	2,591	1,481
Debit	7,236	7,919	7,534	6,846	7,350	4,052
Direct investment income	(2,962)	(3,740)	(3,423)	(2,929)	(3,240)	(1,976)
Credit	556	537	700	782	824	545
Debit	3,518	4,277	4,123	3,711	4,064	2,521
Income on equity and investment fund shares	(3,279)	(4,051)	(3,862)	(3,353)	(3,647)	(2,125)
Credit	182	133	141	133	103	100
Debit	3,460	4,184	4,003	3,486	3,750	2,225
Dividends and withdrawals from income of quasi-corporations	(2,972)	(3,171)	(3,113)	(2,627)	(2,863)	(1,710)
Credit	69	136	143	149	111	96
Debit	3,040	3,307	3,256	2,776	2,974	1,806
Reinvested earnings	(307)	(880)	(749)	(726)	(785)	(415)
Credit	113	(4)	(2)	(16)	(8)	5
Debit	420	877	747	710	776	420
Income on debt (interest)	316	311	439	424	408	149
Credit	374	404	559	649	721	445
Debit	57	93	121	224	314	296
Portfolio investment income	(3,102)	(3,113)	(2,811)	(2,458)	(2,273)	(1,192)
Credit	99	117	167	188	394	92
Debit	3,202	3,230	2,978	2,646	2,666	1,284
Income on equity and investment fund shares	(982)	(1,108)	(1,041)	(910)	(1,151)	(599)
Credit	1	0	1	0	2	1
Debit	982	1,108	1,043	910	1,153	600
Dividends on equity excluding investment fund shares	(982)	(1,108)	(1,041)	(910)	(1,151)	(599)
Credit	1	0	1	0	2	1
Debit	982	1,108	1,043	910	1,153	600
Interest	(2,121)	(2,005)	(1,769)	(1,548)	(1,121)	(593)
Credit	99	116	165	188	391	91
Debit	2,219	2,122	1,935	1,737	1,513	684

	Primary Income
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Short term (Money market instruments)	(392)	(237)	(178)	(157)	(44)	(4)
Credit	1	0	12	14	18	5
Debit	393	237	190	170	62	8
Long term (Bonds and notes)	(1,729)	(1,768)	(1,591)	(1,392)	(1,078)	(589)
Credit	98	116	153	175	373	86
Debit	1,827	1,885	1,745	1,566	1,450	676
Central Banks	(20)	(20)	(19)	(19)	(18)	(7)
Deposit-taking corporation, except the central bank	(60)	(68)	(67)	(64)	(49)	(20)
General government	(1,247)	(1,251)	(1,229)	(1,135)	(1,080)	(542)
Other sectors	(401)	(428)	(276)	(174)	69	(20)
Credit	98	116	153	175	373	86
Debit	499	545	430	348	304	106
Other investment income	(424)	(273)	(258)	(211)	(195)	25
Receipts	93	139	176	277	424	272
Payments	517	412	434	488	620	246
Central banks	(1)	(1)	(1)	0	(5)	(5)
Credit	0	0	0	0	0	0
Debit	1	1	1	0	5	5
Deposit-taking corporations, except the central bank	6	56	69	121	202	130
Credit	65	110	130	186	287	170
Debit	59	54	61	65	85	40
General government	(234)	(187)	(185)	(242)	(285)	(129)
Other sectors	(195)	(141)	(141)	(90)	(107)	29
Credit	28	28	46	91	137	101
Debit	223	170	187	181	244	72

Source: Bangko Sentral. All data are preliminary.

Note:

(1)	Preliminary data for first six months of 2018.

In 2014, the primary income account recorded a surplus of $727 million, 24.0% lower than the $957 million surplus recorded in 2013. The decreased surplus was primarily the result of a 6.0% increase in the compensation of employees account to $7.3 billion in 2014, from $6.9 billion in 2013. This was partially offset by a 10.9% increase in net payments of investment income to $6.6 billion in 2014 from $5.9 billion in 2013, which was largely due to higher payments for dividends and reinvested earnings to foreign direct investors.

In 2015, the primary income account recorded a surplus of $1.9 billion, a significant increase from the $0.7 billion surplus recorded in 2014. The increased surplus was primarily the result of a 11.0% lower deficit in the investment income account, to $5.8 billion deficit in 2015 from $6.6 billion deficit in 2014. Primary income from compensation of employees also increased by 5.6% to a surplus of $7.7 billion in 2015 from $7.3 billion in 2014.

In 2016, the primary income account recorded a surplus of $2.6 billion, a 38.7% increase from the $1.9 billion surplus recorded in 2015. The increased surplus was primarily the result of a 17.7% lower deficit in investment income account, to $4.8 billion deficit in 2016 from $5.8 billion deficit in 2015. Primary income from portfolio investment also decreased by 12.5% to $2.5 billion deficit in 2016 from $2.8 billion deficit in 2015.

In 2017, the primary income account recorded a surplus of $3.0 billion, a 16.7% increase from the $2.6 billion surplus recorded in 2016. The increased surplus was primarily the result of a 5.2% increase in the compensation of employees account surplus, to $7.8 billion in 2017 from $7.4 billion in 2016. The deficit in primary income from portfolio investment also decreased by 7.6% to a $2.3 billion deficit in 2017 from a $2.5 billion deficit in 2016.

In the first six months of 2018, according to preliminary data, the primary income account recorded a surplus/ of $1.3 billion, a 12.7% decrease from the $1.5 billion surplus recorded in the first six months of 2017. The decreased surplus was primarily the result of an increase in deficit of direct investment to $2.0 billion in the first six months of 2018 from $1.3 billion in the first six months of 2017. The lower surplus was also attributable to an increase in deficit of investment income to $2.6 billion in the first six months of 2018 from $2.3 billion in the first six months of 2017. These factors were partially offset by an increase in surplus in compensation of employees to $3.9 billion in the first six months of 2018 from $3.8 billion in the first six months of 2017.

Secondary Income

The following table sets out the Republic’s secondary income for the periods indicated. Secondary income primarily includes OFW remittances, as well as private and institutional gifts, donations and grants. As described above under “—Primary Income,” under the BPM6 methodology, the residency of seasonal workers such as OFWs is classified according to the intended length of their stay in the host country. The BPM6 methodology also adds a supplementary personal transfers account that aggregates all remittances, including those from non-OFW permanent migrants abroad. Figures in this prospectus also reflect the change in treatment of the property income and expense accounts pursuant to BPM6.

	Secondary Income
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Total Secondary Income	21,073	22,782	23,263	24,728	26,083	13,023
Credit	21,680	23,446	24,086	25,411	26,826	13,401
Debit	606	663	823	684	742	377
General Government	859	721	627	560	497	55
Receipts	908	764	682	618	565	101
Payments	50	43	55	58	67	45

	Secondary Income
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Financial corporations, nonfinancial corporations, households and non-profit institutions serving households	20,215	22,062	22,636	24,167	25,586	12,968
Credit	20,771	22,682	23,404	24,793	26,261	13,300
Debit	557	620	767	626	675	332
Personal transfers	19,633	21,221	21,948	23,559	24,795	12,501
Credit	19,678	21,271	21,991	23,624	24,884	12,548
Debit	46	50	42	65	89	47
Other transfers	582	841	688	608	791	467
Credit	1,093	1,411	1,413	1,169	1,377	752
Debit	511	570	725	561	586	285

Source: Bangko Sentral. All data are preliminary.

Note:

(1)	Preliminary data for the first six months of 2018.

In 2014, the secondary income account recorded a surplus of $22.8 billion, an 8.1% increase from the $21.1 billion surplus recorded in 2013. This higher surplus was primarily the result of a 9.1% increase in the financial corporations, nonfinancial corporations, households and NPISHs account surplus of $22.1 billion in 2014, compared to a surplus of $20.2 billion in 2013, primarily as a result of a 7.6% increase in the personal transfers by workers account to a surplus of $20.8 billion in 2014, compared to a surplus of $19.3 billion in 2013. These increases were partially offset by the lower surplus in the general government secondary income account, which decreased by 16.1% in 2014 to a surplus of $721 million from a surplus of $859 million in 2013.

In 2015, the secondary income account recorded a surplus of $23.3 billion, a 2.1% increase from the $22.8 billion surplus recorded in 2014. The higher surplus was primarily the result of a 3.4% increase in the personal transfers account surplus to $21.9 billion in 2015, compared to a surplus of $21.2 billion in 2014. The increase was partially offset by a 18.2% decrease in the other current transfer surplus to $688 million in 2015, compared to a surplus of $841 million in 2014.

In 2016, the secondary income account recorded a surplus of $24.7 billion, a 6.3% increase from the $23.3 billion surplus recorded in 2015. The higher surplus was primarily the result of a 7.3% increase in the personal transfers account surplus to $23.6 billion in 2016, compared to a surplus of $21.9 billion in 2015. The increase was partially offset by a 11.6% decrease in the other current transfer surplus to $608 million in 2016, compared to a surplus of $688 million in 2015.

In 2017, the secondary income account recorded a surplus of $26.1 billion, a 5.5% increase from the $24.7 billion surplus recorded in 2016. The higher surplus was primarily the result of a 5.2% increase in the personal transfers account surplus to $24.8 billion in 2017, compared to a surplus of $23.6 billion in 2016 and a 5.9% increase in the financial corporations, nonfinancial corporations, households account surplus to $25.6 billion in 2017 from a surplus of $24.2 billion in 2016. The increase was partially offset by an 11.2% decrease in the general government surplus to $497 million in 2017, compared to a surplus of $560 million in 2016.

According to preliminary data, the secondary income account recorded a surplus of $13.0 billion in the first six months of 2018, 1.9% higher than the $12.8 billion surplus recorded in the first six months of 2017. The increased surplus was due mainly to a 2.5% increase in the personal transfers account to $12.5 billion in the first six months of 2018 from $12.2 billion in the first six months of 2017. The larger surplus was partially offset by a 75.5% decrease in the surplus in general government account to $55 million in the first six months of 2018 from $226 million in the first six months of 2017.

Financial Account

The financial account is divided into four categories: direct investments, portfolio investments, financial derivative investments and other investments.

The following table sets out the Republic’s direct investments for the periods indicated.

	Direct Investments
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Total direct investment	(90)	1,014	(100)	(5,883)	(6,545)	(4,080)

Net acquisition of financial assets	3,647	6,754	5,540	2,397	3,513	1,675

Direct investor in direct investment enterprises	865	2,768	1,724	737	1,758	433
Placements	921	3,282	2,281	848	2,027	488
Withdrawals	57	514	557	112	270	55
Reinvestment of earnings	113	(4)	(2)	(16)	(8)	5
Debt instruments	2,669	3,989	3,818	1,676	1,764	1,238
Claims on affiliated enterprises	1,911	3,535	3,328	332	6	22
Liabilities to affiliated enterprises	757	455	490	1,344	1,785	1,216
Net incurrence of liabilities	3,737	5,740	5,639	8,280	10,057	5,755

Equity capital	1,084	2,476	2,563	3,302	4,061	2,004
Direct investor in direct investment	664	1,599	1,816	2,592	3,285	1,585
Placements	2,461	2,178	2,642	3,185	3,772	1,747
Withdrawals	1,797	578	826	593	487	163
Reinvestment of earnings	420	877	747	710	776	420
Debt Instruments	2,654	3,263	3,076	4,977	5,996	3,751
Claims on direct investors	1,954	3,263	2,374	4,956	5,856	3,435
Liabilities to direct investors	700	0	702	21	140	316

Source: Bangko Sentral.

Note:

(1)	Preliminary data for the first six months of 2018.

The following table sets out the Republic’s portfolio investments for the periods indicated.

	Portfolio Investments
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Portfolio Investment	(1,001)	2,708	5,471	1,480	2,509	3,094
Net acquisition of financial assets	(638)	2,705	3,343	1,216	1,712	2,434
Equity securities	68	235	536	20	743	164
Central banks	—	50	143	(6)	32	(15)
Deposit-taking corporations, except the central bank	—	(3)	(2)	55	(9)	(42)
Other sectors	69	187	395	(30)	720	220
Debt securities	(706)	2,470	2,806	1,196	969	2,270
Central bank	4	476	140	0	0	0
Deposit-taking corporations, except the central bank	(1,252)	1,371	2,169	188	445	1,468
Other sectors	542	624	496	1,008	524	801
Net incurrence of liabilities	363	(3)	(2,128)	(264)	(796)	(660)
Equity securities	(34)	1,196	(743)	131	496	(1,259)
Deposit-taking corporations, except the central bank	(287)	255	(122)	(236)	—	(325)
Other sectors	253	941	(620)	367	495	(933)
Debt securities	397	(1,199)	(1,385)	(395)	(1,292)	599
Central bank	9	6	(3)	—	(15)	0
Deposit-taking corporations, except the central bank	(42)	(50)	593	254	214	799
General government	193	(1,533)	(1,244)	(58)	(299)	(470)
Other sectors	238	378	(732)	(590)	(1,192)	270

Source: Bangko Sentral.

Note:

(1)	Preliminary data for the first six months of 2018.

The following table sets out the Republic’s financial derivative investments for the periods indicated.

	Financial Derivative Investments
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Total financial derivatives	(88)	4	6	(32)	(51)	(53)

Assets	(312)	(293)	(531)	(701)	(503)	(271)

Deposit-taking corporations, except the central bank	(291)	(276)	(311)	(460)	(454)	(270)
Other sectors(2)	(21)	(17)	(220)	(240)	(49)	(1)
Liabilities	(224)	(297)	(537)	(669)	(453)	(218)

Deposit-taking corporations, except the central bank	(206)	(229)	(219)	(462)	(387)	(217)
Other sectors	(18)	(68)	(318)	(206)	(66)	(1)

Source: Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2018.

From 2013 to June 30, 2018, the Government did not engage in derivative transactions with non-resident counterparties for either hedging or speculative purposes. However, Bangko Sentral occasionally engages in derivative instrument transactions such as options, forwards and swaps for purposes of managing risk and enhancing yield.

The following table sets out the Republic’s other investments for the periods indicated.

	Other Investments
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Total other investment	3,410	5,905	(3,076)	4,610	1,423	787

Net acquisition of financial assets	3,640	5,838	(2,213)	2,746	2,256	(1,776)

Currency and deposits	1,706	3,138	(1,397)	1,014	1,542	(2,201)
Deposit-taking corporations, except the central bank	866	2,735	(2,047)	854	517	(1,926)
Other sectors	840	403	650	160	1,024	(275)
Loans	1,942	2,682	(848)	1,468	629	366
Deposit-taking corporations, except the central bank	1,942	2,682	(848)	1,468	629	366

Trade credits and advances(2)	—	(3)	52	215	89	61
Other accounts receivable	(8)	21	(19)	49	(4)	(1)
Net incurrence of liabilities	230	(66)	864	(1,864)	833	(2,563)

Currency and deposits	296	(334)	(735)	262	654	(157)
Loans	495	655	1,560	(2,136)	(676)	(2,441)

	Other Investments
	2013	2014	2015	2016	2017	2018(1)
	($ in millions)
Deposit-taking corporations, except the central bank	(254)	291	(231)	(87)	37	(1,780)
Long-term	—	—	—	—	—	—
Short-term	(254)	291	(231)	(87)	37	(1,780)
General government	(1,367)	487	1,110	(20)	223	181
Long-term drawings	777	1,671	2,188	1,130	1,382	766
Long-term repayments	2,143	1,185	1,078	1,151	1,158	586
Other sectors	2,115	(123)	682	(2,029)	(937)	(841)
Long-term	1,883	(342)	668	(2,109)	(558)	(861)
Drawings	5,059	1,151	1,897	1,233	2,386	389
Repayments	3,177	1,493	1,229	3,342	2,945	1,250
Short-term	232	219	14	80	(378)	20

Trade credits and advances	(249)	(302)	(274)	(18)	801	69
Other accounts payable	(311)	(84)	312	29	55	(34)

Source: Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2018.

(2)	All trade credits are short-term credits in non-governmental sectors.

In 2014, the financial account recorded a net outflow of $9.6 billion, a significant increase from the $2.2 billion net outflow recorded in 2013. This increase was mainly attributable to a reversal in portfolio investments to a net outflow of $2.7 billion in 2014 from a net inflow of $1.0 billion in 2013. The other investment account also contributed to the increased outflow in 2014, recording a significant increase in net outflows to $5.9 billion in 2014 from $3.4 billion in 2013. The net outflows in the portfolio investment account were due to net acquisitions of financial assets by residents of the Republic of $2.7 billion in 2014, a reversal from net disposals of financial assets of $638 million in 2013, combined with net withdrawals of investments by non-residents of the Republic of $3 million in 2014, a reversal from net placements of $363 million in 2013. The increase in net outflows in the other investment account was the result of a significant increase in net placements in currency and deposits abroad by resident banks and non-bank corporations, amounting to $2.7 billion and $403 million, respectively, in 2014, compared to $866 million and $840 million, respectively, in 2013. Net lending by resident banks was also higher in 2014 at $2.7 billion, a 38.1% increase from $1.9 billion in 2013.

In 2015, the financial account recorded a net outflow of $2.3 billion, a 66.6% decrease from the $9.6 billion net outflow in 2014. This development was mainly attributable to a reversal in other investment to a net inflow of $3.1 billion in 2015 from a net outflow of $5.9 billion in 2014. The direct investment account also contributed to the decreased net outflow in 2015, recording a reversal to net inflow of $100 million in 2015 from a net outflow of $1.0 billion in 2014. The decrease in net outflow was partially offset by a significant increase in the portfolio investment account to a net outflow of $5.5 billion in 2015 from a net outflow of $2.7 billion in 2014.

In 2016, the financial account recorded a net outflow of $175 million, as compared to a net outflow of $2.3 billion recorded in 2015. This development was mainly attributable to the increased net inflow of the direct investment account in 2016, recording a significant increase in net inflow to $5.9 billion in 2016 compared to $100 million recorded in 2015 and a 72.9% decrease in the net outflows in the portfolio investment account to a net outflow of $1.5 billion in 2016 from a net outflow of $5.5 billion in 2015. The decrease in net outflow was partially offset by a reversal in other investment to a net outflow of $4.6 billion in 2016 from a net inflow of $3.1 billion in 2015.

In 2017, the financial account recorded a net inflow of $2.7 billion, as compared to a net outflow of $175 million recorded in 2016. This development was mainly attributable to the increased net inflow of the direct investment account in 2017, recording an increase in net inflow to $6.5 billion in 2017 compared to $5.9 billion recorded in 2016 and a 55.2% decrease in the other investment account to a net outflow of $1.4 billion in 2017 from a net outflow of $4.6 billion in 2016. The increase in net inflow was partially offset by an increase in the portfolio investment account to a net outflow of $2.5 billion in 2017 from a net outflow of $1.5 billion in 2016.

According to preliminary data, the financial account recorded a net outflow of $252 million in the first six months of 2018, which was a decrease from the net outflow of $720 million recorded in the first six months of 2017. This idecrease was mainly attributable to an increase in direct investment to net outflow of $4.1 billion in the first six months of 2018 from $3.2 billion in the first six months of 2017. The increase in net outflow was partially offset by the increase in net inflow in portfolio investment to $3.1 billion in the first six months of 2018 from $2.9 billion in the first six months of 2017.

Foreign Direct Investment

Domestic macroeconomic policies and structural reforms have significantly affected the flow of foreign investment into the Philippines. The Foreign Investment Act of 1991, as amended (the “Foreign Investment Act”), introduced a more favorable investment environment to the Philippines. The act permits foreigners to own 100% of Philippine enterprises, except in certain specified areas included in a “negative list” with respect to which the Constitution or applicable statute limits foreign ownership. The negative list includes two sub-lists: list A, comprising sectors in which foreign ownership is limited or prohibited by mandate of the Constitution and specific laws, and list B, comprising sectors in which foreign ownership is limited for reasons of security, defense, risk to health and morals and protection of small- and medium-scale enterprises.

Section 8 of the Foreign Investment Act permits amendments to sub-list A of the negative list to be promulgated at any time to reflect changes in specific laws and amendments to sub-list B of the negative list to be promulgated not more often than once every two years, in each case by way of presidential proclamation. The 10th Regular Foreign Investment Negative List was promulgated on May 29, 2015 pursuant to Executive Order No. 184. The following table presents a summary of the sectors in which foreign ownership is limited under the 10th Regular Foreign Investment Negative List.

List A: Foreign Ownership Limited by Mandate of the Constitution and Specific Laws	List B: Foreign Ownership Limited for Reasons of Security, Defense, Risk to Health and Morals and Protection of Small- and Medium-Scale Enterprises
Up to 40% Foreign Equity(1)	Up to 40% Foreign Equity
• Exploration, development and utilization of natural resources(2) • Ownership of private lands • Operation of public utilities(3)(4)

•  Manufacture, repair, storage and/or distribution of products and/or ingredients requiring PNP clearance

•  Manufacture, repair, storage and/or distribution of products requiring Department of National Defense clearance

List A: Foreign Ownership Limited by Mandate of the Constitution and Specific Laws	List B: Foreign Ownership Limited for Reasons of Security, Defense, Risk to Health and Morals and Protection of Small- and Medium-Scale Enterprises

•  Educational institutions other than those established by religious groups and mission boards(5)

•  Culture, production, milling, processing, trading, except retailing, of rice and corn and acquiring, by barter, purchase or otherwise, rice and corn and the by-products thereof(6)

•  Contracts for the supply of materials, goods and commodities to GOCCs

•  Facility operator of an infrastructure or a development facility requiring a public utility franchise

•  Operation of deep sea commercial fishing vessels

•  Adjustment companies

•  Ownership of condominium units

Up to 30% Foreign Equity

•  Advertising

Up to 25% Foreign Equity

•  Private recruitment, whether for local or overseas employment

•  Contracts for the construction and repair of locally-funded public works except for certain classes of infrastructure/development projects and projects which are foreign funded or assisted and required to undergo international competitive bidding

•  Contracts for the construction of defense related structures

Up to 20% Foreign Equity

•  Private radio communications network

•  Manufacture and distribution of dangerous drugs

•  Sauna and steam bathhouses, massage clinics and other like activities regulated by law because of risks posed to public health and morals

•  All forms of gambling except those covered by investment agreements with the Philippine Amusement and Gaming Corporation

•  Domestic market enterprises with paid-in equity capital of less than the equivalent of $200,000

•  Domestic market enterprises which involve advanced technology or employ at least 50 direct employees with paid-in equity capital of less than the equivalent of $100,000

Notes:

(1)

Lending companies regulated by the Philippine Securities and Exchange Commission (the “Philippine SEC”) are allowed to have up to 100% foreign equity participation under the Lending Company Regulation Act, Republic Act No. 9474 as amended by Republic Act No. 10881. Financing companies and investment houses regulated by the Philippine SEC are allowed to have up to 100% foreign equity participation under the Financing Company Act, Republic Act No. 8556, as amended by Republic Act No. 10881 and under the Investment House Law. Presidential Decree No. 129, as amended by Republic Act No. 10881, respectively.

(2)	Full foreign participation is allowed through financial or technical assistance agreement with the President of the Philippines.

(3)

The participation of foreign investors in the governing body of any public utility enterprise shall be limited to their proportionate share in its capital, and all the executive and managing officers of such corporation or association must be citizens of the Philippines.

(4)

A “public utility” is a business or service engaged in regularly supplying the public with some commodity or service of consequence such as electricity, gas, water, transportation, telephone or telegraph service. Power generation and supply of electricity to the contestable market are not considered public utility operations.

(5)	Control and administration of educational institutions shall be vested in citizens of the Philippines.

(6)	Full foreign participation is allowed provided that within the 30-year period from start of operation, the foreign investor shall divest a minimum of 60% of their equity to Filipino citizens.

The following table presents a summary of the sectors in which foreign ownership is prohibited under the 10th Regular Foreign Investment Negative List.

List A: Foreign Ownership Prohibited by Mandate of the Constitution and Specific Laws

•	Mass media except recording

•	Practice of the following professions: (a) pharmacy; (b) radiologic and x-ray technology; (c) criminology; (d) forestry; and (e) law(1)

•	Retail trade enterprises with paid-up capital of less than $2,500,000(2)

•	Cooperatives

•	Private security agencies

•	Small-scale mining

•	Utilization of marine resources in archipelagic waters, territorial sea, and exclusive economic zone as well as small-scale utilization of natural resources in rivers, lakes, bays and lagoons

•	Ownership, operation and management of cockpits

•	Manufacture, repair, stockpiling and/or distribution of nuclear weapons(3)

•	Manufacture, repair, stockpiling and/or distribution of biological, chemical and radiological weapons and anti-personnel mines(3)

•	Manufacture of firecrackers and other pyrotechnic devices

Notes:

(1)	Foreigners are allowed to practice other enumerated professions within the Philippines provided that their country allows Filipinos to be admitted to the practice of the same profession.

(2)

Full foreign participation is allowed for retail enterprises: (a) with paid-up capital of $2,500,000 or more provided that investments for establishing a store is not less than $830,000; or (b) specializing in high end or luxury products, provided that the paid-up capital per store is not less than $250,000.

(3)	Domestic investments are also prohibited.

In March 2000, the Retail Trade Liberalization Act was enacted. The law aims to promote efficiency and competition among domestic industries and foreign competitors and better service and lower prices for consumers. Prior to its enactment, only citizens of the Philippines and corporations wholly owned by Filipino citizens could own a retail business in the Philippines. Under the law, a foreigner is allowed to own 100% of a retail business in the Philippines provided it makes an investment of at least $7.5 million in the Philippines. If a foreigner makes an investment of between $2.5 million to $7.5 million, the foreigner is allowed to own up to 60% of the retail business in the Philippines for the first two years.

The Republic’s Board of Investments coordinates with national agencies and local governments on investment policies and procedures and establishes and administers annual investment priority plans to promote certain sectors of the economy by providing special investment incentives to specific industries. The latest plan by the Board of Investments is the Government’s 2014 Investment Priorities Plan (“IPP”). Following the 2012 IPP, the Board of Investments shifted its strategy in relation to its role in the Republic’s industrialization and development. This strategic shift, which favors a more proactive role, led to changes to the 2014 IPP, specifically with respect to its contents, its processes and its functionality, as a tool for the Government as well as for business and investors.

Past IPPs have comprised only a list of industries that may qualify for incentives under executive order No. 226. The 2014 IPP is intended to be a detailed investment priorities plan, with goals, strategies and analyses for each industry, including all of the Republic’s sector-specific strategies, analyses of supply chain gaps and the availability of incentives under executive order No. 226. The 2014 IPP aligns with the Philippine Development Plan and contains industrial policies, goals, plans and core strategies. In addition, the 2014 IPP aims to attract investments to the Republic’s least developed areas by addressing spatial or geographical needs as well as industry clustering strategies.

On February 28, 2017, President Duterte approved the 2017 IPP as proposed by the Board of Investments. The 2017 IPP aligns with the Philippine Development Plan 2017-2022 and the 25-year long term plan of AmBisyon Natin 2040. The 2017 IPP includes more micro, small and medium enterprise oriented, innovation driven and health and environment conscious activities compared to the 2014 IPP, and it is aimed at expanding job opportunities for more segments of the population and bringing more firms into the local and global value chain. The 2017 IPP will be implemented over a three year period from 2017 to 2020.

The following tables set out foreign direct investments in the Philippines by sector. The data is presented using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework.

	Net Foreign Direct Investment by Sector(1)
Sector	2013	2014	2015	2016	2017	2018(2)
	($ in millions)
Total equity other than reinvestment of earnings, net	663.7	1,599.4	1,816.2	2,592.1	3,285.3	1,845.2
Agriculture, forestry and fishing	16.8	4.6	0.4	0.3	20.0	0.4
Mining and quarrying	43.7	158.9	47.0	50.4	8.9	2.6
Manufacturing	216.4	209.2	772.7	334.3	1,166.0	860.5

	Net Foreign Direct Investment by Sector(1)
Sector	2013	2014	2015	2016	2017	2018(2)
	($ in millions)
Electricity, gas, steam and air conditioning supply	(27.4)	(58.4)	9.8	(83.1)	1,383.7	104.4
Water supply, sewerage, waste management and remediation activities	461.4	(24.0)	0.2	0.1	1.3	0.2
Construction	1.7	6.1	102.6	8.8	162.4	22.3
Wholesale and retail trade and repair of motor vehicles and motorcycles	23.6	98.8	115.7	208.2	(2.5)	39.3
Transportation and storage	21.3	90.2	(3.3)	7.8	49.5	4.0
Accommodation and food service activities	6.5	18.1	5.6	168.2	(34.5)	16.0
Information and communication	5.2	13.2	16.1	(2.6)	37.8	3.3
Financial and insurance activities	(377.0)	889.8	522.5	1,126.1	134.4	374.2
Real estate activities	70.5	153.8	137.9	121.9	247.8	208.7
Professional, scientific and technical activities	5.8	8.4	(44.0)	17.6	65.8	9.6
Administrative and support service activities	11.4	37.4	32.3	22.5	(6.1)	12.2
Public administration and defense; compulsory social security	0.0	0.0	0.0	0.0	0.0	0.0
Education	0.4	0.2	1.9	0.5	1.4	0.0
Human health and social work activities	16.2	2.7	0.3	35.2	21.3	1.2
Arts, entertainment and recreation	167.3	0.4	4.1	575.0	27.9	186.2
Other service activities	(0.1)	(5.0)	(0.6)	(0.0)	0.1	0.0
Others, not elsewhere classified(3)	0.0	(5.0)	95.0	1.0	0.0	0.0
Reinvestment of earnings	420.2	876.8	746.9	710.2	776.2	489.0
Debt instruments	2,653.5	3,263.4	3,076.1	4,977.3	5,996.0	4,334.9

Total	3,737.4	5,739.6	5,639.2	8,279.6	10,057.4	6,669.1

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)

Pursuant to BPM6, net FDI flows refer to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data for the first seven months of 2018.

(3)	Covers non-residents investments in non-banks sourced from the Cross-Border Transactions Survey and in local banks; sectoral or industry breakdown statistics are not available.

	New Foreign Direct Investment by Country(1)
	2013	2014	2015	2016	2017	2018(2)
	($ in millions)
Country
Total equity other than reinvestment of earnings, net	663.7	1,599.4	1,816.2	2,592.1	3,285.3	1,845.2
Japan	437.5	117.5	394.1	1,088.4	67.9	153.7
North America(3)	(653.1)	966.6	627.9	79.1	467.5	81.6
European Union	47.2	176.9	307.7	118.1	1,682.3	218.0
Other Europe(4)	13.3	4.1	3.4	5.3	14.1	3.3
Asia(5)	12.3	46.1	5.9	22.9	109.8	176.6
Asia Newly Industrialized Economies (ANIES)(6)	(79.5)	223.7	226.1	918.2	203.5	410.3
ASEAN(7)	(41.7)	78.7	165.9	269.4	722.2	792.1
Australia and New Zealand	3.0	70.6	0.1	6.3	(2.8)	(1.1)
Central and South America(8)	830.1	(0.1)	0.5	77.9	7.4	5.2
Others	(5.4)	(84.7)	84.7	6.6	13.4	5.0
International organization	100.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings	420.2	876.8	746.9	710.2	776.2	489.0
Debt instruments(9)	2,653.5	3,263.4	3,076.1	4,977.3	5,995.9	4,334.9

Total	3,737.4	5,739.6	5,639.2	8,279.6	10,057.4	6,669.1

Notes:

(1)

Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e. net intercompany borrowings)).

(2)	Preliminary data for the first seven months of 2018.

(3)	Includes the United States and Canada.

(4)	Includes Albania, Belarus, Croatia, Gibraltar, Iceland, Liechtenstein, Norway, Romania, Russian Federation, Switzerland and Ukraine.

(5)	Includes China, India, Pakistan and Western, Central, South and East Asia except South Korea, Hong Kong, Taiwan and ASEAN countries.

(6)	Includes South Korea, Hong Kong and Taiwan.

(7)	Includes Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Singapore, Thailand and Vietnam.

(8)	Includes Argentina, Brazil, Mexico, Panama and other central and south American countries.

(9)	Country breakdowns for debt instruments are not available.

Net inflows of foreign direct investment in the form of new equity investments from Japan accounted for, on average, 6.9% of total net inflows from 2013 to 2017. Net inflows of foreign direct investment in the form of new equity investments from Asia newly industrialized economies (comprising South Korea, Hong Kong and Taiwan) (“ANIES”) accounted for, on average, 3.8% of total net inflows from 2013 to 2017. Net inflows of foreign direct investment in the form of new equity investments from the United States and Canada accounted for, on average, 3.2% of total net inflows from 2013 to 2017. In 2013, net inflows of foreign direct investment in the form of new equity investments from Japan accounted for 11.7% of total net inflows, respectively. In 2013, foreign direct investment in the form of new equity investments from ANIES recorded a net outflow of $79.5 million, the equivalent of 2.1% of total net inflows. In the same year, foreign direct investment in the form of new equity investments from the United States and Canada recorded an outflow of $653.1 million, the equivalent of 17.5% of total net inflows. In 2017, net inflows of foreign direct investment in the form of new equity investments from Japan decreased to 0.6%, while net equity investments from ANIES and the United States and Canada reversed, recording inflows of $203.5 million and $467.5 million, respectively. As a proportion of total net inflows, ANIES and the United States and Canada represented 2.0% and 4.6%, respectively, in 2017.

The contribution of new equity investments to net inflows of foreign direct investment decreased by 66.9% in 2013, from $2,005.7 million in 2012 to $663.7 million in 2013. This decrease was primarily a result of a reversal of the net inflows of $558.4 million from the United States and Canada recorded in 2012 to net outflows of $653.1 million to the United States and Canada in 2013. Net inflows from ANIES also reversed in 2013, from net inflows of $659.0 million in 2012 to net outflows of $79.5 million in 2013. These outflows were partially offset by a significant increase in net inflows from Central and South America, from $49.9 million in 2012 to $830.1 million in 2013. The decrease in net inflows from new equity investments in 2013 was partially offset by a significant increase in placements of debt instruments abroad, from $391.0 million in 2012 to $2,653.5 million in 2013.

In 2014, net inflows of foreign direct investments were $5,739.6 million, 53.6% higher than the $3,737.4 million recorded in 2013. The higher inflows were mainly due to a reversal in the financial and insurance activities sector, which increased from a net outflow of $377.0 million in 2013 to a net inflow of $889.8 million in 2014. The higher inflows were also due to increases in reinvestment of earnings and net investments in debt instruments, which increased from net inflows of $420.2 million and $2,653.5 million in 2013, respectively, to net inflows of $876.8 million and $3,263.4 million in 2014, respectively. These net inflows were partially offset by a reversal in net investments in water supply, sewerage, waste management and remediation activities from net inflows of $461.4 million in 2013 to net outflows of $24.0 million in 2014.

The contribution of new equity investments to net inflows of foreign direct investment increased significantly in 2014, from $663.7 million in 2013 to $1.6 billion in 2014. This increase was primarily a result of a reversal of the net outflows of $653.1 million to the United States and Canada recorded in 2013 to net inflows of $966.6 million in 2014. Net outflows to ANIES also reversed in 2014, from net outflows of $79.5 million in 2013 to net inflows of $223.7 million in 2014. These reversals were partially offset by a reversal in net inflows from Central and South America, from net inflows of $830.1 million in 2013 to net outflows of $0.1 million in 2014. Reinvestment of earnings in the Republic and placements of debt instruments abroad increased by 108.7% and 23.0%, respectively, in 2014.

In 2015, net inflows of foreign direct investment were $5.6 billion, 1.7% lower than the $5.7 billion recorded in 2014. The lower inflows were mainly due to the decrease in net inflows of investments in financial and insurance activities, which decreased 41.3% to $522.5 million in 2015 from $889.8 million recorded in 2014, and the decrease in reinvestment of earnings of 14.8% to $746.9 million from $876.8 million recorded in 2014. The increase was partially offset by higher net investments in manufacturing, which increased significantly to $772.7 million in 2015 from $209.2 million recorded in 2014.

The contribution of new equity investments to net inflows of foreign direct investment increased in 2015, from $1.6 billion in 2014 to $1.8 billion in 2015. This increase was primarily a result of the increase in the net inflows of $117.5 million from Japan recorded in 2014 to net inflows of $394.1 million in 2015 and the increase in the net inflows of $176.8 million from the European Union recorded in 2014 to net inflows of $307.5 million in 2015. These increases were partially offset by lower investments from the United States and Canada, from net inflows of $966.6 million recorded in 2014 to net inflows of $627.9 million in 2015. Reinvestment of earnings in the Republic and placements of debt instruments abroad decreased by 14.8% and 5.7%, respectively, in 2015.

In 2016, net inflows of foreign direct investment were $8.3 billion, 46.8% higher than the $5.6 billion recorded in 2015. The higher inflows were mainly due to higher net investments in debt instruments, which increased 61.8% to $5.0 billion in 2016 from $3.1 billion recorded in 2015, and higher net investments in financial and insurance activities, which increased to $1.1 billion in 2016 from $522.5 million recorded in 2015. The increases were partially offset by the decrease in net inflows of investments in manufacturing, which decreased 56.7% to $334.3 million in 2016 from $772.7 million recorded in 2015.

The contribution of new equity investments to net inflows of foreign direct investment increased in 2016, from $1.8 billion in 2015 to $2.6 billion in 2016. This increase was primarily a result of a significant increase in the net inflows of $394.1 million from Japan recorded in 2015 to net inflows of $1.1 billion in 2016, a significant increase in the net inflows of $226.1 million from ANIEs recorded in 2015 to net inflows of $918.2 million in 2016, partially offset by a decrease in net inflows from the United States and Canada, from net inflows of $627.9 million in 2015 to net inflows of $79.1 million in 2016. Reinvestment of earnings in the Republic decreased by 4.9% in 2016 and placements of debt instruments abroad increased by 61.8% in 2016.

In 2017, net inflows of foreign direct investment were $10.0 billion, 21.4% higher than the $8.3 billion recorded in 2016. The higher inflows were mainly due to higher net investments in debt instruments, manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in debt instruments increased 20.7% to $6.0 billion in 2017 from $5.0 billion recorded in 2016. Net investments in manufacturing increased 244.0% to $1.1 billion in 2017 from $334.3 million in 2016. Net investments in electricity, gas, steam and air conditioning supply reversed from a net outflow of $83.1 million in 2016 to a net inflow of $1.4 billion in 2017. The increases were partially offset by the decrease in net inflows of financial and insurance activities, which decreased 87.7% to $138.5 million in 2017 from the $1.1 billion recorded in 2016.

The contribution of new equity investments to net inflows of foreign direct investment increased from $2.6 billion in 2016 to $3.3 billion in 2017. This increase was primarily a result of an increase in the net inflows from the European Union from $118.1 million recorded in 2016 to $1.7 billion in 2017, an increase in the net inflows from ASEAN countries from $269.4 million recorded in 2016 to $722.2 million in 2017, and an increase in the net inflows from the United States and Canada from $79.1 million in 2016 to $467.5 million in 2017. These increases were partially offset by a decrease in net inflows from Japan, from net inflows of $1.1 billion in 2016 to net inflows of $67.9 million in 2017 and a decrease in net inflows from ANIES, from net inflows of $918.2 million in 2016 to net inflows of $203.5 million in 2017. Reinvestment of earnings in the Republic increased by 9.3% in 2017 and placements of debt instruments abroad increased by 20.5% in 2017.

In the first seven months of 2018, net inflows of foreign direct investment were $6.7 billion, 52.1% higher than the $4.4 billion recorded in the same period in 2017. The higher inflows were mainly due to higher net investments in manufacturing, which increased from $143.6 million for the first seven months in 2017 to $860.5 million in the first seven months in 2018. The increase in net inflows of foreign direct investment was also attributable to the reversal of net outflows of $106.3 million in wholesale and retail trade; repair of motor vehicles and motorcycles during the first seven months in 2017 to net inflow of $39.3 million in the first seven months in 2018.

The contribution of new equity investments to net inflows of foreign direct investment increased in the first seven months of 2018, from $0.3 billion in the first seven months of 2017 to $1.8 billion in the first seven months of 2018. Foreign direct investment increased primarily as a result of the reversal in the net outflows of $20.0 million from Japan recorded in the first seven months in 2017 to net inflows of $153.7 million in the first seven months of 2018. Reinvestment of earnings in the Republic remained stable at $489.0 million in the first seven months of 2018, compared with $487.2 million in the first seven months of 2017.

International Reserves

The following table sets out the gross international reserves of Bangko Sentral, compiled in a manner consistent with the revised balance of payments framework and the treatment of IMF accounts in the depository corporations survey published in the IMF’s International Financial Statistics.

	Gross International Reserves of Bangko Sentral
	As of December 31,
Sector	2013	2014	2015	2016	2017	2018(1)
	($ in millions, except months and percentages)
Reserve position in the IMF(2)	594	571	439	442	424	483
Gold	7,498	7,484	6,703	7,259	8,337	7,577
SDRs	1,303	1,226	1,173	1,138	1,211	1,186
Foreign investments	72,936	69,960	71,739	68,290	65,815	59,851
Foreign exchange(3)	856	300	613	3,563	5,783	5,842

Total	83,187	79,541	80,667	80,692	81,570	74,939

Total as number of months of imports of goods and services	11.6	9.9	9.9	8.8	7.7	6.8
Total as a % of short-term debt(4)
Original maturity	492.0	489.5	534	556	571	591
Residual maturity	405.5	408.5	410	424	425	418

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of September 30, 2018.

(2)	The reserve position in the IMF refers to the country’s claim on the IMF’s General Resources Account. It is an asset of the Government but is treated as part of the gross international reserves.

(3)	Consists of time deposits, investments in securities issued or guaranteed by Government or international organizations and repurchase agreements.

(4)

Short-term debt based on residual maturity refers to outstanding short-term external debt on original maturity plus principal payments on medium- and long-term loans of the public and private sectors due within the next 12 months.

The gross international reserves controlled by Bangko Sentral constitute substantially all of the Philippines’ official international reserves. Bangko Sentral occasionally enters into options with respect to gold, foreign exchange and foreign securities for purposes of managing yield or market risk. It also enters into financial swap contracts to optimize yield on its gold reserves.

As of December 31, 2014, gross international reserves were $79.5 billion, a decrease of 4.4% from the $83.2 billion recorded as of December 31, 2013. This decrease was due mainly to a $3.0 billion decrease in foreign investments and a $0.6 billion decrease in foreign exchange. The level of gross international reserves as of December 31, 2014 was sufficient to cover approximately 9.9 months of imports of goods and payments of services and income, and was equivalent to 4.9 times the Republic’s short-term debt based on original maturity and 4.1 times based on residual maturity. Net international reserves at the end of December 2014 were $79.5 billion.

As of December 31, 2015, gross international reserves were $80.7 billion, an increase of 1.4% from the $79.5 billion recorded as of December 31, 2014. This increase was mainly due to higher levels of foreign investments and foreign exchange, which increased by $1.8 billion and $0.3 billion, to $71.7 billion and $0.6 billion, respectively, in 2015, from $70.0 billion and $0.3 billion, respectively, as of December 31, 2014. These increases were partially offset by gold reserves, which decreased by $781 million to $6.7 billion in 2015, from $7.5 billion as of December 31, 2014. The level of gross international reserves as of December 31, 2015 was sufficient to cover approximately 10.3 months of imports of goods and payments of services and income, and was equivalent to 5.5 times the Republic’s short-term debt based on original maturity and 4.0 times based on residual maturity. Net international reserves at the end of December 2015 were $80.7 billion.

As of December 31, 2016, gross international reserves were $80.7 billion, a minimal increase from the $80.7 billion recorded as of December 31, 2015. The minimal increase in 2016 was mainly due to an increase of $3.0 billion in foreign exchange to $3.6 billion in 2016 from $613 million in 2015, and an increase of $556 million in gold reserves to $7.3 billion in 2016 from $6.7 billion in 2015. The increases were partially offset by a decrease of $3.4 billion in foreign investments to $68.3 billion in 2016 from $71.7 billion in 2015. The level of gross international reserves as of December 31, 2016 was sufficient to cover approximately 8.8 months of imports of goods and payments of services and income, and was equivalent to 5.6 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2016 were $80.7 billion.

As of December 31, 2017, gross international reserves were $81.6 billion, an increase from the $80.7 billion recorded as of December 31, 2016. The increase in 2017 was mainly due to an increase of $2.2 billion in foreign exchange to $5.8 billion in 2017 from $3.6 million in 2016, and an increase of $1.1 billion in gold reserves to $8.3 billion in 2017 from $7.3 billion in 2016. These increases were partially offset by a decrease of $2.5 billion in foreign investments to $65.8 billion in 2017 from $68.3 billion in 2016. The level of gross international reserves as of December 31, 2017 was sufficient to cover approximately 7.7 months of imports of goods and payments of services and income, and was equivalent to 5.7 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2017 were $81.6 billion.

Preliminary data indicate that gross international reserves were $74.9 billion as of September 30, 2018, a decrease of 8.1% from the $81.6 billion recorded as of December 31, 2017. The decrease in the first nine months of 2018 was mainly due to a decrease of $5.9 billion in foreign investments to $60.0 billion as of September 30, 2018 from $65.8 billion as of December 31, 2017. This decrease was partially offset by (i) an increase of 1.0% in foreign exchange to $5.84 billion as of September 30, 2018 from $5.78 billion as of December 31, 2017 and (ii) an increase of 13.9% in reserve position in the fund to $0.5 billion as of September 30, 2018 from $0.4 billion as of December 31, 2017. The level of gross international reserves as of September 30, 2018 was sufficient to cover approximately 6.8 months of imports of goods and payments of services and income, and was equivalent to 5.9 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves as of September 30, 2018 were $74.9 billion.

Monetary System

Monetary Policy

In 1993, the Government established Bangko Sentral, the Republic’s central bank, pursuant to the New Central Bank Act. Bangko Sentral replaced the old Central Bank of the Philippines. Bangko Sentral functions as an independent central monetary authority responsible for policies in the areas of money, banking and credit, as authorized under the New Central Bank Act. The New Central Bank Act prohibits Bangko Sentral from engaging in quasi-fiscal activities, commercial banking or development banking or financing, all of which had contributed to substantial deficits at the old Central Bank of the Philippines.

Bangko Sentral’s primary objectives are to maintain price stability, monetary stability and the convertibility of the peso. To achieve its price stability objective, Bangko Sentral undertakes monetary management mainly through adjustments to policy rates and the conduct of open market operations, including the purchase and sale of Government securities, rediscounting transactions and adjustments in reserve requirements.

Bangko Sentral’s functions include:

•	conducting monetary policy;

•	issuing the national currency;

•	managing foreign currency reserves;

•	acting as depository for the Government, its political subdivisions and instrumentalities and GOCCs; and

•	regulating banks and quasi-banks in the Philippines.

The Government owns all of the capital stock of Bangko Sentral. A seven-member Monetary Board consisting of Bangko Sentral’s Governor, a member of the Cabinet designated by the President, and five full-time private sector representatives governs Bangko Sentral. The President appoints each of the seven Monetary Board members, except the Cabinet representative, to six-year terms.

Philippine law requires Bangko Sentral to maintain international reserves adequate to meet any foreseeable net demands for foreign currencies.

As of October 31, 2017, Bangko Sentral, according to unaudited financial information, had total assets of ₱4,728.6 billion, of which international reserves accounted for ₱4,137 billion. Bangko Sentral’s remaining assets consist mainly of domestic securities, loans and advances and other assets, and its liabilities consist mainly of currency in circulation and deposits from banks and quasi-banks.

Money Supply

The following table presents certain information regarding the Philippines’ money supply. In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the SRF format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The SRF is a unified international framework for reporting monetary and financial statistics to the IMF. Under the SRF, foreign and domestic assets reported by Bangko Sentral are no longer presented net of liabilities; rather, liabilities are reported separately. The presentation of general Government assets, however, remains net of liabilities. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

	Money Supply (SRF-based)
	As of December 31,
	2013	2014	2015	2016	2017	2018(1)
	(₱ in billions, except percentages)
M1(2)
Currency in circulation	640.3	713.7	791.4	921.0	1,047.6	1,041.4
Current account deposits	1,404.8	1,602.6	1,876.2	2,148.5	2,503.3	2,641.5

	Money Supply (SRF-based)
	As of December 31,
	2013	2014	2015	2016	2017	2018(1)
	(₱ in billions, except percentages)
Total	2,045.2	2,316.4	2,667.6	3,069.5	3,550.8	3,683.0
percentage increase(3)	27.3%	13.3%	15.2%	15.1%	15.7%	11.5%
M2(4)	6,693.6	7,396.3	8,067.3	9,140.4	10,202.3	10,686.8
percentage increase(3)	33.5%	10.5%	9.1%	13.3%	11.6%	10.1%
M3(5)	6,925.0	7,703.9	8,429.9	9,506.0	10,636.1	11,154.8
percentage increase(3)	31.8%	11.2%	9.4%	12.8%	11.9%	10.4%

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)	Preliminary data as of August 31, 2018.

(2)	Consists of currency in circulation and demand deposits.

(3)	Period-on-period.

(4)	Consists of M1, savings deposits and time deposits.

(5)	Consists of M2 and deposit substitutes.

As of December 31, 2014, the Republic’s money supply (M3) was ₱7.7 trillion, an increase of 11.2% from the ₱6.9 trillion recorded as of December 31, 2013. The increase in liquidity as of December 31, 2014 compared to the prior year was primarily attributable to domestic claims, which increased by 17.8% compared to the prior year. This increase was primarily driven by a 17.8% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 19.9% compared to the prior year. Bangko Sentral’s net foreign asset position decreased by 3.6% and the net foreign asset position of other depository corporations significantly improved over the period.

As of December 31, 2015, the Republic’s money supply (M3) was ₱8.4 trillion, an increase of 9.4% from the ₱7.7 trillion recorded as of December 31, 2014. This growth in money supply as of December 31, 2015 compared to the prior year was primarily attributable to domestic claims, which increased by 11.5% compared to the prior year. This increase was primarily driven by an 11.2% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 12.1% compared to the prior year. Bangko Sentral’s net foreign asset position increased by 7.1% and the net foreign asset position of other depository corporations decreased by 0.8% over the period.

As of December 31, 2016, the Republic’s money supply (M3) was ₱9.5 trillion, an increase of 12.8% from the ₱8.4 trillion recorded as of December 31, 2015. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 17.0% compared to the level as of December 31, 2015. This increase was primarily driven by a 15.1% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.6% compared to the level as of December 31, 2015. Net claims on the Government also increased by 27.1% as of December 31, 2016 compared to the level as of December 31, 2015. Bangko Sentral’s net foreign asset position increased by 4.9% and the net foreign asset position of other depository corporations also increased by 53.6% over the period.

As of December 31, 2017, the Republic’s money supply (M3) was ₱10.6 trillion, an increase of 11.9% from the ₱9.5 trillion recorded as of December 31, 2016. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 13.9% compared to the level as of December 31, 2016. This increase was primarily driven by a 16.4% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.4% compared to the level as of December 31, 2016. Net claims on the Government also increased by 2.0% as of December 31, 2017 compared to the level as of December 31, 2016. Bangko Sentral’s net foreign asset position increased by 1.4% and the net foreign asset position of other depository corporations also increased by 10.3% over the period.

As of August 31, 2018, according to preliminary data, the Republic’s money supply (M3) was ₱11.2 trillion, an increase of 10.4% from the ₱10.1 trillion recorded as of August 31, 2017. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 15.0% compared to the level as of August 31, 2017. This increase was primarily driven by a 16.3% increase over the period in claims on other sectors, particularly claims on private sector, which increased 15.7% compared to the level as of August 31, 2017. Net claims on the Government also increased by 8.7% as of August 31, 2018 compared to the level as of August 31, 2017. Bangko Sentral’s net foreign asset position decreased by 0.4% to ₱4.1 trillion as of August 31, 2018 and the net foreing asset position of other depository corporations also decreased by 8.6% to ₱440 billion as of August 31, 2018.

The following table presents information regarding domestic interest and deposit rates.

	Domestic Interest and Deposit Rates
	2013	2014	2015	2016	2017	2018
	(weighted averages per period)
91-day Treasury bill rates	0.3%	1.2%	1.8%	1.5%	2.1%	3.1	%(1)
Bank average lending rates	5.8%	5.5%	5.6%	5.6%	5.6%	6.2	%(2)

Source: Bangko Sentral.

Note:

(1)	Preliminary data as of September 30, 2018.

(2)	Preliminary data as of July 31, 2018.

Monetary Regulation

In January 2012, the Monetary Board reduced the RRP rate and the RP to 4.25% and 6.25%, respectively. In March 2012, the Monetary Board reduced the RRP rate and the RP rate again to 4.0% and 6.0%, respectively.

In June 2012, the Monetary Board decided to maintain its policy rates at 4.0% for the RRP rate and 6.0% for the RP rate following expectations of a favorable inflation environment. Reserve requirements were also maintained at the levels previously announced. The Monetary Board noted that sufficient liquidity and strong bank lending, as supported by existing low interest rates, should help sustain domestic real sector activity in the upcoming months. However, in July 2012, in response to the continued uncertainty in the global financial markets, the Monetary Board reduced both the RRP rate and RP rate by 0.25% to 3.75% and 5.75%, respectively. In October 2012, the Monetary Board again reduced both the RRP rate and RP rate by 0.25% to 3.50% and 5.50%, respectively.

The Monetary Board maintained the RRP and RP rates at 3.50% and 5.50%, respectively, throughout 2013 and the first half of 2014. The Monetary Board did increase the reserve requirements on bank deposits and non-bank deposit substitutes by 1.0% effective as of April 4, 2014 and by a further 1.0% effective as of May 30, 2014.

In July 2014, the Monetary Board increased the RRP rate, from 3.50% to 3.75% and increased the RP rate from 5.50% to 5.75%. In announcing its decision, the Monetary Board noted signs of inflationary pressures and an elevated inflation expectation as its rationale for the increases. The Monetary Board also saw the increase in policy rates as a preemptive measure in the context of the eventual normalization of monetary policy in some advanced economies.

In September 2014, the Monetary Board again increased the RRP rate to 4.0% and the RP rate to 6.0%. The Monetary Board’s decision to further increase these rates was based on its assessment that the balance of risks to its inflation outlook continued to lean toward the upside, with price pressures emanating from possible further increases in food prices as well as from pending petitions for adjustments in utility rates and potential power shortages. The Monetary Board deemed it necessary to respond with stronger policy action to rein in inflation expectations further and preempt potential second-round effects even as previous monetary responses continue to work their way through the economy.

Throughout the remainder of 2014 and 2015, the Monetary Board maintained the RRP and RP rates at 4.0% and 6.0%, respectively. In its most recent meeting in December 2015, the Monetary Board noted in maintaining the current RRP and RP rates that although based on current forecasts average inflation would likely settle below the target range for 2015, the Monetary Board expects a gradual return to a path consistent with inflation targets in 2016 and 2017. The Monetary Board also observed that domestic demand conditions are expected to continue to be supported by solid private household and capital spending, buoyant market sentiment and adequate domestic liquidity. Going forward, the Monetary Board will monitor emerging price and output conditions to ensure that monetary policy remains consistent with price stability while being supportive of economic growth.

In 2016, Bangko Sentral held eight monetary policy meetings and at each of these meetings its key policy rate for the overnight RRP facility was maintained. The interest rates for other monetary policy instruments were also kept steady. Similarly, the reserve requirement ratios were left unchanged.

The policy decisions of the Monetary Board were based on Bangko Sentral’s assessment of the dynamics and risks in the inflation environment over the policy horizon. Notwithstanding the inflation rate for 2016 falling below the Government’s inflation target range of 2.0% to 4.0%, Bangko Sentral made clear in its policy communications to the public that domestic price movements in 2016 were being driven largely by transitory supply-side factors that were outside the influence of monetary policy. Moreover, Bangko Sentral’s inflation forecasts during the year showed inflation returning to the target by 2017. At the same time, expectations of the public on future inflation continued to be well-anchored, remaining aligned with the Government’s inflation target. Equally important, Bangko Sentral noted that while global economic conditions remained subdued, domestic economic growth remained firm and did not require additional monetary stimulus owing to robust private household consumption and investment. Business and consumer sentiment also stayed buoyant in 2016. Robust domestic activity was in turn supported by ample domestic liquidity (M3) and credit activity, with M3 growing by 12.8% year-on-year as of December 31, 2016. These considerations supported the Bangko Sentral’s decision to keep its monetary policy settings steady during the year.

In May 16, 2016, Bangko Sentral announced a formal shift in its monetary operations to an interest rate corridor (“IRC”) system starting from June 3, 2016. The primary aim of the adoption of the IRC system was to improve the transmission of monetary policy. By helping to ensure that money market rates move within a reasonably close range around the Monetary Board’s policy rate, the IRC system is expected to help enhance the link between the stance of Bangko Sentral monetary policy and financial markets and, thereby, impact the real economy.

The IRC system consists of the following instruments: standing liquidity facilities, namely, the overnight lending facility and the overnight deposit facility; the overnight RRP facility; and a term deposit auction facility. The interest rates for the standing liquidity facilities form the upper and lower bound of the corridor while the overnight RRP rate is set at the middle of the corridor. The RP and Special Deposit Account (SDA) windows have been replaced by standing overnight lending and overnight deposit facilities, respectively. Meanwhile, the RRP facility has been modified to a purely overnight RRP. In addition, the term deposit facility will serve as the main tool for absorbing liquidity.

In connection with the establishment of the IRC system, on June 3, 2016, the Monetary Board set a new overnight lending facility rate of 3.5% (a reduction of the interest rate for the upper bound of the corridor from the previous RP rate of 6.0%), adjusted the RRP rate to 3.0% (a reduction from the previous 4.0%) and set a new overnight deposit facility rate of 2.5% (consistent with the previous SDA rate). In doing so, the Monetary Board noted that the shift to the IRC system does not represent a change in Bangko Sentral’s stance on monetary policy. The IRC reforms are primarily operational in nature and will not materially affect prevailing monetary policy settings upon implementation. In particular, the weighted rate for monetary operations will remain broadly the same as before the implementation of the IRC system. Moreover, the interest rate at the floor of the corridor, where the bulk of Bangko Sentral’s liquidity absorption with the market currently takes place, is being kept steady at the launch of the IRC system. At the same time, short-term liquidity conditions are expected to remain broadly unchanged as funds will continue to be absorbed through monetary operations under the new IRC system.

In 2017, Bangko Sentral held six monetary policy meetings and at each of these meetings its key policy rate for the overnight RRP facility was maintained at 3.0%. The interest rates for other monetary policy instruments were also kept steady. Similarly, the reserve requirement ratios were left unchanged.

In May 2018, the Monetary Board decided to increase the RRP rate to 3.25% and the RP rate to 6.25%, citing potential inflation pressures and elevated inflationary expectations. In June 2018, the Monetary Board decided to increase the RRP to 3.50% and the RP rate to 6.50% citing elevated inflationary expectations. In August 2018, the Monetary Board decided to increase the RRP rate to 4.0% and the RP rate to 7.0%, noting rising inflation. In September 2018, the Monetary Board decided to increase the RRP rate to 4.5% and the RP rate to 7.5%, citing signs of sustained and broadening price pressures.

In deciding to raise RRP rate, the Monetary Board noted that inflationary expectations remained elevated for 2018 and that the risk of possible second-round effects from ongoing price pressures justified follow-through monetary policy action. Although inflationary expectations remain within the target range for 2019, elevated inflationary expectations for 2018 highlight the risk posed by sustained price pressures on future wage and price outcomes. The Monetary Board observed that while latest baseline forecasts have shifted lower for 2018-2019, upside risks continue to dominate the inflation outlook, even as various measures of core inflation continue to rise. Moreover, the impact of international oil and commodity price movements on overall inflation is expected to be stronger given prevailing robust aggregate demand conditions.

Given these considerations, the Monetary Board believed that further policy action enables Bangko Sentral to reinforce its signal on safeguarding macroeconomic stability in an environment of rising commodity prices and ongoing normalization of monetary policy in advanced economies. The Monetary Board reiterated its support for carefully coordinated efforts with other Government agencies in implementing non-monetary measures to mitigate the impact of supply-side factors on inflation.

The Monetary Board also emphasized Bangko Sentral’s continued vigilance against developments, including excessive peso volatility, that could affect the outlook for inflation. The Monetary Board noted that it is prepared to take further policy action as needed to achieve its price and financial stability objectives.

Commercial bank lending rates over the past five years were an average range of 4.6% to 6.9% in 2013, 4.4% to 6.8% in 2014, 4.5% to 6.9% in 2015, 4.3% to 6.7% in 2016 and 4.1% to 6.5% in 2017. In the first eight months of 2018, average lending rates ranged between 4.1% to 7.0%, compared to an average range of 4.1% to 6.6% in the first eight months of 2017.

Foreign Exchange System

The Republic maintains a floating exchange rate system under which market forces determine the exchange rate for the peso. Bangko Sentral may, however, intervene in the market to maintain orderly market conditions and limit sharp fluctuations in the exchange rate.

The following table sets out exchange rate information between the peso and the U.S. dollar.

	Exchange Rates of Peso per U.S. Dollar
Year	Period End	Period Average(1)
2013	44.414	42.446
2014	44.617	44.395
2015	47.166	45.503
2016	49.813	47.493
2017	49.923	50.404
2018(2)	54.251	52.484

Source: Reference Exchange Rate Bulletin, Treasury Department, Bangko Sentral.

Notes:

(1)	The average of the monthly average exchange rates for each month of the applicable period.

(2)	Data for the nine months ended September 30, 2018.

Foreign exchange may be freely sold and purchased outside the banking system and deposited in foreign currency accounts. Both residents and non-residents may maintain foreign currency deposit accounts with authorized banks in the Philippines, and residents may maintain deposits overseas without restriction. However, foreign exchange may not be purchased from the domestic banking system for deposit in these overseas accounts.

Payments related to foreign loans registered with Bangko Sentral and foreign investments approved by or registered with Bangko Sentral may be serviced with foreign exchange purchased from authorized agent banks in the Philippines. Bangko Sentral must approve and register all outgoing investments by residents exceeding $60 million per investor per year if the funds will be sourced from the Philippine banking system. For a discussion of Bangko Sentral’s loan approval regime, see “The Philippine Financial System—Foreign Currency Loans.”

While the Government imposes no currency requirements for outgoing payments, all exchange proceeds from exports, services and investments must be obtained in any of 22 prescribed currencies. Authorized agent banks may convert the acceptable currencies to pesos.

Individual or corporate non-residents may open peso bank accounts without Bangko Sentral’s approval. The export or electronic transfer out of the Philippines of peso amounts exceeding ₱50,000 requires prior authorization from Bangko Sentral.

Since it allowed the free float of the peso on July 11, 1997, Bangko Sentral has intervened minimally in the foreign exchange market. It has, however, adopted measures related to foreign exchange trading aimed to reduce currency speculation and combat money laundering and has issued regulations to support foreign exchange liberalization.

In 2014, the average exchange rate was ₱44.395 per U.S. dollar, compared to ₱42.446 per U.S. dollar in 2013. The weakening of the peso against the U.S. dollar in 2014 was primarily attributable to the appreciation of the U.S. dollar as a result of diverging global growth prospects and monetary policies, as well as increased geo-political tensions. In January, the peso initially weakened against the U.S. dollar in light of positive economic data from the United States suggesting the continuation of the economic recovery and the consequent concerns over tightening monetary policy. Following clarifications by the U.S. Federal Reserve coupled with positive Philippine exports data and credit rating upgrades of the Republic by Standard & Poor’s and Japan Credit Rating Agency, the peso strengthened from February to July. This trend reversed in August, as the peso weakened for the remainder of the year in light of the end of the U.S. Federal Reserve’s asset purchase program in October 2014, the World Bank’s downgrade to its forecast for economic growth in the Philippines and concerns that an increase in U.S. interest rates could result in capital outflows from emerging markets.

In 2015, the average exchange rate was ₱45.503 per U.S. dollar, compared to ₱44.395 per U.S. dollar in 2014. The weakening of the peso against the U.S. dollar in 2015 was primarily attributable to uncertainty around the timing and potential impact of the normalization of monetary policy in the United States, a slowdown in the Chinese economy and the devaluation of the Chinese yuan. In January and February, the peso initially strengthened as a result of an improvement in trade balances due to declining oil prices, monetary easing in the Eurozone and cautious statements by the U.S. Federal Reserve concerning interest rate rises. After weakening in March in light of strong U.S. employment statistics, the peso again strengthened in April due to disappointing data on U.S. employment, retail sales, manufacturing and new home sales, all of which raised uncertainty as to the outlook for U.S. interest rates. The peso weakened from May to September as a result of improving employment and manufacturing data from the United States, concerns over the slowdown in the Chinese economy and weak domestic exports. After recovering slightly in October, the peso weakness continued in November and December in light of continuing positive data from the United States and the decision by the U.S. Federal Reserve to increase policy rates in December.

In 2016, the average exchange rate was ₱47.493 per U.S. dollar, compared to ₱45.503 per U.S. dollar in 2015. The weakening of the peso against the U.S. dollar in 2016 was primarily attributable to the U.S. Federal Reserve’s increase in interest rates in December 2016 and market expectations for further increases and to investor sentiment in relation to changes in international political dynamics including BREXIT, the referendum in Italy and the U.S. presidential election.

In 2017, the average exchange rate was ₱50.404 per U.S. dollar, compared to ₱47.493 for the full year in 2016. The weakening of the peso against the U.S. dollar in 2017 was primarily attributable to market concerns over the widening trade gap and the growing expectations of further rate hikes during the year by the U.S. Federal Reserve. Furthermore, the Government repaid and prepaid certain foreign debt obligations during the period, which also contributed to the depreciation of the peso.

In the first nine months in 2018, the average exchange rate was ₱52.484 per U.S. dollar, compared to ₱50.404 for the full year in 2017. The weakening of the peso against the U.S. dollar in 2018 was primarily attributable to an increase in tensions over a potential trade war between the U.S. and China, the continued expectations of more rate hikes by the U.S. Federal Reserve and geopolitical concerns involving the U.S., China, North Korea, Iran and Italy.

On September 30, 2018, the peso-U.S. dollar exchange rate was ₱54.251 per U.S. dollar, compared to ₱49.923 per U.S. dollar at the end of 2017, ₱49.813 per U.S. dollar at the end of 2016, ₱47.166 per U.S. dollar at the end of 2015 and ₱44.617 per U.S. dollar at the end of 2014.

The Philippine Financial System

Composition

The following table sets out the total resources of the Philippine financial system by category of financial institution.

	Total Resources of the Financial System(1) As of December 31,
	2013	2014	2015	2016	2017	2018(2)
	(₱ in billions)
Banks
Universal/Commercial banks	9,300.4	10,398.4	11,159.2	12,560.5	14,053.8	14,584.3
Thrift banks	809.1	916.2	1,034.1	1,122.0	1,213.9	1,242.6
Rural banks	183.3	231.6	213.0	231.7	256.5	258.9

Total banks	10,292.8	11,546.2	12,406.3	13,914.2	15,524.3	16,085.8

Non-bank financial institutions	2,521.8	2,900.3	3,086.3	3,328.6	3,497.1	3,520.5

Total assets	12,814.6	14,446.6	15,492.6	17,242.8	19,021.4	19,606.3

Source: Bangko Sentral.

Notes:

(1)	Excludes assets of Bangko Sentral. The amounts presented here include allowance for probable losses.

(2)	Preliminary data as of July 31, 2018, unless otherwise indicated.

The Philippine financial system consists of banks and non-bank financial institutions. Banks include all financial institutions that lend funds obtained from the public primarily through the receipt of deposits and deposit substitutes. Non-banks include financial institutions other than banks which lend, invest or place funds, or at which evidences of indebtedness or equity are deposited with or acquired by them, either for their own account or for the account of others. Non-bank financial institutions may have quasi-banking functions. Quasi-banking functions include borrowing money to relend or purchase receivables and other obligations by issuing, endorsing or accepting debt or other instruments or by entering into repurchase agreements with 20 or more lenders at any one time.

Bangko Sentral, through its supervision and examination sector, supervises all banks and non-banks with quasi-banking functions or those with trust authorities such as investment management activities. This includes subsidiaries and affiliates of banks and quasi-banks engaged in related activities and those non-bank financial institutions placed under the effective supervision of Bangko Sentral through special laws such as pawnshops and non-stock savings and loan associations. The Monetary Board serves as the main policy-making body and has the ultimate supervisory authority.

Structure of the Financial System

The Philippine financial system consists of universal banks, commercial banks, thrift banks, rural banks, cooperative banks, Islamic banks, and non-bank financial institutions. Each type of bank participates in distinct business activities and geographic markets.

Commercial banks may:

•	accept drafts and issue letters of credit;

•	discount and negotiate promissory notes, drafts, bills of exchange and other evidences of indebtedness;

•	accept or create demand deposits;

•	receive other types of deposits and deposit substitutes;

•	buy and sell foreign exchange and gold or silver bullion;

•	acquire marketable bonds and other debt securities; and

•	lend money on a secured or unsecured basis.

Expanded commercial banks, otherwise known as universal banks, in addition to regular commercial banking activities, may also engage in investment banking activities, invest in non-allied enterprises and own up to 100% of the equity in a thrift bank, a rural bank, a financial allied enterprise or a non-financial allied enterprise. In the case of a publicly listed universal bank, it may also own up to 100% of the voting stock of only one other universal bank or commercial bank. As of August 31, 2018, according to preliminary data, the Republic had 44 operating universal and commercial banks.

The following table sets out the outstanding loans of universal and commercial banks classified by sector.

	Universal and Commercial Banks’ Outstanding Loans by Sector(1) As of December 31,
	2015		2016		2017		2018(2)
	(₱ in millions, except percentages)
Total	5,435,873	100.0%	6,313,064	100.0%	7,476,061	100%	8,004,936	100%
Agriculture, Forestry and Fishing	150,223	2.8%	188,779	3.0%	163,369	2.2%	172,968	2.2%
Mining and Quarrying	33,238	0.6%	31,340	0.5%	46,753	0.6%	49,978	0.6%
Manufacturing	792,965	14.6%	841,566	13.3%	944,486	12.6%	1,024,907	12.8%
Electricity, Gas, Steam & Air conditioning Supply	553,833	10.2%	662,455	10.5%	830,390	11.1%	853,759	10.7%

	Universal and Commercial Banks’ Outstanding Loans by Sector(1) As of December 31,
	2015		2016		2017		2018(2)
	(₱ in millions, except percentages)
Water Supply, Sewerage, Waste Mgnt and Remediation Activities	60,267	1.1%	59,949	0.9%	67,462	0.9%	78,368	1.0%
Construction	143,474	2.6%	178,693	2.8%	219,480	2.9%	244,524	3.1%
Wholesale & Retail Trade, Repair of Motor Vehicles and Motorcycles	736,713	13.6%	830,160	13.1%	1,004,207	13.4%	1,075,271	13.4%
Accommodation and Food Services Activities	104,215	1.9%	128,020	2.0%	144,096	1.9%	136,719	1.7%
Transportation and Storage	162,165	3.0%	184,816	2.9%	231,672	3.1%	252,923	3.2%
Information and Communication	158,973	2.9%	224,096	3.5%	277,164	3.7%	302,526	3.8%
Financial and Insurance Activities	440,322	8.1%	516,208	8.2%	603,139	8.1%	700,729	8.8%
Real Estate Activities	879,250	16.2%	1,054,993	16.7%	1,261,329	16.9%	1,307,651	16.3%
Professional, Scientific and Technical Activities	43,962	0.8%	51,781	0.8%	63,058	0.8%	71,709	0.9%
Administrative and Support Services Activities	30,677	0.6%	47,369	0.8%	32,061	0.4%	34,369	0.4%
Public Administration and Defense; Compulsory Social Security	111,007	2.0%	103,089	1.6%	133,879	1.8%	130,342	1.6%
Education	24,673	0.5%	24,542	0.4%	32,921	0.4%	36,654	0.5%
Human Health and Social Work Activities	38,567	0.7%	50,138	0.8%	54,223	0.7%	52,491	0.7%
Arts, Entertainment and Recreation	31,263	0.6%	69,059	1.1%	93,697	1.3%	121,577	1.5%
Other Community, Social & Personal Activities	54,829	1.0%	77,023	1.2%	115,044	1.5%	133,941	1.7%
Activities of Households as Employers, Undifferentiated Goods & Services	58,605	1.1%	63,557	1.0%	70,128	0.9%	80,955	1.0%
Others(3)	826,650	15.2%	925,430	14.7%	1,087,503	14.5%	1,142,575	14.3%

Notes:

(1)	Net of amortization.

(2)	Preliminary data as of July 31, 2018.

(3)	Includes loans to individuals for household consumption purposes, loans under Bangko Sentral’s reverse repurchase arrangement and loans to non-residents.

Thrift banks invest their capital and the savings of depositors in:

•	financings for homebuilding and home development;

•	readily marketable debt securities;

•	commercial papers and accounts receivables, drafts, bills of exchange, acceptances or notes arising out of commercial transactions; or

•

short-term working capital and medium and long-term loans to small and medium-sized businesses and individuals engaged in agriculture, services, industry, housing and other financial and allied services in its market.

As of August 31, 2018, the Republic had 54 operating thrift banks (including microfinance-oriented banks).

Rural banks extend credit in the rural areas on reasonable terms to meet the normal credit needs of farmers, fishermen, cooperatives and merchants and, in general, the people in the rural communities. As of August 31, 2018, the Republic had 452 operating rural banks.

As of June 30, 2018, there were 10 microfinance-oriented banks and 154 banks engaged in microfinance. Microfinance-oriented banks are required at all times to hold at least 50% of their gross loan portfolio in microfinance loans. Microfinance loans are loans with principal amounts of up to ₱150,000. The loan ceiling can be further increased to ₱300,000 in the case of loans to growing microenterprises, or “Microfinance Plus,” and housing microfinance loans.

The specialized Government banks are the Al-Amanah Islamic Investment Bank of the Philippines, the DBP and the LBP. The Al-Amanah Islamic Investment Bank promotes the development of the ARMM by offering banking, financing and investment services based on Islamic banking principles and rulings.

The LBP was founded in 1963 in conjunction with the passage of the Agricultural Land Reform Code to finance the acquisition and distribution of agricultural estates for division and resale to small landholders. Currently it focuses on providing financing for countryside development and poverty alleviation while striving to operate in a sustainable manner with no budgetary support from the Government. To achieve this goal, the LBP maintains commercial banking operations, the profits of which are reinvested in the bank’s developmental programs and initiatives. The LBP’s loan portfolio prioritizes farmers and fishermen, small and medium enterprises and microenterprises, livelihood loans and agribusiness, agri-infrastructure and other agri- and environment-related projects, socialized housing, schools and hospitals.

As of December 31, 2017, the LBP had total assets and total liabilities of ₱1,616.5 billion and ₱1,512.1 billion, respectively, which represented increases of 15.8% and 15.3%, respectively, from total assets and total liabilities of ₱1,396.4 billion and ₱1,310.9 billion, respectively, as of December 31, 2016. The LBP recorded a profit of ₱14.1 billion for the year ended December 31, 2017, an increase of 3.5% from a profit of ₱13.6 billion for the year ended December 31, 2016. The higher profit for the period was primarily due to a 12.1% increase in income from loans and a 28.4% increase in income from investments.

The DBP, originally founded in 1935 as the National Loan and Investment Board and reorganized into the DBP in 1958, is the primary development financial institution in the Republic. Under its most recent charter adopted in 1998, the DBP is classified as a development bank and may perform all the other functions of a thrift bank. Its mission is to raise the level of competitiveness of the Republic’s economy for sustainable growth and to support infrastructure development, responsible entrepreneurship, efficient social services and protection of the environment. The DBP provides banking services that cater to the medium- and long-term needs of agricultural and industrial enterprises in the Republic with an emphasis on small- and medium-scale industries.

As of December 31, 2017, the DBP had total assets and total liabilities of ₱592.4 billion and ₱544.3 billion, respectively, which represented increases of 10.5% and 10.7%, respectively, from total assets and total liabilities of ₱536.1 billion and ₱491.7 billion, respectively, as of December 31, 2016. The DBP recorded a profit of ₱5.5 billion in 2017, an increase of 30.6% from a profit of ₱4.2 billion in 2016. The increase in profit for the year was primarily due to the growth in loan portfolio.

In 2014, the Governance Commission recommended the merger of the DBP and the LBP, arguing that the two banks serve overlapping functions in terms of their mandates, customer base, services and products and that a consolidated entity will be more effective, efficient and sustainable in carrying out the mandates of both banks. On May 25, 2015, the House of Representatives approved House Bill No. 5755, authorizing the merger of the DBP and the LBP, with the LBP as the surviving entity, and on February 4, 2016, former President Aquino issued Executive Order No. 198, authorizing the merger of the DBP and the LBP, with the LBP as the surviving entity. However, on September 6, 2017, the Governance Commission resolved to cancel the implementation of Executive Order No. 198 issued by former President Aquino. The reason for the cancellation was primarily because the merger would not serve the public interest to transform the two institutions into one, as the LBP serves the agriculture sector while the DBP serves the industry sector.

Non-bank financial institutions are primarily long-term financing institutions, though they also facilitate short-term placements in other financial institutions. As of August 31, 2018, Bangko Sentral regulated or supervised nine non-bank financial institutions with quasi-banking functions. Bangko Sentral also supervised or regulated 766 non-bank financial institutions without quasi-banking functions.

Recent Financial System Developments

In the first half of 2018, the Philippine banking system recorded a 16.6% increase in total loan portfolio, a 10.3% increase in deposit liabilities and a 14.6% increase in capital accounts, compared with the same period in 2017. Despite the difficult global financial environment, the Philippine banks registered net profit of ₱86.0 billion for the six months ended June 30, 2018, which represented a 4.4% increase over net profit of ₱82.3 billion for the same period in 2017. Annualized return-on-equity stood at 9.5% for the second quarter of 2018, up from 9.8% for the same period in 2017, and annualized return-on-assets remained stable at 1.2%, compared with 1.2% for the same period in 2017. As of June 30, 2018, the non-performing asset ratio declined to 1.8%, compared to 1.9% as of June 30, 2017.

As of June 30, 2018, the universal and commercial banks’ capital adequacy ratio, on a consolidated basis, remained relatively stable at 15.2% versus 15.0% as of December 31, 2017. As of June 30, 2018, the net-tier-1 capital ratio of universal and commercial banks was 15.8%. Liquidity decreased, as the liquid assets-to-deposits ratio of universal and commercial banks decreased to 47.8% as of June 30, 2018 from 52.2% as of June 30, 2017.

Non-Performing Loans

The following table provides information regarding non-performing loans (“NPL”) for universal and commercial banks for the periods indicated.

	Total Loans (Gross) and Non-Performing Loans by type of Bank As of December 31,
	2013	2014	2015	2016	2017	2018(1)
	(₱ in billions, except percentages)
Expanded commercial/Universal banks
Total loans	3,200.6	3,929.0	4,359.1	5,177.6	6,041.0	6,386.6
Non-performing loans	66.8	65.4	65.2	68.2	72.0	82.2
Ratio of non-performing loans to total loans	2.1%	1.7%	1.5%	1.3%	1.2%	1.3%
Non-expanded/Commercial banks(2)
Total loans	167.1	177.8	210.1	264.0	309.8	331.1
Non-performing loans	8.0	8.3	8.7	9.1	8.7	9.3
Ratio of non-performing loans to total loans	4.8%	4.7%	4.2%	3.5%	2.8%	2.8%
Government banks(3)
Total loans	446.7	625.6	740.6	760.6	968.3	1,047.2
Non-performing loans	13.0	12.3	13.0	12.0	12.5	16.7
Ratio of non-performing loans to total loans	2.9%	2.0%	1.8%	1.6%	1.3%	1.6%
Foreign banks(4)
Total loans	442.5	385.6	409.9	504.0	548.1	588.1
Non-performing loans	2.8	7.1	4.6	4.5	4.3	4.1
Ratio of non-performing loans to total loans	0.6%	1.8%	1.1%	0.9%	0.8%	0.7%
Total loans	4,257.0	5,117.9	5,719.7	6,706.3	7,867.1	8,353.0
Total non-performing loans	90.5	93.1	91.6	93.8	97.5	112.3
Ratio of non-performing loans to total loans	2.1%	1.8%	1.6%	1.4%	1.2%	1.3%

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of July 31, 2018.

(2)	Consists of two foreign bank subsidiaries.

(3)	Consists of the LBP, the DBP and Al-Amanah Islamic Investment Bank of the Philippines.

(4)	Consists of 22 foreign banks, and excludes two foreign bank subsidiaries.

As of December 31, 2014, the ratio of non-performing loans to total loans was 1.8%, compared with the ratio of 2.1% recorded as of December 31, 2013. Non-performing loans increased by 2.9% to ₱93.1 billion as of December 31, 2014 from the ₱90.5 billion recorded as of December 31, 2013. The total loan portfolio also increased by 20.2% to ₱5,117.9 billion as of December 31, 2014 from ₱4,257.0 billion as of December 31, 2013.

As of December 31, 2015, the ratio of non-performing loans to total loans was 1.6%, compared with the ratio of 1.8% recorded as of December 31, 2014. Non-performing loans decreased by 1.6% to ₱91.6 billion as of December 31, 2015 from the ₱93.1 billion recorded as of December 31, 2014. The total loan portfolio also increased by 11.8% to ₱5,719.7 billion as of December 31, 2015 from ₱5,117.9 billion as of December 31, 2014.

As of December 31, 2016, the ratio of non-performing loans to total loans was 1.4%, compared with the ratio of 1.6% recorded as of December 31, 2015. Non-performing loans increased by 2.4% to ₱93.8 billion as of December 31, 2016 from the ₱91.6 billion recorded as of December 31, 2015. The total loan portfolio also increased by 17.2% to ₱6,706.3 billion as of December 31, 2016 from ₱5,719.7 billion as of December 31, 2015.

As of December 31, 2017, the gross non-performing loan ratio was 1.2%, which was lower than the ratio of 1.4% recorded as of December 31, 2016. Non-performing loans increased by 4.0% to ₱97.5 billion as of December 31, 2017 from the ₱93.8 billion recorded as of December 31, 2016. The banking system’s total loan portfolio also increased 17.3% to ₱7,867.1 billion as of December 31, 2017 from ₱6,706.3 billion as of December 31, 2016. The improving asset quality in the period from December 31, 2016 to December 31, 2017 was driven by commercial and universal banks, which experienced a 16.7% increase in total loans portfolio, while their non-performing loans increased by only 5.6% over the period.

As of July 31, 2018, the gross non-performing loan ratio was 1.3%, which was slightly higher than the ratio of 1.2% recorded as of December 31, 2017. Non-performing loans increased by 15.1% to ₱112.3 billion as of July 31, 2018 from the ₱97.5 billion recorded as of December 31, 2017. The banking system’s total loan portfolio also increased 6.2% to ₱8,353.0 billion as of July 31, 2017 from ₱7,867.1 billion as of December 31, 2017.

Financial Sector Reforms

The Government has undertaken a number of reforms in the financial sector intended to reduce bank holdings of non-performing assets and improve the health of the banking industry in general.

Bangko Sentral continues to build on its existing regulatory framework to align with international standards and best practices while taking into account of domestic conditions in the Republic. In 2016, Bangko Sentral’s key regulatory reforms focused on corporate governance and risk management, the liberalization of the provision of financial services and the implementation of the remaining components of Basel III, including with regards to domestic systemically important banks, liquidity coverage ratios, trust reforms, consumer protection and other prudential reforms. In April 2017, the Monetary Board approved the amended guidelines on the presentation of annual reports for banks and quasi-banks to align disclosure in annual reports, including information concerning the banks’ financial condition, performance, ownership and governance, with international practices. In June 2017, the Monetary Board approved amendments to the Manual of Regulations for Banks setting forth the requirements of reports submitted to Bangko Sentral.

In November 2017, as part of Bangko Sentral’s strategic initiatives to modernize the Republic’s retail payment system, increase the adoption of greater use of e-payments and to shift the Republic from a cash-heavy country to a cash-lite country, Bangko Sentral launched the Philippine EFT System and Operations Network (“PESONet”). PESONet is a automated clearing house to allow businesses, the Government and individuals to conveniently initiate electronic funds transfers and recurring payments from accounts maintained in Bangko Sentral supervised financial institutions.

Bangko Sentral also continues to work closely with both houses of Congress toward the passage of key legislative reforms such as amendments to Bangko Sentral’s charter, the Payment System Act, amendments to the Al-Amanah Islamic Investment Bank Charter, amendments to the Anti-Money Laundering Law and amendments to the Agri-Agra Law. As of October 2018, both houses of Congress have passed the National Payment Systems Act. The amendments to the Anti-Money Laundering Law have also been enacted into law. The amendments to Bangko Sentral’s charter have been passed by the House of Representatives and the amendments are under plenary deliberations in the Senate. The bill for the legal framework for the conduct of Islamic banking has progressed to the stage of plenary deliberations at the House of Representatives.

Foreign Currency Loans

Bangko Sentral imposes a combination of prior approval, registration and reporting requirements on all non-peso denominated loans. The regime is as follows:

Type of Loan	Requirements

• Public sector loans, except short-term foreign currency deposit loans for trade financing and short-term normal interbank borrowings	Prior approval and reporting requirements.

• Private sector loans guaranteed by government corporations and/or government financial institutions or covered by foreign exchange guarantees issued by authorized agent banks

• Loans with maturities exceeding one year to be obtained by private non-bank financial institutions intended for relending to public or private sector enterprises

• Other loans if to be serviced using foreign exchange purchased from an authorized agent bank or its subsidiary/affiliate foreign exchange corporation

• Private sector loans which are specifically exempt from the prior approval requirement and which will be serviced with foreign exchange purchased from the banking system.	Subsequent registration and reporting requirements.

• All private sector loans to be serviced with foreign exchange not purchased from the banking system.	Reporting requirements.

The Philippine Securities Markets

History and Development

The securities industry in the Philippines began with the opening of the Manila Stock Exchange in 1927. In 1936, the Government established the Philippine SEC to oversee the industry and protect investors. Subsequently, the Makati Stock Exchange opened in 1963 and merged with the Manila Stock Exchange to form the Philippine Stock Exchange in 1994.

In June 1998, the Philippine SEC granted the Philippine Stock Exchange self-regulatory organization status, empowering it to supervise and discipline its members, including by examining a member’s books of account and conducting audits.

To broaden the range of securities eligible for listing, the Philippine Stock Exchange established a board for small- and medium-sized enterprises with an authorized capital of ₱20.0 million to ₱99.9 million of which at least 25% must be subscribed and fully paid.

In August 2001, the Philippine Stock Exchange completed its conversion to a publicly held stock corporation. As its first shareholders, each of the 184 member-brokers subscribed and fully paid for 50,000 shares. The listing of its shares on the Philippine Stock Exchange took effect in December 2003 and 40% of the unissued shares were sold through a private placement in February 2004.

As of the end of March 2018, the Philippine Stock Exchange had 267 listed companies and 132 active trading participants.

As of December 29, 2017, the Philippine Stock Exchange composite index closed at 8,558.4 compared to a close of 6,840.6 on December 30, 2016, 6,952.1 on December 29, 2015, 7,230.57 on December 29, 2014, 5,889.83 on December 27, 2013 and 5,812.7 on December 28, 2012. As of October 25, 2018, the Philippine Stock Exchange composite index closed at 6,966.84 compared to a close of 8,558.4 on December 29, 2017.

In 2017, the average Philippine Stock Exchange composite index was 7,850.50, compared to the average index level of 7,284.49 in 2016, 7,432.61 in 2015, 6,793.32 in 2014 and 6,471.28 in 2013.

In addition to the Philippine Stock Exchange, the Philippine Dealing and Exchange Corporation (“PDEX”), which deals mainly with trading of foreign exchange and fixed-income securities, was granted self-regulatory organization status by the Philippine SEC in 2006. The PDEX registered a trading volume of ₱2,286 billion of both government and corporate securities in the first nine months of 2017, a decrease of 11.5% from the ₱2,584 billion registered during the same period in 2016.

In May 2013, plans of a merger between the Philippine Stock Exchange and PDS Holdings, Corp., the holding company that owns the PDEX, were announced. The aim of the merger is to create a consolidated equity and bond trading platform. As of the end of 2017, the merger structure is currently under review by the Philippine SEC.

Government Securities Market

The Bureau of the Treasury currently conducts weekly public offerings of treasury bills with maturities of 91 days, 182 days and 364 days, as well as treasury bonds with maturities ranging from two years to 28.5 years.

As of December 31, 2013, outstanding Government securities amounted to ₱3.8 trillion, 51.4% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes, zero coupon treasury bonds, multicurrency RTBs and Government-guaranteed debt, among others.

As of December 31, 2014, outstanding Government securities amounted to ₱3.8 trillion, 53.8% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes, zero coupon treasury bonds, multicurrency RTBs and Government-guaranteed debt, among others.

As of December 31, 2015, outstanding Government securities amounted to ₱3.9 trillion, 51.5% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes, zero coupon treasury bonds, multicurrency RTBs and Government-guaranteed debt, among others.

As of December 31, 2016, outstanding Government securities amounted to ₱3.9 trillion, 54.0% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2017, outstanding Government securities amounted to ₱4.4 trillion, 50.2% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of August 31, 2018, outstanding Government securities amounted to ₱4.6 trillion, 49.0% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

Public Finance

The Consolidated Financial Position

The consolidated public sector financial position measures the overall financial standing of the Republic’s public sector. It consists of the public sector borrowing requirement and the aggregate deficit or surplus of the Social Security System and the Government Service Insurance System, Bangko Sentral, the GFIs and the local government units. The public sector borrowing requirement reflects the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation’s accounts, the Oil Price Stabilization Fund and the 14 major GOCCs.

The following table sets out the consolidated financial position on a cash basis for the periods indicated.

	Consolidated Public Sector Financial Position of the Republic As of December 31,
	2013	2014	2015	2016	2017
	(₱ in billions, except percentages)
Public sector borrowing requirement:
National Government	(164.0)	(73.1)	(121.7)	(353.4)	(350.6)
CB Restructuring	(1.1)	(2.7)	(3.8)	(3.2)	0.0
Monitored Government-owned corporations	60.9	19.8	2.8	24.9	39.8
Adjustment of net lending and equity to GOCCs	11.6	15.1	8.9	15.3	(3.9)
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total public sector borrowing requirement	(92.7)	(40.9)	(113.8)	(316.4)	(314.7)

As a percentage of GDP	(0.8)%	(0.3)%	(0.9)%	(2.2)%	(2.0)%
Other public sector:
Social Security System and Government Service Insurance System	62.5	76.3	60.6	72.4	57.9
Bangko Sentral(1)	(23.7)	(10.7)	(3.0)	17.7	21.8
Government financial institutions	15.3	12.5	13.8	15.5	15.7
Local government units	91.8	128.5	179.2	189.6	217.4
Timing adjustment of interest payments to Bangko Sentral	0.0	0.0	0.0	0.0	0.0
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total other public sector	145.9	206.6	249.8	295.3	312.7

Consolidated public sector financial position	53.2	165.8	136.2	(21.1)	(2.0)

As a percentage of GDP	0.1%	1.0%	0.3%	(0.1)%	(0.01)%

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)	Amounts are net of interest rebates, dividends and other amounts remitted to the Government and the Central Bank-Board of Liquidation.

In 2013, the consolidated financial position of the Republic recorded a surplus of ₱53.2 billion, a reversal from the deficit of ₱150.9 billion recorded in 2012, and ₱291.2 billion higher than the Government’s program deficit for 2013 of ₱238.0 billion. The surplus was largely due to a 32.5% decrease in Government borrowing requirements, which decreased from ₱242.8 billion in 2012 to ₱164.0 billion in 2013. The surplus in 2013 was equivalent to 0.1% of the Republic’s GDP in 2013 at current prices.

In 2014, the consolidated financial position of the Republic recorded a surplus of ₱165.8 billion, a significant increase from the surplus of ₱53.2 billion recorded in 2013, and ₱432.0 billion higher than the Government’s program deficit for 2014 of ₱266.2 billion. The surplus was largely due to a 55.4% decrease in Government borrowing requirements, which decreased from ₱164.0 billion in 2013 to ₱73.1 billion in 2014. The surplus in 2014 was equivalent to 1.0% of the Republic’s GDP in 2014 at current prices.

In 2015, the consolidated public sector financial position of the Republic recorded a surplus of ₱136.2 billion, a decrease from the surplus of ₱165.8 billion recorded in 2014, and ₱289.7 billion higher than the Government’s program deficit for 2015 of ₱153.5 billion. The lower surplus was largely due to a significant increase in public sector borrowing requirement, which increased from ₱40.9 billion in 2014 to ₱113.5 billion in 2015. The surplus in 2015 was equivalent to 0.3% of the Republic’s GDP in 2015 at current prices.

In 2016, the consolidated public sector financial position of the Republic recorded a deficit of ₱21.1 billion, a reversal from the surplus of ₱136.2 billion recorded in 2015, and ₱108.7 billion higher than the Government’s program deficit for 2016 of ₱129.8 billion. The reversal was largely due to a significant increase in Government borrowing requirements, which increased from ₱121.7 billion in 2015 to ₱353.4 billion in 2016. The deficit in 2016 was equivalent to 0.1% of the Republic’s GDP in 2016 at current prices.

In 2017, the consolidated public sector financial position of the Republic recorded a deficit of ₱2.0 billion, a 90.5% decrease from the deficit of ₱21.1 billion recorded in 2016, and ₱480.1 billion lower than the Government’s program deficit for 2017 of ₱482.1 billion. The decrease in deficit was largely due to decrease in adjustment of net lending and equity to GOCCs, which reversed from ₱15.3 billion of borrowing requirements in 2016 to inflow of ₱3.9 billion in 2017. The reversal was also attributable to the increase in surplus from local government units, which increased from ₱189.6 billion in 2016 to ₱217.4 billion in 2017. The deficit in 2017 was equivalent to 0.01% of the Republic’s GDP in 2017 at current prices.

Government Revenues and Expenditures

The following table sets out Government revenues and expenditures for the periods indicated.

	Government Revenues and Expenditures
	Actual						Budget
	2013	2014	2015	2016	2017	2018(1)	2017(2)	2018
	(₱ in billions, except percentages)
Cash Revenues
Tax revenues:
Bureau of Internal Revenue	1,216.7	1,334.8	1,433.3	1,567.2	1,772.3	1,313.6	1,782.8	2,073.8
Bureau of Customs	304.9	369.3	367.5	396.4	458.2	383.5	459.6	581.3
Others Government offices(3)	14.1	14.9	14.6	16.8	20.2	15.0	15.9	22.4

	Government Revenues and Expenditures
	Actual							Budget
	2013	2014	2015	2016	2017	2018(1)		2017(2)	2018
	(₱ in billions, except percentages)
Total tax revenues	1,535.7	1,719.0	1,815.5	1,980.4	2,250.7	1,712.2		2,258.4	2,677.4
As a percentage of GDP	13.3%	13.6%	13.6%	13.7%	14.2%	15.2	%(4)	14.2%	15.4%
Non-tax revenues:
Bureau of the Treasury income	81.0	93.4	110.0	101.7	99.9	83.3		58.6	55.8
Fees and charges	30.5	32.8	36.4	39.8	40.8	32.1		44.0	47.1
Privatizations	2.9	1.9	62.8	0.7	0.8	15.0		2.0	2.0
Others (including Foreign grants)	65.9	61.2	84.3	73.3	80.9	66.5		64.0	64.0

Total non-tax revenues	180.3	189.3	293.5	215.5	222.4	196.9		168.5	168.8

Total revenues	1,716.1	1,908.5	2,109.0	2,195.9	2,473.1	1,909.2		2,426.9	2,846.3

Expenditures
Allotment to local government units	317.3	344.2	387.6	449.8	530.2	395.0		392.3	425.2
Interest payments
Foreign	101.1	100.7	93.8	99.0	100.1	82.3		97.3	105.0
Domestic	222.3	220.5	215.6	205.4	210.5	156.4		237.6	249.0

Total interest payments	323.4	321.2	309.4	304.5	310.5	238.7		334.9	354.0

Tax expenditures	19.0	25.9	13.7	12.2	3.4	6.1		16.0	19.5
Subsidy	66.3	80.4	78.0	103.2	131.1	105.3		95.5	137.7
Equity and net lending	28.1	15.1	10.5	27.0	1.1	8.8		20.9	21.3
Others	1,126.0	1,194.7	1,431.5	1,652.7	1,847.5	1,437.3		2,049.5	2,412.2

Total expenditures	1,880.2	1,981.6	2,230.6	2,549.3	2,823.8	2,191.1		2,909.0	3,370.0

Surplus/(Deficit)	(164.1)	(73.1)	(121.7)	(353.4)	(350.6)	(282.0)		(482.1)	(523.7)
Financing
Net domestic borrowings	402.9	162.7	28.1	245.1	636.4	383.2		541.6	706.9
Gross domestic borrowings	520.9	266.1	182.8	357.5	733.6	384.6		545.0	712.0
Less: Amortization	118.0	103.5	154.7	112.4	97.2	1.4		3.4	5.0
Net foreign borrowings	(83.8)	12.6	64.8	(24.1)	27.6	168.5		43.2	114.3

Total net financing requirement	319.1	175.2	92.9	220.9	663.9	551.6		584.8	821.3

Use of cash balances	65.9	37.8	(1.6)	(257.7)	255.4	5.4		(129.2)	297.6

Sources: Bureau of the Treasury; Department of Finance; Department of Budget and Management.

Notes:

(1)	Preliminary data for the first eight months of 2018, unless otherwise indicated.

(2)	As adjusted in accordance with the Government’s periodic review of the budget and financing program.

(3)	Represents tax revenues of the Department of Environment and Natural Resources, Bureau of Immigration and Deportation, Land Transportation Office and other Government entities.

(4)	Preliminary data for the first six months of 2018.

Revenues

Sources

The Government derives its revenues from both tax and non-tax sources. The main sources of revenue include income taxes, value-added taxes, excise taxes and customs duties. The main sources of non-tax revenue consist of interest on deposits, amounts earned from GOCCs and privatization receipts.

Since 2006, the BIR has implemented the following tax administration improvements:

•	settlement of delinquent accounts or disputed assessments which are either being litigated in the courts or being challenged by taxpayers;

•	a lateral attrition law, which provides incentives for revenue agencies which exceed their revenue targets for given periods and penalties if they fall short of their targets;

•

specialized programs aimed at identification and prosecution of tax evaders, such as the Run After Tax Evaders (“RATES”) program of the BIR and the Run After The Smugglers (“RATS”) program of the Bureau of Customs (“BOC”);

•	use of electronic documentary stamp metering machines to accurately assess and monitor documentary stamp taxes;

•	broadening the tax base to increase the number of registered taxpayers, specifically by matching BIR taxpayer records with those of other Government agencies such as the Philippine SEC;

•	issuance of revenue regulations regarding automobiles which are subject to excise tax; and

•	implementing a ceiling on deductible representation expenses as mandated by the Tax Code of 1997.

The BIR’s RATES program’s general goal is to effectively raise tax revenues; it is also intended to enhance voluntary taxpayer compliance with the law, provide a deterrent to tax evaders and promote public confidence in the tax collection system. The RATES program seeks to achieve these goals by providing the infrastructure, policy framework and information systems necessary to investigate possible cases of tax evasion and determine instances where prosecution is necessary.

The BOC RATS program focuses on detecting and prosecuting smugglers and other violators of customs and tariff laws that are not detected and acted upon during initial and secondary reviews and screenings by existing BOC programs. The RATS program seeks to achieve its policy objectives by improving external infrastructure and information systems that are used to monitor customs collections, while at the same time internally reviewing the BOC’s organizational integrity to improve its performance as well as public confidence in the customs tax collection system.

Total Government revenues in 2014 were ₱1,908.5 billion, an 11.2% increase over the ₱1,716.1 billion recorded in 2013. Total revenues for 2014 were 5.4% lower, or ₱109.6 billion lower, than the ₱2,018.1 billion program target for the year. This shortfall in revenue was primarily the result of shortfalls in actual collection by the BIR and the BOC against their respective program targets. BIR collections in 2014 were ₱1,334.8 billion (₱784.9 billion of which were net income and profits taxes), reflecting a 9.7% increase from the ₱1,216.7 billion recorded in 2013. BOC collections were ₱369.3 billion in 2014, compared to ₱304.9 billion recorded in 2012, reflecting a 21.1% increase. Non-tax revenues were ₱189.3 billion in 2014, a 5.0% increase from the ₱180.3 billion recorded in 2013.

Total Government revenues in 2015 were ₱2,109.0 billion, a 10.5% increase over the ₱1,908.5 billion recorded in 2014. Total revenues for 2015 were 7.3% lower, or ₱166.3 billion lower, than the ₱2,275.2 billion program target for the year. This shortfall in revenue was primarily the result of shortfalls in actual collection by the BIR and the BOC against their respective program targets. BIR collections in 2015 were ₱1,433.3 billion, reflecting a 7.4% increase from the ₱1,334.8 billion recorded in 2014. BOC collections were ₱367.5 billion in 2015, compared to ₱369.3 billion recorded in 2014, reflecting a 0.5% decrease. Non-tax revenues were ₱293.5 billion in 2015, a 54.9% increase from the ₱189.5 billion recorded in 2014.

Total Government revenues in 2016 were ₱2,195.9 billion, a 4.1% increase over the ₱2,109.0 billion recorded in 2015. Total revenues for 2016 were 18.6% lower, or ₱500.8 billion lower, than the ₱2,696.8 billion program target for the year. The short fall in revenue was primarily the result of short falls in actual collection by the BIR and the BOC against their respective program targets. BIR collections in 2016 were ₱1,567.2 billion, an increase of 9.3% from the ₱1,433.3 billion recorded in 2015. The BOC recorded collections of ₱396.4 billion in 2016, a 7.8% increase from the ₱367.5 billion recorded in 2015. Non-tax revenues were ₱215.4 billion in 2016, a 26.5% decrease from the ₱293.3 billion recorded in 2015.

Total Government revenues in 2017 were ₱2,473.1 billion, a 12.6% increase over the ₱2,195.9 billion recorded in 2016. Total revenues for 2017 were 1.9% higher, or ₱46.3 billion higher, than the ₱2,426.9 billion program target for the year. This was primarily the result of higher actual collection by the BIR against its program targets. BIR collections in 2017 were ₱99.9 billion, a decrease of 1.8% from the ₱101.7 billion recorded in 2016. BIR collections in 2017 were ₱1,772.3 billion, an increase of 13.1% from the ₱1,567.2 billion recorded in 2016. The BOC recorded collections of ₱458.2 billion in 2017, a 15.6% increase from the ₱396.4 billion recorded in 2016. Non-tax revenues, including BTR income, were ₱222.4 billion in 2017, a 3.2% decrease from the ₱215.4 billion recorded in 2016.

Total Government revenues in the first eight months of 2018 were ₱1,909.2 billion, a 19.2% increase over the ₱1,601.4 billion recorded in the first eight months of 2017. During the first eight months of 2018, BIR collections were ₱1,313.6 billion, an increase of 13.5% from the ₱1,157.7 billion recorded in the same period in 2017. The BOC recorded collections of ₱383.5 billion in the first eight months of 2018, a 35.2% increase from the ₱283.6 billion recorded in the same period in 2017. Non-tax revenues were ₱196.9 billion in the first eight months of 2018, a 35.3% increase from the ₱145.6 billion recorded in the same period in 2017.

Expenditures

Total Government expenditures in 2014 were ₱1,981.6 billion, a 5.4% increase from the ₱1,880.2 billion recorded in 2013, but ₱302.7 billion, or 13.3%, lower than the program target of ₱2,284.3 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of infrastructure and other capital outlays of ₱276.0 billion, 24.4% lower than programmed infrastructure and other capital outlays disbursements of ₱365.2 billion, and lower disbursements of maintenance and other operating expenses of ₱308.7 billion, 17.6% lower than programmed maintenance and other operating expenses disbursements of ₱374.6 billion. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursement level of personnel services of ₱603.6 billion, 8.8% lower than programmed personnel services disbursements of ₱661.5 billion.

Total Government expenditures in 2015 were ₱2,230.6 billion, a 12.6% increase from the ₱1,981.6 billion recorded in 2014, but ₱328.3 billion, or 12.8%, lower than the program target of ₱2,558.9 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of infrastructure and other capital outlays of ₱345.3 billion, 20.0% lower than programmed infrastructure and other capital outlays disbursements of ₱431.6 billion, and lower disbursements of maintenance and other operating expenses of ₱403.4 billion, 5.0% lower than programmed maintenance and other operating expenses disbursements of ₱424.8 billion. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursement level of personnel services of ₱664.4 billion, 10.6% lower than programmed personnel services disbursements of ₱743.2 billion.

Total Government expenditures in 2016 were ₱2,549.3 billion, a 14.3% increase from the ₱2,230.6 billion recorded in 2015, but ₱446.0 billion, or 14.9%, lower than the program target of ₱2,995.4 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of others capital outlays of ₱1,652.7 billion, 21.2% lower than the programmed other capital outlay of ₱2,096.5 billion for the year. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursements of interest payments of ₱304.5 billion, 31.2% lower than the programmed interest payments disbursements of ₱392.8 billion.

Total Government expenditures in 2017 were ₱2,823.8 billion, a 10.8% increase from the ₱2,549.3 billion recorded in 2016, but ₱85.2 billion, or 2.9%, lower than the program target of ₱2,909.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱1,847.5 billion, 9.9% lower than the programmed other disbursements.

Total Government expenditures in the first eight months of 2018 were ₱2,191.1 billion, 23.3% higher than the ₱1,777.6 billion recorded in the same period in 2017. The increase in expenditures in the first eight months of 2018 compared with the same period in 2017 was primarily the result of increase in government spending on infrastructure projects and capital outlays.

The Government Budget

The Budget Process

The Administrative Code of 1987 requires the Government to formulate and implement a national budget. The President submits the budget to Congress within 30 days of the opening of each regular session of Congress, which occurs on the fourth Monday of each July. The House of Representatives reviews the budget and transforms it into a general appropriations bill. The Senate then reviews the budget. A conference committee composed of members of both houses of Congress then formulates a common version of the bill. Once both houses approve the budget, the bill goes to the President for signing as a general appropriations act.

2018 Budget

The Duterte administration proposed a number of initiatives in its 2018 Budget, including a comprehensive tax reform. For details on the comprehensive tax reform, see “Government—Comprenehsive Tax Reform Program.” The Government has also budgeted for an increase in outlays in infrastructure development and social services to focus on basic human needs such as education, health, employment, housing and social protection.

On December 19, 2017, President Duterte signed into law Republic Act No. 10964, or the General Appropriations Act for 2018. The 2018 budget increased program expenditures by 12.4% to ₱3.77 trillion, from the ₱3.35 trillion allocated in the adjusted 2017 budget. The Department of Education received the highest allocation in the 2018 budget with ₱672.4 billion, a 2.5% increase from the ₱656.3 billion allocated in the adjusted 2017 budget. The Department of Public Works and Highways’ 2018 allocation increased by 37.5% from its allocation in the adjusted 2017 budget, mainly due to budgeted expenditures to sustain the ambitious infrastructure in the Republic to improve mobility and connectivity across the entire country.

The 10 executive departments with the highest allocations under the 2018 adjusted allocations compared to their corresponding adjusted allocations for 2017 are listed below. The amounts indicated below are the departments’ “all-in” budgets, comprising department-specific budgets plus allocations from special purpose funds.

Department	Adjusted 2018 Allocation	Adjusted 2017 Allocation	2018 Increase/ (Decrease) from 2017
	(₱ in billions)
Department of Education(1)	704.1	656.3	7.3%
Department of Public Works and Highways	650.9	467.7	39.2%
Department of the Interior and Local Government	172.4	149.4	15.4%
Department of Health	170.4	151.6	12.4%
Department of National Defense	150.0	137.4	9.2%
Department of Social Welfare and Development	141.9	128.4	10.5%
Department of Transportation	68.1	55.7	22.3%
Department of Agriculture	55.7	45.9	21.4%
Autonomous Region in Muslim Mindanao	34.2	33.5	2.1%
Department of Environment and Natural Resources	25.7	27.3	(5.9)%

Note:

(1)	Including States Universities and Colleges, and Commission on Higher Education.

Debt

External Debt

For foreign borrowings by the private sector, Bangko Sentral approval is required if the loans (i) are guaranteed by the public sector or (ii) will be serviced with foreign exchange from the Philippine banking system.

The following table sets out the total outstanding Bangko Sentral-approved and registered external debt.

	Bangko Sentral Approved External Debt As of December 31,
	2013	2014	2015	2016	2017	2018(1)
	($ in millions, except percentages)
By Maturity:
Short-term(2)	16,909	16,248	15,099	14,526	14,275	12,101
Medium and long-term	61,580	61,426	62,375	60,237	58,823	60,098

Total	78,489	77,674	77,474	74,763	73,098	72,199

By Debtor:(3)
Banking system	18,741	18,583	18,862	19,037	19,144	17,847

	Bangko Sentral Approved External Debt As of December 31,
	2013	2014	2015	2016	2017	2018(1)
	($ in millions, except percentages)
Public sector(4)	59,748	59,091	58,612	55,726	53,954	54,352

Total	78,489	77,674	77,474	74,763	73,098	72,199

By Creditor Type:
Banks and financial institutions	25,010	24,222	26,298	25,790	22,539	21,134
Suppliers	4,140	3,480	3,183	2,520	3,071	3,098
Multilateral	10,366	10,663	11,783	11,971	12,501	12,882
Bilateral	13,290	12,422	11,711	10,916	11,260	11,033
Bond holders/note holders	24,669	25,008	22,989	21,930	21,779	22,131
Others	1,015	1,878	1,510	1,636	1,949	1,922

Total	78,489	77,674	77,474	74,763	73,098	72,199

Ratios:
Debt service burden to exports of goods and services(5)	8.2%	6.3%	5.6%	7.0%	6.2%	6.1%
Debt service burden to GNI	2.3%	1.8%	1.6%	2.0%	1.9%	1.9%
External debt to GNI	23.7%	22.5%	21.9%	20.4%	19.4%	18.7%

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of June 30, 2018.

(2)	Debt with original maturity of one year or less.

(3)	Classification by debtor is based on the primary obligor under the relevant loan or rescheduling documentation.

(4)	Includes public sector debt whether or not guaranteed by the Government; does not include public banks.

(5)	Calculated based on BPM6 framework.

Government Financing Initiatives

The following are the major program loans approved by creditor agencies or availed of by the Government from January 2013 to September 2018.

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Social Welfare and Development Reform Project Additional Financing	WB	100 million	January 2013
Second Development Policy Loan to Foster More Inclusive Growth	WB	300 million	April 2013

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Emergency Assistance for Relief and Recovery from Typhoon Yolanda	ADB	500 million	December 2013
Second Development Policy Loan to Foster More Inclusive Growth: Supplemental Financing for Post Typhoon Recovery	WB	500 million	December 2013
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 1	ADB	250 million	February 2014
Post-Disaster Stand-By Loan	JICA	JPY50,000 million	March 2014
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 1	AFD	EUR 110 million	April 2014
Learning, Equity and Accountability Program Support Project	WB	300 million	April 2014
Third Development Policy Loan to Foster More Inclusive Growth	WB	300 million	October 2014
Increasing Competitiveness for Inclusive Growth Program, Subprogram 2	ADB	350 million	February 2015
Senior High School Support Program	ADB	300 million	February 2015
Encouraging Investment through Capital Market Reform, Subprogram 1	ADB	300 million	December 2015
Expanding Private Participation in Infrastructure Program, Subprogram 1	ADB	300 million	December 2015
Second Disaster Risk Management Development Policy Loan with a Catastrophe Deferred Drawdown Option	WB	500 million	January 2016
Social Protection Support Project, Additional Financing	ADB	400 million	April 2016
Social Welfare Development and Reform Project 2	WB	450 million	April 2016
Disaster Risk Reduction and Management Facility	AFD	EUR 50 million	April 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	ADB	250 million	December 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	AFD	EUR 100 million	October 2017
Facilitating Youth School-To-Work Transition Program, Subprogram 1	ADB	300 million	November 2017
Encouraging Investment through Capital Market Reform, Subprogram 2	ADB	EUR 300 million	December 2017

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Expanding Private Participation in Infrastructure Program, Subprogram 2	ADB	300 million	August 2018

Source: International Finance Group, Department of Finance.

Public Sector Debt

The following table presents the Republic’s outstanding consolidated public sector debt as of the dates indicated.

	Outstanding Consolidated Public Sector Debt(1) As of December 31,
	2013	2014	2015	2016	2017
	(₱ in billions, except percentages)
Consolidated non-financial public sector debt:
Domestic	3,833.3	4,019.3	4,024.5	4,099.4	5,116.6
Foreign	2,081.0	2,028.4	2,173.6	2,247.9	2,311.2

Total	5,914.2	6,047.7	6,198.1	6,347.4	7,427.8

Financial public corporations
Bangko Sentral:
Domestic(2)	3,633.9	3,511.7	3,650.1	3,343.0	3,575.8
Foreign	57.8	62.0	63.0	136.1	141.1

Total	3,619.7	3,573.6	3,713.1	3,479.0	3,716.9

GFIs:
Domestic(3)	4.8	5.1	5.5	9.0	16.6
Foreign	133.6	114.9	131.2	144.6	130.6

Total	138.5	120.1	136.7	153.6	147.2

Domestic	3,638.8	3,516.8	3,655.5	3,352.0	3,592.4
Foreign	191.4	176.9	194.2	280.6	271.7

Total	3,830.2	3,693.7	3,849.7	3,632.6	3,864.1

Less: Intrasector-debt holdings
Domestic:
Government securities held by GFIs and BSP	456.9	520.1	509.2	669.3	618.4
Government deposits at BSP	412.3	415.2	426.8	136.9	326.8
Government/GOCCs deposits at GFIs	573.4	726.4	788.9	935.4	1,165.4
GFIs deposits at BSP	366.3	350.6	430.0	445.8	385.4
GOCC deposits at BSP	0.1	0.1	0.1	0.1	0.0
GOCC loans/other debt held by GFIs	93.6	109.2	117.2	114.9	123.7

	Outstanding Consolidated Public Sector Debt(1) As of December 31,
	2013	2014	2015	2016	2017
	(₱ in billions, except percentages)
GFIs loans/other debt held by BSP	63.7	56.1	56.0	53.1	53.0
Local governments debt held by GFIs	58.0	56.0	60.3	67.2	67.7

Total	2,024.3	2,233.7	2,388.6	2,422.7	2,740.5

Foreign:
Governments securities held by BSP	65.9	73.8	82.3	78.0	80.3

Total	2,090.3	2,307.6	2,470.9	2,500.7	2,820.8

Total public sector:
Domestic	5,447.7	5,302.3	5,291.4	5,028.7	5,968.6
Foreign	2,206.5	2,131.4	2,285.5	2,450.5	2,502.6

Total	7,654.2	7,433.8	7,576.9	7,479.3	8,471.1

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated public sector comprises the general government sector, non-financial public corporations, and financial public corporations, after elimination of intra-debt holdings among these sectors.

(2)	Comprises all liabilities of Bangko Sentral (including currency issues) except for allocation of SDRs and revaluation of international reserves.

(3)	Comprises all liabilities of the DBP, the LBP and Trade & Investment Development Corporation.

The following table presents the Republic’s outstanding consolidated non-financial public sector debt as of the dates indicated.

	Outstanding Consolidated Non-financial Public Sector Debt(1) As of December 31,
	2013	2014	2015	2016	2017
	(₱ in billions, except percentages)
Total(2)	5,914.2	6,047.7	6,198.1	6,347.4	7,427.8
Domestic	3,833.3	4,019.3	4,024.5	4,099.4	5,116.6
Foreign	2,081.0	2,028.4	2,173.6	2,247.9	2,311.2
National Government	5,681.2	5,735.2	5,954.5	6,090.3	6,652.4
Domestic	3,733.4	3,820.6	3,884.4	3,934.1	4,441.3
Foreign	1,947.7	1,914.6	2,070.2	2,156.2	2,211.2
Non-financial public corporations (14 GOCCs)	1,599.9	1,507.1	1,426.2	1,382.4	1,702.6
Domestic	1,383.0	1,310.9	1,233.4	1,213.4	1,532.6
Foreign	216.8	196.2	192.8	169.0	170.0
CB-BOL	0	0	0	0	0

	Outstanding Consolidated Non-financial Public Sector Debt(1) As of December 31,
	2013	2014	2015	2016	2017
	(₱ in billions, except percentages)
Domestic	0	0	0	0	0
Foreign	0	0	0	0	0
Local government units	71.3	68.5	76.1	86.7	85.9
Domestic	71.3	68.5	76.1	86.7	85.9
Foreign	0	0	0	0	0
Less: Government debt held by Bond Sinking Fund(3)	747.9	712.0	698.6	634.0	531.2
Domestic	668.7	633.8	613.8	561.5	466.1
Foreign	79.2	78.1	84.9	72.4	65.1
Intra-sector debt holdings (domestic)	685.8	546.9	555.5	573.1	477.1
Government debt held by SSIs	474.6	489.2	499.3	518.8	421.5
Government debt held by LGUs	0.1	0.1	0.1	0.0	0.0
LGU loans held by MDFO	0.0	0.0	3.8	7.2	7.4
Government debt held by GOCCs	170.8	27.1	24.6	19.8	23.0
Onlending from National Government to GOCCs	40.4	30.5	27.8	27.3	25.1
Intra-sector debt holdings (external)	4.3	4.3	4.6	4.8	4.9
GOCCs debt held by National Government	4.3	4.3	4.6	4.8	4.9
Total (as % of GDP)	51.2%	47.9%	46.8%	43.8%	47.0%
Domestic (as % of GDP)	33.2%	31.8%	30.2%	28.3%	32.4%
Foreign (as % of GDP)	18.0%	16.1%	16.3%	15.5%	14.6%

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated non-financial public sector comprises the general government sector and non-financial public corporations. The consolidated non-financial public sector does not include financial public corporations.

(2)	Government debt under the revised methodology excludes contingent obligations.

(3)	Including Securities Stabilization Fund and adjustment in the Government debt held by the Bond Sinking Fund.

As of December 31, 2014, the outstanding consolidated public sector debt was ₱7.4 trillion, equivalent to 58.8% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 66.3% as of December 31, 2013. As of December 31, 2014, total outstanding consolidated Government debt was ₱5,735.2 billion, reflecting a 1.0% increase over the ₱5,681.5 billion recorded as of December 31, 2013. Total domestic debt decreased by 2.7% to ₱5.3 trillion on December 31, 2014 from ₱5.5 trillion on December 31, 2013. Foreign debt decreased by 3.4% to ₱2.1 trillion on December 31, 2014 from ₱2.2 trillion on December 31, 2013. The larger decrease in foreign debt as compared to domestic debt reflected the Government’s efforts to mitigate its debt servicing risk from adverse foreign exchange fluctuations by increasingly shifting its borrowings to domestic debt. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2013 to December 31, 2014.

As of December 31, 2015, the outstanding consolidated public sector debt was ₱7.6 trillion, equivalent to 56.9% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 58.8% as of December 31, 2014. As of December 31, 2015, total outstanding consolidated Government debt was ₱5,954.5 billion, reflecting a 3.8% increase over the ₱5,735.2 billion recorded as of December 31, 2014. Total domestic debt remained relatively stable at ₱5.3 trillion on December 31, 2015 compared to ₱5.3 trillion on December 31, 2014. Foreign debt increased by 7.2% to ₱2.3 trillion on December 31, 2015 from ₱2.1 trillion on December 31, 2014. The larger increase in foreign debt as compared to domestic debt reflected the Government’s efforts to mitigate its debt servicing risk from adverse foreign exchange fluctuations by increasingly shifting its borrowings to domestic debt. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2014 to December 31, 2015.

As of December 31, 2016, the outstanding consolidated public sector debt was ₱7.5 trillion, equivalent to 51.7% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 56.9% as of December 31, 2015. As of December 31, 2016, total outstanding consolidated Government debt was ₱6,090.3 billion, reflecting a 2.3% increase over the ₱5,954.5 billion recorded as of December 31, 2015. Total domestic debt decreased to ₱5.0 trillion on December 31, 2016 compared to ₱5.3 trillion on December 31, 2015. Foreign debt increased by 7.2% to ₱2.5 trillion on December 31, 2016 from ₱2.3 trillion on December 31, 2015. The increase in foreign debt as compared to domestic debt reflected the Government’s efforts to mitigate its debt servicing risk from adverse foreign exchange fluctuations by increasingly shifting its borrowings to domestic debt. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2015 to December 31, 2016.

As of December 31, 2017, the outstanding consolidated public sector debt was ₱8.5 trillion, equivalent to 53.6% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 51.7% as of December 31, 2016. As of December 31, 2017, total outstanding consolidated Government debt was ₱6,652.4 billion, reflecting a 9.2% increase over the ₱6,090.3 billion recorded as of December 31, 2016. Total domestic debt increased by 18.7% to ₱6.0 trillion from ₱5.0 trillion on December 31, 2016. Foreign debt increased by 2.1% to ₱2.5 trillion on December 31, 2017 from ₱2.5 trillion on December 31, 2016. The larger increase in domestic debt as compared to foregin debt was attributed to the Government’s efforts to mitigate its debt servicing risks from adverse foreign exchange fluctuations. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2016 to December 31, 2017.

Direct Debt of the Republic

The following table summarizes the outstanding direct debt of the Republic as of the dates indicated.

	Outstanding Direct Debt of the Republic(1)(2) As of December 31,
	2013	2014	2015	2016	2017	2018(3)
	(₱ in millions, except as otherwise indicated)
Medium/long-term debt(4)
Domestic	3,412,506	3,538,865	3,619,945	3,646,161	4,126,890	4,142,457
External (US$)	43,818	42,833	43,906	43,324	44,261	47,329
Short-term debt(5)
Domestic	320,916	281,738	264,435	287,936	314,369	430,469

	Outstanding Direct Debt of the Republic(1)(2) As of December 31,
	2013	2014	2015	2016	2017	2018(3)
	(₱ in millions, except as otherwise indicated)
Total debt	5,681,153	5,735,242	5,954,537	6,090,262	6,652,430	7,103,854

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.

(3)	Preliminary data as of August 31, 2018.

(4)	Debt with original maturities of one year or longer.

(5)	Debt with original maturities of less than one year.

Direct Domestic Debt of the Republic

The following table summarizes the outstanding direct domestic debt of the Republic as of the dates indicated.

	Outstanding Direct Domestic Debt of the Republic(1)(2)
	As of December 31,
	2013	2014	2015	2016	2017	2018(3)
	(₱ in millions)
Loans
Direct	156	156	156	156	156	156
Assumed(4)	442	442	442	442	792	792

Total loans	598	598	598	598	948	948
Securities
Treasury bills	320,916	281,738	264,435	287,936	314,369	430,469
Treasury notes/bonds	3,411,907	3,538,266	3,619,347	3,645,563	4,125,942	4,141,509

Total securities	3,732,823	3,820,005	3,883,782	3,933,499	4,440,312	4,571,978

Total debt	3,733,422	3,820,603	3,884,380	3,934,097	4,441,260	4,572,926

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.

(3)	Preliminary data as of August 31, 2018.

(4)	Assumed loans of the Development Bank of the Philippines, the National Development Company and the Philippine National Bank.

The following table sets out the direct domestic debt service requirements of the Republic for the years indicated.

	Direct Domestic Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total(2)
	(₱ in millions)		(₱ in millions)	($ in millions)
2013	117,995	227,612	345,607	7,746
2014	340,277	274,992	615,269	14,144
2015	134,645	214,962	349,607	7,856
2016	374,225	200,090	574,315	12,353
2017	229,330	206,571	435,902	8,718
2018(3)	315,461	223,751	539,213	10,307
2019(3)	345,605	218,050	563,655	10,635

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)

Amounts in pesos were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period. For 2018 and 2019, amounts in Pesos were translated into U.S. dollars using exchange rates of $1.0 to ₱52.3 and ₱53.0, respectively.

(3)	Projection based on outstanding balance as of June 30, 2018.

Direct External Debt of the Republic

The following table summarizes the outstanding direct external debt of the Republic as of the dates indicated.

	Outstanding Direct External Debt of the Republic(1)(2) As of December 31,
	2013	2014	2015	2016	2017	2018(3)
	($ in millions)
Loans:
Multilateral	8,037	8,627	9,867	10,182	10,709	11,217
Bilateral	7,672	6,635	6,396	6,170	6,238	6,335
Commercial	35	22	15	11	10	8

Total loans	15,744	15,284	16,278	16,363	16,957	17,560
Securities:
Eurobonds	685	609	549	0	0	0

	Outstanding Direct External Debt of the Republic(1)(2) As of December 31,
	2013	2014	2015	2016	2017	2018(3)
	($ in millions)
Yen Bonds	955	831	831	850	891	2,288
Philippine Peso Notes	2,917	2,901	2,750	2,606	2,596	2,425
Chinese Yuan Bonds	—	—	—	—	—	214
U.S. dollar Bonds	23,517	23,208	23,498	23,505	23,817	24,842

Total securities	28,074	27,549	27,628	26,961	27,304	29,769

Total	43,818	42,833	43,906	43,324	44,261	47,329

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.

(3)	Preliminary data as of August 31, 2018.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of December 31, 2017.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1) as of December 31, 2017
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total
	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	34,310	34,310	77.5%
Japanese yen	684,488	6,097	13.8%
Euro	535	645	1.5%
Special Drawing Rights	242	345	0.8%
Peso	129,679	2,596	5.9%
Other currencies	—	266	0.6%

Total		44,261	100.0%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of January 3, 2018, which was the next business day following the end of the period indicated.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of June 30, 2018.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1) as of June 30, 2018
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total
	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	35,538	35,538	77.9%
Japanese yen	684,473	6,189	13.6%
Peso	129,679	2,428	5.3%
Euro	617	721	1.6%
Special Drawing Rights	204	287	0.6%
Other currencies	—	472	1.0%

Total	—	45,635	100.0%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of July 2, 2018, which was the next business day following the end of the period indicated.

The following table sets out the direct external debt service requirements of the Republic for the years indicated.

	Direct External Debt Service Requirements of the Republic(1)(2)(3)
Year	Principal Repayments	Interest Payments	Total
	($ in millions)
2013	2,655	7,276	9,931
2014	5,046	7,198	12,245
2015	6,537	8,131	14,668
2016	3,655	2,130	5,785
2017	1,670	2,719	4,389
2018(4)	2,139	2,019	4,158
2019(4)	2,710	3,485	6,135

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities or guaranteed by the Government, other than debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period..

(3)	For 2018 and 2019, amounts in pesos were translated into U.S. dollars using an exchange rate of $1.0 to ₱52.00.

(4)	Projection based on outstanding balance as of June 30, 2018.

Government-Guaranteed Debt

The following table sets out guarantees of indebtedness by the Republic, including guarantees assumed by the Government, as of the dates indicated.

	Summary of Outstanding Guarantees of the Republic (1)(2) As of December 31,
	2013	2014	2015	2016	2017	2018(3)
	(in billions)
Total (₱)	597.8	551.1	545.1	513.7	478.1	483.9

Domestic (₱)	258.4	242.9	245.6	233.4	197.5	189.3
External (₱)	339.4	308.1	299.5	280.3	280.6	294.6
External ($)	7.6	6.9	6.3	5.6	5.6	5.5

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Includes debt originally guaranteed by the Government and debt guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.

(3)	Preliminary data as of July 31, 2018.

The Government monitors and manages contractual contingent liabilities, which broadly comprise debt guarantees issued to GOCCs and contractual obligations stipulated under the Republic’s public-private partnership initiative. The Government, through the Bureau of the Treasury, in its financial statements, discloses with regards to contingent liabilities only the outstanding amount of Government direct guaranteed and assumed GFI guaranteed debts, broken down on a monthly basis.

Contingent liabilities corresponding to projects under the public-private partnership initiative are excluded from the disclosure described above partly because the extent of the Government’s exposure cannot yet be established in the absence of complete data regarding these projects.

In relation to the above, reporting of contingent liabilities exist in various levels of the Government. For example, the Public-Private Partnership Center reports those liabilities related to projects that the Government has carried out through the public-private partnership initiative. Other contingent liability amounts that originate from various sources are disclosed by other entities. For example, the Home Guaranty Corporation discloses the amount of guarantees it has issued, the Philippine Deposit Insurance Corporation discloses liabilities for the deposit insurance fund and social security institutions disclose unfunded pension liabilities.

The Government publishes annually a Fiscal Risks Statement (the “FRS”) that includes a more thorough discussion of contingent liabilities. It includes potential fiscal risks stemming not only from potential calls on the guarantees described above, but also potential claims arising from other sources of contingent liabilities such as public-private partnership contracts. According to the FRS for 2017, contingent liabilities arising from public-private partnerships for 2016 are estimated to be ₱286 billion and the potential budgetary outflows for 2017 are estimated to be around ₱22 billion.

In its 2013 Annual Audit Report (the “2013 Report”), the Commission on Audit reported its findings regarding the Government’s disclosure of contingent liabilities, which the Commission on Audit said did not include approximately ₱1,030.5 billion, of which approximately ₱920.3 billion related to undetermined contingent liabilities arising from build-operate-transfer/public-private partnership projects. The remaining approximately ₱32.3 billion related to outstanding guarantees issued by the Government and the DBP and approximately ₱77.9 billion related to foreign borrowings of private sector borrowers guaranteed by the Government. In the 2013 Report, the Commission on Audit also made various recommendations to the Bureau of the Treasury to revise the Government’s reporting of contingent liabilities.

The Government, through the Bureau of the Treasury, has disputed the Commission on Audit’s findings in the 2013 Report regarding the non-disclosure of certain contingent liabilities on a number of grounds. First, the amount reported by the Commission on Audit in relation to build-operate-transfer/public-private partnership projects includes the total project costs of all projects implemented pursuant to the Government’s build-operate-transfer/public-private partnership initiative since the enactment of the Build-Operate-Transfer Law in 1990. As a result, the total figure cited by the Commission on Audit overestimates the Government’s contingent liability exposure since some of the projects that were included in the calculations had either already been privatized or the particular concession period had already ended. Furthermore, for projects that are still under implementation, the estimate did not take into account the depreciated value and the financial returns to the private concessionaire of these projects, which would have significantly lowered the contingent liability exposure of the Government and brought the Commission on Audit’s estimate closer to what the Government believes was its actual contingent liability exposure in respect of build-operate-transfer/public-private partnerships in 2013. The Government does not dispute, however, that the exact amount of these liabilities cannot be established in the absence of complete data on build-operate-transfer and public-private partnership projects.

In the Status of Implementation of Prior Years’ Audit Recommendations Section of the Commission on Audit’s 2014 Annual Audit Report, 2015 Annaul Audit Report and the 2016 Annual Audit Report, respectively, the Government noted in respect of the findings in the 2013 Report that the amount of the Government’s contingent liabilities could not yet be established in the absence of complete data on projects under the build-operate-transfer/public-private partnership initiative and stated that it would seek to include the resulting estimates of these amounts in its future reporting. This issue has been the subject of an ongoing mission engagement from representatives of the IMF, who have been conducting a study on the Government’s contingent liabilities specifically in respect of build-operate-transfer and public-private partnership projects. The Government has been taking steps to improve transparency in relation to monitoring and reporting the Government’s contingent liabilities, some of which are discussed below. According to the results of auditor’s validation, the recommendations in relation to the non-disclosure of certain contingent liabilities have been partially implemented.The Government is pursuing several initiatives that would allow more effective monitoring and management of contingent liabilities. For example, in working with various development partners, the Government aims to create a framework for contingent liability management to ensure the same treatment applies to different types of contingent liabilities. Another initiative is the creation of a Contingent Liability Technical Working Group of the Development Budget Coordination Committee for the purpose of continuously monitoring and recommending policies concerning contingent liabilities in public-private partnerships. This group also works on the development of valuation methodologies with the aim of guiding policy actions.

Moreover, the Bureau of the Treasury is working with the Commission on Audit and various other Government agencies on improving the reporting and disclosure of contingent liabilities through establishing information linkages between Government agencies carrying contingent liabilities and the Bureau of the Treasury, in accordance with new accounting standards that the Commission on Audit is employing.

Payment History of Foreign Debt

The Republic has engaged in debt restructuring, as well as debt buyback, debt-to-equity, debt-for-debt, debt-for-nature and other debt reduction arrangements to reduce its debt. The Republic intends to maintain various efforts to manage its debt portfolio to improve yield and maturity profiles. The Republic may utilize proceeds from debt issues for the purpose of repurchasing outstanding debt through a variety of methods, including public auctions and repurchases of debt securities in the open markets.

While there have been a number of reschedulings of the Republic’s debt to its bilateral creditors in the past few years, the Republic has not defaulted on, and has not attempted to restructure, the payment of principal or interest on any of its external securities in the last 20 years.

As of June 30, 1999, the Republic’s rescheduled obligations with its bilateral creditors amounted to $2.2 billion, with Japan at $1.2 billion and the United States at $506 million having the largest exposures.

On October 6, 2010, the Republic completed an exchange offer of: (i) its 8.375% Bonds due 2011, 9.0% Bonds due 2013, 8.25% Bonds due 2014, 8.875% Bonds due 2015, 8.0% Bonds due January 2016, 8.75% Bonds due October 2016 and 9.375% Bonds due 2017 for newly issued U.S. dollar-denominated Global Bonds due 2021 (“New 2021 Bonds”) or reopened 6.375% Global Bonds due 2034 (“Reopened 2034 Bonds”), and (ii) its 9.875% Bonds due January 2019, 8.375% Bonds due June 2019, 7.5% Bonds due September 2024, 9.5% Bonds due October 2024, 10.625% Bonds due 2025, 9.5% Bonds due 2030 and 7.75% Bonds due 2031 for Reopened 2034 Bonds. In addition, the Republic also offered $200 million of New 2021 Bonds for cash. The Republic issued approximately $1.9 billion in aggregate principal amount of New 2021 Bonds and approximately $947 million in aggregate principal amount of Reopened 2034 Bonds.

The following table sets out the outstanding foreign-currency bonds issued by the Republic as of the dates indicated.

	Foreign Currency Bonds Issued by the Republic
	Original Balance as of Issue Date(1)	Outstanding Balance as of December 31, 2017(2)	Outstanding Balance as of June 30, 2018(3)
	($ in millions)
Global bonds	47,820	26,413	24,842
Chinese Yuan Bonds	220	—	220
Japanese yen bonds(2)	2,035	891	904

Total foreign-currency bonds	50,075	27,304	25,966

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Represents the aggregate of the original balances as of the issue dates of foreign currency bonds outstanding as of June 30, 2018.

(2)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of January 3, 2018.

(3)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of July 2, 2018.

DEBT TABLES OF THE REPUBLIC OF THE PHILIPPINES

As of June 30, 2018

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL								8,561,256,568.81		5,575,142,384.40

I. NG GUARANTEED DEBT								8,475,717,190.96		5,489,603,006.54

A. LOANS								5,167,373,690.96		2,502,914,746.54

EURO								203,472,343.09		119,336,794.20

	LIBOR 6 MONTHS	0.00	2.00	2.00	09.05.2000	09.01.2018	7,806,869.40	9,123,107.58	260,228.98	304,103.59
										397,544.22

	FIXED			3.00	11.16.1990	12.31.2020	1,829,388.21	2,137,823.06	42,794.06	50,009.14
	FIXED			3.00	11.16.1990	06.30.2021			11,075.21	12,942.49
	FIXED			3.00	11.16.1990	09.30.2021			9,690.71	11,324.56
	FIXED			3.00	11.16.1990	03.31.2022			186,495.27	217,938.37
	FIXED			3.00	11.16.1990	06.30.2022			37,143.80	43,406.24
	FIXED			3.00	11.16.1990	12.31.2022			24,054.51	28,110.10
	FIXED			3.00	11.16.1990	06.30.2023			28,934.89	33,813.31
										509,388.40

	FIXED			2.50	01.25.1991	12.31.2021	2,210,510.74	2,583,202.85	215,134.97	251,406.73
	FIXED			2.50	01.25.1991	12.31.2022			220,761.32	257,981.68
	FIXED			3.30	09.16.1994	12.31.2018	6,585,797.54	7,696,163.01	23,407.25	27,353.71
										1,453,216.60

	FIXED			1.50	08.30.1996	12.31.2021	5,157,960.05	6,027,592.11	236,593.23	276,482.85
	FIXED			1.50	08.30.1996	06.30.2022			143,148.43	167,283.26
	FIXED			1.50	08.30.1996	03.31.2023			300,379.57	351,023.57
	FIXED			1.50	08.30.1996	06.30.2023			419,698.35	490,459.49
	FIXED			1.50	08.30.1996	03.31.2024			143,733.90	167,967.44
										12,005,080.78

	FIXED			0.40	10.04.2006	03.31.2032	10,498,800.00	12,268,897.68	3,105,004.00	3,628,507.67
	FIXED			0.40	10.04.2006	03.31.2032			94,279.00	110,174.44
	FIXED			0.40	10.04.2006	03.31.2033			872,066.21	1,019,096.57
	FIXED			0.40	10.04.2006	06.30.2033			1,594,136.03	1,862,907.36
	FIXED			0.40	10.04.2006	09.30.2033			1,633,189.62	1,908,545.39
	FIXED			0.40	10.04.2006	12.31.2033			465,333.07	543,788.23
	FIXED			0.40	10.04.2006	03.31.2034			866,964.87	1,013,135.15
	FIXED			0.40	10.04.2006	06.30.2034			209,057.95	244,305.12
	FIXED			0.40	10.04.2006	09.30.2034			327,168.88	382,329.55
	FIXED			0.40	10.04.2006	12.30.2034			298,862.48	349,250.69
	FIXED			0.40	10.04.2006	06.30.2035			806,983.23	943,040.60
	FIXED			5.09	11.08.2006	06.18.2019	7,804,108.00	9,119,880.61	780,364.22	911,933.63

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			0.75	12.21.2005	12.30.2045	11,700,000.00	13,672,620.00	10,725,000.00	12,533,235.00
	FIXED			0.75	12.27.1996	12.30.2036	4,703,885.31	5,496,960.37	2,904,649.12	3,394,372.96
	FIXED			0.75	11.08.1999	12.30.2039	14,699,641.58	17,178,001.15	10,536,191.81	12,312,593.75
	FIXED			0.75	09.17.1991	12.31.2031	8,819,784.95	10,306,800.69	622,589.33	727,557.89
	FIXED			0.75	03.15.2004	12.30.2043	7,500,000.00	8,764,500.00	6,375,000.00	7,449,825.00
	FIXED			0.75	12.21.2004	12.30.2045	5,287,649.52	6,179,147.23	4,847,649.52	5,664,963.23
	FIXED			0.75	06.30.2009	06.30.2049	10,200,000.00	11,919,720.00	5,224,842.61	6,105,751.07
	FIXED			0.75	12.21.2004	12.30.2044	5,112,918.81	5,974,956.92	4,517,918.81	5,279,639.92
	FIXED			0.75	07.04.2010	06.30.2050	7,000,000.00	8,180,200.00	6,932,914.22	8,101,803.56
	FIXED			0.75	12.29.2005	12.30.2045	15,000,000.00	17,529,000.00	13,750,000.00	16,068,250.00
	FIXED			0.75	12.22.1999	12.31.2039	25,564,594.06	29,874,784.62	9,166,440.89	10,711,902.82
	FIXED			0.75	12.20.2007	12.30.2047	4,741,730.27	5,541,185.99	4,662,730.27	5,448,866.59
	FIXED			0.75	12.04.2000	12.30.2040	9,356,641.43	10,934,171.18	7,017,481.13	8,200,628.45
	FIXED			2.99	01.31.2007	06.30.2025	2,536,050.00	2,963,628.03	1,479,362.50	1,728,783.02
JAPANESE YEN								3,994,038,164.31		2,034,717,794.64

	LIBOR 6 MONTHS	0.00	0.04	0.04	05.15.2002	08.15.2026	3,676,050,000.00	33,238,844.10	1,106,162,421.00	10,001,920.61
	LIBOR 6 MONTHS	0.00	0.03	0.03	12.16.2005	04.01.2024	2,746,625,000.00	24,834,983.25	961,452,166.00	8,693,450.48
	LIBOR 6 MONTHS	0.00	0.00	0.00	04.27.2009	09.15.2040	4,520,780,200.00	40,876,894.57	1,955,877,575.00	17,685,045.03
	LIBOR 6 MONTHS	0.50	0.22	0.72	06.29.2006	06.15.2026	11,710,000,000.00	105,881,820.00	4,608,223,118.00	41,667,553.43
										2,230,709.69

	FIXED			1.87	11.19.2001	08.01.2021	3,717,900,000.00	33,617,251.80	10,822,812.00	97,859.87
	FIXED			1.75	11.19.2001	08.01.2021			16,208,483.00	146,557.10
	FIXED			2.31	11.19.2001	08.01.2021			17,890,900.00	161,769.52
	FIXED			1.76	11.19.2001	08.01.2021			19,225,003.00	173,832.48
	FIXED			1.82	11.19.2001	08.01.2021			21,757,907.00	196,735.00
	FIXED			1.98	11.19.2001	08.01.2021			8,142,301.00	73,622.69
	FIXED			2.34	11.19.2001	08.01.2021			22,794,173.00	206,104.91
	FIXED			2.08	11.19.2001	08.01.2021			17,548,554.00	158,674.03
	FIXED			2.23	11.19.2001	08.01.2021			52,671,856.00	476,258.92
	FIXED			1.82	11.19.2001	08.01.2021			36,516,335.00	330,180.70
	FIXED			1.96	11.19.2001	08.01.2021			15,342,417.00	138,726.13
	FIXED			1.45	11.19.2001	08.01.2021			5,333,778.00	48,228.02
	FIXED			1.51	11.19.2001	08.01.2021			2,450,822.00	22,160.33

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										4,919,542.36

	FIXED			2.41	12.08.2003	08.01.2023	1,188,200,000.00	10,743,704.40	5,440,773.00	49,195.47
	FIXED			1.86	12.08.2003	08.01.2023			59,069,100.00	534,102.80
	FIXED			2.42	12.08.2003	08.01.2023			40,549,463.00	366,648.24
	FIXED			2.16	12.08.2003	08.01.2023			112,244,397.00	1,014,913.84
	FIXED			2.30	12.08.2003	08.01.2023			138,137,126.00	1,249,035.89
	FIXED			1.91	12.08.2003	08.01.2023			37,140,344.00	335,822.99
	FIXED			2.01	12.08.2003	08.01.2023			75,255,844.00	680,463.34
	FIXED			1.48	12.08.2003	08.01.2023			72,618,836.00	656,619.52
	FIXED			1.59	12.08.2003	08.01.2023			3,620,910.00	32,740.27
	LIBOR 6 MONTHS	0.50	0.02	0.52	07.22.2005	04.15.2022	6,592,000,000.00	59,604,864.00	1,358,714,108.00	12,285,492.96
	FIXED			1.37	02.02.2012	12.01.2027	3,842,600,000.00	34,744,789.20	9,126,175.00	82,518.87
	FIXED			1.54	08.22.2008	12.20.2021	10,000,000,000.00	90,420,000.00	2,625,000,000.00	23,735,250.00
	FIXED			2.50	06.10.1991	06.20.2021	30,084,000,000.00	272,019,528.00	4,402,536,000.00	39,807,730.51
	FIXED			2.50	03.17.1992	03.20.2022	6,686,000,000.00	60,454,812.00	1,304,584,000.00	11,796,048.53
	FIXED			3.00	12.20.1994	12.20.2024	22,499,999,999.00	203,444,999.99	7,134,127,000.00	64,506,776.33
	FIXED			3.00	12.20.1994	12.20.2024	15,000,000,000.00	135,630,000.00	4,026,750,000.00	36,409,873.50
										6,342,465.69

	FIXED			2.50	08.30.1995	08.20.2025	6,131,000,000.00	55,436,502.00	503,610,000.00	4,553,641.62
	FIXED			2.10	08.30.1995	08.20.2025			197,835,000.00	1,788,824.07
										4,467,245.31

	FIXED			2.50	08.30.1995	08.20.2025	1,352,000,000.00	12,224,784.00	373,785,000.00	3,379,763.97
	FIXED			2.10	08.30.1995	08.20.2025			120,270,000.00	1,087,481.34
										40,661,874.00

	FIXED			2.70	08.30.1995	08.20.2025	12,315,000,000.00	111,352,230.00	3,981,090,000.00	35,997,015.78
	FIXED			2.10	08.30.1995	08.20.2025			515,910,000.00	4,664,858.22
										72,640,534.56

	FIXED			2.70	03.29.1996	03.20.2026	24,712,000,000.00	223,445,904.00	5,710,304,000.00	51,632,568.77
	FIXED			2.30	03.29.1996	03.20.2026			2,323,376,000.00	21,007,965.79
										37,014,909.89

	FIXED			2.70	05.29.1996	03.20.2026	10,494,000,000.00	94,886,748.00	3,996,096,000.00	36,132,700.03
	FIXED			2.30	05.29.1996	03.20.2026			97,568,000.00	882,209.86

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										17,848,908.00

	FIXED			2.50	03.29.1996	03.20.2026	5,158,000,000.00	46,638,636.00	1,912,368,000.00	17,291,631.46
	FIXED			2.10	03.29.1996	03.20.2026			61,632,000.00	557,276.54
	FIXED			2.30	03.18.1997	03.20.2027	876,000,000.00	7,920,792.00	220,752,000.00	1,996,039.58
										16,762,077.68

	FIXED			2.50	03.18.1997	03.20.2027	7,228,000,000.00	65,355,576.00	1,226,880,000.00	11,093,448.96
	FIXED			2.10	03.18.1997	03.20.2027			626,922,000.00	5,668,628.72
										3,166,906.25

	FIXED			2.50	03.18.1997	03.20.2027	1,034,000,000.00	9,349,428.00	128,142,000.00	1,158,659.96
	FIXED			2.10	03.18.1997	03.20.2027			222,102,000.00	2,008,246.28
										2,122,501.00

	FIXED			2.50	03.18.1997	03.20.2027	2,746,000,000.00	24,829,332.00	155,466,000.00	1,405,723.57
	FIXED			2.10	03.18.1997	03.20.2027			79,272,000.00	716,777.42
										67,702,843.03

	FIXED			2.20	09.10.1998	09.20.2028	14,555,000,000.00	131,606,310.00	6,801,543,000.00	61,499,551.81
	FIXED			0.75	09.10.1998	09.20.2038			686,053,000.00	6,203,291.23
										90,362,547.13

	FIXED			2.20	09.10.1998	09.20.2028	19,990,000,000.00	180,749,580.00	9,718,044,000.00	87,870,553.85
	FIXED			0.75	09.10.1998	09.20.2038			275,602,000.00	2,491,993.28
										31,082,987.17

	FIXED			2.20	09.10.1998	09.20.2028	6,072,000,000.00	54,903,024.00	253,806,000.00	2,294,913.85
	FIXED			1.70	09.10.1998	09.20.2028			1,798,755,000.00	16,264,342.71
	FIXED			0.75	09.10.1998	09.20.2038			1,385,062,000.00	12,523,730.60
	FIXED			0.75	12.28.1999	12.20.2039	35,350,000,000.00	319,634,700.00	24,855,548,000.00	224,743,865.02
	FIXED			0.75	12.28.1999	12.20.2039	20,529,000,000.00	185,623,218.00	14,471,177,000.00	130,848,382.43
										104,525,972.10

	FIXED			0.95	08.31.2000	08.20.2040	16,450,000,000.00	148,740,900.00	10,480,725,000.00	94,766,715.45
	FIXED			0.75	08.31.2000	08.20.2040			1,079,325,000.00	9,759,256.65
										405,037,194.74

	FIXED			0.95	09.14.2001	09.20.2041	59,037,000,000.00	533,812,554.00	42,205,201,000.00	381,619,427.44
	FIXED			0.75	09.14.2001	09.20.2041			2,589,888,000.00	23,417,767.30
										224,371,051.53

	FIXED			1.40	09.30.2008	09.20.2038	24,846,000,000.00	224,657,532.00	7,600,000,000.00	68,719,200.00
	FIXED			0.65	09.30.2008	09.20.2048			17,000,000,000.00	153,714,000.00
	FIXED			0.01	09.30.2008	09.20.2048			214,316,692.00	1,937,851.53

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										94,984,916.32

	FIXED			1.40	12.25.2009	11.20.2039	14,608,000,000.00	132,085,536.00	3,218,637,746.00	29,102,922.50
	FIXED			0.65	12.25.2009	11.20.2049			7,070,583,022.00	63,932,211.68
	FIXED			0.01	12.25.2009	11.20.2049			215,636,158.00	1,949,782.14
										175,407,459.91

	FIXED			1.40	11.09.2009	11.20.2039	30,380,000,000.00	274,695,960.00	19,314,804,017.00	174,644,457.92
	FIXED			0.01	11.09.2009	11.20.2039			84,384,206.00	763,001.99
	FIXED			2.39	12.20.2007	12.30.2022	5,593,500,000.00	50,576,427.00	973,811,210.64	8,805,200.97
KOREAN WON								29,803,722.00		23,838,782.14

	FIXED			2.50	05.07.2004	05.20.2034	33,189,000,000.00	29,803,722.00	26,546,528,000.00	23,838,782.14
SPECIAL DRAWING RIGHT								7,032,850.00		647,957.32

	FIXED			0.75	12.28.1998	07.15.2038	5,000,000.00	7,032,850.00	460,664.82	647,957.32
UNITED STATES DOLLAR								933,026,611.56		324,373,418.24

	LIBOR 6 MONTHS	0.00	1.70	1.70	09.05.2000	09.01.2018	7,504,611.56	7,504,611.56	250,153.68	250,153.68
	ADB FLOATING RATE	0.00	6.29	6.26	12.20.1993	09.01.2018	43,200,000.00	43,200,000.00	1,127,854.58	1,127,854.58
	ADB FLOATING RATE	0.00	6.28	6.28	11.27.1995	07.15.2020	92,000,000.00	92,000,000.00	21,749,877.94	21,749,877.94
	ADB FLOATING RATE	0.00	6.29	6.29	06.03.1997	09.01.2021	13,514,394.64	13,514,394.64	2,629,794.64	2,629,794.64
	LIBOR 6 MONTHS	0.00	1.89	1.89	12.12.2002	09.01.2021	36,485,605.36	36,485,605.36	5,722,276.22	5,722,276.22
	LIBOR 6 MONTHS	0.50	1.46	1.96	05.27.2016	03.15.2041	123,300,000.00	123,300,000.00	15,009,665.83	15,009,665.83
	LIBOR 6 MONTHS	0.50	1.46	1.96	05.19.2016	03.15.2041	60,000,000.00	60,000,000.00	150,759.17	150,759.17
	FIXED			3.00	01.07.2010	01.21.2030	116,602,000.00	116,602,000.00	92,264,216.28	92,264,216.28
	FIXED			5.62	05.07.2004	05.20.2020	15,420,000.00	15,420,000.00	3,091,253.61	3,091,253.61
	LIBOR 6 MONTHS	0.50	1.71	2.21	12.11.1998	12.15.2018	150,000,000.00	150,000,000.00	7,239,100.00	7,239,100.00
	LIBOR 6 MONTHS	0.50	1.59	2.09	05.31.2012	05.15.2037	275,000,000.00	275,000,000.00	175,138,466.29	175,138,466.29

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
B. BONDS							3,308,343,500.00		2,986,688,260.00

JAPANESE YEN							558,343,500.00		558,343,500.00

FIXED			3.20	12.10.2002	12.13.2020	24,750,000,000.00	223,789,500.00	24,750,000,000.00	223,789,500.00
FIXED			3.50	12.10.2002	12.13.2022	37,000,000,000.00	334,554,000.00	37,000,000,000.00	334,554,000.00
UNITED STATES DOLLAR							2,750,000,000.00		2,428,344,760.00

FIXED			5.40	09.18.2003	09.26.2018	250,000,000.00	250,000,000.00	11,904,760.00	11,904,760.00
FIXED			9.63	05.05.1998	05.15.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			7.25	04.23.2009	05.29.2019	1,000,000,000.00	1,000,000,000.00	958,500,000.00	958,500,000.00
FIXED			7.25	12.02.2009	12.02.2019	20,986,000.00	20,986,000.00	20,986,000.00	20,986,000.00
FIXED			7.39	12.02.2009	12.02.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
FIXED			7.39	11.23.2009	12.02.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT							85,539,377.85		85,539,377.85

CANADIAN DOLLAR							203,702.04		203,702.04

NO INTEREST RATE				06.30.1986	12.31.2018	267,807.00	203,702.04	267,807.00	203,702.04
EURO							380,069.38		380,069.38

NO INTEREST RATE				06.30.1986	12.31.2018	325,234.79	380,069.38	325,234.79	380,069.38
BRITISH POUND							356.40		356.40

NO INTEREST RATE				06.30.1986	12.31.2018	270.00	356.40	270.00	356.40
JAPANESE YEN							24,785.93		24,785.93

NO INTEREST RATE				06.30.1986	12.31.2018	2,741,200.00	24,785.93	2,741,200.00	24,785.93
SAUDI RIYAL							7,288,894.13		7,288,894.13

NO INTEREST RATE				06.30.1986	12.31.2018	5,918,966.00	1,578,262.69	5,918,966.00	1,578,262.69
NO INTEREST RATE				06.30.1986	12.31.2018	18,456,608.00	4,921,362.24	18,456,608.00	4,921,362.24
NO INTEREST RATE				06.30.1986	12.31.2018	2,960,000.00	789,269.20	2,960,000.00	789,269.20

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
UNITED STATES DOLLAR								77,641,569.98		77,641,569.98

	NO INTEREST RATE				06.30.1986	12.31.2018	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
	NO INTEREST RATE				06.30.1986	12.31.2018	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
	NO INTEREST RATE				06.30.1986	12.31.2018	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
	NO INTEREST RATE				06.30.1986	12.31.2018	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
	NO INTEREST RATE				06.30.1986	12.31.2018	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
	NO INTEREST RATE				06.30.1986	12.31.2018	509,091.00	509,091.00	509,091.00	509,091.00
	NO INTEREST RATE				06.30.1986	12.31.2018	514,525.51	514,525.51	514,525.51	514,525.51
	NO INTEREST RATE				06.30.1986	12.31.2018	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
	NO INTEREST RATE				06.30.1986	12.31.2018	717,440.00	717,440.00	717,440.00	717,440.00
	NO INTEREST RATE				06.30.1986	12.31.2018	974,200.00	974,200.00	974,200.00	974,200.00

(1)	Amounts in original currencies were translated to US Dollars using BSP reference rate prevailing on July 2, 2018.

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL								70,731,539,835.53		45,635,312,999.38

I. DIRECT DEBT OF THE REPUBLIC								36,590,933,035.07		17,240,100,198.92

A. AVAILED BY GOVERNMENT AGENCIES								35,362,001,671.46		16,754,600,204.21

CANADIAN DOLLAR								4,814,787.90		480,364.88

	NO INTEREST RATE				11.12.1974	09.30.2024	6,330,000.00	4,814,787.90	631,535.54	480,364.88
CHINA YUAN								181,200,000.00		100,603,297.21

	FIXED			2.00	05.11.2006	03.21.2026	400,000,000.00	60,400,000.00	212,913,668.10	32,149,963.88
	FIXED			2.00	01.15.2007	09.21.2026	800,000,000.00	120,800,000.00	453,333,333.29	68,453,333.33
EURO								1,251,598,771.69		712,205,998.66

	FIXED			2.00	10.12.1990	12.31.2020	3,374,526.44	3,943,471.60	421,815.84	492,933.99
	FIXED			0.75	02.14.2002	06.30.2042	6,828,167.68	7,979,396.75	5,376,167.68	6,282,589.55
	FIXED			0.75	06.26.2002	06.30.2042	7,464,861.47	8,723,437.11	5,908,861.47	6,905,095.51
	FIXED			0.75	12.20.2007	12.30.2047	10,000,000.00	11,686,000.00	9,657,536.60	11,285,797.27
	FIXED			0.75	12.24.2008	12.30.2048	4,000,000.00	4,674,400.00	4,000,000.00	4,674,400.00
	LIBOR 6 MONTHS	0.00	0.95	0.95	10.14.2015	11.01.2038	22,800,000.00	26,644,080.00	6,947,895.81	8,119,311.04
	LIBOR 6 MONTHS	0.00	0.96	0.96	10.26.2015	11.01.2038	27,310,000.00	31,914,466.00	5,260,215.92	6,147,088.32
	FIXED			4.50	03.27.1998	12.31.2019	15,062,389.63	17,601,908.52	1,737,967.98	2,030,989.38
	FIXED			4.50	07.23.1999	12.31.2022	72,672,834.17	84,925,474.01	25,152,800.38	29,393,562.52
	FIXED			4.00	11.16.2000	06.30.2023	31,249,318.69	36,517,953.82	13,020,549.39	15,215,814.02
	FIXED			4.40	12.11.2001	10.18.2024	23,986,986.00	28,031,191.84	12,992,950.75	15,183,562.25
	FIXED			3.65	02.28.2002	10.31.2024	36,279,013.93	42,395,655.68	13,100,754.96	15,309,542.25
	FIXED			3.45	02.28.2002	05.15.2025	18,168,208.54	21,231,368.50	10,598,121.63	12,384,964.94
	FIXED			3.00	04.08.1988	03.31.2020	4,344,796.99	5,077,329.76	126,775.23	148,149.53
										611,770.79

	FIXED			3.00	04.08.1988	12.31.2020	4,344,796.99	5,077,329.76	32,915.89	38,465.51
	FIXED			3.00	04.08.1988	03.31.2021			105,030.69	122,738.86
	FIXED			3.00	04.08.1988	09.30.2021			126,651.64	148,005.11
	FIXED			3.00	04.08.1988	12.31.2021			35,365.13	41,327.69
	FIXED			3.00	04.08.1988	03.31.2022			36,901.20	43,122.74
	FIXED			3.00	04.08.1988	06.30.2022			121,981.04	142,547.04
	FIXED			3.00	04.08.1988	06.30.2023			43,359.69	50,670.13
	FIXED			3.00	04.08.1988	09.30.2023			17,073.02	19,951.53
	FIXED			3.00	04.08.1988	12.31.2024			4,229.14	4,942.17

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										186,309.03

	FIXED			3.00	04.08.1988	09.30.2019	1,448,265.66	1,692,443.25	32,389.84	37,850.77
	FIXED			3.00	04.08.1988	09.30.2020			127,039.42	148,458.27
										1,065,897.07

	FIXED			2.50	02.09.1990	12.31.2021	4,431,330.44	5,178,452.75	297,269.89	347,389.59
	FIXED			2.50	02.09.1990	12.31.2022			614,844.67	718,507.48
										1,053,049.74

	FIXED			2.50	02.09.1990	12.31.2021	4,153,865.01	4,854,206.65	182,407.94	213,161.92
	FIXED			2.50	02.09.1990	12.31.2022			616,298.91	720,206.91
	FIXED			2.50	02.09.1990	12.31.2023			102,413.93	119,680.92
										658,642.00

	FIXED			2.50	02.09.1990	12.31.2021	2,652,595.39	3,099,822.97	116,256.73	135,857.61
	FIXED			2.50	02.09.1990	12.31.2022			447,359.56	522,784.38
										321,395.92

	FIXED			2.50	01.22.1992	12.31.2022	1,017,361.58	1,188,888.74	59,126.68	69,095.44
	FIXED			2.50	01.22.1992	12.31.2023			136,303.25	159,283.98
	FIXED			2.50	01.22.1992	12.31.2024			79,596.53	93,016.50
										3,123,555.67

	FIXED			2.00	12.07.1990	12.31.2022	10,518,982.19	12,292,482.59	1,090,326.89	1,274,156.00
	FIXED			2.00	12.07.1990	12.31.2023			1,312,563.78	1,533,862.03
	FIXED			2.00	12.07.1990	12.31.2024			197,329.45	230,599.20
	FIXED			2.00	12.07.1990	12.31.2025			72,683.93	84,938.44
										216,994.13

	FIXED			2.00	12.07.1990	12.31.2022	729,010.47	851,921.64	66,550.85	77,771.32
	FIXED			2.00	12.07.1990	12.31.2023			119,136.41	139,222.81
										852,239.69

	FIXED			2.00	12.07.1990	12.31.2022	2,881,286.42	3,367,071.31	294,470.31	344,118.00
	FIXED			2.00	12.07.1990	12.30.2023			419,419.36	490,133.46
	FIXED			2.00	12.07.1990	12.31.2024			15,392.97	17,988.22
	FIXED			2.00	12.07.1990	12.31.2022	759,194.79	887,195.03	170,817.75	199,617.62
										665,218.52

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.00	12.07.1990	12.31.2022	2,167,469.20	2,532,904.51	120,632.67	140,971.34
	FIXED			2.00	12.07.1990	12.31.2023			448,611.31	524,247.18
										786,881.58

	FIXED			1.40	09.13.1994	06.30.2022	2,689,415.88	3,142,851.40	148,107.23	173,078.11
	FIXED			1.40	09.13.1994	12.31.2022			60,262.67	70,422.96
	FIXED			1.40	09.13.1994	03.31.2023			231,181.34	270,158.51
	FIXED			1.40	09.13.1994	06.30.2023			137,187.47	160,317.28
	FIXED			1.40	09.13.1994	09.30.2023			89,211.37	104,252.41
	FIXED			1.40	09.13.1994	03.31.2024			7,404.00	8,652.31
										4,811,555.15

	FIXED			1.40	09.13.1994	12.31.2021	15,568,940.42	18,193,863.77	609,426.22	712,175.48
	FIXED			1.40	09.13.1994	03.31.2023			2,630,487.12	3,073,987.25
	FIXED			1.40	09.13.1994	09.30.2023			98,278.63	114,848.41
	FIXED			1.40	09.13.1994	12.31.2025			435,090.12	508,446.31
	FIXED			1.40	09.13.1994	12.31.2028			344,084.97	402,097.70
										517,327.90

	FIXED			1.50	12.18.1995	06.30.2022	1,920,857.62	2,244,714.21	97,987.02	114,507.63
	FIXED			1.50	12.18.1995	09.30.2022			344,703.29	402,820.26
										237,293.95

	FIXED			1.50	12.18.1995	03.31.2023	743,803.27	869,208.50	47,881.15	55,953.91
	FIXED			1.50	12.18.1995	06.30.2023			91,431.29	106,846.61
	FIXED			1.50	12.18.1995	09.30.2023			43,477.89	50,808.26
	FIXED			1.50	12.18.1995	06.30.2024			20,267.99	23,685.17
										1,076,811.38

	FIXED			1.50	12.18.1995	09.30.2022	3,658,776.41	4,275,646.11	210,136.38	245,565.37
	FIXED			1.50	12.18.1995	12.31.2022			511,059.33	597,223.93
	FIXED			1.50	12.18.1995	03.31.2023			12,505.38	14,613.79
	FIXED			1.50	12.18.1995	06.30.2023			4,748.75	5,549.39
	FIXED			1.50	12.18.1995	09.30.2023			16,740.85	19,563.36
	FIXED			1.50	12.18.1995	12.31.2023			26,874.48	31,405.52
	FIXED			1.50	12.18.1995	03.31.2024			29,028.01	33,922.13
	FIXED			1.50	12.18.1995	09.30.2024			16,575.00	19,369.55
	FIXED			1.50	12.18.1995	03.31.2025			12,894.00	15,067.93
	FIXED			1.50	12.18.1995	06.30.2025			80,892.02	94,530.41

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										1,525,395.89

	FIXED			1.50	12.18.1995	12.31.2022	3,099,676.12	3,622,281.51	175,746.04	205,376.82
	FIXED			1.50	12.18.1995	06.30.2024			82,800.03	96,760.12
	FIXED			1.50	12.18.1995	12.31.2024			26,715.01	31,219.16
	FIXED			1.50	12.18.1995	09.30.2025			3,015.00	3,523.33
	FIXED			1.50	12.18.1995	12.31.2025			3,015.00	3,523.33
	FIXED			1.50	12.18.1995	03.31.2026			396,416.00	463,251.74
	FIXED			1.50	12.18.1995	12.31.2026			38,675.01	45,195.62
	FIXED			1.50	12.18.1995	06.30.2027			7,740.00	9,044.96
	FIXED			1.50	12.18.1995	09.30.2027			20,501.00	23,957.47
	FIXED			1.50	12.18.1995	12.31.2027			9,828.00	11,485.00
	FIXED			1.50	12.18.1995	09.30.2029			63,250.00	73,913.95
	FIXED			1.50	12.18.1995	12.31.2029			477,618.00	558,144.39

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										2,082,985.40

	FIXED			1.50	01.15.1997	09.30.2023	5,497,311.79	6,424,158.56	389,256.24	454,884.84
	FIXED			1.50	01.15.1997	03.31.2024			567,024.01	662,624.26
	FIXED			1.50	01.15.1997	06.30.2024			264,576.02	309,183.54
	FIXED			1.50	01.15.1997	09.30.2024			270,334.97	315,913.45
	FIXED			1.50	01.15.1997	12.31.2024			11,557.00	13,505.51
	FIXED			1.50	01.15.1997	03.31.2025			16,856.01	19,697.93
	FIXED			1.50	01.15.1997	06.30.2025			59,234.00	69,220.85
	FIXED			1.50	01.15.1997	09.30.2025			14,279.99	16,687.60
	FIXED			1.50	01.15.1997	12.31.2025			16,320.01	19,071.56
	FIXED			1.50	01.15.1997	03.31.2026			21,616.01	25,260.47
	FIXED			1.50	01.15.1997	06.30.2026			151,408.00	176,935.39
										2,842,077.18

	FIXED			1.50	01.15.1997	09.30.2023	9,144,059.29	10,685,747.69	653,709.55	763,924.98
	FIXED			1.50	01.15.1997	09.30.2024			603,122.17	704,808.57
	FIXED			1.50	01.15.1997	12.31.2024			9,944.99	11,621.72
	FIXED			1.50	01.15.1997	03.31.2025			47,782.04	55,838.09
	FIXED			1.50	01.15.1997	06.30.2025			907,942.11	1,061,021.15
	FIXED			1.50	01.15.1997	09.30.2025			209,535.06	244,862.67
										2,458,490.95

	FIXED			0.47	01.22.1998	12.31.2029	3,298,662.49	3,854,816.99	550,605.57	643,437.67
	FIXED			0.47	01.22.1998	06.30.2030			40,491.48	47,318.34
	FIXED			0.47	01.22.1998	09.30.2030			2,342.50	2,737.45
	FIXED			0.47	01.22.1998	12.31.2031			1,113,156.00	1,300,834.10
	FIXED			0.47	01.22.1998	03.31.2032			42,364.00	49,506.57
	FIXED			0.47	01.22.1998	06.30.2032			256,754.12	300,042.86
	FIXED			0.47	01.22.1998	09.30.2032			98,078.00	114,613.95

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										531,408.15

	FIXED			0.47	01.22.1998	12.31.2029	741,169.01	866,130.11	127,848.43	149,403.68
	FIXED			0.47	01.22.1998	03.31.2030			64,464.00	75,332.63
	FIXED			0.47	01.22.1998	06.30.2030			47,468.52	55,471.71
	FIXED			0.47	01.22.1998	09.30.2030			38,957.50	45,525.73
	FIXED			0.47	01.22.1998	12.31.2030			73,150.00	85,483.09
	FIXED			0.47	01.22.1998	03.31.2031			13,572.00	15,860.24
	FIXED			0.47	01.22.1998	06.30.2031			26,728.00	31,234.34
	FIXED			0.47	01.22.1998	09.30.2031			26,838.00	31,362.89
	FIXED			0.47	01.22.1998	06.30.2032			35,712.68	41,733.84
	NO INTEREST RATE				11.27.2007	05.15.2024	5,387,110.80	6,295,377.68	2,693,555.40	3,147,688.84
	EIBOR	0.30	0.03	0.33	04.18.2008	07.07.2021	12,512,000.00	14,621,523.20	4,234,891.39	4,948,894.08
	NO INTEREST RATE				11.07.2008	10.31.2022	11,351,426.36	13,265,276.84	4,086,510.12	4,775,495.73
										7,052,115.58

	FIXED			5.14	11.11.2008	01.07.2020	30,173,488.79	35,260,739.00	2,995,931.53	3,501,045.59
	FIXED			5.14	11.11.2008	02.04.2020			3,038,738.66	3,551,070.00
										10,398,625.45

	FIXED			5.14	11.11.2008	06.15.2020	38,159,370.00	44,593,039.78	2,543,954.31	2,972,865.01
	FIXED			5.14	11.11.2008	09.30.2020			3,179,945.68	3,716,084.52
	FIXED			5.14	11.11.2008	12.15.2020			3,174,461.68	3,709,675.92
	FIXED			0.30	11.06.2009	02.10.2040	15,708,268.88	18,356,683.01	15,708,015.38	18,356,386.77
	FIXED			4.74	11.06.2009	09.15.2022	15,708,268.88	18,356,683.01	4,361,280.22	5,096,592.07
	EIBOR	0.00	0.83	0.83	02.15.2010	11.30.2029	150,000,000.00	175,290,000.00	115,000,000.00	134,389,000.00
	FIXED			1.00	01.12.2012	01.28.2031	20,493,740.00	23,948,984.56	19,029,901.18	22,238,342.52
	FIXED			0.15	02.10.2011	04.11.2034	26,190,016.00	30,605,652.70	6,593,820.00	7,705,538.05
	EIBOR	0.00	2.21	2.21	04.16.2014	03.31.2034	110,269,793.43	128,861,280.60	110,269,793.43	128,861,280.60
	FIXED			1.44	02.26.2015	03.31.2041	50,893,963.00	59,474,685.16	3,000,000.00	3,505,800.00
	NO INTEREST RATE				04.01.2016	06.30.2039	20,493,740.00	23,948,984.56	19,469,024.20	22,751,501.68
	EIBOR	0.94	0.00	0.94	04.04.2016	09.30.2035	50,000,000.00	58,430,000.00	50,000,000.00	58,430,000.00
	EIBOR	0.50	1.32	1.82	10.27.2017	09.01.2037	100,000,000.00	116,860,000.00	100,000,000.00	116,860,000.00
	FIXED			2.00	07.10.1989	12.31.2019	32,109,130.14	37,522,729.48	2,454,201.08	2,867,979.38
	FIXED			2.00	07.10.1989	12.31.2019	9,203,253.86	10,754,922.46	673,882.58	787,499.18
	FIXED			2.00	07.10.1989	12.31.2019	7,362,603.09	8,603,937.97	542,991.99	634,540.44
JAPANESE YEN								14,739,089,052.79		4,817,481,708.68

	ADB FLOATING RATE	0.00	0.24	0.24	10.25.1990	09.15.2020	3,173,239,665.00	28,692,433.05	848,524,365.00	7,672,357.31

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	LIBOR 6 MONTHS	0.00	0.36	0.36	02.22.2008	11.01.2022	34,253,100,000.00	309,716,530.20	17,640,346,500.00	159,504,013.05
	FIXED			2.70	05.26.1989	05.20.2019	2,063,000,000.00	18,653,646.00	98,888,000.00	894,145.30
	FIXED			2.70	05.26.1989	05.20.2019	4,776,000,000.00	43,184,592.00	160,788,000.00	1,453,845.10
	FIXED			2.70	05.26.1989	05.20.2019	2,633,000,000.00	23,807,586.00	95,324,000.00	861,919.61
	FIXED			2.70	05.26.1989	05.20.2019	5,500,000,000.00	49,731,000.00	245,900,000.00	2,223,427.80
	FIXED			2.70	05.26.1989	05.20.2019	2,169,000,000.00	19,612,098.00	103,920,000.00	939,644.64
	FIXED			2.70	02.09.1990	02.20.2020	2,304,000,000.00	20,832,768.00	222,024,000.00	2,007,541.01
	FIXED			2.70	02.09.1990	02.20.2020	4,238,000,000.00	38,319,996.00	356,540,000.00	3,223,834.68
	FIXED			2.70	02.09.1990	02.20.2020	2,079,000,000.00	18,798,318.00	197,088,000.00	1,782,069.70
	FIXED			2.70	02.09.1990	02.20.2020	5,708,000,000.00	51,611,736.00	524,704,000.00	4,744,373.57
	FIXED			2.70	02.09.1990	02.20.2020	8,634,000,000.00	78,068,628.00	723,760,000.00	6,544,237.92
	FIXED			2.70	02.09.1990	02.20.2020	454,000,000.00	4,105,068.00	30,852,000.00	278,963.78
	FIXED			2.70	02.09.1990	02.20.2020	4,986,000,000.00	45,083,412.00	484,984,000.00	4,385,225.33
	FIXED			2.70	02.09.1990	02.20.2020	5,080,000,000.00	45,933,360.00	309,828,000.00	2,801,464.78
	FIXED			2.70	02.09.1990	02.20.2020	21,752,000,000.00	196,681,584.00	1,594,720,000.00	14,419,458.24
	FIXED			2.70	02.09.1990	02.20.2020	4,301,000,000.00	38,889,642.00	419,560,000.00	3,793,661.52
	FIXED			2.70	07.16.1991	06.20.2021	2,065,000,000.00	18,671,730.00	265,668,000.00	2,402,170.06
	FIXED			2.70	07.16.1991	06.20.2021	1,663,000,000.00	15,036,846.00	221,268,000.00	2,000,705.26
	FIXED			2.70	07.16.1991	06.20.2021	1,795,000,000.00	16,230,390.00	184,128,000.00	1,664,885.38
	FIXED			2.70	07.16.1991	06.20.2021	5,266,000,000.00	47,615,172.00	706,362,000.00	6,386,925.20
	FIXED			2.70	07.16.1991	06.20.2021	10,790,000,000.00	97,563,180.00	1,548,012,000.00	13,997,124.50
	FIXED			2.70	07.16.1991	06.20.2021	20,020,000,000.00	181,020,840.00	2,929,746,000.00	26,490,763.33
	FIXED			2.70	12.21.1990	12.20.2020	28,200,000,000.00	254,984,400.00	3,439,020,000.00	31,095,618.84
	FIXED			2.70	03.20.1992	03.20.2022	7,655,000,000.00	69,216,510.00	909,200,000.00	8,220,986.40
	FIXED			3.00	08.19.1993	08.20.2023	6,872,000,000.00	62,136,624.00	1,788,391,000.00	16,170,631.42
	FIXED			3.00	08.19.1993	08.20.2023	4,633,000,000.00	41,891,586.00	1,064,514,000.00	9,625,335.59
	FIXED			3.00	08.19.1993	08.20.2023	3,803,000,000.00	34,386,726.00	954,371,000.00	8,629,422.58
	FIXED			3.00	08.19.1993	08.20.2023	3,055,000,000.00	27,623,310.00	819,621,000.00	7,411,013.08
	FIXED			3.00	08.19.1993	08.20.2023	9,294,000,000.00	84,036,348.00	1,539,714,000.00	13,922,093.99
	FIXED			3.00	12.20.1994	12.20.2024	9,620,000,000.00	86,984,040.00	3,030,339,000.00	27,400,325.24
	FIXED			3.00	12.20.1994	12.20.2024	4,616,000,000.00	41,737,872.00	1,370,850,000.00	12,395,225.70
	FIXED			3.00	12.20.1994	12.20.2024	11,754,000,000.00	106,279,668.00	3,726,827,000.00	33,697,969.73
										19,239,658.02

	FIXED			2.70	08.30.1995	08.20.2025	6,151,000,000.00	55,617,342.00	1,840,275,000.00	16,639,766.55
	FIXED			2.30	08.30.1995	08.20.2025			287,535,000.00	2,599,891.47
										12,874,406.49

	FIXED			2.70	08.30.1995	08.20.2025	4,040,000,000.00	36,529,680.00	1,210,440,000.00	10,944,798.48
	FIXED			2.30	08.30.1995	08.20.2025			213,405,000.00	1,929,608.01

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										27,417,740.13

	FIXED			2.50	08.30.1995	08.20.2025	8,312,000,000.00	75,157,104.00	2,727,615,000.00	24,663,094.83
	FIXED			2.10	08.30.1995	08.20.2025			304,650,000.00	2,754,645.30
										60,790,586.67

	FIXED			2.70	08.30.1995	08.20.2025	18,391,000,000.00	166,291,422.00	5,852,985,000.00	52,922,690.37
	FIXED			2.30	08.30.1995	08.20.2025			870,150,000.00	7,867,896.30
										17,408,517.39

	FIXED			2.70	08.30.1995	08.20.2025	5,579,000,000.00	50,445,318.00	1,717,185,000.00	15,526,786.77
	FIXED			2.30	08.30.1995	08.20.2025			208,110,000.00	1,881,730.62
										20,520,005.22

	FIXED			2.70	08.30.1995	08.20.2025	6,386,000,000.00	57,742,212.00	1,924,995,000.00	17,405,804.79
	FIXED			2.30	08.30.1995	08.20.2025			344,415,000.00	3,114,200.43
										41,331,343.68

	FIXED			2.70	08.30.1995	08.20.2025	12,895,000,000.00	116,596,590.00	3,839,775,000.00	34,719,245.55
	FIXED			2.30	08.30.1995	08.20.2025			731,265,000.00	6,612,098.13

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										12,714,634.35

	FIXED			2.70	08.30.1995	08.20.2025	4,765,000,000.00	43,085,130.00	1,239,555,000.00	11,208,056.31
	FIXED			2.30	08.30.1995	08.20.2025			166,620,000.00	1,506,578.04
										29,540,214.00

	FIXED			2.70	08.30.1995	08.20.2025	9,551,000,000.00	86,360,142.00	2,377,575,000.00	21,498,033.15
	FIXED			2.30	08.30.1995	08.20.2025			889,425,000.00	8,042,180.85
										6,006,374.55

	FIXED			2.70	08.30.1995	08.20.2025	2,872,000,000.00	25,968,624.00	459,750,000.00	4,157,059.50
	FIXED			2.30	08.30.1995	08.20.2025			204,525,000.00	1,849,315.05
										24,385,044.29

	FIXED			2.50	03.29.1996	03.20.2026	6,911,000,000.00	62,489,262.00	2,324,288,000.00	21,016,212.10
	FIXED			2.10	03.29.1996	03.20.2026			372,576,000.00	3,368,832.19
	FIXED			2.30	03.29.1996	03.20.2026	305,000,000.00	2,757,810.00	88,656,000.00	801,627.55
										16,388,878.18

	FIXED			2.70	03.18.1997	03.20.2027	5,746,000,000.00	51,955,332.00	1,487,538,000.00	13,450,318.60
	FIXED			2.30	03.18.1997	03.20.2027			324,990,000.00	2,938,559.58
										29,615,081.76

	FIXED			2.70	03.18.1997	03.20.2027	7,683,000,000.00	69,469,686.00	2,734,938,000.00	24,729,309.40
	FIXED			2.30	03.18.1997	03.20.2027			540,342,000.00	4,885,772.36
										25,166,797.52

	FIXED			2.70	03.18.1997	03.20.2027	6,339,868,462.00	57,325,090.63	2,532,150,000.00	22,895,700.30
	FIXED			2.30	03.18.1997	03.20.2027			251,172,000.00	2,271,097.22
										35,420,913.79

	FIXED			2.50	03.18.1997	03.20.2027	9,411,000,000.00	85,094,262.00	3,521,340,000.00	31,839,956.28
	FIXED			2.10	03.18.1997	03.20.2027			396,036,000.00	3,580,957.51
										28,981,147.14

	FIXED			2.50	03.18.1997	03.20.2027	7,979,000,000.00	72,146,118.00	2,728,836,000.00	24,674,135.11
	FIXED			2.10	03.18.1997	03.20.2027			476,334,000.00	4,307,012.03
										37,953,885.42

	FIXED			2.70	03.18.1997	03.20.2027	11,122,000,000.00	100,565,124.00	3,056,832,000.00	27,639,874.94

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.30	03.18.1997	03.20.2027			1,140,678,000.00	10,314,010.48
										24,879,478.93

	FIXED			2.20	09.10.1998	09.20.2028	5,849,000,000.00	52,886,658.00	2,157,456,000.00	19,507,717.15
	FIXED			0.75	09.10.1998	09.20.2038			594,090,000.00	5,371,761.78
										57,395,261.42

	FIXED			2.20	09.10.1998	09.20.2028	13,564,000,000.00	122,645,688.00	5,009,676,000.00	45,297,490.39
	FIXED			0.75	09.10.1998	09.20.2038			1,337,953,000.00	12,097,771.03
										11,501,984.60

	FIXED			2.20	09.10.1998	09.20.2028	5,728,000,000.00	51,792,576.00	951,237,000.00	8,601,084.95
	FIXED			0.75	09.10.1998	09.20.2038			320,825,000.00	2,900,899.65
										14,685,799.39

	FIXED			2.20	09.10.1998	09.20.2028	4,328,000,000.00	39,133,776.00	1,208,928,000.00	10,931,126.98
	FIXED			0.75	09.10.1998	09.20.2038			415,248,000.00	3,754,672.42
										2,020,172.68

	FIXED			1.70	09.10.1998	09.20.2028	458,000,000.00	4,141,236.00	13,419,000.00	121,334.60
	FIXED			0.75	09.10.1998	09.20.2038			210,002,000.00	1,898,838.08
										30,936,280.72

	FIXED			1.70	09.10.1998	09.20.2028	6,734,000,000.00	60,888,828.00	2,536,905,000.00	22,938,695.01
	FIXED			0.75	09.10.1998	09.20.2038			884,493,000.00	7,997,585.71

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										13,288,448.71

	FIXED			1.70	09.10.1998	09.20.2028	3,201,000,000.00	28,943,442.00	18,564,000.00	167,855.69
	FIXED			0.75	09.10.1998	09.20.2038			1,451,072,000.00	13,120,593.02
										55,483,963.46

	FIXED			2.20	09.10.1998	09.20.2028	14,136,000,000.00	127,817,712.00	5,173,938,000.00	46,782,747.40
	FIXED			0.75	09.10.1998	09.20.2038			962,311,000.00	8,701,216.06
										7,473,565.64

	FIXED			1.70	09.10.1998	09.20.2028	2,428,000,000.00	21,953,976.00	570,822,000.00	5,161,372.52
	FIXED			0.75	09.10.1998	09.20.2038			255,717,000.00	2,312,193.11
	FIXED			0.75	03.10.1999	03.20.2039	36,300,000,000.00	328,224,600.00	24,993,402,000.00	225,990,340.88
										34,844,974.56

	FIXED			1.80	12.28.1999	12.20.2029	7,210,000,000.00	65,192,820.00	2,771,155,000.00	25,056,783.51
	FIXED			0.75	12.28.1999	12.20.2039			1,082,525,000.00	9,788,191.05
										2,685,989.39

	FIXED			1.30	12.28.1999	12.20.2029	951,000,000.00	8,598,942.00	58,880,000.00	532,392.96
	FIXED			0.75	12.28.1999	12.20.2039			238,177,000.00	2,153,596.43
										31,260,472.58

	FIXED			1.80	12.28.1999	12.20.2029	6,078,000,000.00	54,957,276.00	3,047,247,000.00	27,553,207.37
	FIXED			0.75	12.28.1999	12.20.2039			410,005,000.00	3,707,265.21
										64,342,781.58

	FIXED			1.80	12.28.1999	12.20.2029	16,990,000,000.00	153,623,580.00	6,029,312,000.00	54,517,039.10
	FIXED			1.30	12.28.1999	12.20.2029			121,371,000.00	1,097,436.58
	FIXED			0.75	12.28.1999	12.20.2039			965,307,000.00	8,728,305.89
										80,093,936.54

	FIXED			1.80	12.28.1999	12.20.2029	15,384,000,000.00	139,102,128.00	7,376,123,000.00	66,694,904.17
	FIXED			0.75	12.28.1999	12.20.2039			1,481,866,000.00	13,399,032.37

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										29,134,761.68

	FIXED			1.80	12.28.1999	12.20.2029	5,852,000,000.00	52,913,784.00	2,611,903,000.00	23,616,826.93
	FIXED			0.75	12.28.1999	12.20.2039			610,256,000.00	5,517,934.75
										38,802,549.46

	FIXED			1.80	12.28.1999	12.20.2029	7,434,000,000.00	67,218,228.00	3,695,732,000.00	33,416,808.74
	FIXED			0.75	12.28.1999	12.20.2039			595,636,000.00	5,385,740.71
										20,044,549.73

	FIXED			1.80	12.28.1999	12.20.2029	5,068,000,000.00	45,824,856.00	1,760,167,000.00	15,915,430.01
	FIXED			0.75	12.28.1999	12.20.2039			456,660,000.00	4,129,119.72
	FIXED			0.75	12.28.1999	12.20.2039	4,714,000,000.00	42,623,988.00	177,117,000.00	1,601,491.91
										39,884,225.83

	FIXED			1.30	12.28.1999	12.20.2029	9,013,000,000.00	81,495,546.00	3,778,509,000.00	34,165,278.38
	FIXED			0.75	12.28.1999	12.20.2039			632,487,000.00	5,718,947.45
	FIXED			0.75	12.28.1999	12.20.2039	1,167,000,000.00	10,552,014.00	680,389,000.00	6,152,077.34
										57,302,843.14

	FIXED			1.00	04.07.2000	04.20.2040	8,929,000,000.00	80,736,018.00	5,529,216,000.00	49,995,171.07
	FIXED			0.75	04.07.2000	04.20.2040			808,192,000.00	7,307,672.06
										95,532,889.32

	FIXED			0.95	08.31.2000	08.20.2040	14,724,000,000.00	133,134,408.00	9,501,120,000.00	85,909,127.04
	FIXED			0.75	08.31.2000	08.20.2040			1,064,340,000.00	9,623,762.28
										23,387,223.42

	FIXED			0.95	08.31.2000	08.20.2040	3,549,000,000.00	32,090,058.00	2,173,950,000.00	19,656,855.90
	FIXED			0.75	08.31.2000	08.20.2040			412,560,000.00	3,730,367.52

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										46,207,368.77

	FIXED			2.20	05.30.2001	05.20.2031	8,294,000,000.00	74,994,348.00	3,970,746,000.00	35,903,485.33
	FIXED			0.75	05.30.2001	05.20.2041			1,139,558,000.00	10,303,883.44
	FIXED			0.75	05.30.2001	05.20.2041	5,543,000,000.00	50,119,806.00	216,568,000.00	1,958,207.86
										36,718,495.04

	FIXED			2.20	05.30.2001	05.20.2031	11,743,000,000.00	106,180,206.00	3,603,366,000.00	32,581,635.37
	FIXED			0.75	05.30.2001	05.20.2041			457,516,000.00	4,136,859.67
										26,669,831.10

	FIXED			2.20	05.30.2001	05.20.2031	6,205,000,000.00	56,105,610.00	2,168,010,000.00	19,603,146.42
	FIXED			0.75	05.30.2001	05.20.2041			781,540,000.00	7,066,684.68
										22,714,860.30

	FIXED			2.20	05.30.2001	05.20.2031	5,210,000,000.00	47,108,820.00	1,838,434,000.00	16,623,120.23
	FIXED			0.75	05.30.2001	05.20.2041			673,716,000.00	6,091,740.07
										33,281,160.66

	FIXED			2.20	05.30.2001	05.20.2031	6,515,000,000.00	58,908,630.00	2,937,324,000.00	26,559,283.61
	FIXED			0.75	05.30.2001	05.20.2041			743,406,000.00	6,721,877.05
										16,079,894.95

	FIXED			1.70	05.30.2001	05.20.2031	2,789,000,000.00	25,218,138.00	1,666,990,000.00	15,072,923.58
	FIXED			0.75	05.30.2001	05.20.2041			111,366,000.00	1,006,971.37
										37,317,147.78

	FIXED			1.70	05.30.2001	05.20.2031	6,309,000,000.00	57,045,978.00	3,280,966,000.00	29,666,494.57
	FIXED			0.75	05.30.2001	05.20.2041			846,124,000.00	7,650,653.21
	FIXED			0.75	05.30.2001	05.20.2041	2,034,000,000.00	18,391,428.00	1,474,714,000.00	13,334,363.99

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										41,653,745.23

	FIXED			2.20	03.28.2002	03.20.2032	6,723,000,000.00	60,789,366.00	3,978,520,000.00	35,973,777.84
	FIXED			0.75	03.28.2002	03.20.2042			628,176,000.00	5,679,967.39
										42,811,916.93

	FIXED			1.70	03.28.2002	03.20.2032	6,790,000,000.00	61,395,180.00	3,677,632,000.00	33,253,148.54
	FIXED			0.75	03.28.2002	03.20.2042			1,057,152,000.00	9,558,768.38
										130,433,526.43

	FIXED			0.95	03.28.2002	03.20.2042	18,488,000,000.00	167,168,496.00	12,829,680,000.00	116,005,966.56
	FIXED			0.75	03.28.2002	03.20.2042			1,595,616,000.00	14,427,559.87
										85,606,657.07

	FIXED			2.20	03.28.2002	03.20.2032	22,049,000,000.00	199,367,058.00	7,904,975,750.00	71,476,790.73
	FIXED			1.80	03.28.2002	03.20.2032			1,562,692,583.00	14,129,866.34
										19,107,662.90

	FIXED			2.20	03.28.2002	03.20.2032	3,224,000,000.00	29,151,408.00	1,572,396,000.00	14,217,604.63
	FIXED			0.75	03.28.2002	03.20.2042			540,816,000.00	4,890,058.27
	FIXED			2.20	12.11.2003	12.20.2033	2,365,097,269.00	21,385,209.51	1,786,964,000.00	16,157,728.49
	FIXED			2.20	03.30.2004	03.20.2034	6,223,000,000.00	56,268,366.00	3,223,264,000.00	29,144,753.09
	FIXED			2.20	12.16.2003	12.20.2033	3,717,000,000.00	33,609,114.00	2,393,572,000.00	21,642,678.02
	FIXED			0.75	02.27.2007	02.20.2047	8,529,000,000.00	77,119,218.00	8,517,291,727.00	77,013,351.80
	FIXED			1.50	12.18.2007	12.20.2037	7,604,000,000.00	68,755,368.00	6,057,792,000.00	54,774,555.26
	FIXED			0.01	12.18.2007	12.20.2037	7,604,000,000.00	68,755,368.00	1,030,458,000.00	9,317,401.24
										100,437,188.74

	FIXED			1.50	12.18.2007	12.20.2037	11,802,000,000.00	106,713,684.00	9,579,297,000.00	86,616,003.47
	FIXED			0.75	12.18.2007	12.20.2047			300,015,000.00	2,712,735.63
	FIXED			0.01	12.18.2007	12.20.2037			1,228,539,000.00	11,108,449.64
	FIXED			1.40	03.20.2009	03.20.2039	9,293,000,000.00	84,027,306.00	9,293,000,000.00	84,027,306.00
	FIXED			1.40	03.15.2010	03.20.2040	9,220,000,000.00	83,367,240.00	9,220,000,000.00	83,367,240.00
	LIBOR 6 MONTHS	0.00	0.02	0.02	03.15.2010	01.20.2025	13,830,000,000.00	125,050,860.00	7,744,800,000.00	70,028,481.60
	FIXED			0.01	05.26.2010	05.20.2050	9,912,000,000.00	89,624,304.00	8,134,031,009.00	73,547,908.38
										221,198,821.25

	FIXED			1.40	03.31.2011	03.20.2036	40,847,000,000.00	369,338,574.00	22,737,058,893.00	205,588,486.51
	FIXED			0.01	03.31.2011	03.20.2036			1,726,424,988.00	15,610,334.74

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										15,043,785.39

	FIXED			0.30	03.30.2012	03.20.2052	9,244,000,000.00	83,584,248.00	1,653,000,842.00	14,946,433.61
	FIXED			0.01	03.30.2012	03.20.2052			10,766,620.00	97,351.78
										62,006,786.62

	FIXED			1.40	03.30.2012	03.20.2042	22,796,000,000.00	206,121,432.00	6,265,651,123.00	56,654,017.45
	FIXED			0.01	03.30.2012	03.20.2042			591,989,512.00	5,352,769.17
										31,977,689.82

	FIXED			1.40	03.30.2012	03.20.2042	4,591,000,000.00	41,511,822.00	3,213,473,248.00	29,056,225.11
	FIXED			0.01	03.30.2012	03.20.2042			323,099,393.00	2,921,464.71
										41,682,076.50

	FIXED			1.40	03.30.2012	03.20.2042	6,063,000,000.00	54,821,646.00	4,087,583,869.00	36,959,933.34
	FIXED			0.01	03.30.2012	03.20.2042			522,245,428.00	4,722,143.16
										103,562,455.25

	FIXED			0.20	03.30.2012	03.20.2052	11,836,000,000.00	107,021,112.00	10,682,936,829.00	96,595,114.81
	FIXED			0.01	03.30.2012	03.20.2052			770,553,024.00	6,967,340.44
										41,305,210.79

	FIXED			1.40	03.30.2012	03.20.2042	7,546,000,000.00	68,230,932.00	3,582,015,650.00	32,388,585.51
	FIXED			0.01	03.30.2012	03.20.2042			986,134,183.00	8,916,625.28
										22,082,725.91

	FIXED			1.40	03.30.2012	03.20.2042	6,187,000,000.00	55,942,854.00	1,846,994,404.00	16,700,523.40
	FIXED			0.01	03.30.2012	03.20.2042			595,244,692.00	5,382,202.51
	FIXED			1.40	10.10.2012	10.20.2042	7,775,000,000.00	70,301,550.00	7,775,000,000.00	70,301,550.00
										47,712,481.90

	FIXED			0.20	03.27.2013	03.20.2053	43,252,000,000.00	391,084,584.00	4,045,934,167.00	36,583,336.74
	FIXED			0.01	03.27.2013	03.20.2053			1,230,827,822.00	11,129,145.17
										60,889,221.36

	FIXED			0.20	03.27.2013	03.20.2053	10,782,000,000.00	97,490,844.00	5,894,686,931.00	53,299,759.23
	FIXED			0.01	03.27.2013	03.20.2053			839,356,573.00	7,589,462.13
										105,492,218.63

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			0.10	12.14.2013	12.20.2053	18,732,000,000.00	169,374,744.00	11,540,124,000.00	104,345,801.21
	FIXED			0.01	12.14.2013	12.20.2053			126,788,036.00	1,146,417.42
										452,100,000.00

	FIXED			0.01	01.31.2014	03.20.2054	50,000,000,000.00	452,100,000.00	15,000,000,000.00	135,630,000.00
	FIXED			0.01	01.31.2014	08.20.2054			10,000,000,000.00	90,420,000.00
	FIXED			0.01	01.31.2014	02.20.2055			25,000,000,000.00	226,050,000.00
	FIXED			0.01	03.26.2015	03.20.2055	7,929,000,000.00	71,694,018.00	63,287,566.00	572,246.17
	FIXED			0.01	03.26.2015	03.20.2055	11,576,000,000.00	104,670,192.00	381,181,559.00	3,446,643.66
	FIXED			0.01	08.25.2015	08.20.2055	9,783,000,000.00	88,457,886.00	133,348,237.00	1,205,734.76
	FIXED			0.01	08.25.2015	08.20.2055	23,906,000,000.00	216,158,052.00	124,168,016.00	1,122,727.20
	FIXED			0.01	11.27.2015	11.20.2055	241,991,000,000.00	2,188,082,622.00	1,640,127,810.00	14,830,035.66
										23,348,802.86

	FIXED			2.00	06.23.1997	05.15.2021	20,800,000,000.00	188,073,600.00	268,476,079.00	2,427,560.71
	FIXED			2.00	06.23.1997	05.15.2021			138,443,029.00	1,251,801.87
	FIXED			1.35	06.23.1997	05.15.2021			242,737,451.00	2,194,832.03
	FIXED			1.50	06.23.1997	05.15.2021			90,652,524.00	819,680.12
	FIXED			1.90	06.23.1997	05.15.2021			143,607,123.00	1,298,495.61
	FIXED			1.75	06.23.1997	05.15.2021			118,262,404.00	1,069,328.66
	FIXED			1.45	06.23.1997	05.15.2021			162,367,908.00	1,468,130.62
	FIXED			1.30	06.23.1997	05.15.2021			169,214,437.00	1,530,036.94
	FIXED			1.30	06.23.1997	05.15.2021			138,383,710.00	1,251,265.51
	FIXED			1.50	06.23.1997	05.15.2021			113,375,468.00	1,025,140.98
	FIXED			1.50	06.23.1997	05.15.2021			113,268,311.00	1,024,172.07
	FIXED			1.80	06.23.1997	05.15.2021			152,761,024.00	1,381,265.18
	FIXED			1.50	06.23.1997	05.15.2021			171,538,949.00	1,551,055.18
	FIXED			1.50	06.23.1997	05.15.2021			124,770,707.00	1,128,176.73
	FIXED			1.60	06.23.1997	05.15.2021			214,579,293.00	1,940,225.97
	FIXED			2.30	06.23.1997	05.15.2021			219,822,461.00	1,987,634.69
	FIXED			2.40	02.17.1999	09.15.2018	43,800,000,000.00	396,039,600.00	402,657,000.00	3,640,824.59
	FIXED			2.16	02.23.2007	11.15.2021	39,000,000,000.00	352,638,000.00	10,150,000,000.00	91,776,300.00
	FIXED			2.69	09.01.2006	07.15.2020	19,113,663,656.00	172,825,746.78	875,991,838.00	7,920,718.20
	FIXED			2.49	09.04.2008	04.10.2022	23,407,764,508.00	211,653,006.68	6,020,003,683.00	54,432,873.30
	FIXED			2.35	12.26.2008	09.19.2027	33,963,312,331.00	307,096,270.10	10,244,692,261.00	92,632,507.42
										74,330,537.62

	FIXED			3.03	08.26.2009	06.24.2022	23,554,524,203.00	212,980,007.84	1,882,988,102.00	17,025,978.42

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			1.43	08.26.2009	03.22.2031			6,337,597,788.00	57,304,559.20
	FIXED			2.70	05.26.1989	05.20.2019	2,500,000,000.00	22,605,000.00	121,950,000.00	1,102,671.90
	FIXED			2.70	05.26.1989	05.20.2019	6,300,000,000.00	56,964,600.00	242,340,000.00	2,191,238.28
	FIXED			2.70	02.09.1990	02.20.2020	10,560,000,000.00	95,483,520.00	612,672,000.00	5,539,780.22
	FIXED			2.70	02.09.1990	02.20.2020	4,867,000,000.00	44,007,414.00	438,876,000.00	3,968,316.79
	FIXED			3.00	03.31.1993	03.20.2023	6,112,000,000.00	55,264,704.00	728,540,000.00	6,587,458.68
	FIXED			2.70	06.28.1990	06.20.2020	5,066,000,000.00	45,806,772.00	482,744,000.00	4,364,971.25
	FIXED			2.70	07.16.1991	06.20.2021	3,516,000,000.00	31,791,672.00	510,228,000.00	4,613,481.58
	FIXED			2.70	07.16.1991	06.20.2021	9,427,000,000.00	85,238,934.00	1,359,918,000.00	12,296,378.56
	FIXED			2.70	07.16.1991	06.20.2021	8,283,000,000.00	74,894,886.00	1,084,974,000.00	9,810,334.91
	FIXED			2.70	07.16.1991	06.20.2021	4,028,000,000.00	36,421,176.00	489,516,000.00	4,426,203.67
	FIXED			3.00	01.29.1993	01.20.2023	3,653,000,000.00	33,030,426.00	769,690,000.00	6,959,536.98
	FIXED			2.70	05.26.1992	05.20.2022	1,094,000,000.00	9,891,948.00	153,872,000.00	1,391,310.62
	FIXED			3.00	08.12.1994	08.20.2024	11,433,000,000.00	103,377,186.00	3,088,215,000.00	27,923,640.03
	FIXED			3.00	12.07.1994	12.20.2024	7,056,000,000.00	63,800,352.00	2,015,481,000.00	18,223,979.20
	FIXED			3.00	12.07.1994	12.20.2024	6,630,000,000.00	59,948,460.00	1,764,997,000.00	15,959,102.87
	FIXED			3.00	12.20.1994	12.20.2024	5,513,000,000.00	49,848,546.00	1,637,363,000.00	14,805,036.25
	FIXED			3.00	12.20.1994	12.20.2024	10,756,000,000.00	97,255,752.00	101,491,000.00	917,681.62
	FIXED			3.00	12.20.1994	12.20.2024	2,896,000,000.00	26,185,632.00	386,503,000.00	3,494,760.13
	FIXED			3.00	12.20.1994	12.20.2024	457,000,000.00	4,132,194.00	67,808,000.00	613,119.94
KOREAN WON								398,346,177.92		149,520,783.51

	FIXED			2.50	02.24.1998	06.20.2036	21,172,000,000.00	19,012,456.00	14,405,802,510.00	12,936,410.65
	FIXED			1.50	12.15.2005	12.20.2035	23,041,000,000.00	20,690,818.00	19,787,110,000.00	17,768,824.78
										11,050,477.99

	NO INTEREST RATE				07.13.2009	07.20.2049	14,953,000,000.00	13,427,794.00	1,395,542,480.00	1,253,197.15
	FIXED			0.10	07.13.2009	07.20.2049			10,910,112,300.00	9,797,280.85
										19,524,757.56

	NO INTEREST RATE				07.13.2009	07.20.2049	32,274,000,000.00	28,982,052.00	3,633,832,290.00	3,263,181.40
	FIXED			0.10	07.13.2009	07.20.2049			18,108,659,430.00	16,261,576.17
	FIXED			0.15	10.13.2011	10.20.2051	14,323,000,000.00	12,862,054.00	10,777,472,280.00	9,678,170.11
										69,070,898.48

	NO INTEREST RATE				08.23.2012	08.20.2052	77,117,000,000.00	69,251,066.00	5,375,522,450.00	4,827,219.16
	FIXED			0.10	08.23.2012	08.20.2052			71,540,845,570.00	64,243,679.32

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)

	NO INTEREST RATE				08.09.2012	08.20.2052	227,940,000,000.00	204,690,120.00	6,252,100,060.00	5,614,385.85
	NO INTEREST RATE				08.19.2013	08.20.2053	23,077,181,208.00	20,723,308.72	686,778,810.00	616,727.37
	NO INTEREST RATE				10.17.2013	10.20.2053	5,247,202,480.00	4,711,987.83	2,703,832,520.00	2,428,041.60
	NO INTEREST RATE				04.28.2016	04.20.2056	4,448,242,062.00	3,994,521.37	926,602,560.00	832,089.10
KUWAIT DINAR								21,294,375.00		628,963.13

	FIXED			4.00	08.06.1998	08.15.2018	6,150,000.00	21,294,375.00	181,650.00	628,963.13

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
SPECIAL DRAWING RIGHT								954,002,545.79		285,065,057.33

	FIXED			1.00	11.10.1978	10.01.2018	5,924,425.70	8,333,119.46	296,625.70	417,224.81
	FIXED			1.00	10.22.1980	09.15.2020	5,325,024.15	7,490,019.22	1,158,024.15	1,628,842.03
	FIXED			1.00	10.12.1981	09.01.2021	5,838,315.31	8,211,999.17	1,635,315.31	2,300,185.46
	FIXED			1.00	04.24.1986	05.15.2026	39,807,621.26	55,992,205.84	18,197,021.26	25,595,384.19
	FIXED			1.00	10.25.1990	03.15.2019	14,631,693.85	20,580,501.62	1,858,093.85	2,613,539.07
	FIXED			1.00	12.18.1989	10.01.2018	12,435,306.32	17,491,128.81	803,306.32	1,129,906.57
	FIXED			1.00	11.22.1990	02.15.2019	62,729,735.75	88,233,764.41	7,966,235.75	11,205,068.22
	FIXED			1.00	01.25.1991	02.15.2019	22,500,954.06	31,649,166.95	2,857,554.06	4,019,349.81
	FIXED			1.00	05.10.1989	08.15.2018	38,170,644.43	53,689,683.34	2,502,944.43	3,520,566.55
	FIXED			1.00	11.09.1990	05.15.2019	36,695,070.66	51,614,185.54	4,587,270.66	6,452,317.29
	FIXED			1.00	11.22.1990	05.15.2019	10,913,251.50	15,350,252.16	1,365,251.50	1,920,321.80
	FIXED			1.00	11.22.1990	02.15.2019	10,464,284.19	14,718,748.21	1,328,784.19	1,869,027.98
	FIXED			1.00	11.28.1991	11.15.2019	25,889,218.53	36,414,998.11	4,707,418.53	6,621,313.68
	FIXED			1.00	11.28.1991	11.15.2019	19,451,677.18	27,360,145.57	3,537,877.18	4,976,271.91
	FIXED			1.00	06.24.1992	11.15.2019	20,251,067.61	28,484,544.17	3,681,467.61	5,178,241.90
	FIXED			1.00	12.24.1992	04.01.2020	11,091,906.32	15,601,542.67	2,610,706.32	3,672,141.19
	FIXED			1.00	11.05.1993	12.15.2020	13,477,483.51	18,957,023.98	3,710,483.51	5,219,054.79
	FIXED			1.00	01.20.1995	10.15.2021	20,379,474.61	28,665,157.60	7,926,074.61	11,148,578.76
	FIXED			1.00	01.20.1995	10.15.2021	6,487,928.05	9,125,724.96	2,523,528.05	3,549,518.85
	FIXED			1.00	05.08.1996	09.15.2022	4,762,904.84	6,699,359.06	2,219,104.84	3,121,326.29
	FIXED			1.00	11.27.1995	05.15.2022	8,512,850.57	11,973,920.23	3,615,650.57	5,085,665.62
	FIXED			1.00	11.27.1995	04.15.2022	12,123,651.16	17,052,764.01	5,147,451.16	7,240,250.38
	FIXED			1.00	06.03.1997	03.15.2023	6,765,191.11	9,515,714.86	3,383,391.11	4,758,976.43
	FIXED			1.00	06.03.1997	05.15.2023	1,966,544.74	2,766,082.83	970,944.74	1,365,701.74
	FIXED			1.00	01.21.1998	03.01.2024	9,269,975.84	13,038,869.92	5,537,575.84	7,788,988.05
	FIXED			1.00	04.15.1998	05.15.2024	5,618,668.14	7,903,050.05	3,314,468.14	4,662,031.45
	NO INTEREST RATE				07.11.1991	02.15.2021	50,000,000.00	70,328,500.00	15,000,000.00	21,098,550.00
	NO INTEREST RATE				07.06.1992	12.01.2021	26,400,000.00	37,133,448.00	8,538,774.96	12,010,384.70
	NO INTEREST RATE				11.22.1993	06.01.2022	50,500,000.00	71,031,785.00	10,111,261.05	14,222,196.46
	FIXED			0.75	03.06.1996	09.15.2035	6,150,000.00	8,650,405.50	2,295,598.96	3,228,920.63
	FIXED			0.75	04.29.1998	03.15.2038	11,000,000.00	15,472,270.00	6,553,065.91	9,217,345.92
	FIXED			0.75	04.08.2002	10.01.2041	11,600,000.00	16,316,212.00	7,266,906.68	10,221,412.93
	FIXED			0.75	06.04.2008	04.15.2048	16,150,000.00	22,716,105.50	15,846,189.85	22,288,775.26
	LIBOR 6 MONTHS	0.00	1.15	1.15	09.02.2009	10.15.2028	10,685,000.00	15,029,200.45	6,014,384.65	8,459,653.02
	LIBOR 6 MONTHS	0.00	1.15	1.15	04.12.2013	11.01.2032	13,250,000.00	18,637,052.50	1,940,343.26	2,729,228.62
	FIXED			0.75	09.25.2000	01.15.2040	6,000,000.00	8,439,420.00	4,222,384.32	5,939,079.11
	FIXED			0.75	11.29.2000	01.15.2040	4,500,000.00	6,329,565.00	3,622,136.28	5,094,788.23
	FIXED			1.00	08.27.1979	02.01.2019	5,149,103.15	7,242,574.02	514,103.15	723,122.07
	FIXED			1.00	05.08.1996	01.01.2023	12,878,498.82	18,114,510.09	6,439,698.82	9,057,887.17

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			0.75	05.08.1996	01.01.2036	10,150,000.00	14,276,685.50	5,908,015.53	8,310,037.40
	FIXED			0.75	11.11.2005	04.15.2045	12,350,000.00	17,371,139.50	10,951,378.89	15,403,881.01
UNITED STATES DOLLAR								17,811,655,960.37		10,688,614,030.82

	LIBOR 6 MONTHS	0.00	2.08	2.08	11.27.1995	04.15.2020	30,000,000.00	30,000,000.00	616,307.70	616,307.70
	LIBOR 6 MONTHS	0.00	2.01	2.01	05.08.1996	09.15.2022	9,500,000.00	9,500,000.00	1,164,768.00	1,164,768.00
	LIBOR 6 MONTHS	0.00	2.17	2.17	11.27.1995	05.15.2022	15,000,000.00	15,000,000.00	2,032,935.15	2,032,935.15
	LIBOR 6 MONTHS	0.00	2.01	2.01	06.03.1997	03.15.2021	18,500,000.00	18,500,000.00	420,181.09	420,181.09
	LIBOR 6 MONTHS	0.00	2.17	2.17	06.23.1997	05.15.2021	167,000,000.00	167,000,000.00	24,973,516.71	24,973,516.71
	LIBOR 6 MONTHS	0.00	2.00	2.00	01.21.1998	09.01.2022	93,000,000.00	93,000,000.00	841,086.55	841,086.55
	LIBOR 6 MONTHS	0.00	2.00	2.00	01.21.1998	09.01.2022	20,222,000.00	20,222,000.00	1,332,833.67	1,332,833.67
	LIBOR 6 MONTHS	0.00	2.17	2.17	04.15.1998	11.15.2022	15,700,000.00	15,700,000.00	3,907,194.54	3,907,194.54
	LIBOR 6 MONTHS	0.00	2.55	2.55	12.21.1998	08.01.2022	71,000,000.00	71,000,000.00	9,403,956.50	9,403,956.50
	LIBOR 6 MONTHS	0.00	2.06	2.06	03.01.1999	10.01.2025	53,000,000.00	53,000,000.00	17,805,650.29	17,805,650.29
	LIBOR 6 MONTHS	0.00	2.21	2.21	03.01.1999	12.01.2023	24,300,000.00	24,300,000.00	616,947.15	616,947.15
	LIBOR 6 MONTHS	0.00	2.31	2.31	03.01.1999	12.15.2023	93,162,000.00	93,162,000.00	27,561,828.58	27,561,828.58
	LIBOR 6 MONTHS	0.00	2.64	2.64	03.01.1999	08.15.2023	60,000,000.00	60,000,000.00	21,684,143.53	21,684,143.53
	LIBOR 6 MONTHS	0.00	2.64	2.64	07.18.2000	08.15.2024	75,000,000.00	75,000,000.00	963,694.26	963,694.26
	LIBOR 6 MONTHS	0.00	2.64	2.64	07.21.2000	02.15.2025	75,000,000.00	75,000,000.00	36,819,561.30	36,819,561.30
	LIBOR 6 MONTHS	0.00	2.64	2.64	11.16.2000	08.15.2025	25,000,000.00	25,000,000.00	10,642,656.86	10,642,656.86
	LIBOR 6 MONTHS	0.60	2.01	2.01	10.22.2001	09.15.2025	75,000,000.00	75,000,000.00	37,032,894.47	37,032,894.47
	LIBOR 6 MONTHS	0.00	2.64	2.64	09.02.2003	08.15.2018	150,000,000.00	150,000,000.00	10,335,000.00	10,335,000.00
	LIBOR 6 MONTHS	0.00	2.17	2.17	01.10.2005	11.15.2019	200,000,000.00	200,000,000.00	39,440,000.00	39,440,000.00
	LIBOR 6 MONTHS	0.00	2.17	2.17	01.10.2005	11.15.2030	13,000,000.00	13,000,000.00	10,419,125.27	10,419,125.27
	LIBOR 6 MONTHS	0.00	2.08	2.08	11.22.2005	10.15.2020	150,000,000.00	150,000,000.00	52,110,000.00	52,110,000.00
	LIBOR 6 MONTHS	0.00	2.17	2.17	12.11.2006	11.15.2021	200,000,000.00	200,000,000.00	83,840,000.00	83,840,000.00
	LIBOR 6 MONTHS	0.00	2.17	2.17	12.11.2006	11.15.2021	450,000,000.00	450,000,000.00	188,640,000.00	188,640,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	LIBOR 6 MONTHS	0.00	2.42	2.42	02.13.2007	01.01.2022	250,000,000.00	250,000,000.00	117,075,000.00	117,075,000.00
	LIBOR 6 MONTHS	0.00	2.17	2.17	03.28.2007	11.15.2031	33,800,000.00	33,800,000.00	18,035,448.69	18,035,448.69
	LIBOR 6 MONTHS	0.00	1.61	1.61	10.07.2008	09.15.2023	250,000,000.00	250,000,000.00	180,724,687.50	180,724,687.50
	LIBOR 6 MONTHS	0.00	1.77	1.77	12.08.2008	11.15.2033	70,000,000.00	70,000,000.00	43,088,076.88	43,088,076.88
	LIBOR 6 MONTHS	0.00	1.91	1.91	12.18.2008	12.15.2023	300,000,000.00	300,000,000.00	180,591,996.00	180,591,996.00
	LIBOR 6 MONTHS	0.00	2.24	2.24	03.02.2009	08.15.2033	31,100,000.00	31,100,000.00	22,310,530.38	22,310,530.38
	LIBOR 6 MONTHS	0.00	1.60	1.60	09.16.2009	09.01.2024	250,000,000.00	250,000,000.00	170,190,172.50	170,190,172.50
	LIBOR 6 MONTHS	0.00	1.77	1.77	12.08.2009	11.15.2024	225,000,000.00	225,000,000.00	153,171,155.25	153,171,155.25
	LIBOR 6 MONTHS	0.00	1.70	1.70	09.14.2010	09.01.2035	400,000,000.00	400,000,000.00	381,769,958.86	381,769,958.86
	LIBOR 6 MONTHS	0.30	1.61	1.91	02.22.2011	12.01.2025	200,000,000.00	200,000,000.00	150,444,632.00	150,444,632.00
	LIBOR 6 MONTHS	0.40	1.61	2.01	01.13.2012	12.01.2026	300,000,000.00	300,000,000.00	245,112,516.00	245,112,516.00
	LIBOR 6 MONTHS	0.40	1.61	2.01	03.12.2012	12.01.2036	62,000,000.00	62,000,000.00	35,823,597.91	35,823,597.91
	LIBOR 6 MONTHS	0.00	1.88	1.88	07.04.2012	04.15.2027	350,000,000.00	350,000,000.00	296,504,208.00	296,504,208.00
	LIBOR 6 MONTHS	0.00	1.91	1.91	03.22.2013	08.15.2032	100,000,000.00	100,000,000.00	14,485,459.58	14,485,459.58
	LIBOR 6 MONTHS	0.40	1.61	2.01	09.27.2013	12.01.2032	300,000,000.00	300,000,000.00	1,521,675.09	1,521,675.09
	LIBOR 6 MONTHS	0.40	1.81	2.21	12.23.2013	12.01.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
	LIBOR 6 MONTHS	0.40	1.91	2.31	03.26.2014	12.15.2045	372,103,895.00	372,103,895.00	354,079,520.95	354,079,520.95
	LIBOR 6 MONTHS	0.40	1.95	2.35	02.14.2014	02.01.2029	250,000,000.00	250,000,000.00	247,081,465.00	247,081,465.00
	LIBOR 6 MONTHS	0.50	1.61	2.11	02.12.2015	12.01.2029	350,000,000.00	350,000,000.00	348,099,559.50	348,099,559.50
	LIBOR 6 MONTHS	0.50	1.61	2.11	02.10.2015	06.01.2040	300,000,000.00	300,000,000.00	175,350,000.00	175,350,000.00
	LIBOR 6 MONTHS	0.50	1.41	1.91	12.07.2015	09.15.2030	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.41	1.91	12.07.2015	09.15.2030	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.81	2.31	04.29.2016	12.01.2040	400,000,000.00	400,000,000.00	100,000,000.00	100,000,000.00
	LIBOR 6 MONTHS	0.50	1.61	2.11	12.15.2016	12.01.2031	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
	LIBOR 6 MONTHS	0.50	1.57	2.07	11.06.2017	05.15.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	2.50	3.00	11.08.2017	10.15.2042	100,000,000.00	100,000,000.00	739,764.78	739,764.78
	LIBOR 6 MONTHS	0.50	2.50	3.00	01.10.2018	11.15.2047	380,000,000.00	380,000,000.00	101,333.33	101,333.33
	LIBOR 6 MONTHS	0.50	1.65	2.15	12.11.1998	09.15.2018	300,000,000.00	300,000,000.00	4,951,900.00	4,951,900.00
	LIBOR 6 MONTHS	0.50	0.33	0.83	12.14.1999	12.15.2019	27,500,000.00	27,500,000.00	2,835,315.09	2,835,315.09
	LIBOR 6 MONTHS	0.25	2.07	2.32	09.08.1999	05.15.2019	100,000,000.00	100,000,000.00	5,567,733.61	5,567,733.61
	LIBOR 6 MONTHS	0.50	2.25	2.75	02.25.2000	04.15.2020	100,000,000.00	100,000,000.00	19,286,983.18	19,286,983.18
	LIBOR 6 MONTHS	0.50	2.11	2.61	04.10.2000	02.15.2020	150,000,000.00	150,000,000.00	22,115,200.55	22,115,200.55
	LIBOR 6 MONTHS	0.50	1.50	2.00	10.20.2000	09.01.2020	4,790,000.00	4,790,000.00	727,665.36	727,665.36
	LIBOR 6 MONTHS	0.50	1.62	2.12	08.08.2001	05.01.2021	60,000,000.00	60,000,000.00	12,338,193.98	12,338,193.98

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	LIBOR 6 MONTHS	0.50	1.47	1.97	01.07.2010	10.01.2034	405,000,000.00	405,000,000.00	405,000,000.00	405,000,000.00
	FIXED			5.79	01.23.2007	11.15.2026	250,000,000.00	250,000,000.00	177,025,000.00	177,025,000.00
										37,489,890.75

	FIXED			4.91	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	1,874,500.00	1,874,500.00
	FIXED			4.44	08.29.2007	05.15.2027			1,124,700.00	1,124,700.00
	FIXED			3.73	08.29.2007	05.15.2027			749,800.00	749,800.00
	FIXED			4.16	08.29.2007	05.15.2027			4,013,840.93	4,013,840.93
	FIXED			4.10	08.29.2007	05.15.2027			1,879,557.96	1,879,557.96
	FIXED			3.35	08.29.2007	05.15.2027			1,805,455.46	1,805,455.46
	FIXED			3.60	08.29.2007	05.15.2027			3,746,777.15	3,746,777.15
	FIXED			2.58	08.29.2007	11.15.2026			556,742.38	556,742.38
	FIXED			2.35	08.29.2007	05.15.2027			3,187,375.00	3,187,375.00
	FIXED			1.94	08.29.2007	05.15.2027			10,666,483.61	10,666,483.61
	FIXED			2.28	08.29.2007	05.15.2027			5,606,453.27	5,606,453.27
	FIXED			2.90	08.29.2007	05.15.2027			2,158,509.28	2,158,509.28
	FIXED			2.75	08.29.2007	05.15.2027			119,695.71	119,695.71
	LIBOR 6 MONTHS	0.50	1.42	1.92	12.16.2008	11.15.2033	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
										180,229,026.20

	FIXED			3.67	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	560,686.00	560,686.00
	FIXED			4.17	10.24.2008	11.15.2032			2,900,100.00	2,900,100.00
	FIXED			4.14	10.24.2008	11.15.2032			35,194.64	35,194.64
	FIXED			3.51	10.24.2008	11.15.2032			1,914,504.03	1,914,504.03
	FIXED			3.73	10.24.2008	11.15.2032			6,607,445.99	6,607,445.99
	FIXED			2.66	10.24.2008	11.15.2032			5,862,262.86	5,862,262.86
	FIXED			2.47	10.24.2008	11.15.2032			8,992,545.53	8,992,545.53
	FIXED			2.09	10.24.2008	11.15.2032			12,363,279.70	12,363,279.70
	FIXED			2.53	10.24.2008	11.15.2032			22,547,973.09	22,547,973.09
	FIXED			3.23	10.24.2008	11.15.2032			13,920,319.24	13,920,319.24
	FIXED			2.98	10.24.2008	11.15.2032			17,134,998.49	17,134,998.49
	FIXED			2.71	10.24.2008	11.15.2032			15,446,692.59	15,446,692.59
	FIXED			2.52	10.24.2008	11.15.2032			11,604,068.18	11,604,068.18
	FIXED			2.41	10.24.2008	11.15.2032			14,645,147.16	14,645,147.16
	FIXED			1.88	10.24.2008	11.15.2032			13,092,799.75	13,092,799.75
	LIBOR 6 MONTHS	0.50	1.79	2.29	10.24.2008	11.15.2032			14,607,304.09	14,607,304.09
	FIXED			2.55	10.24.2008	11.15.2032			14,758,930.83	14,758,930.83
	FIXED			2.60	10.24.2008	11.15.2032			3,234,774.03	3,234,774.03

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	LIBOR 6 MONTHS	0.50	2.41	2.91	05.12.2009	09.15.2033	10,000,000.00	10,000,000.00	8,965,553.15	8,965,553.15
										6,290,724.29

	FIXED			5.81	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	221,540.00	221,540.00
	FIXED			5.64	06.30.2005	04.15.2025			26,089.80	26,089.80
	FIXED			5.60	06.30.2005	04.15.2025			3,445.35	3,445.35
	FIXED			5.63	06.30.2005	04.15.2025			54,305.60	54,305.60
	FIXED			4.48	06.30.2005	04.15.2025			124,726.66	124,726.66
	FIXED			4.77	06.30.2005	04.15.2025			80,270.18	80,270.18

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.59	06.30.2005	04.15.2025			232,062.47	232,062.47
	FIXED			3.82	06.30.2005	04.15.2025			390,326.54	390,326.54
	FIXED			4.13	06.30.2005	04.15.2025			216,801.33	216,801.33
	FIXED			2.77	06.30.2005	04.15.2025			304,607.00	304,607.00
	FIXED			3.68	06.30.2005	04.15.2025			864,653.33	864,653.33
	FIXED			2.46	06.30.2005	04.15.2025			516,784.00	516,784.00
	FIXED			2.27	06.30.2005	04.15.2025			1,014,447.37	1,014,447.37
	FIXED			1.85	06.30.2005	04.15.2025			591,842.29	591,842.29
	FIXED			1.94	06.30.2005	04.15.2025			357,297.54	357,297.54
	FIXED			2.60	06.30.2005	04.15.2025			212,798.95	212,798.95
	FIXED			2.54	06.30.2005	04.15.2025			1,078,725.88	1,078,725.88
										1,983,036.18

	FIXED			5.56	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	22,895.00	22,895.00
	FIXED			5.87	01.26.2004	10.15.2023			128,812.55	128,812.55
	FIXED			5.83	01.26.2004	10.15.2023			100,224.83	100,224.83
	FIXED			5.84	01.26.2004	10.15.2023			19,361.51	19,361.51
	FIXED			4.62	01.26.2004	10.15.2023			230,433.02	230,433.02
	FIXED			4.98	01.26.2004	10.15.2023			329,302.86	329,302.86
	FIXED			3.74	01.26.2004	10.15.2023			211,160.34	211,160.34
	FIXED			3.92	01.26.2004	10.15.2023			166,389.90	166,389.90
	FIXED			3.92	01.26.2004	10.15.2023			207,293.73	207,293.73
	FIXED			2.82	01.26.2004	10.15.2023			238,401.64	238,401.64
	FIXED			3.46	01.26.2004	10.15.2023			237,326.25	237,326.25
	FIXED			2.31	01.26.2004	10.15.2023			91,434.55	91,434.55
										23,839,999.84

	FIXED			5.33	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	2,398,276.02	2,398,276.02
	FIXED			5.52	09.12.2002	04.15.2019			3,462,029.88	3,462,029.88
	FIXED			5.51	09.12.2002	04.15.2019			2,935,056.10	2,935,056.10
	FIXED			5.29	09.12.2002	04.15.2019			2,807,878.50	2,807,878.50
	FIXED			5.45	09.12.2002	04.15.2019			2,307,539.90	2,307,539.90
	FIXED			5.57	09.12.2002	04.15.2019			3,140,165.07	3,140,165.07
	FIXED			6.07	09.12.2002	04.15.2019			1,389,565.63	1,389,565.63
	FIXED			5.90	09.12.2002	04.15.2019			3,733,122.50	3,733,122.50
	FIXED			5.83	09.12.2002	04.15.2019			496,316.49	496,316.49
	FIXED			5.84	09.12.2002	04.15.2019			1,170,049.75	1,170,049.75
										4,746,615.13

	FIXED			5.38	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	70,810.00	70,810.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			4.89	03.30.2007	11.15.2026			173,574.83	173,574.83
	FIXED			4.43	03.30.2007	11.15.2026			36,246.25	36,246.25
	FIXED			3.71	03.30.2007	11.15.2026			25,837.15	25,837.15
	FIXED			4.12	03.30.2007	11.15.2026			82,574.48	82,574.48
	FIXED			4.06	03.30.2007	11.15.2026			354,886.38	354,886.38
	FIXED			3.29	03.30.2007	11.15.2026			448,217.08	448,217.08
	FIXED			3.54	03.30.2007	11.15.2026			222,797.94	222,797.94
	FIXED			2.53	03.30.2007	11.15.2026			807,912.65	807,912.65
	FIXED			2.30	03.30.2007	11.15.2026			275,677.36	275,677.36
	FIXED			1.89	03.30.2007	11.15.2026			781,375.59	781,375.59
	FIXED			2.22	03.30.2007	11.15.2026			962,116.67	962,116.67
	FIXED			2.82	03.30.2007	11.15.2026			504,588.75	504,588.75
										56,396,537.54

	FIXED			5.38	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	354,050.00	354,050.00
	FIXED			4.89	05.03.2007	11.15.2026			1,416,200.00	1,416,200.00
	FIXED			4.43	05.03.2007	11.15.2026			247,835.00	247,835.00
	FIXED			3.71	05.03.2007	11.15.2026			1,196,689.00	1,196,689.00
	FIXED			4.12	05.03.2007	11.15.2026			2,031,873.89	2,031,873.89
	FIXED			4.06	05.03.2007	11.15.2026			1,726,710.80	1,726,710.80
	FIXED			3.29	05.03.2007	11.15.2026			1,481,600.14	1,481,600.14
	FIXED			3.54	05.03.2007	11.15.2026			3,231,602.83	3,231,602.83
	FIXED			2.53	05.03.2007	11.15.2026			3,261,024.43	3,261,024.43
	FIXED			2.30	05.03.2007	11.15.2026			6,122,206.88	6,122,206.88
	FIXED			1.89	05.03.2007	11.15.2026			6,606,021.78	6,606,021.78
	FIXED			2.22	05.03.2007	11.15.2026			8,349,841.57	8,349,841.57
	FIXED			2.82	05.03.2007	11.15.2026			6,707,890.48	6,707,890.48
	FIXED			2.69	05.03.2007	11.15.2026			4,622,062.18	4,622,062.18
	FIXED			2.53	05.03.2007	11.15.2026			4,872,937.64	4,872,937.64
	FIXED			2.37	05.03.2007	11.15.2026			4,167,990.92	4,167,990.92
										32,592,011.11

	FIXED			5.30	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	998,400.00	998,400.00
	FIXED			5.50	10.07.2002	04.15.2022			494,259.87	494,259.87
	FIXED			5.50	10.07.2002	04.15.2022			1,010,130.66	1,010,130.66
	FIXED			5.27	10.07.2002	04.15.2022			1,588,015.92	1,588,015.92
	FIXED			5.45	10.07.2002	04.15.2022			722,438.46	722,438.46
	FIXED			5.57	10.07.2002	04.15.2022			2,042,431.28	2,042,431.28
	FIXED			6.07	10.07.2002	04.15.2022			2,880,262.61	2,880,262.61
	FIXED			5.90	10.07.2002	04.15.2022			1,667,602.15	1,667,602.15

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			5.85	10.07.2002	04.15.2022			4,419,002.23	4,419,002.23
	FIXED			5.85	10.07.2002	04.15.2022			2,043,865.92	2,043,865.92
	FIXED			4.54	10.07.2002	04.15.2022			2,627,452.93	2,627,452.93
	FIXED			4.97	10.07.2002	04.15.2022			2,632,686.25	2,632,686.25
	FIXED			3.67	10.07.2002	04.15.2022			4,537,747.31	4,537,747.31
	FIXED			3.81	10.07.2002	04.15.2022			2,406,569.36	2,406,569.36
	FIXED			2.69	10.07.2002	04.15.2022			114,709.87	114,709.87
	FIXED			3.57	10.07.2002	04.15.2022			1,429,923.38	1,429,923.38
	FIXED			2.46	10.07.2002	04.15.2022			976,512.91	976,512.91
										18,642,863.23

	FIXED			5.49	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	561,750.00	561,750.00
	FIXED			5.49	01.22.2003	10.15.2022			98,043.50	98,043.50
	FIXED			5.25	01.22.2003	10.15.2022			211,519.96	211,519.96
	FIXED			5.42	01.22.2003	10.15.2022			957,248.46	957,248.46
	FIXED			5.53	01.22.2003	10.15.2022			942,000.12	942,000.12
	FIXED			6.03	01.22.2003	10.15.2022			1,226,903.29	1,226,903.29
	FIXED			5.86	01.22.2003	10.15.2022			1,889,553.30	1,889,553.30
	FIXED			5.81	01.22.2003	10.15.2022			3,126,116.59	3,126,116.59
	FIXED			5.81	01.22.2003	10.15.2022			2,550,438.76	2,550,438.76
	FIXED			4.53	01.22.2003	10.15.2022			2,382,178.46	2,382,178.46
	FIXED			4.94	01.22.2003	10.15.2022			1,538,379.62	1,538,379.62
	FIXED			3.66	01.22.2003	10.15.2022			1,650,906.83	1,650,906.83
	FIXED			3.81	01.22.2003	10.15.2022			1,296,688.20	1,296,688.20
	FIXED			4.04	01.22.2003	10.15.2022			149,972.59	149,972.59
	FIXED			3.58	01.22.2003	10.15.2022			61,163.56	61,163.56
										11,847,886.22

	FIXED			5.49	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	500,332.00	500,332.00
	FIXED			5.49	01.20.2003	10.15.2022			280,939.92	280,939.92
	FIXED			5.25	01.20.2003	10.15.2022			323,460.33	323,460.33
	FIXED			5.42	01.20.2003	10.15.2022			338,608.34	338,608.34
	FIXED			5.53	01.20.2003	10.15.2022			1,327,417.21	1,327,417.21
	FIXED			6.03	01.20.2003	10.15.2022			1,417,771.61	1,417,771.61
	FIXED			5.86	01.20.2003	10.15.2022			1,061,002.44	1,061,002.44
	FIXED			5.81	01.20.2003	10.15.2022			2,623,470.39	2,623,470.39
	FIXED			5.81	01.20.2003	10.15.2022			910,511.72	910,511.72
	FIXED			4.53	01.20.2003	10.15.2022			1,287,728.32	1,287,728.32
	FIXED			4.94	01.20.2003	10.15.2022			953,614.40	953,614.40
	FIXED			3.66	01.20.2003	10.15.2022			614,373.64	614,373.64

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.81	01.20.2003	10.15.2022			208,655.89	208,655.89
										8,786,590.22

	FIXED			5.52	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	111,957.80	111,957.80
	FIXED			5.28	08.19.2003	04.15.2023			175,695.35	175,695.35
	FIXED			5.44	08.19.2003	04.15.2023			212,235.56	212,235.56
	FIXED			5.54	08.19.2003	04.15.2023			69,331.96	69,331.96
	FIXED			6.04	08.19.2003	04.15.2023			405,602.50	405,602.50
	FIXED			5.87	08.19.2003	04.15.2023			568,164.10	568,164.10
	FIXED			5.82	08.19.2003	04.15.2023			1,092,545.03	1,092,545.03
	FIXED			5.83	08.19.2003	04.15.2023			805,492.14	805,492.14
	FIXED			4.57	08.19.2003	04.15.2023			438,273.94	438,273.94
	FIXED			4.96	08.19.2003	04.15.2023			122,804.91	122,804.91
	FIXED			3.70	08.19.2003	04.15.2023			491,800.55	491,800.55
	FIXED			3.86	08.19.2003	04.15.2023			298,146.35	298,146.35
	FIXED			4.11	08.19.2003	04.15.2023			293,998.54	293,998.54
	FIXED			2.76	08.19.2003	04.15.2023			53,343.93	53,343.93
	FIXED			3.65	08.19.2003	04.15.2023			331,822.59	331,822.59
	FIXED			2.51	08.19.2003	04.15.2023			947,565.44	947,565.44
	FIXED			2.32	08.19.2003	04.15.2023			943,173.68	943,173.68
	FIXED			1.89	08.19.2003	04.15.2023			1,264,501.47	1,264,501.47
	FIXED			1.95	08.19.2003	04.15.2023			160,134.38	160,134.38
										12,447,848.29

	FIXED			5.47	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	376,447.83	376,447.83
	FIXED			5.56	08.24.2004	04.15.2024			248,911.43	248,911.43
	FIXED			6.05	08.24.2004	04.15.2024			388,117.95	388,117.95
	FIXED			5.88	08.24.2004	04.15.2024			1,102,412.37	1,102,412.37
	FIXED			5.84	08.24.2004	04.15.2024			444,453.97	444,453.97
	FIXED			5.86	08.24.2004	04.15.2024			55,821.22	55,821.22
	FIXED			4.66	08.24.2004	04.15.2024			5,187,504.49	5,187,504.49
	FIXED			4.99	08.24.2004	04.15.2024			4,644,179.03	4,644,179.03
										8,281,249.17

	FIXED			5.43	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	51,409.94	51,409.94
	FIXED			5.84	10.11.2005	12.15.2024			405,975.00	405,975.00
	FIXED			5.35	10.11.2005	12.15.2024			198,402.22	198,402.22
	FIXED			6.16	10.11.2005	12.15.2024			253,377.79	253,377.79
	FIXED			5.14	10.11.2005	12.15.2024			519,676.32	519,676.32
	FIXED			5.18	10.11.2005	12.15.2024			601,466.20	601,466.20

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.22	10.11.2005	12.15.2024			512,591.64	512,591.64
	FIXED			4.64	10.11.2005	12.15.2024			747,129.96	747,129.96
	FIXED			4.00	10.11.2005	12.15.2024			1,081,314.83	1,081,314.83
	FIXED			3.64	10.11.2005	12.15.2024			875,950.32	875,950.32
	FIXED			3.52	10.11.2005	12.15.2024			1,623,882.44	1,623,882.44
	FIXED			3.09	10.11.2005	12.15.2024			908,719.78	908,719.78
	FIXED			2.32	10.11.2005	12.15.2024			429,288.59	429,288.59
	FIXED			1.98	10.11.2005	12.15.2024			72,064.14	72,064.14

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										133,280,000.16

	FIXED			6.18	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	1,686,267.54	1,686,267.54
	FIXED			5.20	10.03.2006	06.15.2026			6,051,293.30	6,051,293.30
	FIXED			5.24	10.03.2006	06.15.2026			24,070,774.64	24,070,774.64
	FIXED			3.24	10.03.2006	06.15.2026			16,211,761.12	16,211,761.12
	FIXED			4.75	10.03.2006	06.15.2026			5,869,854.50	5,869,854.50
	FIXED			4.17	10.03.2006	06.15.2026			18,998,417.40	18,998,417.40
	FIXED			3.80	10.03.2006	06.15.2026			17,754,273.60	17,754,273.60
	FIXED			3.73	10.03.2006	12.15.2026			12,300,659.17	12,300,659.17
	FIXED			3.31	10.03.2006	06.15.2026			2,014,144.46	2,014,144.46
	FIXED			2.46	10.03.2006	06.15.2026			19,277,441.90	19,277,441.90
	FIXED			2.11	10.03.2006	06.15.2026			525,863.64	525,863.64
	FIXED			1.95	10.03.2006	06.15.2026			6,226,968.24	6,226,968.24
	FIXED			2.44	10.03.2006	06.15.2026			2,292,280.65	2,292,280.65
										69,784,078.87

	FIXED			6.18	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	183,260.00	183,260.00
	FIXED			5.20	10.03.2006	06.15.2026			4,271,399.84	4,271,399.84
	FIXED			3.24	10.03.2006	12.15.2026			7,755,307.26	7,755,307.26
	FIXED			4.17	10.03.2006	06.15.2026			13,096,335.44	13,096,335.44
	FIXED			3.73	10.03.2006	06.15.2026			258,007.91	258,007.91
	FIXED			3.31	10.03.2006	06.15.2026			21,202,605.50	21,202,605.50
	FIXED			2.11	10.03.2006	06.15.2026			20,602,729.90	20,602,729.90
	FIXED			1.95	10.03.2006	06.15.2026			2,414,433.02	2,414,433.02
	LIBOR 6 MONTHS	0.50	1.58	2.08	06.28.2010	05.15.2035	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
	LIBOR 6 MONTHS	0.50	1.53	2.03	08.31.2010	05.01.2035	30,000,000.00	30,000,000.00	29,332,845.90	29,332,845.90
	LIBOR 6 MONTHS	0.50	2.27	2.77	08.07.2009	05.01.2034	70,360,000.00	70,360,000.00	58,465,679.94	58,465,679.94
	LIBOR 6 MONTHS	0.50	1.73	2.23	12.03.2010	05.01.2035	59,124,000.00	59,124,000.00	57,293,091.79	57,293,091.79
	LIBOR 6 MONTHS	0.50	2.50	3.00	05.12.2011	01.01.2036	10,000,000.00	10,000,000.00	2,472,674.50	2,472,674.50
	LIBOR 6 MONTHS	0.50	1.67	2.17	06.15.2011	10.01.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										500,000,000.00

	LIBOR 6 MONTHS	0.50	1.69	2.19	09.23.2011	04.15.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
	LIBOR 6 MONTHS	0.50	1.69	2.19	09.23.2011	04.15.2037			497,500,000.00	497,500,000.00
	LIBOR 6 MONTHS	0.50	2.04	2.54	01.30.2013	07.15.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
	LIBOR 6 MONTHS	0.50	2.22	2.72	04.02.2014	02.15.2039	479,000,000.00	479,000,000.00	399,218,163.98	399,218,163.98
	LIBOR 6 MONTHS	0.50	1.78	2.28	04.20.2013	11.15.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.82	2.32	12.23.2013	12.01.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
	LIBOR 6 MONTHS	0.50	1.61	2.11	04.10.2014	03.15.2039	300,000,000.00	300,000,000.00	158,400,000.00	158,400,000.00
	LIBOR 6 MONTHS	0.50	1.69	2.19	09.08.2014	04.15.2044	501,250,000.00	501,250,000.00	249,535,121.32	249,535,121.32
	LIBOR 6 MONTHS	0.50	1.78	2.28	10.14.2014	05.15.2039	116,000,000.00	116,000,000.00	12,267,450.57	12,267,450.57
	LIBOR 6 MONTHS	0.50	1.78	2.28	10.14.2014	05.15.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.99	2.49	01.20.2016	10.15.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
	LIBOR 6 MONTHS	0.50	2.24	2.74	04.29.2016	01.15.2041	450,000,000.00	450,000,000.00	221,125,000.00	221,125,000.00
	LIBOR 6 MONTHS	0.50	2.50	3.00	12.19.2017	04.15.2042	207,603,205.00	207,603,205.00	519,008.01	519,008.01
	FIXED			3.00	12.24.1980	10.01.2021	5,700,000.00	5,700,000.00	807,348.99	807,348.99
	FIXED			3.00	07.23.1982	04.15.2023	9,900,000.00	9,900,000.00	1,271,682.29	1,271,682.29
	FIXED			3.00	04.03.1984	08.19.2021	3,200,000.00	3,200,000.00	7,019.91	7,019.91
	FIXED			3.00	01.13.1978	05.18.2019	5,000,000.00	5,000,000.00	153,788.38	153,788.38
	FIXED			3.00	01.13.1978	11.09.2018	2,250,000.00	2,250,000.00	36,042.47	36,042.47
	FIXED			3.00	08.18.1978	10.14.2018	750,000.00	750,000.00	17,557.52	17,557.52
	FIXED			3.00	02.23.1979	04.08.2020	10,617,000.00	10,617,000.00	1,028,070.25	1,028,070.25
	FIXED			3.00	03.28.1980	03.05.2021	6,383,000.00	6,383,000.00	911,153.21	911,153.21
	FIXED			3.00	02.15.1979	04.28.2021	4,400,000.00	4,400,000.00	591,285.91	591,285.91
	FIXED			3.00	07.16.1979	09.15.2020	5,000,000.00	5,000,000.00	436,330.88	436,330.88
	FIXED			3.00	11.06.1981	11.06.2021	10,117,000.00	10,117,000.00	1,599,914.75	1,599,914.75
	FIXED			3.00	05.28.1981	08.26.2022	1,000,000.00	1,000,000.00	190,462.29	190,462.29
	FIXED			3.00	08.29.1980	06.01.2021	2,300,000.00	2,300,000.00	299,074.49	299,074.49
	FIXED			3.00	12.04.1980	04.06.2021	2,700,000.00	2,700,000.00	336,905.64	336,905.64
	FIXED			3.00	09.30.1981	08.17.2022	1,600,000.00	1,600,000.00	171,800.64	171,800.64
	FIXED			3.00	08.31.1982	06.14.2023	4,500,000.00	4,500,000.00	188,616.79	188,616.79
	FIXED			3.00	09.29.1982	04.28.2023	8,300,000.00	8,300,000.00	49,146.05	49,146.05
	FIXED			3.00	05.23.1984	06.02.2023	7,000,000.00	7,000,000.00	9,993.77	9,993.77
	FIXED			3.00	08.31.1983	11.16.2024	13,500,000.00	13,500,000.00	53,616.43	53,616.43
	FIXED			3.00	08.24.1979	02.20.2021	2,500,000.00	2,500,000.00	150,066.14	150,066.14
	FIXED			3.00	10.28.1980	12.16.2023	7,500,000.00	7,500,000.00	947,490.19	947,490.19
	FIXED			3.00	12.04.1980	10.28.2023	9,200,000.00	9,200,000.00	130,704.74	130,704.74
	FIXED			3.00	07.21.1982	09.12.2023	2,900,000.00	2,900,000.00	76,129.89	76,129.89
	FIXED			3.00	07.30.1983	04.16.2025	7,800,000.00	7,800,000.00	310,352.20	310,352.20
	FIXED			3.00	07.29.1983	10.01.2024	1,000,000.00	1,000,000.00	18,706.65	18,706.65

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.00	03.26.1984	10.10.2024	2,300,000.00	2,300,000.00	104,466.85	104,466.85
	FIXED			3.00	02.15.1979	11.22.2022	1,600,000.00	1,600,000.00	154,762.93	154,762.93
	FIXED			3.00	06.30.1980	02.14.2023	3,300,000.00	3,300,000.00	532,659.95	532,659.95
	FIXED			3.00	04.19.1988	07.03.2018	30,000,000.00	30,000,000.00	1,153,328.23	1,153,328.23
	FIXED			3.00	07.31.1990	10.25.2020	21,000,000.00	21,000,000.00	2,423,003.24	2,423,003.24
	FIXED			4.00	05.17.1991	10.01.2021	15,000,000.00	15,000,000.00	2,499,994.87	2,499,994.87
	FIXED			4.00	02.03.1992	04.05.2022	20,000,000.00	20,000,000.00	3,333,238.26	3,333,238.26
	FIXED			3.00	04.30.1993	11.26.2023	20,000,000.00	20,000,000.00	4,999,880.96	4,999,880.96
	FIXED			3.00	06.01.1994	11.23.2019	15,000,000.00	15,000,000.00	1,425,845.15	1,425,845.15
	FIXED			4.00	07.27.1998	11.05.2018	10,000,000.00	10,000,000.00	624,999.06	624,999.06
										3,749,992.64

	FIXED			2.00	08.11.1999	12.30.2019	30,000,000.00	30,000,000.00	1,891,804.37	1,891,804.37
	FIXED			2.00	08.11.1999	02.11.2020			1,858,188.27	1,858,188.27
										7,499,945.44

	FIXED			2.00	07.12.2000	12.28.2020	40,000,000.00	40,000,000.00	4,379,050.91	4,379,050.91
	FIXED			2.00	07.12.2000	01.19.2021			3,120,894.53	3,120,894.53
										21,391,088.65

	FIXED			1.00	08.09.2001	12.31.2031	40,000,000.00	40,000,000.00	12,718,198.31	12,718,198.31
	FIXED			1.00	08.09.2001	01.27.2032			8,672,890.34	8,672,890.34
										11,528,750.37

	FIXED			1.00	07.11.2002	12.27.2032	20,000,000.00	20,000,000.00	8,394,939.64	8,394,939.64
	FIXED			1.00	07.11.2002	02.13.2033			3,133,810.73	3,133,810.73

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										24,615,288.19

	FIXED			1.00	07.17.2003	12.31.2033	40,000,000.00	40,000,000.00	23,310,829.46	23,310,829.46
	FIXED			1.00	07.17.2003	01.14.2034			1,304,458.73	1,304,458.73
										13,073,795.81

	FIXED			1.00	08.09.2004	12.31.2034	20,000,000.00	20,000,000.00	4,321,780.56	4,321,780.56
	FIXED			1.00	08.09.2004	03.03.2035			8,752,015.25	8,752,015.25
	FIXED			1.00	08.10.2005	03.21.2036	20,000,000.00	20,000,000.00	13,448,044.36	13,448,044.36
										15,306,389.95

	FIXED			1.00	07.14.2006	12.31.2037	20,000,000.00	20,000,000.00	7,318,078.93	7,318,078.93
	FIXED			1.00	07.14.2006	01.14.2038			7,988,311.02	7,988,311.02
	NO INTEREST RATE				01.05.1973	09.01.2022	12,700,000.00	12,700,000.00	1,714,500.00	1,714,500.00
	NO INTEREST RATE				04.21.1978	12.15.2027	28,000,000.00	28,000,000.00	6,132,972.37	6,132,972.37
	NO INTEREST RATE				06.27.1979	06.01.2029	40,000,000.00	40,000,000.00	10,633,657.91	10,633,657.91
	LIBOR 6 MONTHS	0.00	2.80	2.80	10.11.2017	10.15.2035	10,333,000.00	10,333,000.00	6,000,000.00	6,000,000.00
	FIXED			3.00	10.10.2001	04.15.2021	7,000,000.00	7,000,000.00	1,073,160.65	1,073,160.65
	FIXED			4.00	12.17.2008	07.15.2028	30,000,000.00	30,000,000.00	3,550,885.85	3,550,885.85
	FIXED			4.00	12.17.2008	07.15.2028	10,000,000.00	10,000,000.00	7,000,030.00	7,000,030.00
	FIXED			4.20	07.20.2012	01.15.2032	30,000,000.00	30,000,000.00	22,598,675.27	22,598,675.27
	LIBOR 6 MONTHS	0.00	1.47	1.97	02.05.1992	02.01.2022	20,000,000.00	20,000,000.00	4,000,000.00	4,000,000.00
										4,500,000.00

	LIBOR 6 MONTHS	0.00	2.00	2.00	06.03.1994	06.01.2024	15,000,000.00	15,000,000.00	1,500,000.00	1,500,000.00
	LIBOR 6 MONTHS	0.00	2.00	2.00	06.03.1994	06.01.2024			3,000,000.00	3,000,000.00
	FIXED			1.50	07.05.1996	03.17.2027	25,753,878.00	25,753,878.00	11,306,580.72	11,306,580.72
										24,000,956.20

	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	6,397,058.26	6,397,058.26
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			2,622,140.14	2,622,140.14
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			957,049.94	957,049.94
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			1,370,943.13	1,370,943.13
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			954,972.50	954,972.50
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			1,163,869.19	1,163,869.19
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			385,588.16	385,588.16
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			386,593.56	386,593.56
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			641,697.59	641,697.59

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			245,864.86	245,864.86
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			3,429,987.80	3,429,987.80
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			726,646.74	726,646.74
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			204,131.90	204,131.90
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			1,352,098.90	1,352,098.90
	LIBOR 6 MONTHS	2.00	1.78	3.78	12.28.2007	06.20.2022			3,162,313.53	3,162,313.53
	FIXED			1.00	09.22.2000	02.26.2031	7,014,271.00	7,014,271.00	4,448,074.30	4,448,074.30
	FIXED			0.30	05.28.2002	09.10.2032	4,398,146.88	4,398,146.88	3,110,884.44	3,110,884.44
	FIXED			0.30	05.28.2002	09.10.2032	6,779,174.50	6,779,174.50	4,795,025.98	4,795,025.98
	FIXED			0.30	05.28.2002	09.10.2032	18,558,684.00	18,558,684.00	13,126,874.16	13,126,874.16
	FIXED			0.30	12.12.2002	03.10.2033	12,937,310.99	12,937,310.99	9,466,325.12	9,466,325.12
	FIXED			0.20	05.31.2006	09.15.2042	13,495,424.00	13,495,424.00	13,225,515.52	13,225,515.52
	FIXED			3.00	11.09.2009	01.21.2030	89,153,766.00	89,153,766.00	71,074,420.67	71,074,420.67
	LIBOR 6 MONTHS	1.40	1.76	3.16	12.19.2017	04.15.2042	207,603,205.00	207,603,205.00	519,008.00	519,008.00
	FIXED			3.00	02.15.1978	05.15.2021	5,000,000.00	5,000,000.00	570,155.13	570,155.13
	FIXED			3.00	08.01.1979	01.11.2022	2,617,000.00	2,617,000.00	155,727.92	155,727.92
	FIXED			3.00	08.01.1978	01.06.2024	883,000.00	883,000.00	119,432.22	119,432.22
	FIXED			3.00	08.29.1980	10.13.2021	1,500,000.00	1,500,000.00	65,122.42	65,122.42
	FIXED			3.00	09.25.1981	03.15.2022	7,100,000.00	7,100,000.00	571,332.64	571,332.64
	FIXED				04.05.1974	04.15.2024	9,500,000.00	9,500,000.00	1,710,000.00	1,710,000.00
B. RELENT TO GOCCs/GFIs								1,228,931,363.61		485,499,994.71

EURO								15,537,352.57		9,100,329.51

	NO INTEREST RATE				10.30.1992	12.31.2022	3,718,402.88	4,345,325.61	929,601.62	1,086,332.45
	NO INTEREST RATE				03.11.1996	12.31.2025	3,264,014.04	3,814,326.81	1,315,570.92	1,537,376.18
	NO INTEREST RATE				08.04.2004	12.31.2038	6,313,280.98	7,377,700.15	5,542,205.10	6,476,620.88
JAPANESE YEN								1,169,296,972.80		467,322,928.99

	FIXED			2.70	05.26.1989	05.20.2019	5,054,000,000.00	45,698,268.00	245,690,000.00	2,221,528.98
	FIXED			2.70	07.16.1991	06.20.2021	2,005,000,000.00	18,129,210.00	271,410,000.00	2,454,089.22
	FIXED			2.70	07.16.1991	06.20.2021	5,788,000,000.00	52,335,096.00	804,438,000.00	7,273,728.40
	FIXED			3.00	08.19.1993	08.20.2023	18,120,000,000.00	163,841,040.00	4,833,059,000.00	43,700,519.48
	FIXED			3.00	08.19.1993	08.20.2023	1,259,000,000.00	11,383,878.00	320,826,000.00	2,900,908.69
	FIXED			3.00	12.20.1994	12.20.2024	9,795,000,000.00	88,566,390.00	2,956,694,000.00	26,734,427.15
	FIXED			3.00	12.20.1994	12.20.2024	6,212,000,000.00	56,168,904.00	737,997,000.00	6,672,968.87
										103,636,347.80

	FIXED			2.70	03.18.1997	03.20.2027	26,344,000,000.00	238,202,448.00	11,287,278,000.00	102,059,567.68

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.30	03.18.1997	03.20.2027			174,384,000.00	1,576,780.13
	FIXED			0.75	09.10.1998	09.20.2038	23,668,000,000.00	214,006,056.00	9,057,802,000.00	81,900,645.68
										133,965,367.80

	FIXED			1.00	04.07.2000	04.20.2040	22,262,000,000.00	201,293,004.00	13,494,228,000.00	122,014,809.58
	FIXED			0.75	04.07.2000	04.20.2040			1,321,672,000.00	11,950,558.22
										53,904,425.52

	FIXED			1.00	04.07.2000	04.20.2040	8,266,000,000.00	74,741,172.00	5,362,764,000.00	48,490,112.09
	FIXED			0.75	04.07.2000	04.20.2040			598,796,000.00	5,414,313.43
	FIXED			3.00	08.16.1995	07.31.2025	545,400,000.00	4,931,506.80	216,541,848.00	1,957,971.39
SPECIAL DRAWING RIGHT								12,081,108.93		1,533,099.85

	FIXED			1.00	06.04.1991	02.15.2019	8,589,056.31	12,081,108.93	1,089,956.31	1,533,099.85
UNITED STATES DOLLAR								32,015,929.31		7,543,636.37

	NO INTEREST RATE				04.03.1972	03.01.2022	10,015,929.31	10,015,929.31	1,201,913.43	1,201,913.43
	NO INTEREST RATE				06.27.1979	02.15.2029	22,000,000.00	22,000,000.00	6,341,722.94	6,341,722.94

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
II. NG ISSUED DEBT SECURITIES							34,140,606,800.46		28,395,212,800.46

CHINA YUAN							220,460,000.00		220,460,000.00

FIXED			4.65	03.23.2018	03.23.2021	1,460,000,000.00	220,460,000.00	1,460,000,000.00	220,460,000.00
JAPANESE YEN							904,200,000.00		904,200,000.00

FIXED			2.32	02.23.2010	03.02.2020	100,000,000,000.00	904,200,000.00	100,000,000,000.00	904,200,000.00
PHILIPPINE PESO							2,428,263,800.46		2,428,263,800.46

FIXED			4.95	09.17.2010	01.15.2021	44,109,000,000.00	825,949,367.09	44,109,000,000.00	825,949,367.09
FIXED			6.25	01.14.2011	01.14.2036	54,770,000,000.00	1,025,578,608.34	54,770,000,000.00	1,025,578,608.34
FIXED			3.90	11.26.2012	11.26.2022	30,800,000,000.00	576,735,825.03	30,800,000,000.00	576,735,825.03
UNITED STATES DOLLAR							30,587,683,000.00		24,842,289,000.00

FIXED			3.70	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			9.88	02.08.1999	01.15.2019	200,000,000.00	200,000,000.00	188,773,000.00	188,773,000.00
FIXED			9.50	10.21.1999	10.21.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED			9.88	12.22.1999	01.15.2019	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
FIXED			10.63	03.16.2000	03.16.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.63	09.24.2003	03.16.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			10.63	09.16.2004	03.16.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.50	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.50	05.16.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.75	01.11.2006	01.14.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.75	07.14.2006	01.14.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			7.75	09.25.2006	01.14.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.50	09.25.2006	09.25.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.38	01.15.2007	01.15.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED			6.38	02.05.2008	01.15.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			8.38	01.14.2009	06.17.2019	1,500,000,000.00	1,500,000,000.00	930,028,000.00	930,028,000.00
FIXED			6.50	07.20.2009	01.20.2020	750,000,000.00	750,000,000.00	112,735,000.00	112,735,000.00
FIXED			6.38	10.23.2009	10.23.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.50	01.13.2010	01.20.2020	650,000,000.00	650,000,000.00	650,000,000.00	650,000,000.00
FIXED			6.38	01.13.2010	10.23.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			4.00	10.06.2010	01.15.2021	2,075,872,000.00	2,075,872,000.00	1,607,443,000.00	1,607,443,000.00
FIXED			6.38	10.06.2010	10.23.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.50	03.30.2011	03.30.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.38	10.23.2011	10.23.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.00	01.13.2012	01.13.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.20	01.21.2014	01.21.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF JUNE 30, 2018

IN MILLIONS OF CURRENCY INDICATED

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
CURRENCY		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.95	01.20.2015	01.20.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
	FIXED			3.70	03.01.2016	03.01.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
	FIXED			3.00	02.01.2018	02.01.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00

(1)	Amounts in original currencies were translated to US Dollars using BSP reference rate prevailing on July 2, 2018.

OUTSTANDING GOVERNMENT SECURITIES ISSUANCES

AS OF JUNE 30, 2018

IN PESOS

Particulars	Issues	Maturities	Outstanding As Of June 30, 2018
TOTAL OUTSTANDING DEBT I & II	229,640,588,817.36	75,320,836,312.51	4,578,134,734,498.05	*

I. NATIONAL GOVERNMENT ISSUES	229,640,588,817.36	75,320,836,312.51	4,578,134,734,498.05	*

A. TREASURY BILLS	95,864,000,000.00	74,773,000,000.00	380,949,300,000.00

AUCTION	45,864,000,000.00	24,773,000,000.00	206,381,000,000.00

91-Day	13,585,000,000.00	16,773,000,000.00	56,850,000,000.00
182-Day	14,464,000,000.00	0.00	62,564,000,000.00
364-Day	17,815,000,000.00	8,000,000,000.00	86,967,000,000.00
CB-BOL	50,000,000,000.00	50,000,000,000.00	174,568,300,000.00

91-Day	20,000,000,000.00	20,000,000,000.00	65,000,000,000.00
182-Day	30,000,000,000.00	30,000,000,000.00	60,000,000,000.00
364-Day	0.00	0.00	49,568,300,000.00
B. TREASURY BONDS	133,776,588,817.36	547,836,312.51	4,197,185,434,498.05	(a)

B1. Regular Issues	11,732,000,000.00	0.00	1,867,927,119,991.29

3-Year	0.00	0.00	79,891,000,000.00
5-Year	0.00	0.00	206,771,000,000.00
7-Year	7,612,000,000.00	0.00	617,202,505,884.86
10-Year	0.00	0.00	391,517,284,790.24
20-Year	4,120,000,000.00	0.00	336,562,918,232.77
25-Year	0.00	0.00	235,982,411,083.42
B2. SPECIAL ISSUES	122,044,588,817.36	547,836,312.51	2,329,258,314,506.76

1. Retail Treasury Bonds	121,765,450,000.00	0.00	1,335,536,777,273.56

3-Year	121,765,450,000.00	0.00	303,696,025,000.00
5-Year	0.00	0.00	255,359,340,000.00
10-Year	0.00	0.00	368,862,506,725.40
15-Year	0.00	0.00	95,805,237,911.00
20-Year	0.00	0.00	132,682,043,594.00
25-Year	0.00	0.00	179,131,624,043.16
2. Benchmark Bonds	0.00	0.00	909,298,021,025.73

10-Year	0.00	0.00	289,778,439,419.34
10.5-Year	0.00	0.00	57,907,886,856.39
20-Year	0.00	0.00	255,837,153,968.00
25-Year	0.00	0.00	305,774,540,782.00
3. 25-Year T - Bonds issued to CB-BOL	0.00	0.00	50,000,000,000.00
4. $6.582M Phil. Par Bonds Redenominated into 28.5 Year FXTBs	0.00	0.00	97,050,000.00
5. 10-Year AR Bonds	279,138,817.36	547,836,312.51	7,624,466,207.47	(b)

6. Onshore Dollar Bonds	0.00	0.00	26,702,000,000.00

10.5 -Year	0.00	0.00	26,702,000,000.00	(c)

OUTSTANDING GOVERNMENT SECURITIES ISSUANCES

AS OF JUNE 30, 2018

IN PESOS

Particulars	Issues	Maturities	Outstanding As Of June 30, 2018
II. GUARANTEED CORPORATE ISSUES	0.00	0.00	0.00

1. Land Bank Bonds	0.00	0.00	0.00	(d)

*	Excludes matured but unclaimed certificated government securities amounting to P33,561,682.00 and book-entry registered securities at RoSS of P7,685,500.00 as of June 30, 2018.
(a)	Includes BSF holdings of GS amounting to P462,517,822,098.24 and SSF holdings of GS amounting to P2,399,300,000.00 as of June 30, 2018.
(b)	Excludes matured but unclaimed AR Bonds amounting to P1,979,365,734.00 as of June 30, 2018.
(c)	Onshore Dollar Bonds converted to Pesos using BSP reference rate as of July 2, 2018.
(d)	Excludes matured but unclaimed guaranteed Land Bank Bonds amounting to P32,105,084.96 as of June 30, 2018.

DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF JUNE 30, 2018

II MILLION PESOS

INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	CURR.	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF JUNE 30, 2018
					IN ORIGINAL CURR	IN PHILIPPINE PESO	IN ORIGINAL CURR	IN PHILIPPINE PESO
T O T AL						792		948

DIRECT LOANS						0		156

AGENCIES						0	156	156

PHILIPPINE PESOS							156	156
INTEREST FREE	0.0000%	1953		PHP			79	79
INTEREST FREE	0.0000%	1953		PHP			48	48
INTEREST FREE	0.0000%	1953		PHP			29	29
ASSUMED LOANS (REAL)					792	792	792	792

PHILIPPINE PESOS					792	792	792	792

INTEREST FREE	0.0000%	1986	Upon Demand	PHP	120	120	120	120
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	72	72	72	72
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	50	50	50	50
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	200	200	200	200
INTEREST FREE	0.0000%	1986	Upon Demand		350	350	350	350

(1)	Excludes government securities and debt guaranteed by the Republic

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF JUNE 30, 2018

IN MILLION

INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED (IN PESOS)	OUTSTANDING BALANCE AS OF JUNE 30, 2018
TOTAL				150,705	190,425

GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER PROC. 50.				220	136

INTEREST FREE	0.00%	1986	Upon Demand	7	7
INTEREST FREE	0.00%	1986	Upon Demand	30	30
INTEREST FREE	0.00%	1986	Upon Demand	12	12
INTEREST FREE	0.00%	1986	Upon Demand	17	17
INTEREST FREE	0.00%	1986	Upon Demand	35	15
INTEREST FREE	0.00%	1986	Upon Demand	7	7
INTEREST FREE	0.00%	1986	Upon Demand	6	6
INTEREST FREE	0.00%	1986	Upon Demand	5	5
INTEREST FREE	0.00%	1986	Upon Demand	3	3
INTEREST FREE	0.00%	1986	Upon Demand	1	1
INTEREST FREE	0.00%	1986	Upon Demand	19	19
INTEREST FREE	0.00%	1986	Upon Demand	32	1
INTEREST FREE	0.00%	1986	Upon Demand	32	5
INTEREST FREE	0.00%	1986	Upon Demand	8	3
INTEREST FREE	0.00%	1986	Upon Demand	4	4
NG DIRECT GUARANTEE ON GOCC LOANS				150,485	190,289

FIXED	4.00%	2012	2017	371	371
FLOATING	0.25%	2011	2021	75,000	70,538
FLOATING	3 MONTHS PDST-F + 1.00%	2009	2021	75,000	106,121
FIXED	4.00%				11,306
FIXED	4.00%	2012	2022	114	1,953

(1)	Excludes securities issued by GOCCs

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE /				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL								8,591,929,341.07		5,616,641,001.33

I. NG GUARANTEED DEBT								8,506,366,963.16		5,531,078,623.41

A. LOANS								5,206,297,963.16		2,540,760,101.41

EURO								210,019,117.09		126,393,022.42

	LIBOR 6 MONTHS	0.00	2.00	2.00	09.05.2000	09.01.2018	7,806,869.40	9,416,645.87	520,457.96	627,776.39
										464,988.39

	FIXED			3.00	11.16.1990	12.31.2020	1,829,388.21	2,206,608.06	51,352.85	61,941.81
	FIXED			3.00	11.16.1990	06.30.2021			12,921.06	15,585.38
	FIXED			3.00	11.16.1990	09.30.2021			11,075.10	13,358.79
	FIXED			3.00	11.16.1990	03.31.2022			209,807.16	253,069.40
	FIXED			3.00	11.16.1990	06.30.2022			41,786.79	50,403.23
	FIXED			3.00	11.16.1990	12.31.2022			26,727.25	32,238.41
	FIXED			3.00	11.16.1990	06.30.2023			31,828.37	38,391.38
										592,435.88

	FIXED			2.50	01.25.1991	12.31.2021	2,210,510.74	2,666,318.05	245,868.54	296,566.63
	FIXED			2.50	01.25.1991	12.31.2022			245,290.37	295,869.24
										56,464.95

	FIXED			3.30	09.16.1994	12.30.2016	6,585,797.54	7,943,788.99	-0.09	-0.11
	FIXED			3.30	09.16.1994	06.30.2017			-0.09	-0.11
	FIXED			3.30	09.16.1994	09.30.2017			-2.14	-2.58
	FIXED			3.30	09.16.1994	12.31.2018			46,814.58	56,467.75
										1,663,628.19

	FIXED			1.50	08.30.1996	12.31.2021	5,157,960.05	6,221,531.41	270,392.24	326,147.12
	FIXED			1.50	08.30.1996	06.30.2022			161,041.98	194,248.84
	FIXED			1.50	08.30.1996	03.31.2023			330,417.51	398,549.60
	FIXED			1.50	08.30.1996	06.30.2023			461,668.17	556,864.15
	FIXED			1.50	08.30.1996	03.31.2024			155,710.90	187,818.49
										12,529,033.13

	FIXED			0.40	10.04.2006	03.31.2032	10,498,800.00	12,663,652.56	3,215,897.00	3,879,014.96
	FIXED			0.40	10.04.2006	03.31.2032			97,534.43	117,646.03
	FIXED			0.40	10.04.2006	03.31.2033			872,066.21	1,051,886.26
	FIXED			0.40	10.04.2006	06.30.2033			1,594,136.03	1,922,846.88
	FIXED			0.40	10.04.2006	09.30.2033			1,633,189.62	1,969,953.32
	FIXED			0.40	10.04.2006	12.31.2033			465,333.07	561,284.75
	FIXED			0.40	10.04.2006	03.31.2034			866,964.87	1,045,733.03
	FIXED			0.40	10.04.2006	06.30.2034			209,057.95	252,165.70

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE /				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			0.40	10.04.2006	09.30.2034			327,168.88	394,631.10
	FIXED			0.40	10.04.2006	12.30.2034			298,862.48	360,487.92
	FIXED			0.40	10.04.2006	06.30.2035			806,983.23	973,383.17
	FIXED			5.09	11.08.2006	06.18.2019	7,804,108.00	9,413,315.07	1,170,546.43	1,411,913.10
	FIXED			0.75	12.21.2005	12.30.2045	11,700,000.00	14,112,540.00	10,920,000.00	13,171,704.00
	FIXED			0.75	12.27.1996	12.30.2036	4,703,885.31	5,673,826.46	2,982,876.78	3,597,945.97
	FIXED			0.75	11.08.1999	12.30.2039	14,699,641.58	17,730,707.67	10,781,100.62	13,004,163.57
	FIXED			0.75	09.17.1991	12.31.2031	8,819,784.95	10,638,424.61	645,597.46	778,719.66
	FIXED			0.75	03.15.2004	12.30.2043	7,500,000.00	9,046,500.00	6,500,000.00	7,840,300.00
	FIXED			0.75	12.21.2004	12.30.2045	5,287,649.52	6,377,962.85	4,935,649.52	5,953,380.45
	FIXED			0.75	06.30.2009	06.30.2049	10,200,000.00	12,303,240.00	5,224,842.61	6,302,205.16
	FIXED			0.75	12.21.2004	12.30.2044	5,112,918.81	6,167,202.67	4,602,918.81	5,552,040.67
	FIXED			0.75	07.04.2010	06.30.2050	7,000,000.00	8,443,400.00	6,932,914.22	8,362,481.13
	FIXED			0.75	12.29.2005	12.30.2045	15,000,000.00	18,093,000.00	14,000,000.00	16,886,800.00
	FIXED			0.75	12.22.1999	12.31.2039	25,564,594.06	30,836,013.36	9,379,138.31	11,313,116.63
	FIXED			0.75	12.20.2007	12.30.2047	4,741,730.27	5,719,475.05	4,741,730.27	5,719,475.05
	FIXED			0.75	12.04.2000	12.30.2040	9,356,641.43	11,285,980.89	7,173,425.15	8,652,585.42
	FIXED			2.99	01.31.2007	06.30.2025	2,536,050.00	3,058,983.51	1,585,031.25	1,911,864.69
JAPANESE YEN								3,934,847,596.51	232,475,711,532.94	2,070,893,638.34

	LIBOR 6 MONTHS	0.00	0.10	0.10	05.15.2002	08.15.2026	3,676,050,000.00	32,746,253.40	1,184,191,341.00	10,548,776.47
	LIBOR 6 MONTHS	0.00	0.12	0.12	12.16.2005	04.01.2024	2,746,625,000.00	24,466,935.50	1,075,894,874.00	9,584,071.54
	LIBOR 6 MONTHS	0.00	0.03	0.03	04.27.2009	09.15.2040	4,520,780,200.00	40,271,110.02	1,958,252,055.94	17,444,109.31
	LIBOR 6 MONTHS	0.50	0.25	0.75	06.29.2006	06.15.2026	11,710,000,000.00	104,312,680.00	4,890,530,196.00	43,564,842.99
										2,512,464.19

	FIXED			1.87	11.19.2001	08.01.2021	3,717,900,000.00	33,119,053.20	12,373,176.00	110,220.25
	FIXED			1.75	11.19.2001	08.01.2021			18,530,343.00	165,068.30
	FIXED			2.31	11.19.2001	08.01.2021			20,453,768.00	182,202.17
	FIXED			1.76	11.19.2001	08.01.2021			21,978,980.00	195,788.75
	FIXED			1.82	11.19.2001	08.01.2021			24,874,721.00	221,584.01
	FIXED			1.98	11.19.2001	08.01.2021			9,308,683.00	82,921.75
	FIXED			2.34	11.19.2001	08.01.2021			26,059,435.00	232,137.45
	FIXED			2.08	11.19.2001	08.01.2021			20,062,382.00	178,715.70
	FIXED			2.23	11.19.2001	08.01.2021			60,217,088.00	536,413.82
	FIXED			1.82	11.19.2001	08.01.2021			41,747,290.00	371,884.86
	FIXED			1.96	11.19.2001	08.01.2021			17,540,216.00	156,248.24
	FIXED			1.45	11.19.2001	08.01.2021			6,097,839.00	54,319.55
	FIXED			1.51	11.19.2001	08.01.2021			2,801,902.00	24,959.34
										5,288,009.11

	FIXED			2.41	12.08.2003	08.01.2023	1,188,200,000.00	10,584,485.60	5,936,252.00	52,880.13
	FIXED			1.86	12.08.2003	08.01.2023			64,448,400.00	574,106.35
	FIXED			2.42	12.08.2003	08.01.2023			44,242,220.00	394,109.70

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE /				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.16	12.08.2003	08.01.2023			122,466,259.00	1,090,929.44
	FIXED			2.30	12.08.2003	08.01.2023			150,716,985.00	1,342,586.90
	FIXED			1.91	12.08.2003	08.01.2023			40,522,638.00	360,975.66
	FIXED			2.01	12.08.2003	08.01.2023			82,109,237.00	731,429.08
	FIXED			1.48	12.08.2003	08.01.2023			79,232,083.00	705,799.40
	FIXED			1.59	12.08.2003	08.01.2023			3,950,658.00	35,192.46
	LIBOR 6 MONTHS	0.50	0.05	0.55	07.22.2005	04.15.2022	6,592,000,000.00	58,721,536.00	1,528,964,714.00	13,620,017.67
	FIXED			1.37	02.02.2012	12.01.2027	3,842,600,000.00	34,229,880.80	9,606,500.00	85,574.70
	FIXED			1.54	08.22.2008	12.20.2021	10,000,000,000.00	89,080,000.00	3,000,000,000.00	26,724,000.00
	FIXED			2.50	06.10.1991	06.20.2021	30,084,000,000.00	267,988,272.00	5,136,292,000.00	45,754,089.14
	FIXED			2.50	03.17.1992	03.20.2022	6,686,000,000.00	59,558,888.00	1,467,657,000.00	13,073,888.56
	FIXED			3.00	12.20.1994	12.20.2024	22,499,999,999.00	200,429,999.99	7,682,906,000.00	68,439,326.65
	FIXED			3.00	12.20.1994	12.20.2024	15,000,000,000.00	133,620,000.00	4,336,500,000.00	38,629,542.00
										6,665,036.86

	FIXED			2.50	08.30.1995	08.20.2025	6,131,000,000.00	54,614,948.00	537,184,000.00	4,785,235.07
	FIXED			2.10	08.30.1995	08.20.2025			211,024,000.00	1,879,801.79
										4,694,444.74

	FIXED			2.50	08.30.1995	08.20.2025	1,352,000,000.00	12,043,616.00	398,704,000.00	3,551,655.23
	FIXED			2.10	08.30.1995	08.20.2025			128,288,000.00	1,142,789.50
										42,729,894.40

	FIXED			2.70	08.30.1995	08.20.2025	12,315,000,000.00	109,702,020.00	4,246,496,000.00	37,827,786.37
	FIXED			2.10	08.30.1995	08.20.2025			550,304,000.00	4,902,108.03
										76,036,772.78

	FIXED			2.70	03.29.1996	03.20.2026	24,712,000,000.00	220,134,496.00	6,067,198,000.00	54,046,599.78
	FIXED			2.30	03.29.1996	03.20.2026			2,468,587,000.00	21,990,173.00
										38,745,506.34

	FIXED			2.70	05.29.1996	03.20.2026	10,494,000,000.00	93,480,552.00	4,245,852,000.00	37,822,049.62
	FIXED			2.30	05.29.1996	03.20.2026			103,666,000.00	923,456.73
										18,683,416.50

	FIXED			2.50	03.29.1996	03.20.2026	5,158,000,000.00	45,947,464.00	2,031,891,000.00	18,100,085.03
	FIXED			2.10	03.29.1996	03.20.2026			65,484,000.00	583,331.47
	FIXED			2.30	03.18.1997	03.20.2027	876,000,000.00	7,803,408.00	233,016,000.00	2,075,706.53
										17,431,094.23

	FIXED			2.50	03.18.1997	03.20.2027	7,228,000,000.00	64,387,024.00	1,295,040,000.00	11,536,216.32
	FIXED			2.10	03.18.1997	03.20.2027			661,751,000.00	5,894,877.91
										3,293,305.42

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE /				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.50	03.18.1997	03.20.2027	1,034,000,000.00	9,210,872.00	135,261,000.00	1,204,904.99
	FIXED			2.10	03.18.1997	03.20.2027			234,441,000.00	2,088,400.43
										2,207,215.33

	FIXED			2.50	03.18.1997	03.20.2027	2,746,000,000.00	24,461,368.00	164,103,000.00	1,461,829.52
	FIXED			2.10	03.18.1997	03.20.2027			83,676,000.00	745,385.81
										69,733,712.50

	FIXED			2.20	09.10.1998	09.20.2028	14,555,000,000.00	129,655,940.00	7,125,426,000.00	63,473,294.81
	FIXED			0.75	09.10.1998	09.20.2038			702,786,000.00	6,260,417.69
										93,205,579.86

	FIXED			2.20	09.10.1998	09.20.2028	19,990,000,000.00	178,070,920.00	10,180,808,000.00	90,690,637.66
	FIXED			0.75	09.10.1998	09.20.2038			282,324,000.00	2,514,942.19
										31,793,952.57

	FIXED			2.20	09.10.1998	09.20.2028	6,072,000,000.00	54,089,376.00	265,892,000.00	2,368,565.94
	FIXED			1.70	09.10.1998	09.20.2028			1,884,410,000.00	16,786,324.28
	FIXED			0.75	09.10.1998	09.20.2038			1,418,844,000.00	12,639,062.35
	FIXED			0.75	12.28.1999	12.20.2039	35,350,000,000.00	314,897,800.00	25,433,584,000.00	226,562,366.27
	FIXED			0.75	12.28.1999	12.20.2039	20,529,000,000.00	182,872,332.00	14,807,716,000.00	131,907,134.13
										105,265,301.52

	FIXED			0.95	08.31.2000	08.20.2040	16,450,000,000.00	146,536,600.00	10,713,630,000.00	95,437,016.04
	FIXED			0.75	08.31.2000	08.20.2040			1,103,310,000.00	9,828,285.48
										407,524,751.81

	FIXED			0.95	09.14.2001	09.20.2041	59,037,000,000.00	525,901,596.00	43,103,184,000.00	383,963,163.07
	FIXED			0.75	09.14.2001	09.20.2041			2,644,992,000.00	23,561,588.74
										221,045,933.09

	FIXED			1.40	09.30.2008	09.20.2038	24,846,000,000.00	221,328,168.00	7,600,000,000.00	67,700,800.00
	FIXED			0.65	09.30.2008	09.20.2048			17,000,000,000.00	151,436,000.00
	FIXED			0.01	09.30.2008	09.20.2048			214,316,692.00	1,909,133.09
										93,577,265.50

	FIXED			1.40	12.25.2009	11.20.2039	14,608,000,000.00	130,128,064.00	3,218,637,746.00	28,671,625.04
	FIXED			0.65	12.25.2009	11.20.2049			7,070,583,022.00	62,984,753.56
	FIXED			0.01	12.25.2009	11.20.2049			215,636,158.00	1,920,886.90
										172,807,968.69

	FIXED			1.40	11.09.2009	11.20.2039	30,380,000,000.00	270,625,040.00	19,314,804,017.00	172,056,274.18

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE /				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			0.01	11.09.2009	11.20.2039			84,384,206.00	751,694.51
	FIXED			2.39	12.20.2007	12.30.2022	5,593,500,000.00	49,826,898.00	1,082,012,456.00	9,638,566.96
KOREAN WON								31,264,038.00		25,788,292.79

	FIXED			2.50	05.07.2004	05.20.2034	33,189,000,000.00	31,264,038.00	27,376,107,000.00	25,788,292.79
SPECIAL DRAWING RIGHT								7,140,600.00		666,006.68

	FIXED			0.75	12.28.1998	07.15.2038	5,000,000.00	7,140,600.00	466,352.04	666,006.68
UNITED STATES DOLLAR								1,023,026,611.56		317,019,141.19

	LIBOR 6 MONTHS	0.00	1.70	1.70	09.05.2000	09.01.2018	7,504,611.56	7,504,611.56	500,307.40	500,307.40
	ADB FLOATING RATE	0.00	6.29	6.29	12.20.1993	09.01.2018	43,200,000.00	43,200,000.00	2,201,954.58	2,201,954.58
	ADB FLOATING RATE	0.00	6.29	6.29	11.27.1995	07.15.2020	92,000,000.00	92,000,000.00	25,498,577.94	25,498,577.94
	ADB FLOATING RATE	0.00	6.29	6.29	06.03.1997	09.01.2021	13,514,394.64	13,514,394.64	2,937,394.64	2,937,394.64
	LIBOR 6 MONTHS	0.00	1.89	1.89	12.12.2002	09.01.2021	36,485,605.36	36,485,605.36	6,391,053.47	6,391,053.47
	LIBOR 6 MONTHS	0.50	1.46	1.96	05.27.2016	03.15.2041	123,300,000.00	123,300,000.00	11,256,943.98	11,256,943.98
	LIBOR 6 MONTHS	0.50	1.46	1.96	05.19.2016	03.15.2041	60,000,000.00	60,000,000.00	104,786.83	104,786.83
	LIBOR 6 MONTHS	0.00	4.38	4.38	02.14.2008	03.28.2018	90,000,000.00	90,000,000.00	0.00	0.00
	FIXED			3.00	01.07.2010	01.21.2030	116,602,000.00	116,602,000.00	96,108,558.63	96,108,558.63
	FIXED			5.62	05.07.2004	05.20.2020	15,420,000.00	15,420,000.00	3,864,067.03	3,864,067.03
	LIBOR 6 MONTHS	0.50	1.36	1.86	12.11.1998	12.15.2018	150,000,000.00	150,000,000.00	14,266,400.00	14,266,400.00
	LIBOR 6 MONTHS	0.50	1.59	2.09	05.31.2012	05.15.2037	275,000,000.00	275,000,000.00	153,889,096.69	153,889,096.69
B. BONDS								3,300,069,000.00		2,990,318,522.00

JAPANESE YEN								550,069,000.00		550,069,000.00

	FIXED			3.20	12.10.2002	12.13.2020	24,750,000,000.00	220,473,000.00	24,750,000,000.00	220,473,000.00
	FIXED			3.50	12.10.2002	12.13.2022	37,000,000,000.00	329,596,000.00	37,000,000,000.00	329,596,000.00
UNITED STATES DOLLAR								2,750,000,000.00		2,440,249,522.00

	FIXED			5.40	09.18.2003	09.26.2018	250,000,000.00	250,000,000.00	23,809,522.00	23,809,522.00
	FIXED			9.63	05.05.1998	05.15.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	FIXED			7.25	04.23.2009	05.29.2019	1,000,000,000.00	1,000,000,000.00	958,500,000.00	958,500,000.00
	FIXED			7.25	12.02.2009	12.02.2019	20,986,000.00	20,986,000.00	20,986,000.00	20,986,000.00
	FIXED			7.39	12.02.2009	12.02.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
	FIXED			7.39	11.23.2009	12.02.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT								85,562,377.91		85,562,377.91

CANADIAN DOLLAR								214,228.46		214,228.46

	NO INTEREST RATE				06.30.1986	12.31.2018	267,807.00	214,228.46	267,807.00	214,228.46
EURO								392,298.20		392,298.20

	NO INTEREST RATE				06.30.1986	12.31.2018	325,234.79	392,298.20	325,234.79	392,298.20

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE /				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
BRITISH POUND								367.15		367.15

	NO INTEREST RATE				06.30.1986	12.31.2018	270.00	367.15	270.00	367.15
JAPANESE YEN								24,418.61		24,418.61

	NO INTEREST RATE				06.30.1986	12.31.2018	2,741,200.00	24,418.61	2,741,200.00	24,418.61
SAUDI RIYAL								7,289,495.51		7,289,495.51

	NO INTEREST RATE				06.30.1986	12.31.2018	5,918,966.00	1,578,392.91	5,918,966.00	1,578,392.91
	NO INTEREST RATE				06.30.1986	12.31.2018	18,456,608.00	4,921,768.29	18,456,608.00	4,921,768.29
	NO INTEREST RATE				06.30.1986	12.31.2018	2,960,000.00	789,334.32	2,960,000.00	789,334.32
UNITED STATES DOLLAR								77,641,569.98		77,641,569.98

	NO INTEREST RATE				06.30.1986	12.31.2018	717,440.00	717,440.00	717,440.00	717,440.00
	NO INTEREST RATE				06.30.1986	12.31.2018	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
	NO INTEREST RATE				06.30.1986	12.31.2018	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
	NO INTEREST RATE				06.30.1986	12.31.2018	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
	NO INTEREST RATE				06.30.1986	12.31.2018	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
	NO INTEREST RATE				06.30.1986	12.31.2018	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
	NO INTEREST RATE				06.30.1986	12.31.2018	509,091.00	509,091.00	509,091.00	509,091.00
	NO INTEREST RATE				06.30.1986	12.31.2018	514,525.51	514,525.51	514,525.51	514,525.51
	NO INTEREST RATE				06.30.1986	12.31.2018	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
	NO INTEREST RATE				06.30.1986	12.31.2018	974,200.00	974,200.00	974,200.00	974,200.00

(1)	Amounts in original currencies were translated to US Dollars using BSP reference rate prevailing on January 3, 2018.

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL								82,640,786,764.18		44,260,582,641.19

I. DIRECT DEBT OF THE REPUBLIC								50,066,543,325.41		16,956,448,202.42

A. AVAILED BY GOVERNMENT AGENCIES								48,270,273,859.00		16,453,756,923.49

CANADIAN DOLLAR								5,063,594.88		544,048.62

	NO INTEREST RATE				11.12.1974	09.30.2024	6,330,000.00	5,063,594.88	680,115.18	544,048.62
CHINA YUAN								184,760,400.00		108,734,693.65

	FIXED			2.00	05.11.2006	03.21.2026	400,000,000.00	61,586,800.00	226,220,772.35	34,830,533.66
	FIXED			2.00	01.15.2007	09.21.2026	800,000,000.00	123,173,600.00	479,999,999.96	73,904,159.99
EURO								1,180,719,304.36		635,874,850.16

	FIXED			2.00	10.12.1990	12.31.2020	3,374,526.44	4,070,353.79	506,179.00	610,553.11
	FIXED			0.75	02.14.2002	06.30.2042	6,828,167.68	8,236,135.86	5,488,167.68	6,619,827.86
	FIXED			0.75	06.26.2002	06.30.2042	7,464,861.47	9,004,115.91	6,031,861.47	7,275,631.31
	FIXED			0.75	12.20.2007	12.30.2047	10,000,000.00	12,062,000.00	9,820,536.60	11,845,531.25
	FIXED			0.75	12.24.2008	12.30.2048	4,000,000.00	4,824,800.00	4,000,000.00	4,824,800.00
	LIBOR 6 MONTHS	0.00	0.95	0.95	10.14.2015	11.01.2038	22,800,000.00	27,501,360.00	3,529,092.39	4,256,791.24
	LIBOR 6 MONTHS	0.00	0.95	0.95	10.26.2015	11.01.2038	27,310,000.00	32,941,322.00	3,994,987.32	4,818,753.71
	FIXED			4.50	03.27.1998	12.31.2019	15,062,389.63	18,168,254.37	2,317,290.66	2,795,115.99
	FIXED			4.50	07.23.1999	12.31.2022	72,672,834.17	87,657,972.58	27,947,555.99	33,710,342.04
	FIXED			4.00	11.16.2000	06.30.2023	31,249,318.69	37,692,928.20	14,322,604.34	17,275,925.35
	FIXED			4.40	12.11.2001	10.18.2024	23,986,986.00	28,933,102.51	13,992,408.50	16,877,643.13
	FIXED			3.65	02.28.2002	10.31.2024	36,279,013.93	43,759,746.60	14,108,505.35	17,017,679.15
	FIXED			3.45	02.28.2002	05.15.2025	18,168,208.54	21,914,493.14	11,355,130.32	13,696,558.19
										909,151.16

	FIXED			3.00	04.08.1988	03.31.2020	4,344,796.99	5,240,694.13	158,469.08	191,145.40
	FIXED			3.00	04.08.1988	12.31.2020			39,499.10	47,643.81
	FIXED			3.00	04.08.1988	03.31.2021			122,535.80	147,802.68
	FIXED			3.00	04.08.1988	09.30.2021			144,744.75	174,591.12
	FIXED			3.00	04.08.1988	12.31.2021			40,417.29	48,751.34
	FIXED			3.00	04.08.1988	03.31.2022			41,513.85	50,074.01
	FIXED			3.00	04.08.1988	06.30.2022			137,228.69	165,525.25
	FIXED			3.00	04.08.1988	06.30.2023			47,695.64	57,530.48
	FIXED			3.00	04.08.1988	09.30.2023			17,073.02	20,593.48
	FIXED			3.00	04.08.1988	12.31.2024			4,554.47	5,493.60
										235,973.45

	FIXED			3.00	04.08.1988	09.30.2019	1,448,265.66	1,746,898.04	43,186.43	52,091.47
	FIXED			3.00	04.08.1988	09.30.2020			152,447.34	183,881.98
										1,233,819.24

	FIXED			2.50	02.09.1990	12.31.2021	4,431,330.44	5,345,070.78	339,737.00	409,790.77

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.50	02.09.1990	12.31.2022			683,160.73	824,028.47
										1,212,191.28

	FIXED			2.50	02.09.1990	12.31.2021	4,153,865.01	5,010,391.98	208,466.20	251,451.93
	FIXED			2.50	02.09.1990	12.31.2022			684,776.57	825,977.50
	FIXED			2.50	02.09.1990	12.31.2023			111,724.30	134,761.85
										759,822.77

	FIXED			2.50	02.09.1990	12.31.2021	2,652,595.39	3,199,560.56	132,864.83	160,261.56
	FIXED			2.50	02.09.1990	12.31.2022			497,066.17	599,561.21
										361,992.83

	FIXED			2.50	01.22.1992	12.31.2022	1,017,361.58	1,227,141.54	65,696.32	79,242.90
	FIXED			2.50	01.22.1992	12.31.2023			148,694.46	179,355.26
	FIXED			2.50	01.22.1992	12.31.2024			85,719.34	103,394.67
										3,538,267.37

	FIXED			2.00	12.07.1990	12.31.2022	10,518,982.19	12,687,996.32	1,211,474.31	1,461,280.31
	FIXED			2.00	12.07.1990	12.31.2023			1,431,887.76	1,727,143.02
	FIXED			2.00	12.07.1990	12.31.2024			212,508.65	256,327.93
	FIXED			2.00	12.07.1990	12.31.2025			77,529.52	93,516.11
										245,959.12

	FIXED			2.00	12.07.1990	12.31.2022	729,010.47	879,332.43	73,945.39	89,192.93
	FIXED			2.00	12.07.1990	12.31.2023			129,967.00	156,766.20
										966,545.72

	FIXED			2.00	12.07.1990	12.31.2022	2,881,286.42	3,475,407.68	327,189.22	394,655.64
	FIXED			2.00	12.07.1990	12.30.2023			457,548.38	551,894.86
	FIXED			2.00	12.07.1990	12.31.2024			16,577.04	19,995.23
	FIXED			2.00	12.07.1990	12.31.2022	759,194.79	915,740.76	189,797.50	228,933.74
										751,981.82

	FIXED			2.00	12.07.1990	12.31.2022	2,167,469.20	2,614,401.35	134,036.29	161,674.57
	FIXED			2.00	12.07.1990	12.31.2023			489,394.17	590,307.25
	FIXED			3.10	12.08.1993	03.31.2018	12,195,921.38	14,710,720.37	16,780.15	20,240.22
										897,566.42

	FIXED			1.40	09.13.1994	06.30.2022	2,689,415.88	3,243,973.43	166,620.64	200,977.82
	FIXED			1.40	09.13.1994	12.31.2022			66,958.54	80,765.39
	FIXED			1.40	09.13.1994	03.31.2023			254,299.47	306,736.02
	FIXED			1.40	09.13.1994	06.30.2023			150,906.20	182,023.06
	FIXED			1.40	09.13.1994	09.30.2023			97,321.51	117,389.21

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			1.40	09.13.1994	03.31.2024			8,021.00	9,674.93
										5,454,197.60

	FIXED			1.40	09.13.1994	12.31.2021	15,568,940.42	18,779,255.93	696,487.11	840,102.75
	FIXED			1.40	09.13.1994	03.31.2023			2,893,535.76	3,490,182.83
	FIXED			1.40	09.13.1994	09.30.2023			107,213.06	129,320.39
	FIXED			1.40	09.13.1994	12.31.2025			464,096.12	559,792.74
	FIXED			1.40	09.13.1994	12.31.2028			360,469.97	434,798.88
										594,944.94

	FIXED			1.50	12.18.1995	06.30.2022	1,920,857.62	2,316,938.46	110,235.38	132,965.92
	FIXED			1.50	12.18.1995	09.30.2022			383,003.67	461,979.03
										268,537.66

	FIXED			1.50	12.18.1995	03.31.2023	743,803.27	897,175.50	52,669.27	63,529.67
	FIXED			1.50	12.18.1995	06.30.2023			100,574.42	121,312.87
	FIXED			1.50	12.18.1995	09.30.2023			47,430.44	57,210.60
	FIXED			1.50	12.18.1995	06.30.2024			21,956.99	26,484.52
										1,227,513.80

	FIXED			1.50	12.18.1995	09.30.2022	3,658,776.41	4,413,216.11	233,484.86	281,629.44
	FIXED			1.50	12.18.1995	12.31.2022			567,843.69	684,933.06
	FIXED			1.50	12.18.1995	03.31.2023			13,755.92	16,592.39
	FIXED			1.50	12.18.1995	06.30.2023			5,223.63	6,300.74
	FIXED			1.50	12.18.1995	09.30.2023			18,262.75	22,028.53
	FIXED			1.50	12.18.1995	12.31.2023			29,317.32	35,362.55
	FIXED			1.50	12.18.1995	03.31.2024			31,447.01	37,931.38
	FIXED			1.50	12.18.1995	09.30.2024			17,850.00	21,530.67
	FIXED			1.50	12.18.1995	03.31.2025			13,815.00	16,663.65
	FIXED			1.50	12.18.1995	06.30.2025			86,670.02	104,541.38
										1,672,788.85

	FIXED			1.50	12.18.1995	12.31.2022	3,099,676.12	3,738,829.34	195,273.39	235,538.76
	FIXED			1.50	12.18.1995	06.30.2024			89,700.03	108,196.18
	FIXED			1.50	12.18.1995	12.31.2024			28,770.01	34,702.39
	FIXED			1.50	12.18.1995	09.30.2025			3,216.00	3,879.14
	FIXED			1.50	12.18.1995	12.31.2025			3,216.00	3,879.14
	FIXED			1.50	12.18.1995	03.31.2026			421,192.00	508,041.79
	FIXED			1.50	12.18.1995	12.31.2026			40,950.01	49,393.90
	FIXED			1.50	12.18.1995	06.30.2027			8,170.00	9,854.65
	FIXED			1.50	12.18.1995	09.30.2027			21,580.00	26,029.80
	FIXED			1.50	12.18.1995	12.31.2027			10,374.00	12,513.12
	FIXED			1.50	12.18.1995	09.30.2029			66,000.00	79,609.20
	FIXED			1.50	12.18.1995	12.31.2029			498,384.00	601,150.78
										2,324,494.77

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			1.50	01.15.1997	09.30.2023	5,497,311.79	6,630,857.48	424,643.16	512,204.58
	FIXED			1.50	01.15.1997	03.31.2024			614,276.01	740,939.72
	FIXED			1.50	01.15.1997	06.30.2024			286,624.02	345,725.89
	FIXED			1.50	01.15.1997	09.30.2024			291,129.97	351,160.97
	FIXED			1.50	01.15.1997	12.31.2024			12,446.00	15,012.37
	FIXED			1.50	01.15.1997	03.31.2025			18,060.01	21,783.98
	FIXED			1.50	01.15.1997	06.30.2025			63,465.00	76,551.48
	FIXED			1.50	01.15.1997	09.30.2025			15,231.99	18,372.83
	FIXED			1.50	01.15.1997	12.31.2025			17,408.01	20,997.54
	FIXED			1.50	01.15.1997	03.31.2026			22,967.01	27,702.81
	FIXED			1.50	01.15.1997	06.30.2026			160,871.00	194,042.60
										3,161,278.98

	FIXED			1.50	01.15.1997	09.30.2023	9,144,059.29	11,029,564.32	713,137.68	860,186.67
	FIXED			1.50	01.15.1997	09.30.2024			649,516.17	783,446.40
	FIXED			1.50	01.15.1997	12.31.2024			10,709.99	12,918.39
	FIXED			1.50	01.15.1997	03.31.2025			51,195.04	61,751.46
	FIXED			1.50	01.15.1997	06.30.2025			972,795.11	1,173,385.46
	FIXED			1.50	01.15.1997	09.30.2025			223,504.06	269,590.60
										2,635,311.32

	FIXED			0.47	01.22.1998	12.31.2029	3,298,662.49	3,978,846.70	574,544.95	693,016.12
	FIXED			0.47	01.22.1998	06.30.2030			42,178.63	50,875.86
	FIXED			0.47	01.22.1998	09.30.2030			2,436.20	2,938.54
	FIXED			0.47	01.22.1998	12.31.2031			1,154,384.00	1,392,417.98
	FIXED			0.47	01.22.1998	03.31.2032			43,877.00	52,924.44
	FIXED			0.47	01.22.1998	06.30.2032			265,923.83	320,757.32
	FIXED			0.47	01.22.1998	09.30.2032			101,460.00	122,381.05
										570,852.47

	FIXED			0.47	01.22.1998	12.31.2029	741,169.01	893,998.06	133,407.05	160,915.58
	FIXED			0.47	01.22.1998	03.31.2030			67,150.00	80,996.33
	FIXED			0.47	01.22.1998	06.30.2030			49,446.37	59,642.21
	FIXED			0.47	01.22.1998	09.30.2030			40,515.80	48,870.16
	FIXED			0.47	01.22.1998	12.31.2030			76,076.00	91,762.87
	FIXED			0.47	01.22.1998	03.31.2031			14,094.00	17,000.18
	FIXED			0.47	01.22.1998	06.30.2031			27,756.00	33,479.29
	FIXED			0.47	01.22.1998	09.30.2031			27,832.00	33,570.96
	FIXED			0.47	01.22.1998	06.30.2032			36,987.97	44,614.89
	NO INTEREST RATE				11.27.2007	05.15.2024	5,387,110.80	6,497,933.05	2,918,018.35	3,519,713.73
	EIBOR	0.30	0.03	0.33	04.18.2008	07.07.2021	12,512,000.00	15,091,974.40	4,839,875.87	5,837,858.27
	NO INTEREST RATE				11.07.2008	10.31.2022	11,351,426.36	13,692,090.48	4,540,567.17	5,476,832.12

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										9,098,782.29

	FIXED			5.14	11.11.2008	01.07.2020	30,173,488.79	36,395,262.18	3,744,918.84	4,517,121.10
	FIXED			5.14	11.11.2008	02.04.2020			3,798,425.79	4,581,661.19
										13,033,270.51

	FIXED			5.14	11.11.2008	06.15.2020	38,159,370.00	46,027,832.09	3,179,942.89	3,835,647.11
	FIXED			5.14	11.11.2008	09.30.2020			3,815,934.83	4,602,780.59
	FIXED			5.14	11.11.2008	12.15.2020			3,809,354.01	4,594,842.81
	FIXED			0.30	11.06.2009	02.10.2040	15,708,268.88	18,947,313.92	15,708,015.38	18,947,008.15
	FIXED			4.74	11.06.2009	09.15.2022	15,708,268.88	18,947,313.92	5,146,840.49	6,208,119.00
	EIBOR	0.00	0.85	0.85	02.15.2010	11.30.2029	150,000,000.00	180,930,000.00	120,000,000.00	144,744,000.00
	FIXED			1.00	01.12.2012	01.28.2031	20,493,740.00	24,719,549.19	19,761,820.46	23,836,707.84
	FIXED			0.15	02.10.2011	04.11.2034	26,190,016.00	31,590,397.30	6,593,820.00	7,953,465.68
	EIBOR	0.00	2.21	2.21	04.16.2014	03.31.2034	110,269,793.43	133,007,424.84	110,269,793.43	133,007,424.84
	FIXED			1.44	02.26.2015	03.31.2041	50,893,963.00	61,388,298.17	3,000,000.00	3,618,600.00
	NO INTEREST RATE				04.01.2016	12.31.2039	20,493,740.00	24,719,549.19	19,469,024.20	23,483,536.99
	EIBOR	0.94	0.00	0.94	04.04.2016	09.30.2035	50,000,000.00	60,310,000.00	50,000,000.00	60,310,000.00
	FIXED			2.00	07.10.1989	12.31.2019	32,109,130.14	38,730,032.77	3,272,268.09	3,947,009.77
	FIXED			2.00	07.10.1989	12.31.2019	9,203,253.86	11,100,964.81	898,339.70	1,083,577.35
	FIXED			2.00	07.10.1989	12.31.2019	7,362,603.09	8,880,771.85	722,455.44	871,425.75
JAPANESE YEN								12,791,893,078.40		4,723,640,872.29

	ADB FLOATING RATE	0.00	0.19	0.19	10.25.1990	09.15.2020	3,173,239,665.00	28,267,218.94	994,810,665.00	8,861,773.40
	LIBOR 6 MONTHS	0.00	0.30	0.30	02.22.2008	11.01.2022	34,253,100,000.00	305,126,614.80	19,164,609,450.00	170,718,340.98
	FIXED			3.00	01.27.1988	01.20.2018	2,254,000,000.00	20,078,632.00	3,863,000.00	34,411.60
	FIXED			3.00	01.27.1988	01.20.2018	4,837,000,000.00	43,087,996.00	108,459,000.00	966,152.77
	FIXED			3.00	01.27.1988	01.20.2018	10,818,000,000.00	96,366,744.00	219,862,000.00	1,958,530.70
	FIXED			3.00	01.27.1988	01.20.2018	2,090,000,000.00	18,617,720.00	49,908,000.00	444,580.46
	FIXED			3.00	01.27.1988	01.20.2018	5,735,000,000.00	51,087,380.00	138,795,000.00	1,236,385.86
	FIXED			3.00	01.27.1988	01.20.2018	3,193,000,000.00	28,443,244.00	66,044,000.00	588,319.95
	FIXED			3.00	01.27.1988	01.20.2018	4,611,000,000.00	41,074,788.00	109,592,000.00	976,245.54
	FIXED			3.00	01.27.1988	01.20.2018	3,372,000,000.00	30,037,776.00	66,297,000.00	590,573.68
	FIXED			3.00	01.27.1988	01.20.2018	2,000,000,000.00	17,816,000.00	34,123,000.00	303,967.68
	FIXED			3.00	01.27.1988	01.20.2018	707,000,000.00	6,297,956.00	14,744,000.00	131,339.55
	FIXED			3.00	01.27.1988	01.20.2018	326,000,000.00	2,904,008.00	7,656,000.00	68,199.65
	FIXED			3.00	01.27.1988	01.20.2018	308,000,000.00	2,743,664.00	7,327,000.00	65,268.92
	FIXED			3.00	05.31.1988	05.20.2018	14,003,000,000.00	124,738,724.00	340,098,000.00	3,029,592.98
	FIXED			2.70	05.26.1989	05.20.2019	2,063,000,000.00	18,377,204.00	148,332,000.00	1,321,341.46
	FIXED			2.70	05.26.1989	05.20.2019	4,776,000,000.00	42,544,608.00	241,182,000.00	2,148,449.26
	FIXED			2.70	05.26.1989	05.20.2019	2,633,000,000.00	23,454,764.00	142,986,000.00	1,273,719.29
	FIXED			2.70	05.26.1989	05.20.2019	5,500,000,000.00	48,994,000.00	368,850,000.00	3,285,715.80
	FIXED			2.70	05.26.1989	05.20.2019	2,169,000,000.00	19,321,452.00	155,880,000.00	1,388,579.04
	FIXED			2.70	02.09.1990	02.20.2020	2,304,000,000.00	20,524,032.00	277,530,000.00	2,472,237.24
	FIXED			2.70	02.09.1990	02.20.2020	4,238,000,000.00	37,752,104.00	445,675,000.00	3,970,072.90
	FIXED			2.70	02.09.1990	02.20.2020	2,079,000,000.00	18,519,732.00	246,360,000.00	2,194,574.88

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.70	02.09.1990	02.20.2020	5,708,000,000.00	50,846,864.00	655,880,000.00	5,842,579.04
	FIXED			2.70	02.09.1990	02.20.2020	8,634,000,000.00	76,911,672.00	904,700,000.00	8,059,067.60
	FIXED			2.70	02.09.1990	02.20.2020	454,000,000.00	4,044,232.00	38,565,000.00	343,537.02
	FIXED			2.70	02.09.1990	02.20.2020	4,986,000,000.00	44,415,288.00	606,230,000.00	5,400,296.84
	FIXED			2.70	02.09.1990	02.20.2020	5,080,000,000.00	45,252,640.00	387,285,000.00	3,449,934.78
	FIXED			2.70	02.09.1990	02.20.2020	21,752,000,000.00	193,766,816.00	1,993,400,000.00	17,757,207.20
	FIXED			2.70	02.09.1990	02.20.2020	4,301,000,000.00	38,313,308.00	524,450,000.00	4,671,800.60
	FIXED			2.70	07.16.1991	06.20.2021	2,065,000,000.00	18,395,020.00	309,946,000.00	2,760,998.97
	FIXED			2.70	07.16.1991	06.20.2021	1,663,000,000.00	14,814,004.00	258,146,000.00	2,299,564.57
	FIXED			2.70	07.16.1991	06.20.2021	1,795,000,000.00	15,989,860.00	214,816,000.00	1,913,580.93
	FIXED			2.70	07.16.1991	06.20.2021	5,266,000,000.00	46,909,528.00	824,089,000.00	7,340,984.81
	FIXED			2.70	07.16.1991	06.20.2021	10,790,000,000.00	96,117,320.00	1,806,014,000.00	16,087,972.71
	FIXED			2.70	07.16.1991	06.20.2021	20,020,000,000.00	178,338,160.00	3,418,037,000.00	30,447,873.60
	FIXED			2.70	12.21.1990	12.20.2020	28,200,000,000.00	251,205,600.00	4,126,824,000.00	36,761,748.19
	FIXED			2.70	03.20.1992	03.20.2022	7,655,000,000.00	68,190,740.00	1,022,850,000.00	9,111,547.80
	FIXED			3.00	08.19.1993	08.20.2023	6,872,000,000.00	61,215,776.00	1,950,972,000.00	17,379,258.58
	FIXED			3.00	08.19.1993	08.20.2023	4,633,000,000.00	41,270,764.00	1,161,288,000.00	10,344,753.50
	FIXED			3.00	08.19.1993	08.20.2023	3,803,000,000.00	33,877,124.00	1,041,132,000.00	9,274,403.86
	FIXED			3.00	08.19.1993	08.20.2023	3,055,000,000.00	27,213,940.00	894,132,000.00	7,964,927.86
	FIXED			3.00	08.19.1993	08.20.2023	9,294,000,000.00	82,790,952.00	1,679,688,000.00	14,962,660.70
	FIXED			3.00	12.20.1994	12.20.2024	9,620,000,000.00	85,694,960.00	3,263,442,000.00	29,070,741.34
	FIXED			3.00	12.20.1994	12.20.2024	4,616,000,000.00	41,119,328.00	1,476,300,000.00	13,150,880.40
	FIXED			3.00	12.20.1994	12.20.2024	11,754,000,000.00	104,704,632.00	4,013,506,000.00	35,752,311.45
										20,218,166.91

	FIXED			2.70	08.30.1995	08.20.2025	6,151,000,000.00	54,793,108.00	1,962,960,000.00	17,486,047.68
	FIXED			2.30	08.30.1995	08.20.2025			306,704,000.00	2,732,119.23
										13,529,185.34

	FIXED			2.70	08.30.1995	08.20.2025	4,040,000,000.00	35,988,320.00	1,291,136,000.00	11,501,439.49
	FIXED			2.30	08.30.1995	08.20.2025			227,632,000.00	2,027,745.86
										28,812,177.73

	FIXED			2.50	08.30.1995	08.20.2025	8,312,000,000.00	74,043,296.00	2,909,456,000.00	25,917,434.05
	FIXED			2.10	08.30.1995	08.20.2025			324,960,000.00	2,894,743.68
										63,882,332.35

	FIXED			2.70	08.30.1995	08.20.2025	18,391,000,000.00	163,827,028.00	6,243,184,000.00	55,614,283.07
	FIXED			2.30	08.30.1995	08.20.2025			928,160,000.00	8,268,049.28
										18,293,896.38

	FIXED			2.70	08.30.1995	08.20.2025	5,579,000,000.00	49,697,732.00	1,831,664,000.00	16,316,462.91
	FIXED			2.30	08.30.1995	08.20.2025			221,984,000.00	1,977,433.47
										21,563,631.23

	FIXED			2.70	08.30.1995	08.20.2025	6,386,000,000.00	56,886,488.00	2,053,328,000.00	18,291,045.82

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.30	08.30.1995	08.20.2025			367,376,000.00	3,272,585.41
										43,433,412.61

	FIXED			2.70	08.30.1995	08.20.2025	12,895,000,000.00	114,868,660.00	4,095,760,000.00	36,485,030.08
	FIXED			2.30	08.30.1995	08.20.2025			780,016,000.00	6,948,382.53
										13,361,287.36

	FIXED			2.70	08.30.1995	08.20.2025	4,765,000,000.00	42,446,620.00	1,322,192,000.00	11,778,086.34
	FIXED			2.30	08.30.1995	08.20.2025			177,728,000.00	1,583,201.02
										31,042,598.40

	FIXED			2.70	08.30.1995	08.20.2025	9,551,000,000.00	85,080,308.00	2,536,080,000.00	22,591,400.64
	FIXED			2.30	08.30.1995	08.20.2025			948,720,000.00	8,451,197.76
										6,311,852.48

	FIXED			2.70	08.30.1995	08.20.2025	2,872,000,000.00	25,583,776.00	490,400,000.00	4,368,483.20
	FIXED			2.30	08.30.1995	08.20.2025			218,160,000.00	1,943,369.28
										25,525,143.54

	FIXED			2.50	03.29.1996	03.20.2026	6,911,000,000.00	61,563,188.00	2,469,556,000.00	21,998,804.85
	FIXED			2.10	03.29.1996	03.20.2026			395,862,000.00	3,526,338.70
	FIXED			2.30	03.29.1996	03.20.2026	305,000,000.00	2,716,940.00	94,197,000.00	839,106.88
										17,042,999.39

	FIXED			2.70	03.18.1997	03.20.2027	5,746,000,000.00	51,185,368.00	1,570,179,000.00	13,987,154.53
	FIXED			2.30	03.18.1997	03.20.2027			343,045,000.00	3,055,844.86
										30,797,093.92

	FIXED			2.70	03.18.1997	03.20.2027	7,683,000,000.00	68,440,164.00	2,886,879,000.00	25,716,318.13
	FIXED			2.30	03.18.1997	03.20.2027			570,361,000.00	5,080,775.79
										26,171,267.51

	FIXED			2.70	03.18.1997	03.20.2027	6,339,868,462.00	56,475,548.26	2,672,825,000.00	23,809,525.10
	FIXED			2.30	03.18.1997	03.20.2027			265,126,000.00	2,361,742.41
										36,834,651.26

	FIXED			2.50	03.18.1997	03.20.2027	9,411,000,000.00	83,833,188.00	3,716,970,000.00	33,110,768.76
	FIXED			2.10	03.18.1997	03.20.2027			418,038,000.00	3,723,882.50
										30,137,857.38

	FIXED			2.50	03.18.1997	03.20.2027	7,979,000,000.00	71,076,932.00	2,880,438,000.00	25,658,941.70

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			2.10	03.18.1997	03.20.2027			502,797,000.00	4,478,915.68
										39,468,720.14

	FIXED			2.70	03.18.1997	03.20.2027	11,122,000,000.00	99,074,776.00	3,226,656,000.00	28,743,051.65
	FIXED			2.30	03.18.1997	03.20.2027			1,204,049,000.00	10,725,668.49
										25,555,020.98

	FIXED			2.20	09.10.1998	09.20.2028	5,849,000,000.00	52,102,892.00	2,260,192,000.00	20,133,790.34
	FIXED			0.75	09.10.1998	09.20.2038			608,580,000.00	5,421,230.64
										58,960,430.74

	FIXED			2.20	09.10.1998	09.20.2028	13,564,000,000.00	120,828,112.00	5,248,232,000.00	46,751,250.66
	FIXED			0.75	09.10.1998	09.20.2038			1,370,586,000.00	12,209,180.09
										11,804,739.07

	FIXED			2.20	09.10.1998	09.20.2028	5,728,000,000.00	51,025,024.00	996,534,000.00	8,877,124.87
	FIXED			0.75	09.10.1998	09.20.2038			328,650,000.00	2,927,614.20
										15,071,195.78

	FIXED			2.20	09.10.1998	09.20.2028	4,328,000,000.00	38,553,824.00	1,266,496,000.00	11,281,946.37
	FIXED			0.75	09.10.1998	09.20.2038			425,376,000.00	3,789,249.41
										2,041,553.26

	FIXED			1.70	09.10.1998	09.20.2028	458,000,000.00	4,079,864.00	14,058,000.00	125,228.66
	FIXED			0.75	09.10.1998	09.20.2038			215,124,000.00	1,916,324.59
										31,746,116.61

	FIXED			1.70	09.10.1998	09.20.2028	6,734,000,000.00	59,986,472.00	2,657,710,000.00	23,674,880.68
	FIXED			0.75	09.10.1998	09.20.2038			906,066,000.00	8,071,235.93
										13,414,664.10

	FIXED			1.70	09.10.1998	09.20.2028	3,201,000,000.00	28,514,508.00	19,448,000.00	173,242.78
	FIXED			0.75	09.10.1998	09.20.2038			1,486,464,000.00	13,241,421.31
										57,065,520.98

	FIXED			2.20	09.10.1998	09.20.2028	14,136,000,000.00	125,923,488.00	5,420,316,000.00	48,284,174.93
	FIXED			0.75	09.10.1998	09.20.2038			985,782,000.00	8,781,346.06
										7,660,505.86

	FIXED			1.70	09.10.1998	09.20.2028	2,428,000,000.00	21,628,624.00	598,004,000.00	5,327,019.63
	FIXED			0.75	09.10.1998	09.20.2038			261,954,000.00	2,333,486.23
	FIXED			0.75	03.10.1999	03.20.2039	36,300,000,000.00	323,360,400.00	25,588,483,000.00	227,942,206.56
										35,626,120.72

	FIXED			1.80	12.28.1999	12.20.2029	7,210,000,000.00	64,226,680.00	2,891,640,000.00	25,758,729.12

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			0.75	12.28.1999	12.20.2039			1,107,700,000.00	9,867,391.60
										2,718,329.65

	FIXED			1.30	12.28.1999	12.20.2029	951,000,000.00	8,471,508.00	61,440,000.00	547,307.52
	FIXED			0.75	12.28.1999	12.20.2039			243,716,000.00	2,171,022.13
										32,062,350.61

	FIXED			1.80	12.28.1999	12.20.2029	6,078,000,000.00	54,142,824.00	3,179,736,000.00	28,325,088.29
	FIXED			0.75	12.28.1999	12.20.2039			419,540,000.00	3,737,262.32
										65,971,400.88

	FIXED			1.80	12.28.1999	12.20.2029	16,990,000,000.00	151,346,920.00	6,291,456,000.00	56,044,290.05
	FIXED			1.30	12.28.1999	12.20.2029			126,648,000.00	1,128,180.38
	FIXED			0.75	12.28.1999	12.20.2039			987,756,000.00	8,798,930.45
										82,070,758.02

	FIXED			1.80	12.28.1999	12.20.2029	15,384,000,000.00	137,040,672.00	7,696,824,000.00	68,563,308.19
	FIXED			0.75	12.28.1999	12.20.2039			1,516,328,000.00	13,507,449.82
										29,841,016.10

	FIXED			1.80	12.28.1999	12.20.2029	5,852,000,000.00	52,129,616.00	2,725,464,000.00	24,278,433.31
	FIXED			0.75	12.28.1999	12.20.2039			624,448,000.00	5,562,582.78
										39,782,272.83

	FIXED			1.80	12.28.1999	12.20.2029	7,434,000,000.00	66,222,072.00	3,856,416,000.00	34,352,953.73
	FIXED			0.75	12.28.1999	12.20.2039			609,488,000.00	5,429,319.10
										20,523,818.21

	FIXED			1.80	12.28.1999	12.20.2029	5,068,000,000.00	45,145,744.00	1,836,696,000.00	16,361,287.97
	FIXED			0.75	12.28.1999	12.20.2039			467,280,000.00	4,162,530.24
	FIXED			0.75	12.28.1999	12.20.2039	4,714,000,000.00	41,992,312.00	181,236,000.00	1,614,450.29
										40,887,613.10

	FIXED			1.30	12.28.1999	12.20.2029	9,013,000,000.00	80,287,804.00	3,942,792,000.00	35,122,391.14
	FIXED			0.75	12.28.1999	12.20.2039			647,196,000.00	5,765,221.97
	FIXED			0.75	12.28.1999	12.20.2039	1,167,000,000.00	10,395,636.00	696,212,000.00	6,201,856.50
										57,736,667.52

	FIXED			1.00	04.07.2000	04.20.2040	8,929,000,000.00	79,539,532.00	5,654,880,000.00	50,373,671.04
	FIXED			0.75	04.07.2000	04.20.2040			826,560,000.00	7,362,996.48
										96,208,609.18

	FIXED			0.95	08.31.2000	08.20.2040	14,724,000,000.00	131,161,392.00	9,712,256,000.00	86,516,776.45
	FIXED			0.75	08.31.2000	08.20.2040			1,087,992,000.00	9,691,832.74

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										23,552,645.10

	FIXED			0.95	08.31.2000	08.20.2040	3,549,000,000.00	31,614,492.00	2,222,260,000.00	19,795,892.08
	FIXED			0.75	08.31.2000	08.20.2040			421,728,000.00	3,756,753.02
										47,103,704.58

	FIXED			2.20	05.30.2001	05.20.2031	8,294,000,000.00	73,882,952.00	4,123,467,000.00	36,731,844.04
	FIXED			0.75	05.30.2001	05.20.2041			1,164,331,000.00	10,371,860.55
	FIXED			0.75	05.30.2001	05.20.2041	5,543,000,000.00	49,377,044.00	221,276,000.00	1,971,126.61
										37,497,504.45

	FIXED			2.20	05.30.2001	05.20.2031	11,743,000,000.00	104,606,644.00	3,741,957,000.00	33,333,352.96
	FIXED			0.75	05.30.2001	05.20.2041			467,462,000.00	4,164,151.50
										27,168,731.90

	FIXED			2.20	05.30.2001	05.20.2031	6,205,000,000.00	55,274,140.00	2,251,395,000.00	20,055,426.66
	FIXED			0.75	05.30.2001	05.20.2041			798,530,000.00	7,113,305.24
										23,138,574.54

	FIXED			2.20	05.30.2001	05.20.2031	5,210,000,000.00	46,410,680.00	1,909,143,000.00	17,006,645.84
	FIXED			0.75	05.30.2001	05.20.2041			688,362,000.00	6,131,928.70
										33,938,277.42

	FIXED			2.20	05.30.2001	05.20.2031	6,515,000,000.00	58,035,620.00	3,050,298,000.00	27,172,054.58
	FIXED			0.75	05.30.2001	05.20.2041			759,567,000.00	6,766,222.84
										16,434,297.94

	FIXED			1.70	05.30.2001	05.20.2031	2,789,000,000.00	24,844,412.00	1,731,105,000.00	15,420,683.34
	FIXED			0.75	05.30.2001	05.20.2041			113,787,000.00	1,013,614.60
										38,052,080.90

	FIXED			1.70	05.30.2001	05.20.2031	6,309,000,000.00	56,200,572.00	3,407,157,000.00	30,350,954.56
	FIXED			0.75	05.30.2001	05.20.2041			864,518,000.00	7,701,126.34
	FIXED			0.75	05.30.2001	05.20.2041	2,034,000,000.00	18,118,872.00	1,506,773,000.00	13,422,333.88
										42,418,764.68

	FIXED			2.20	03.28.2002	03.20.2032	6,723,000,000.00	59,888,484.00	4,120,610,000.00	36,706,393.88
	FIXED			0.75	03.28.2002	03.20.2042			641,263,000.00	5,712,370.80
										43,543,658.02

	FIXED			1.70	03.28.2002	03.20.2032	6,790,000,000.00	60,485,320.00	3,808,976,000.00	33,930,358.21
	FIXED			0.75	03.28.2002	03.20.2042			1,079,176,000.00	9,613,299.81
										131,177,631.28

	FIXED			0.95	03.28.2002	03.20.2042	18,488,000,000.00	164,691,104.00	13,096,965,000.00	116,667,764.22

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			0.75	03.28.2002	03.20.2042			1,628,858,000.00	14,509,867.06
										78,839,433.66

	FIXED			2.20	03.28.2002	03.20.2032	22,049,000,000.00	196,412,492.00	7,296,056,360.00	64,993,270.05
	FIXED			1.80	03.28.2002	03.20.2032			1,554,351,550.00	13,846,163.61
										19,425,105.49

	FIXED			2.20	03.28.2002	03.20.2032	3,224,000,000.00	28,719,392.00	1,628,553,000.00	14,507,150.12
	FIXED			0.75	03.28.2002	03.20.2042			552,083,000.00	4,917,955.36
	FIXED			2.20	12.11.2003	12.20.2033	2,365,097,269.00	21,068,286.47	1,844,608,000.00	16,431,768.06
	FIXED			2.20	03.30.2004	03.20.2034	6,223,000,000.00	55,434,484.00	3,323,991,000.00	29,610,111.83
	FIXED			2.20	12.16.2003	12.20.2033	3,717,000,000.00	33,111,036.00	2,470,784,000.00	22,009,743.87
	FIXED			0.75	02.27.2007	02.20.2047	8,529,000,000.00	75,976,332.00	8,517,291,727.00	75,872,034.70
										64,761,160.00

	FIXED			1.50	12.18.2007	12.20.2037	7,604,000,000.00	67,736,432.00	6,213,120,000.00	55,346,472.96
	FIXED			0.01	12.18.2007	12.20.2037			1,056,880,000.00	9,414,687.04
										101,462,654.48

	FIXED			1.50	12.18.2007	12.20.2037	11,802,000,000.00	105,132,216.00	9,824,920,000.00	87,520,387.36
	FIXED			0.75	12.18.2007	12.20.2047			305,100,000.00	2,717,830.80
	FIXED			0.01	12.18.2007	12.20.2037			1,260,040,000.00	11,224,436.32
	FIXED			1.40	03.20.2009	03.20.2039	9,293,000,000.00	82,782,044.00	9,293,000,000.00	82,782,044.00
	FIXED			1.40	03.15.2010	03.20.2040	9,220,000,000.00	82,131,760.00	9,220,000,000.00	82,131,760.00
	LIBOR 6 MONTHS	0.00	0.01	0.01	03.15.2010	01.20.2025	13,830,000,000.00	123,197,640.00	8,298,000,000.00	73,918,584.00
	FIXED			0.01	05.26.2010	05.20.2050	9,912,000,000.00	88,296,096.00	8,134,031,009.00	72,457,948.23
										200,642,018.90

	FIXED			1.40	03.31.2011	03.20.2036	40,847,000,000.00	363,865,076.00	20,766,835,425.00	184,990,969.97
	FIXED			0.01	03.31.2011	03.20.2036			1,756,965,529.00	15,651,048.93
										10,819,316.65

	FIXED			0.30	03.30.2012	03.20.2052	9,244,000,000.00	82,345,552.00	1,209,061,785.00	10,770,322.38
	FIXED			0.01	03.30.2012	03.20.2052			5,500,030.00	48,994.27
										44,099,369.49

	FIXED			1.40	03.30.2012	03.20.2042	22,796,000,000.00	203,066,768.00	4,398,914,304.00	39,185,528.62
	FIXED			0.01	03.30.2012	03.20.2042			551,621,113.00	4,913,840.87
										29,640,823.54

	FIXED			1.40	03.30.2012	03.20.2042	4,591,000,000.00	40,896,628.00	3,043,847,495.00	27,114,593.49
	FIXED			0.01	03.30.2012	03.20.2042			283,591,160.00	2,526,230.05

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										33,556,571.39

	FIXED			1.40	03.30.2012	03.20.2042	6,063,000,000.00	54,009,204.00	3,340,958,682.00	29,761,259.94
	FIXED			0.01	03.30.2012	03.20.2042			426,056,517.00	3,795,311.45
										95,297,273.99

	FIXED			0.20	03.30.2012	03.20.2052	11,836,000,000.00	105,435,088.00	10,008,169,587.00	89,152,774.68
	FIXED			0.01	03.30.2012	03.20.2052			689,773,160.00	6,144,499.31
										33,890,608.55

	FIXED			1.40	03.30.2012	03.20.2042	7,546,000,000.00	67,219,768.00	2,849,633,013.00	25,384,530.88
	FIXED			0.01	03.30.2012	03.20.2042			954,880,744.00	8,506,077.67
										15,672,489.45

	FIXED			1.40	03.30.2012	03.20.2042	6,187,000,000.00	55,113,796.00	1,199,133,477.00	10,681,881.01
	FIXED			0.01	03.30.2012	03.20.2042			560,238,935.00	4,990,608.43
	FIXED			1.40	10.10.2012	10.20.2042	7,775,000,000.00	69,259,700.00	7,775,000,000.00	69,259,700.00
										10,963,987.85

	FIXED			0.02	03.27.2013	03.20.2053	43,252,000,000.00	385,288,816.00	13,600,100.00	121,149.69
	FIXED			0.01	03.27.2013	03.20.2053			1,217,202,308.00	10,842,838.16
										33,604,608.25

	FIXED			0.20	03.27.2013	03.20.2053	10,782,000,000.00	96,046,056.00	3,122,905,359.00	27,818,840.94
	FIXED			0.01	03.27.2013	03.20.2053			649,502,392.00	5,785,767.31
										81,767,774.10

	FIXED			0.10	12.14.2013	12.20.2053	18,732,000,000.00	166,864,656.00	9,066,024,000.00	80,760,141.79
	FIXED			0.01	12.14.2013	12.20.2053			113,115,436.00	1,007,632.30
										445,400,000.00

	FIXED			0.01	01.31.2014	03.20.2054	50,000,000,000.00	445,400,000.00	15,000,000,000.00	133,620,000.00
	FIXED			0.01	01.31.2014	08.20.2054			10,000,000,000.00	89,080,000.00
	FIXED			0.01	01.31.2014	02.20.2055			25,000,000,000.00	222,700,000.00
	FIXED			0.01	03.26.2015	03.20.2055	7,929,000,000.00	70,631,532.00	44,381,237.00	395,348.06
	FIXED			0.01	03.26.2015	03.20.2055	11,576,000,000.00	103,119,008.00	213,672,755.00	1,903,396.90
	FIXED			0.01	08.25.2015	08.20.2055	9,783,000,000.00	87,146,964.00	68,344,820.00	608,815.66
	FIXED			0.01	08.25.2015	08.20.2055	23,906,000,000.00	212,954,648.00	70,500,297.00	628,016.65
										26,837,629.36

	FIXED			2.00	06.23.1997	05.15.2021	20,800,000,000.00	185,286,400.00	313,233,079.00	2,790,280.27
	FIXED			2.00	06.23.1997	05.15.2021			161,524,029.00	1,438,856.05
	FIXED			1.35	06.23.1997	05.15.2021			283,205,451.00	2,522,794.16

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			1.50	06.23.1997	05.15.2021			105,764,524.00	942,150.38
	FIXED			1.90	06.23.1997	05.15.2021			167,550,123.00	1,492,536.50
	FIXED			1.75	06.23.1997	05.15.2021			137,979,404.00	1,229,120.53
	FIXED			1.45	06.23.1997	05.15.2021			189,437,908.00	1,687,512.88
	FIXED			1.30	06.23.1997	05.15.2021			197,422,437.00	1,758,639.07
	FIXED			1.30	06.23.1997	05.15.2021			161,455,710.00	1,438,247.46
	FIXED			1.50	06.23.1997	05.15.2021			132,277,468.00	1,178,327.68
	FIXED			1.50	06.23.1997	05.15.2021			132,153,311.00	1,177,221.69
	FIXED			1.80	06.23.1997	05.15.2021			178,230,024.00	1,587,673.05
	FIXED			1.50	06.23.1997	05.15.2021			200,134,949.00	1,782,802.13
	FIXED			1.50	06.23.1997	05.15.2021			145,569,707.00	1,296,734.95
	FIXED			1.60	06.23.1997	05.15.2021			250,352,293.00	2,230,138.23
	FIXED			2.30	06.23.1997	05.15.2021			256,465,461.00	2,284,594.33
	FIXED			2.40	02.17.1999	09.15.2018	43,800,000,000.00	390,170,400.00	805,324,000.00	7,173,826.19
	FIXED			2.16	02.23.2007	11.15.2021	39,000,000,000.00	347,412,000.00	11,600,000,000.00	103,332,800.00
	FIXED			2.69	09.01.2006	07.15.2020	19,113,663,656.00	170,264,515.85	1,051,190,206.00	9,364,002.36
	FIXED			2.49	09.04.2008	04.10.2022	23,407,764,508.00	208,516,366.24	6,772,504,142.00	60,329,466.90
	FIXED			2.35	12.26.2008	09.19.2022	33,963,312,331.00	302,545,186.24	11,382,991,405.00	101,399,687.44
	FIXED			3.03	08.26.2009	06.24.2022	23,554,524,203.00	209,823,701.60	2,118,361,616.00	18,870,365.28
	FIXED			3.00	01.27.1988	01.20.2018	1,272,000,000.00	11,330,976.00	23,055,000.00	205,373.94
	FIXED			2.70	05.26.1989	05.20.2019	2,500,000,000.00	22,270,000.00	182,925,000.00	1,629,495.90
	FIXED			2.70	05.26.1989	05.20.2019	6,300,000,000.00	56,120,400.00	363,510,000.00	3,238,147.08
	FIXED			2.70	02.09.1990	02.20.2020	10,560,000,000.00	94,068,480.00	765,840,000.00	6,822,102.72
	FIXED			2.70	02.09.1990	02.20.2020	4,867,000,000.00	43,355,236.00	548,595,000.00	4,886,884.26
	FIXED			3.00	03.31.1993	03.20.2023	6,112,000,000.00	54,445,696.00	801,394,000.00	7,138,817.75
	FIXED			2.70	06.28.1990	06.20.2020	5,066,000,000.00	45,127,928.00	603,430,000.00	5,375,354.44
	FIXED			2.70	07.16.1991	06.20.2021	3,516,000,000.00	31,320,528.00	595,266,000.00	5,302,629.53
	FIXED			2.70	07.16.1991	06.20.2021	9,427,000,000.00	83,975,716.00	1,586,571,000.00	14,133,174.47
	FIXED			2.70	07.16.1991	06.20.2021	8,283,000,000.00	73,784,964.00	1,265,803,000.00	11,275,773.12
	FIXED			2.70	07.16.1991	06.20.2021	4,028,000,000.00	35,881,424.00	571,102,000.00	5,087,376.62
	FIXED			3.00	01.29.1993	01.20.2023	3,653,000,000.00	32,540,924.00	846,659,000.00	7,542,038.37
	FIXED			2.70	05.26.1992	05.20.2022	1,094,000,000.00	9,745,352.00	173,106,000.00	1,542,028.25
	FIXED			3.00	08.12.1994	08.20.2024	11,433,000,000.00	101,845,164.00	3,325,770,000.00	29,625,959.16
	FIXED			3.00	12.07.1994	12.20.2024	7,056,000,000.00	62,854,848.00	2,170,518,000.00	19,334,974.34
	FIXED			3.00	12.07.1994	12.20.2024	6,630,000,000.00	59,060,040.00	1,900,766,000.00	16,932,023.53
	FIXED			3.00	12.20.1994	12.20.2024	5,513,000,000.00	49,109,804.00	1,763,314,000.00	15,707,601.11
	FIXED			3.00	12.20.1994	12.20.2024	10,756,000,000.00	95,814,448.00	109,298,000.00	973,626.58
	FIXED			3.00	12.20.1994	12.20.2024	2,896,000,000.00	25,797,568.00	416,234,000.00	3,707,812.47
	FIXED			3.00	12.20.1994	12.20.2024	457,000,000.00	4,070,956.00	73,024,000.00	650,497.79
KOREAN WON								534,996,301.46		155,824,469.70

	FIXED			2.50	02.24.1998	12.20.2030	21,172,000,000.00	19,944,024.00	14,982,034,610.00	14,113,076.60
	FIXED			1.50	12.15.2005	12.20.2035	23,041,000,000.00	21,704,622.00	20,352,456,000.00	19,172,013.55
										11,591,926.80

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	NO INTEREST RATE				07.13.2009	07.20.2049	14,953,000,000.00	14,085,726.00	1,395,542,480.00	1,314,601.02
	FIXED			0.10	07.13.2009	07.20.2049	14,953,000,000.00	14,085,726.00	10,910,112,300.00	10,277,325.79
										20,481,427.20

	NO INTEREST RATE				07.13.2009	07.20.2049	32,274,000,000.00	30,402,108.00	3,633,832,290.00	3,423,070.02
	FIXED			0.10	07.13.2009	07.20.2049	32,274,000,000.00	30,402,108.00	18,108,659,430.00	17,058,357.18
	FIXED			0.15	10.13.2011	10.20.2051	14,323,000,000.00	13,492,266.00	10,777,472,280.00	10,152,378.89
										72,083,469.12

	NO INTEREST RATE				08.23.2012	08.20.2052	77,117,000,000.00	72,644,214.00	4,980,883,860.00	4,691,992.60
	FIXED			0.10	08.23.2012	08.20.2052	77,117,000,000.00	72,644,214.00	71,540,845,570.00	67,391,476.53
	NO INTEREST RATE				08.09.2012	08.20.2052	227,940,000,000.00	214,719,480.00	6,252,100,060.00	5,889,478.26
	NO INTEREST RATE				08.19.2013	08.20.2053	23,077,181,208.00	21,738,704.70	686,778,810.00	646,945.64
	FIXED			0.15	10.17.2013	10.20.2053	5,247,202,480.00	4,942,864.74	1,130,136,430.00	1,064,588.52
	NO INTEREST RATE				04.28.2016		4,448,242,062.00	4,190,244.02	667,903,520.00	629,165.12
KUWAIT DINAR								21,294,375.00		1,257,926.25

	FIXED			4.00	08.06.1998	08.15.2018	6,150,000.00	21,294,375.00	363,300.00	1,257,926.25
SPECIAL DRAWING RIGHT								1,146,982,254.54		343,048,736.65

	FIXED			1.00	11.10.1978	10.01.2018	5,924,425.70	8,460,790.83	592,825.70	846,626.24
	FIXED			1.00	10.22.1980	09.15.2020	5,325,024.15	7,604,773.49	1,389,524.15	1,984,407.23
	FIXED			1.00	10.12.1981	09.01.2021	5,838,315.31	8,337,814.86	1,868,815.31	2,668,892.52
	FIXED			1.00	04.24.1986	05.15.2026	39,807,621.26	56,850,060.07	19,334,421.26	27,611,873.69
	FIXED			1.00	04.21.1988	02.01.2018	8,245,970.73	11,776,235.72	294,470.73	420,539.54
	FIXED			1.00	07.04.1988	04.01.2018	34,242,906.28	48,902,979.32	1,180,506.28	1,685,904.63
	FIXED			1.00	09.12.1988	05.15.2018	36,134,606.40	51,604,554.09	1,246,606.40	1,780,303.53
	FIXED			1.00	12.31.1988	04.15.2018	12,205,994.71	17,431,625.17	812,794.71	1,160,768.38
	FIXED			1.00	12.27.1988	05.15.2018	3,951,960.99	5,643,874.53	264,360.99	377,539.22
	FIXED			1.00	02.17.1989	04.15.2018	18,689,442.27	26,690,766.29	1,245,442.27	1,778,641.01
	FIXED			1.00	02.17.1989	05.15.2018	11,423,018.11	16,313,440.62	760,618.11	1,086,253.94
	FIXED			1.00	10.25.1990	03.15.2019	14,631,693.85	20,895,814.62	2,787,093.85	3,980,304.47
	FIXED			1.00	12.18.1989	10.01.2018	12,435,306.32	17,759,109.66	1,605,506.32	2,292,855.69
	FIXED			1.00	11.22.1990	02.15.2019	62,729,735.75	89,585,590.22	11,949,035.75	17,064,656.94
	FIXED			1.00	01.25.1991	02.15.2019	22,500,954.06	32,134,062.51	4,286,154.06	6,121,142.34
	FIXED			1.00	05.10.1989	08.15.2018	38,170,644.43	54,512,260.72	5,005,944.43	7,149,089.36
	FIXED			1.00	11.09.1990	05.15.2019	36,695,070.66	52,404,964.31	6,880,670.66	9,826,423.38
	FIXED			1.00	11.22.1990	05.15.2019	10,913,251.50	15,585,432.73	2,047,251.50	2,923,720.81
	FIXED			1.00	11.22.1990	02.15.2019	10,464,284.19	14,944,253.54	1,993,184.19	2,846,506.21
	FIXED			1.00	11.28.1991	11.15.2019	25,889,218.53	36,972,910.77	6,276,418.53	8,963,478.83
	FIXED			1.00	11.28.1991	11.15.2019	19,451,677.18	27,779,329.21	4,716,677.18	6,735,981.01
	FIXED			1.00	06.24.1992	11.15.2019	20,251,067.61	28,920,954.68	4,908,867.61	7,010,452.01
	FIXED			1.00	12.24.1992	04.01.2020	11,091,906.32	15,840,573.25	3,263,106.32	4,660,107.40
	FIXED			1.00	11.05.1993	12.15.2020	13,477,483.51	19,247,463.75	4,491,883.51	6,414,948.68
	FIXED			1.00	01.20.1995	10.15.2021	20,379,474.61	29,104,335.28	9,058,274.61	12,936,303.14

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			1.00	01.20.1995	10.15.2021	6,487,928.05	9,265,539.81	2,883,928.05	4,118,595.33
	FIXED			1.00	05.08.1996	09.15.2022	4,762,904.84	6,801,999.66	2,480,104.84	3,541,887.32
	FIXED			1.00	11.27.1995	05.15.2022	8,512,850.57	12,157,372.16	4,082,050.57	5,829,658.06
	FIXED			1.00	11.27.1995	04.15.2022	12,123,651.16	17,314,028.69	5,811,851.16	8,300,020.88
	FIXED			1.00	06.03.1997	03.15.2023	6,765,191.11	9,661,504.73	3,748,991.11	5,354,009.18
	FIXED			1.00	06.03.1997	05.15.2023	1,966,544.74	2,808,461.87	1,075,744.74	1,536,292.58
	FIXED			1.00	01.21.1998	03.01.2024	9,269,975.84	13,238,637.90	6,019,175.84	8,596,105.40
	FIXED			1.00	04.15.1998	05.15.2024	5,618,668.14	8,024,132.34	3,602,668.14	5,145,042.42
	NO INTEREST RATE				07.11.1991	02.15.2021	50,000,000.00	71,406,000.00	17,500,000.00	24,992,100.00
	NO INTEREST RATE				07.06.1992	12.01.2021	26,400,000.00	37,702,368.00	9,758,596.96	13,936,447.49
	NO INTEREST RATE				11.22.1993	06.01.2022	50,500,000.00	72,120,060.00	11,375,163.05	16,245,097.85
	FIXED			0.75	03.06.1996	09.15.2035	6,150,000.00	8,782,938.00	2,361,188.96	3,372,061.18
	FIXED			0.75	04.29.1998	03.15.2038	11,000,000.00	15,709,320.00	6,716,892.91	9,592,529.10
	FIXED			0.75	04.08.2002	10.01.2041	11,600,000.00	16,566,192.00	7,421,521.68	10,598,823.54
	FIXED			0.75	06.04.2008	04.15.2048	16,150,000.00	23,064,138.00	15,846,189.85	22,630,260.65
	LIBOR 6 MONTHS	0.00	1.04	1.04	09.02.2009	10.15.2028	10,685,000.00	15,259,462.20	6,370,551.65	9,097,912.22
	LIBOR 6 MONTHS	0.00	1.04	1.04	04.12.2013	11.01.2032	13,250,000.00	18,922,590.00	1,823,223.94	2,603,782.57
	FIXED			0.75	09.25.2000	01.15.2040	6,000,000.00	8,568,720.00	4,272,650.80	6,101,858.06
	FIXED			0.75	11.29.2000	01.15.2040	4,500,000.00	6,426,540.00	3,665,256.95	5,234,426.76
	FIXED			1.00	08.27.1979	02.01.2019	5,149,103.15	7,353,537.19	771,603.15	1,101,941.89
	FIXED			1.00	05.08.1996	01.01.2023	12,878,498.82	18,392,041.73	7,135,898.82	10,190,919.82
	FIXED			0.75	05.08.1996	01.01.2036	10,150,000.00	14,495,418.00	6,072,125.53	8,671,723.91
	FIXED			0.75	11.11.2005	04.15.2045	12,350,000.00	17,637,282.00	11,154,188.89	15,929,520.24
UNITED STATES DOLLAR								32,404,564,550.37		10,484,831,326.17

	LIBOR 6 MONTHS	0.00	1.94	1.94	11.27.1995	04.15.2020	30,000,000.00	30,000,000.00	752,707.70	752,707.70
	LIBOR 6 MONTHS	0.00	1.96	1.96	05.08.1996	09.15.2022	9,500,000.00	9,500,000.00	1,265,436.90	1,265,436.90
	LIBOR 6 MONTHS	0.00	1.97	1.97	11.27.1995	05.15.2022	15,000,000.00	15,000,000.00	2,235,892.27	2,235,892.27
	LIBOR 6 MONTHS	0.00	1.96	1.96	06.03.1997	03.15.2021	18,500,000.00	18,500,000.00	478,981.09	478,981.09
	LIBOR 6 MONTHS	0.00	1.97	1.97	06.23.1997	05.15.2021	167,000,000.00	167,000,000.00	28,469,636.04	28,469,636.04
	LIBOR 6 MONTHS	0.00	1.89	1.89	01.21.1998	09.01.2022	93,000,000.00	93,000,000.00	913,674.54	913,674.54
	LIBOR 6 MONTHS	0.00	1.89	1.89	01.21.1998	09.01.2022	20,222,000.00	20,222,000.00	1,448,041.33	1,448,041.33
	LIBOR 6 MONTHS	0.00	1.97	1.97	04.15.1998	11.15.2022	15,700,000.00	15,700,000.00	4,244,949.65	4,244,949.65
	LIBOR 6 MONTHS	0.00	2.01	2.01	12.21.1998	08.01.2022	71,000,000.00	71,000,000.00	10,216,990.64	10,216,990.64
	LIBOR 6 MONTHS	0.00	1.95	1.95	03.01.1999	10.01.2025	53,000,000.00	53,000,000.00	18,591,713.21	18,591,713.21
	LIBOR 6 MONTHS	0.00	1.94	1.94	03.01.1999	12.01.2023	24,300,000.00	24,300,000.00	658,388.98	658,388.98
	LIBOR 6 MONTHS	0.00	1.95	1.95	03.01.1999	12.15.2023	93,162,000.00	93,162,000.00	29,408,236.10	29,408,236.10
	LIBOR 6 MONTHS	0.00	1.87	1.87	03.01.1999	08.15.2023	60,000,000.00	60,000,000.00	23,140,122.09	23,140,122.09
	LIBOR 6 MONTHS	0.00	1.87	1.87	07.18.2000	08.15.2024	75,000,000.00	75,000,000.00	1,015,452.77	1,015,452.77
	LIBOR 6 MONTHS	0.00	1.87	1.87	07.21.2000	02.15.2025	75,000,000.00	75,000,000.00	38,606,918.65	38,606,918.65
	LIBOR 6 MONTHS	0.00	1.87	1.87	11.16.2000	08.15.2025	25,000,000.00	25,000,000.00	11,112,496.38	11,112,496.38
	LIBOR 6 MONTHS	0.60	1.36	1.96	10.22.2001	09.15.2025	75,000,000.00	75,000,000.00	38,668,435.24	38,668,435.24
	LIBOR 6 MONTHS	0.00	1.87	1.87	09.02.2003	08.15.2018	150,000,000.00	150,000,000.00	20,190,000.00	20,190,000.00
	LIBOR 6 MONTHS	0.00	1.97	1.97	01.10.2005	11.15.2019	200,000,000.00	200,000,000.00	51,360,000.00	51,360,000.00
	LIBOR 6 MONTHS	0.00	1.97	1.97	01.10.2005	11.15.2030	13,000,000.00	13,000,000.00	10,627,177.94	10,627,177.94
	LIBOR 6 MONTHS	0.00	1.94	1.94	11.22.2005	10.15.2020	150,000,000.00	150,000,000.00	61,095,000.00	61,095,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	LIBOR 6 MONTHS	0.00	1.97	1.97	12.11.2006	11.15.2021	200,000,000.00	200,000,000.00	93,660,000.00	93,660,000.00
	LIBOR 6 MONTHS	0.00	1.97	1.97	12.11.2006	11.15.2021	450,000,000.00	450,000,000.00	210,735,000.00	210,735,000.00
	LIBOR 6 MONTHS	0.00	2.00	2.00	02.13.2007	01.01.2022	250,000,000.00	250,000,000.00	128,750,000.00	128,750,000.00
	LIBOR 6 MONTHS	0.00	1.97	1.97	03.28.2007	11.15.2031	33,800,000.00	33,800,000.00	18,349,090.55	18,349,090.55
	LIBOR 6 MONTHS	0.00	1.56	1.56	10.07.2008	09.15.2023	250,000,000.00	250,000,000.00	189,590,575.00	189,590,575.00
	LIBOR 6 MONTHS	0.00	1.57	1.57	12.08.2008	11.15.2033	70,000,000.00	70,000,000.00	37,076,153.65	37,076,153.65
	LIBOR 6 MONTHS	0.00	1.55	1.55	12.18.2008	12.15.2023	300,000,000.00	300,000,000.00	192,698,349.00	192,698,349.00
	LIBOR 6 MONTHS	0.00	1.47	1.47	03.02.2009	08.15.2033	31,100,000.00	31,100,000.00	22,610,811.33	22,610,811.33
	LIBOR 6 MONTHS	0.00	1.49	1.49	09.16.2009	09.01.2024	250,000,000.00	250,000,000.00	179,340,855.00	179,340,855.00
	LIBOR 6 MONTHS	0.00	1.57	1.57	12.08.2009	11.15.2024	225,000,000.00	225,000,000.00	161,406,769.50	161,406,769.50
	LIBOR 6 MONTHS	0.00	1.66	1.66	09.14.2010	09.01.2035	400,000,000.00	400,000,000.00	385,795,527.09	385,795,527.09
	LIBOR 6 MONTHS	0.30	1.34	1.64	02.22.2011	12.01.2025	200,000,000.00	200,000,000.00	157,084,582.00	157,084,582.00
	LIBOR 6 MONTHS	0.40	1.34	1.74	01.13.2012	12.01.2026	300,000,000.00	300,000,000.00	254,146,464.00	254,146,464.00
	LIBOR 6 MONTHS	0.40	1.74	2.14	03.12.2012	12.01.2036	62,000,000.00	62,000,000.00	31,062,822.99	31,062,822.99
	LIBOR 6 MONTHS	0.00	1.74	1.74	07.04.2012	04.15.2027	350,000,000.00	350,000,000.00	306,541,928.00	306,541,928.00
	LIBOR 6 MONTHS	0.00	1.74	1.74	03.22.2013	08.15.2032	100,000,000.00	100,000,000.00	11,906,154.11	11,906,154.11
	LIBOR 6 MONTHS	0.40	1.34	1.74	09.27.2013	12.01.2032	300,000,000.00	300,000,000.00	1,574,146.65	1,574,146.65
	LIBOR 6 MONTHS	0.40	1.54	1.94	12.23.2013	12.01.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
	LIBOR 6 MONTHS	0.40	1.75	2.15	03.26.2014	12.15.2045	372,103,895.00	372,103,895.00	329,264,055.16	329,264,055.16
	LIBOR 6 MONTHS	0.40	1.41	1.81	02.14.2014	02.01.2029	250,000,000.00	250,000,000.00	248,642,542.50	248,642,542.50
	LIBOR 6 MONTHS	0.50	1.34	1.84	02.12.2015	12.01.2029	350,000,000.00	350,000,000.00	350,000,000.00	350,000,000.00
	LIBOR 6 MONTHS	0.50	1.34	1.84	02.10.2015	06.01.2040	300,000,000.00	300,000,000.00	175,350,000.00	175,350,000.00
	LIBOR 6 MONTHS	0.50	1.36	1.86	12.07.2015	09.15.2030	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.36	1.86	12.07.2015	09.15.2030	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.54	2.04	04.29.2016	12.01.2040	400,000,000.00	400,000,000.00	100,000,000.00	100,000,000.00
	LIBOR 6 MONTHS	0.50	1.34	1.84	12.15.2016	12.01.2031	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
	LIBOR 6 MONTHS	0.50	1.36	1.86	04.08.1998	06.15.2018	50,000,000.00	50,000,000.00	1,721,365.41	1,721,365.41
	LIBOR 6 MONTHS	0.50	1.36	1.86	04.08.1998	06.15.2018	10,000,000.00	10,000,000.00	489,992.41	489,992.41
	LIBOR 6 MONTHS	0.50	1.36	1.86	04.08.1998	06.15.2018	19,000,000.00	19,000,000.00	853,769.23	853,769.23
	LIBOR 6 MONTHS	0.50	1.61	2.11	12.11.1998	09.15.2018	300,000,000.00	300,000,000.00	9,758,500.00	9,758,500.00
	LIBOR 6 MONTHS	0.25	1.61	1.86	12.14.1999	12.15.2019	27,500,000.00	27,500,000.00	3,725,515.09	3,725,515.09
	LIBOR 6 MONTHS	0.50	1.63	2.13	09.08.1999	05.15.2019	100,000,000.00	100,000,000.00	8,232,453.75	8,232,453.75
	LIBOR 6 MONTHS	0.50	1.59	2.09	02.25.2000	04.15.2020	100,000,000.00	100,000,000.00	23,743,933.18	23,743,933.18
	LIBOR 6 MONTHS	0.50	1.51	2.01	04.10.2000	02.15.2020	150,000,000.00	150,000,000.00	27,644,000.77	27,644,000.77
	LIBOR 6 MONTHS	0.50	1.41	1.91	10.20.2000	09.01.2020	4,790,000.00	4,790,000.00	873,759.01	873,759.01
	LIBOR 6 MONTHS	0.50	1.48	1.98	08.08.2001	05.01.2021	60,000,000.00	60,000,000.00	14,401,077.36	14,401,077.36
	LIBOR 6 MONTHS	0.50	1.36	1.86	01.07.2010	10.01.2034	405,000,000.00	405,000,000.00	405,000,000.00	405,000,000.00
	FIXED			5.79	01.23.2007	11.15.2026	250,000,000.00	250,000,000.00	187,450,000.00	187,450,000.00
										39,574,884.66

	FIXED			4.91	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	1,978,750.00	1,978,750.00
	FIXED			4.44	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	1,187,250.00	1,187,250.00
	FIXED			3.73	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	791,500.00	791,500.00
	FIXED			4.16	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	4,237,070.01	4,237,070.01
	FIXED			4.10	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	1,984,089.26	1,984,089.26
	FIXED			3.35	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	1,905,865.57	1,905,865.57

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.60	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	3,955,153.53	3,955,153.53
	FIXED			2.58	08.29.2007	11.15.2026	50,000,000.00	50,000,000.00	587,705.52	587,705.52
	FIXED			2.35	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	3,364,640.31	3,364,640.31
	FIXED			1.94	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	11,259,698.28	11,259,698.28
	FIXED			2.28	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	5,918,255.21	5,918,255.21
	FIXED			2.90	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	2,278,554.41	2,278,554.41
	FIXED			2.75	08.29.2007	05.15.2027	50,000,000.00	50,000,000.00	126,352.56	126,352.56
	LIBOR 6 MONTHS	0.50	1.24	1.74	12.16.2008	11.15.2033	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
										186,437,391.30

	FIXED			3.67	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	580,000.00	580,000.00
	FIXED			4.17	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	3,000,000.00	3,000,000.00
	FIXED			4.14	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	36,406.99	36,406.99
	FIXED			3.51	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	1,980,453.12	1,980,453.12
	FIXED			3.73	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	6,835,053.26	6,835,053.26
	FIXED			2.66	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	6,064,200.73	6,064,200.73
	FIXED			2.47	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	9,302,312.53	9,302,312.53
	FIXED			2.09	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	12,789,158.70	12,789,158.70
	FIXED			2.53	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	23,324,685.08	23,324,685.08
	FIXED			3.23	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	14,399,833.72	14,399,833.72
	FIXED			2.98	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	17,725,249.30	17,725,249.30
	FIXED			2.71	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	15,978,786.17	15,978,786.17
	FIXED			2.52	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	12,003,794.53	12,003,794.53
	FIXED			2.41	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	15,149,629.83	15,149,629.83
	FIXED			1.88	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	13,543,808.57	13,543,808.57
	LIBOR 6 MONTHS	0.50	1.79	2.29	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	15,110,483.19	15,110,483.19
	FIXED			2.55	10.24.2008	05.15.2032	232,000,000.00	232,000,000.00	15,267,333.01	15,267,333.01
	FIXED			1.49	10.24.2008	11.15.2032	232,000,000.00	232,000,000.00	3,346,202.57	3,346,202.57
	LIBOR 6 MONTHS	0.50	2.38	2.88	05.12.2009	09.15.2033	10,000,000.00	10,000,000.00	8,965,553.15	8,965,553.15
										6,740,635.91

	FIXED			5.81	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	237,386.00	237,386.00
	FIXED			5.64	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	27,955.92	27,955.92
	FIXED			5.60	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	3,691.78	3,691.78
	FIXED			5.63	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	58,189.90	58,189.90
	FIXED			4.48	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	133,647.92	133,647.92
	FIXED			4.77	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	86,011.63	86,011.63
	FIXED			3.59	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	248,661.11	248,661.11
	FIXED			3.82	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	418,245.27	418,245.27
	FIXED			4.13	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	232,308.38	232,308.38
	FIXED			2.77	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	326,394.50	326,394.50
	FIXED			3.68	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	926,499.03	926,499.03
	FIXED			2.46	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	553,747.80	553,747.80
	FIXED			2.27	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	1,087,007.33	1,087,007.33

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			1.85	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	634,174.76	634,174.76
	FIXED			1.94	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	382,853.83	382,853.83
	FIXED			2.60	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	228,019.73	228,019.73
	FIXED			2.54	06.30.2005	04.15.2025	16,000,000.00	16,000,000.00	1,155,841.02	1,155,841.02
										2,163,627.20

	FIXED			5.56	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	24,980.00	24,980.00
	FIXED			5.87	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	140,543.25	140,543.25
	FIXED			5.83	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	109,352.11	109,352.11
	FIXED			5.84	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	21,124.72	21,124.72
	FIXED			4.62	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	251,418.05	251,418.05
	FIXED			4.98	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	359,291.79	359,291.79
	FIXED			3.74	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	230,390.24	230,390.24
	FIXED			3.92	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	181,542.71	181,542.71
	FIXED			3.92	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	226,171.53	226,171.53
	FIXED			2.82	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	260,112.41	260,112.41
	FIXED			3.46	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	258,939.09	258,939.09
	FIXED			2.31	01.26.2004	10.15.2023	5,000,000.00	5,000,000.00	99,761.30	99,761.30
										33,819,999.83

	FIXED			5.33	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	3,402,252.30	3,402,252.30
	FIXED			5.52	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	4,911,319.21	4,911,319.21
	FIXED			5.51	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	4,163,741.48	4,163,741.48
	FIXED			5.29	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	3,983,324.31	3,983,324.31
	FIXED			5.45	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	3,273,531.89	3,273,531.89
	FIXED			5.57	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	4,454,714.05	4,454,714.05
	FIXED			6.07	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	1,971,271.42	1,971,271.42
	FIXED			5.90	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	5,295,897.78	5,295,897.78
	FIXED			5.83	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	704,086.54	704,086.54
	FIXED			5.84	09.12.2002	04.15.2019	100,000,000.00	100,000,000.00	1,659,860.85	1,659,860.85
										5,026,143.26

	FIXED			5.38	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	74,980.00	74,980.00
	FIXED			4.89	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	183,796.66	183,796.66
	FIXED			4.43	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	38,380.79	38,380.79
	FIXED			3.71	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	27,358.71	27,358.71
	FIXED			4.12	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	87,437.31	87,437.31
	FIXED			4.06	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	375,785.63	375,785.63
	FIXED			3.29	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	474,612.58	474,612.58
	FIXED			3.54	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	235,918.50	235,918.50
	FIXED			2.53	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	855,490.60	855,490.60
	FIXED			2.30	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	291,911.99	291,911.99
	FIXED			1.89	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	827,390.80	827,390.80
	FIXED			2.22	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	1,018,775.71	1,018,775.71
	FIXED			2.82	03.30.2007	11.15.2026	11,000,000.00	11,000,000.00	534,303.98	534,303.98
										59,717,728.87

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			5.38	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	374,900.00	374,900.00
	FIXED			4.89	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	1,499,600.00	1,499,600.00
	FIXED			4.43	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	262,430.00	262,430.00
	FIXED			3.71	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	1,267,162.00	1,267,162.00
	FIXED			4.12	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	2,151,530.91	2,151,530.91
	FIXED			4.06	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	1,828,396.78	1,828,396.78
	FIXED			3.29	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	1,568,851.56	1,568,851.56
	FIXED			3.54	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	3,421,911.84	3,421,911.84
	FIXED			2.53	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	3,453,066.11	3,453,066.11
	FIXED			2.30	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	6,482,743.59	6,482,743.59
	FIXED			1.89	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	6,995,050.32	6,995,050.32
	FIXED			2.22	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	8,841,563.62	8,841,563.62
	FIXED			2.82	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	7,102,918.05	7,102,918.05
	FIXED			2.69	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	4,894,255.36	4,894,255.36
	FIXED			2.53	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	5,159,904.88	5,159,904.88
	FIXED			2.37	05.03.2007	11.15.2026	83,752,000.00	83,752,000.00	4,413,443.85	4,413,443.85
										36,675,780.12

	FIXED			5.30	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	1,123,500.00	1,123,500.00
	FIXED			5.50	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	556,190.85	556,190.85
	FIXED			5.50	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	1,136,700.51	1,136,700.51
	FIXED			5.27	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	1,786,995.09	1,786,995.09
	FIXED			5.45	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	812,960.38	812,960.38
	FIXED			5.57	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	2,298,348.87	2,298,348.87
	FIXED			6.07	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	3,241,160.93	3,241,160.93
	FIXED			5.90	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	1,876,553.51	1,876,553.51
	FIXED			5.85	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	4,972,705.36	4,972,705.36
	FIXED			5.85	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	2,299,963.28	2,299,963.28
	FIXED			4.54	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	2,956,674.03	2,956,674.03
	FIXED			4.97	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	2,962,563.08	2,962,563.08
	FIXED			3.67	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	5,106,329.23	5,106,329.23
	FIXED			3.81	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	2,708,113.63	2,708,113.63
	FIXED			2.69	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	129,069.24	129,069.24
	FIXED			3.57	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	1,609,038.85	1,609,038.85
	FIXED			2.46	10.07.2002	04.15.2022	100,000,000.00	100,000,000.00	1,098,913.28	1,098,913.28
										20,718,717.32

	FIXED			5.49	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	624,300.00	624,300.00
	FIXED			5.49	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	108,960.50	108,960.50
	FIXED			5.25	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	235,072.38	235,072.38
	FIXED			5.42	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	1,063,836.60	1,063,836.60
	FIXED			5.53	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	1,046,890.37	1,046,890.37
	FIXED			6.03	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	1,363,517.10	1,363,517.10
	FIXED			5.86	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	2,099,952.16	2,099,952.16
	FIXED			5.81	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	3,474,204.91	3,474,204.91
	FIXED			5.81	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	2,834,426.15	2,834,426.15

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			4.53	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	2,647,430.36	2,647,430.36
	FIXED			4.94	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	1,709,675.82	1,709,675.82
	FIXED			3.66	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	1,834,732.76	1,834,732.76
	FIXED			3.81	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	1,441,072.40	1,441,072.40
	FIXED			4.04	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	166,671.80	166,671.80
	FIXED			3.58	01.22.2003	10.15.2022	50,000,000.00	50,000,000.00	67,974.02	67,974.02
										13,167,130.20

	FIXED			5.49	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	556,043.20	556,043.20
	FIXED			5.49	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	312,222.16	312,222.16
	FIXED			5.25	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	359,477.12	359,477.12
	FIXED			5.42	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	376,311.87	376,311.87
	FIXED			5.53	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	1,475,223.07	1,475,223.07
	FIXED			6.03	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	1,575,638.28	1,575,638.28
	FIXED			5.86	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	1,179,143.45	1,179,143.45
	FIXED			5.81	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	2,915,589.80	2,915,589.80
	FIXED			5.81	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	1,011,895.80	1,011,895.80
	FIXED			4.53	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	1,431,114.88	1,431,114.88
	FIXED			4.94	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	1,059,797.91	1,059,797.91
	FIXED			3.66	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	682,783.23	682,783.23
	FIXED			3.81	01.20.2003	10.15.2022	33,600,000.00	33,600,000.00	231,889.42	231,889.42
										9,666,873.65

	FIXED			5.52	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	123,175.10	123,175.10
	FIXED			5.28	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	193,298.66	193,298.66
	FIXED			5.44	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	233,499.91	233,499.91
	FIXED			5.54	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	76,278.49	76,278.49
	FIXED			6.04	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	446,240.70	446,240.70
	FIXED			5.87	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	625,089.71	625,089.71
	FIXED			5.82	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	1,202,009.53	1,202,009.53
	FIXED			5.83	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	886,196.17	886,196.17
	FIXED			4.57	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	482,185.61	482,185.61
	FIXED			4.96	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	135,109.01	135,109.01
	FIXED			3.70	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	541,075.15	541,075.15
	FIXED			3.86	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	328,018.28	328,018.28
	FIXED			4.11	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	323,454.92	323,454.92
	FIXED			2.76	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	58,688.57	58,688.57
	FIXED			3.65	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	365,068.63	365,068.63
	FIXED			2.51	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	1,042,454.60	1,042,454.60
	FIXED			2.32	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	1,037,626.87	1,037,626.87
	FIXED			1.89	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	1,391,235.33	1,391,235.33
	FIXED			1.95	08.19.2003	04.15.2023	21,900,000.00	21,900,000.00	176,168.41	176,168.41
										13,486,829.96

	FIXED			5.47	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	407,868.71	407,868.71
	FIXED			5.56	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	269,687.25	269,687.25
	FIXED			6.05	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	420,512.89	420,512.89

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			5.88	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	1,194,427.24	1,194,427.24
	FIXED			5.84	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	481,551.03	481,551.03
	FIXED			5.86	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	60,480.41	60,480.41
	FIXED			4.66	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	5,620,488.76	5,620,488.76
	FIXED			4.99	08.24.2004	04.15.2024	60,000,000.00	60,000,000.00	5,031,813.67	5,031,813.67
										8,919,205.23

	FIXED			5.43	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	55,370.40	55,370.40
	FIXED			5.84	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	437,250.00	437,250.00
	FIXED			5.35	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	213,686.49	213,686.49
	FIXED			6.16	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	272,897.19	272,897.19
	FIXED			5.14	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	559,710.54	559,710.54
	FIXED			5.18	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	647,801.20	647,801.20
	FIXED			3.22	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	552,080.01	552,080.01
	FIXED			4.64	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	804,686.43	804,686.43
	FIXED			4.00	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	1,164,615.83	1,164,615.83
	FIXED			3.64	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	943,430.71	943,430.71
	FIXED			3.52	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	1,748,981.09	1,748,981.09
	FIXED			3.09	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	978,724.63	978,724.63
	FIXED			2.32	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	462,354.97	462,354.97
	FIXED			1.98	10.11.2005	12.15.2024	18,995,000.00	18,995,000.00	77,615.74	77,615.74
										141,620,000.14

	FIXED			6.18	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	1,791,785.79	1,791,785.79
	FIXED			5.20	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	6,429,953.14	6,429,953.14
	FIXED			5.24	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	25,577,004.09	25,577,004.09
	FIXED			3.24	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	17,226,212.55	17,226,212.55
	FIXED			4.75	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	6,237,160.82	6,237,160.82
	FIXED			4.17	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	20,187,243.91	20,187,243.91
	FIXED			3.80	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	18,865,247.82	18,865,247.82
	FIXED			3.73	10.03.2006	12.15.2026	200,000,000.00	200,000,000.00	13,070,373.28	13,070,373.28
	FIXED			3.31	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	2,140,179.61	2,140,179.61
	FIXED			2.46	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	20,483,728.39	20,483,728.39
	FIXED			2.11	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	558,769.57	558,769.57
	FIXED			1.95	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	6,616,620.99	6,616,620.99
	FIXED			2.44	10.03.2006	06.15.2026	200,000,000.00	200,000,000.00	2,435,720.18	2,435,720.18
										74,150,819.72

	FIXED			6.18	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	194,727.50	194,727.50
	FIXED			5.20	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	4,538,682.82	4,538,682.82
	FIXED			3.24	10.03.2006	12.15.2026	110,000,000.00	110,000,000.00	8,240,595.84	8,240,595.84
	FIXED			4.17	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	13,915,839.03	13,915,839.03
	FIXED			3.73	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	274,152.76	274,152.76

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.31	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	22,529,359.18	22,529,359.18
	FIXED			2.11	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	21,891,946.34	21,891,946.34
	FIXED			1.95	10.03.2006	06.15.2026	110,000,000.00	110,000,000.00	2,565,516.25	2,565,516.25
	LIBOR 6 MONTHS	0.50	1.39	1.89	06.28.2010	05.15.2035	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
	LIBOR 6 MONTHS	0.50	1.38	1.88	08.31.2010	05.01.2035	30,000,000.00	30,000,000.00	29,332,845.90	29,332,845.90
	LIBOR 6 MONTHS	0.50	2.13	2.63	08.07.2009	05.01.2034	70,360,000.00	70,360,000.00	56,567,116.57	56,567,116.57
	LIBOR 6 MONTHS	0.50	1.58	2.08	12.03.2010	05.01.2035	59,124,000.00	59,124,000.00	57,293,091.79	57,293,091.79
	LIBOR 6 MONTHS	0.50	1.60	2.10	05.12.2011	01.01.2036	10,000,000.00	10,000,000.00	2,472,674.50	2,472,674.50
	LIBOR 6 MONTHS	0.50	1.56	2.06	06.15.2011	10.01.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
										500,000,000.00

	LIBOR 6 MONTHS	0.50	1.55	2.05	09.23.2011	04.15.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
	LIBOR 6 MONTHS	0.50	1.55	2.05	09.23.2011	04.15.2037	500,000,000.00	500,000,000.00	497,500,000.00	497,500,000.00
	LIBOR 6 MONTHS	0.50	1.61	2.11	01.30.2013	07.15.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
	LIBOR 6 MONTHS	0.50	1.61	2.11	04.02.2014	02.15.2039	479,000,000.00	479,000,000.00	358,591,884.77	358,591,884.77
	LIBOR 6 MONTHS	0.50	1.59	2.09	04.20.2013	11.15.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.56	2.06	12.23.2013	12.01.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
	LIBOR 6 MONTHS	0.50	1.57	2.07	04.10.2014	03.15.2039	300,000,000.00	300,000,000.00	158,400,000.00	158,400,000.00
	LIBOR 6 MONTHS	0.50	1.55	2.05	09.08.2014	04.15.2044	501,250,000.00	501,250,000.00	171,739,549.95	171,739,549.95
	LIBOR 6 MONTHS	0.50	1.59	2.09	10.14.2014	05.15.2039	116,000,000.00	116,000,000.00	12,267,450.57	12,267,450.57
	LIBOR 6 MONTHS	0.50	1.59	2.09	10.14.2014	05.15.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	LIBOR 6 MONTHS	0.50	1.85	2.35	01.20.2016	10.15.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
	LIBOR 6 MONTHS	0.50	1.81	2.31	04.29.2016	01.15.2041	450,000,000.00	450,000,000.00	221,125,000.00	221,125,000.00
	FIXED			3.00	12.24.1980	10.01.2021	5,700,000.00	5,700,000.00	915,968.19	915,968.19
	FIXED			3.00	07.23.1982	04.15.2023	9,900,000.00	9,900,000.00	1,388,744.94	1,388,744.94
	FIXED			3.00	04.03.1984	08.19.2021	3,200,000.00	3,200,000.00	7,964.33	7,964.33
	FIXED			3.00	03.24.1975	05.31.2017	15,000,000.00	15,000,000.00	0.00	0.00
	FIXED			3.00	04.28.1976	04.25.2017	10,000,000.00	10,000,000.00	0.00	0.00
	FIXED			3.00	06.27.1977	04.27.2018	3,000,000.00	3,000,000.00	72,566.32	72,566.32
	FIXED			3.00	01.13.1978	05.18.2019	5,000,000.00	5,000,000.00	270,728.37	270,728.37
	FIXED			3.00	01.13.1978	11.09.2018	2,250,000.00	2,250,000.00	71,552.01	71,552.01
	FIXED			3.00	08.18.1978	10.14.2018	750,000.00	750,000.00	34,855.82	34,855.82
	FIXED			3.00	02.23.1979	04.08.2020	10,617,000.00	10,617,000.00	1,275,662.82	1,275,662.82
	FIXED			3.00	03.28.1980	03.05.2021	6,383,000.00	6,383,000.00	1,055,254.70	1,055,254.70
	FIXED			3.00	02.15.1979	04.28.2021	4,400,000.00	4,400,000.00	684,799.46	684,799.46
	FIXED			3.00	07.16.1979	09.15.2020	5,000,000.00	5,000,000.00	519,766.60	519,766.60
	FIXED			3.00	11.06.1981	11.06.2021	10,117,000.00	10,117,000.00	1,815,164.20	1,815,164.20
	FIXED			3.00	05.28.1981	08.26.2022	1,000,000.00	1,000,000.00	210,092.06	210,092.06
	FIXED			3.00	08.29.1980	06.01.2021	2,300,000.00	2,300,000.00	346,373.96	346,373.96
	FIXED			3.00	12.04.1980	04.06.2021	2,700,000.00	2,700,000.00	390,188.30	390,188.30
	FIXED			3.00	09.30.1981	08.17.2022	1,600,000.00	1,600,000.00	189,507.07	189,507.07
	FIXED			3.00	08.31.1982	06.14.2023	4,500,000.00	4,500,000.00	205,979.61	205,979.61
	FIXED			3.00	09.29.1982	04.28.2023	8,300,000.00	8,300,000.00	53,670.10	53,670.10
	FIXED			3.00	05.23.1984	06.02.2023	7,000,000.00	7,000,000.00	10,913.72	10,913.72

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.00	08.31.1983	11.16.2024	13,500,000.00	13,500,000.00	57,326.83	57,326.83
	FIXED			3.00	08.24.1979	02.20.2021	2,500,000.00	2,500,000.00	173,799.57	173,799.57
	FIXED			3.00	10.28.1980	12.16.2023	7,500,000.00	7,500,000.00	1,026,177.48	1,026,177.48
	FIXED			3.00	12.04.1980	10.28.2023	9,200,000.00	9,200,000.00	141,559.53	141,559.53
	FIXED			3.00	07.21.1982	09.12.2023	2,900,000.00	2,900,000.00	82,452.35	82,452.35
	FIXED			3.00	07.30.1983	04.16.2025	7,800,000.00	7,800,000.00	330,142.39	330,142.39
	FIXED			3.00	07.29.1983	10.01.2024	1,000,000.00	1,000,000.00	20,001.21	20,001.21
	FIXED			3.00	03.26.1984	10.10.2024	2,300,000.00	2,300,000.00	111,696.19	111,696.19
	FIXED			3.00	02.15.1979	11.22.2022	1,600,000.00	1,600,000.00	170,713.34	170,713.34
	FIXED			3.00	06.30.1980	02.14.2023	3,300,000.00	3,300,000.00	581,693.11	581,693.11
	FIXED			3.00	04.19.1988	07.03.2018	30,000,000.00	30,000,000.00	1,153,328.23	1,153,328.23
	FIXED			3.00	07.31.1990	10.25.2020	21,000,000.00	21,000,000.00	2,423,003.24	2,423,003.24
	FIXED			4.00	05.17.1991	10.01.2021	15,000,000.00	15,000,000.00	2,499,994.87	2,499,994.87
	FIXED			4.00	02.03.1992	04.05.2022	20,000,000.00	20,000,000.00	4,166,547.85	4,166,547.85
	FIXED			3.00	04.30.1993	11.26.2023	20,000,000.00	20,000,000.00	4,999,880.96	4,999,880.96
	FIXED			3.00	06.01.1994	11.23.2019	15,000,000.00	15,000,000.00	1,425,845.15	1,425,845.15
	FIXED			4.00	07.27.1998	11.05.2018	10,000,000.00	10,000,000.00	624,999.06	624,999.06
										4,679,086.78

	FIXED			2.00	08.11.1999	12.30.2019	30,000,000.00	30,000,000.00	1,891,804.37	1,891,804.37
	FIXED			2.00	08.11.1999	02.11.2020	30,000,000.00	30,000,000.00	2,787,282.41	2,787,282.41
										8,540,243.64

	FIXED			2.00	07.12.2000	12.28.2020	40,000,000.00	40,000,000.00	4,379,050.91	4,379,050.91
	FIXED			2.00	07.12.2000	01.19.2021	40,000,000.00	40,000,000.00	4,161,192.73	4,161,192.73
										22,010,580.81

	FIXED			1.00	08.09.2001	12.31.2031	40,000,000.00	40,000,000.00	12,718,198.31	12,718,198.31
	FIXED			1.00	08.09.2001	01.27.2032	40,000,000.00	40,000,000.00	9,292,382.50	9,292,382.50
										11,737,671.09

	FIXED			1.00	07.11.2002	12.27.2032	20,000,000.00	20,000,000.00	8,394,939.64	8,394,939.64
	FIXED			1.00	07.11.2002	02.13.2033	20,000,000.00	20,000,000.00	3,342,731.45	3,342,731.45
										24,696,816.86

	FIXED			1.00	07.17.2003	12.31.2033	40,000,000.00	40,000,000.00	23,310,829.46	23,310,829.46
	FIXED			1.00	07.17.2003	01.14.2034	40,000,000.00	40,000,000.00	1,385,987.40	1,385,987.40
										13,588,620.23

	FIXED			1.00	08.09.2004	12.31.2034	20,000,000.00	20,000,000.00	4,321,780.56	4,321,780.56
	FIXED			1.00	08.09.2004	03.03.2035	20,000,000.00	20,000,000.00	9,266,839.67	9,266,839.67
	FIXED			1.00	08.10.2005	03.21.2036	20,000,000.00	20,000,000.00	14,195,157.94	14,195,157.94

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
										15,705,805.50

	FIXED			1.00	07.14.2006	12.31.2037	20,000,000.00	20,000,000.00	7,318,078.93	7,318,078.93
	FIXED			1.00	07.14.2006	01.14.2038	20,000,000.00	20,000,000.00	8,387,726.57	8,387,726.57
	NO INTEREST RATE				01.05.1973	09.01.2022	12,700,000.00	12,700,000.00	1,905,000.00	1,905,000.00
	NO INTEREST RATE				04.21.1978	12.15.2027	28,000,000.00	28,000,000.00	6,455,756.37	6,455,756.37
	NO INTEREST RATE				06.27.1979	06.01.2029	40,000,000.00	40,000,000.00	11,117,005.91	11,117,005.91
	FIXED			0.75	10.11.2017	10.15.2035	10,333,000.00	10,333,000.00	6,000,000.00	6,000,000.00
	FIXED			3.00	10.10.2001	04.15.2021	7,000,000.00	7,000,000.00	1,252,020.65	1,252,020.65
	FIXED			4.00	12.17.2008	07.15.2028	30,000,000.00	30,000,000.00	2,916,094.94	2,916,094.94
	FIXED			4.00	12.17.2008	07.15.2028	10,000,000.00	10,000,000.00	7,333,360.00	7,333,360.00
	FIXED			4.20	07.20.2012	01.15.2032	30,000,000.00	30,000,000.00	22,539,487.88	22,539,487.88
	LIBOR 6 MONTHS	0.00	1.47	1.47	02.05.1992	02.01.2022	20,000,000.00	20,000,000.00	4,500,000.00	4,500,000.00
										4,875,000.00

	LIBOR 6 MONTHS	0.00	1.28	1.28	06.03.1994	06.01.2024	15,000,000.00	15,000,000.00	1,625,000.00	1,625,000.00
	LIBOR 6 MONTHS	0.00	1.28	1.28	06.03.1994	06.01.2024	15,000,000.00	15,000,000.00	3,250,000.00	3,250,000.00
	FIXED			1.50	07.05.1996	03.17.2027	25,753,878.00	25,753,878.00	11,934,724.08	11,934,724.08
										27,001,075.72

	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	7,196,690.54	7,196,690.54
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	2,949,907.65	2,949,907.65
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	1,076,681.19	1,076,681.19
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	1,542,311.03	1,542,311.03
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	1,074,344.07	1,074,344.07
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	1,309,352.83	1,309,352.83
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	433,786.69	433,786.69
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	434,917.75	434,917.75
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	721,909.80	721,909.80
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	276,597.97	276,597.97
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	3,858,736.28	3,858,736.28
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	817,477.59	817,477.59
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	229,648.38	229,648.38
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	1,521,111.27	1,521,111.27
	LIBOR 6 MONTHS	2.00	1.43	3.43	12.28.2007	06.20.2022	62,750,000.00	62,750,000.00	3,557,602.68	3,557,602.68
	FIXED			1.00	09.22.2000	02.26.2031	7,014,271.00	7,014,271.00	4,619,154.08	4,619,154.08
	FIXED			0.30	05.28.2002	09.10.2032	4,398,146.88	4,398,146.88	3,218,156.31	3,218,156.31
	FIXED			0.30	05.28.2002	09.10.2032	6,779,174.50	6,779,174.50	4,960,371.69	4,960,371.69
	FIXED			0.30	05.28.2002	09.10.2032	18,558,684.00	18,558,684.00	13,579,524.98	13,579,524.98
	FIXED			0.30	12.12.2002	03.10.2033	12,937,310.99	12,937,310.99	9,781,869.29	9,781,869.29
	FIXED			0.20	05.31.2006	09.15.2042	13,495,424.00	13,495,424.00	13,495,424.00	13,495,424.00
	FIXED			3.00	11.09.2009	01.21.2030	89,153,766.00	89,153,766.00	74,035,854.87	74,035,854.87

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			3.00	02.15.1978	05.15.2021	5,000,000.00	5,000,000.00	660,326.84	660,326.84
	FIXED			3.00	08.01.1979	01.11.2022	2,617,000.00	2,617,000.00	173,921.86	173,921.86
	FIXED			3.00	08.01.1978	01.06.2024	883,000.00	883,000.00	128,454.94	128,454.94
	FIXED			3.00	08.29.1980	10.13.2021	1,500,000.00	1,500,000.00	73,883.83	73,883.83
	FIXED			3.00	09.25.1981	03.15.2022	7,100,000.00	7,100,000.00	638,082.30	638,082.30
	FIXED				04.05.1974	04.15.2024	9,500,000.00	9,500,000.00	1,852,500.00	1,852,500.00
B. RELENT TO GOCCs/GFIs								1,796,269,466.41		502,691,278.93

EURO								16,037,270.81		9,393,134.91

	NO INTEREST RATE				10.30.1992	12.31.2022	3,718,402.88	4,485,137.55	929,601.62	1,121,285.47
	NO INTEREST RATE				03.11.1996	12.31.2025	3,264,014.04	3,937,053.74	1,315,570.92	1,586,841.64
	NO INTEREST RATE				08.04.2004	12.31.2038	6,313,280.98	7,615,079.52	5,542,205.10	6,685,007.79
JAPANESE YEN								1,735,950,063.20		482,980,525.66

	FIXED			3.00	01.27.1988	01.20.2018	6,015,000,000.00	53,581,620.00	144,747,000.00	1,289,406.28
	FIXED			3.00	01.27.1988	01.20.2018	2,478,000,000.00	22,074,024.00	1,497,000.00	13,335.28
	FIXED			3.00	01.27.1988	01.20.2018	192,000,000.00	1,710,336.00	4,124,000.00	36,736.59
	FIXED			2.70	05.26.1989	05.20.2019	5,054,000,000.00	45,021,032.00	368,535,000.00	3,282,909.78
	FIXED			2.70	07.16.1991	06.20.2021	2,005,000,000.00	17,860,540.00	316,645,000.00	2,820,673.66
	FIXED			2.70	07.16.1991	06.20.2021	5,788,000,000.00	51,559,504.00	938,511,000.00	8,360,255.99
	FIXED			3.00	08.19.1993	08.20.2023	18,120,000,000.00	161,412,960.00	5,272,428,000.00	46,966,788.62
	FIXED			3.00	08.19.1993	08.20.2023	1,259,000,000.00	11,215,172.00	349,992,000.00	3,117,728.74
	FIXED			3.00	12.20.1994	12.20.2024	9,795,000,000.00	87,253,860.00	3,184,132,000.00	28,364,247.86
	FIXED			3.00	12.20.1994	12.20.2024	6,212,000,000.00	55,336,496.00	794,766,000.00	7,079,775.53
										107,772,734.27

	FIXED			2.70	03.18.1997	03.20.2027	26,344,000,000.00	234,672,352.00	11,914,349,000.00	106,133,020.89
	FIXED			2.30	03.18.1997	03.20.2027	26,344,000,000.00	234,672,352.00	184,072,000.00	1,639,713.38
	FIXED			0.75	09.10.1998	09.20.2038	23,668,000,000.00	210,834,544.00	9,278,724,000.00	82,654,873.39
										134,979,583.50

	FIXED			1.00	04.07.2000	04.20.2040	22,262,000,000.00	198,309,896.00	13,800,915,000.00	122,938,550.82
	FIXED			0.75	04.07.2000	04.20.2040	22,262,000,000.00	198,309,896.00	1,351,710,000.00	12,041,032.68
										54,312,521.40

	FIXED			1.00	04.07.2000	04.20.2040	8,266,000,000.00	73,633,528.00	5,484,645,000.00	48,857,217.66
	FIXED			0.75	04.07.2000	04.20.2040	8,266,000,000.00	73,633,528.00	612,405,000.00	5,455,303.74
	FIXED			3.00	08.16.1995	07.31.2025	545,400,000.00	4,858,423.20	216,541,848.00	1,928,954.78
SPECIAL DRAWING RIGHT								12,266,203.10		2,335,485.05

	FIXED			1.00	06.04.1991	02.15.2019	8,589,056.31	12,266,203.10	1,635,356.31	2,335,485.05

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
UNITED STATES DOLLAR								32,015,929.31		7,982,133.31

	FIXED			3.00	03.24.1975	03.24.2016	20,000,000.00	20,000,000.00	0.00	0.00
	FIXED			3.00	08.06.1976	04.13.2017	20,000,000.00	20,000,000.00	0.00	0.00
	FIXED			3.00	08.06.1976	04.11.2017	20,000,000.00	20,000,000.00	0.00	0.00
	NO INTEREST RATE				04.03.1972	03.01.2022	10,015,929.31	10,015,929.31	1,352,152.37	1,352,152.37
	NO INTEREST RATE				06.27.1979	02.15.2029	22,000,000.00	22,000,000.00	6,629,980.94	6,629,980.94

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF DECEMBER 31, 2017

IN MILLIONS OF CURRENCY INDICATED

CURRENCY	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
II. NG ISSUED DEBT SECURITIES								32,574,243,438.77		27,304,134,438.77

JAPANESE YEN								890,800,000.00		890,800,000.00

	FIXED			2.32	02.23.2010	03.02.2020	100,000,000,000.00	890,800,000.00	100,000,000,000.00	890,800,000.00
PHILIPPINE PESO								2,595,760,438.77		2,595,760,438.77

	FIXED			4.95	09.17.2010	01.15.2021	44,109,000,000.00	882,921,654.19	44,109,000,000.00	882,921,654.19
	FIXED			6.25	01.14.2011	01.14.2036	54,770,000,000.00	1,096,320,909.56	54,770,000,000.00	1,096,320,909.56
	FIXED			3.90	11.26.2012	11.26.2022	30,800,000,000.00	616,517,875.02	30,800,000,000.00	616,517,875.02
UNITED STATES DOLLAR								29,087,683,000.00		23,817,574,000.00

	FIXED			3.70	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
	FIXED			9.88	01.07.1999	01.15.2019	500,000,000.00	500,000,000.00	82,318,000.00	82,318,000.00
	FIXED			9.88	02.08.1999	01.15.2019	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
	FIXED			9.50	10.21.1999	10.21.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
	FIXED			9.88	12.22.1999	01.15.2019	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
	FIXED			10.63	03.16.2000	03.16.2025	1,000,000,000.00	1,000,000,000.00	632,885,000.00	632,885,000.00
	FIXED			10.63	09.24.2003	03.16.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
	FIXED			10.63	09.16.2004	03.16.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
	FIXED			9.50	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
	FIXED			9.50	05.16.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
	FIXED			7.75	01.11.2006	01.14.2031	1,500,000,000.00	1,500,000,000.00	1,040,737,000.00	1,040,737,000.00
	FIXED			7.75	07.14.2006	01.14.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
	FIXED			7.75	09.25.2006	01.14.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
	FIXED			7.50	09.25.2006	09.25.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
	FIXED			6.38	01.15.2007	01.15.2032	1,000,000,000.00	1,000,000,000.00	578,337,000.00	578,337,000.00
	FIXED			6.38	02.05.2008	01.15.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
	FIXED			8.38	01.14.2009	06.17.2019	1,500,000,000.00	1,500,000,000.00	1,038,475,000.00	1,038,475,000.00
	FIXED			6.50	07.20.2009	01.20.2020	750,000,000.00	750,000,000.00	126,331,000.00	126,331,000.00
	FIXED			6.38	10.23.2009	10.23.2034	1,000,000,000.00	1,000,000,000.00	176,668,000.00	176,668,000.00
	FIXED			6.50	01.13.2010	01.20.2020	650,000,000.00	650,000,000.00	650,000,000.00	650,000,000.00
	FIXED			6.38	01.13.2010	10.23.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
	FIXED			4.00	10.06.2010	01.15.2021	2,075,872,000.00	2,075,872,000.00	1,758,589,000.00	1,758,589,000.00
	FIXED			6.38	10.06.2010	10.23.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
	FIXED			5.50	03.30.2011	03.30.2026	1,500,000,000.00	1,500,000,000.00	1,145,577,000.00	1,145,577,000.00
	FIXED			6.38	10.23.2011	10.23.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
	FIXED			5.00	01.13.2012	01.13.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
	FIXED			4.20	01.21.2014	01.21.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
	FIXED			3.95	01.20.2015	01.20.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
	FIXED			3.70	03.01.2016	03.01.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00

(1)	Amounts in original currencies were translated to US Dollars using BSP reference rate prevailing on January 3, 2018.

OUTSTANDING GOVERNMENT SECURITIES ISSUANCES

AS OF DECEMBER 31, 2017

IN PESOS

Particulars	Issues	Maturities	Outstanding As Of December 31, 2017
TOTAL OUTSTANDING DEBT I & II	305,533,439,496.71	72,277,031,235.70	4,448,310,660,986.89	*

I. NATIONAL GOVERNMENT ISSUES	305,533,439,496.71	72,277,031,235.70	4,440,310,660,986.89	*

A. TREASURY BILLS	50,000,000,000.00	72,000,000,000.00	314,369,300,000.00

AUCTION	0.00	22,000,000,000.00	139,801,000,000.00

91-Day	0.00	12,000,000,000.00	20,000,000,000.00
182-Day	0.00	10,000,000,000.00	45,131,000,000.00
364-Day	0.00	0.00	74,670,000,000.00
CB-BOL	50,000,000,000.00	50,000,000,000.00	174,568,300,000.00
91-Day	20,000,000,000.00	20,000,000,000.00	65,000,000,000.00
182-Day	30,000,000,000.00	30,000,000,000.00	60,000,000,000.00
364-Day	0.00	0.00	49,568,300,000.00
B. TREASURY BONDS	255,533,439,496.71	277,031,235.70	4,125,941,360,986.89	(a)

B1. Regular Issues	0.00	0.00	1,920,752,145,160.31

3-Year	0.00	0.00	45,000,000,000.00
5-Year	0.00	0.00	315,256,575,515.90
7-Year	0.00	0.00	596,743,505,884.86
10-Year	0.00	0.00	408,429,282,196.74
20-Year	0.00	0.00	319,340,370,479.39
25-Year	0.00	0.00	235,982,411,083.42
B2. SPECIAL ISSUES	255,533,439,496.71	277,031,235.70	2,205,189,215,826.58

1. Retail Treasury Bonds	255,359,340,000.00	0.00	1,213,771,327,273.56

2.1	0.00	0.00	74,710,159,015.50

10-Year	0.00	0.00	74,710,159,015.50
2.2	255,359,340,000.00	0.00	1,139,061,168,258.06

3-Year	0.00	0.00	181,930,575,000.00
5-Year	255,359,340,000.00	0.00	255,359,340,000.00
10-Year	0.00	0.00	294,152,347,709.90
15-Year	0.00	0.00	95,805,237,911.00
20-Year	0.00	0.00	132,682,043,594.00
25-Year	0.00	0.00	179,131,624,043.16
2. Benchmark Bonds	0.00	0.00	909,298,021,025.73

2.2	0.00	0.00	595,552,980,201.34

10-Year	0.00	0.00	289,778,439,419.34
25-Year	0.00	0.00	305,774,540,782.00
2.3	0.00	0.00	313,745,040,824.39

10.5-Year	0.00	0.00	57,907,886,856.39
20-Year	0.00	0.00	255,837,153,968.00
3. 25-Year T - Bonds issued to CB-BOL	0.00	0.00	50,000,000,000.00
4. $6.582M Phil. Par Bonds Redenominated into 28.5 Year FXTBs	0.00	0.00	97,050,000.00
5. 10-Year AR Bonds	174,099,496.71	277,031,235.70	7,043,817,527.29	(b)

6. Onshore Dollar Bonds	0.00	0.00	24,979,000,000.00

10.5 -Year	0.00	0.00	24,979,000,000.00	(c)

OUTSTANDING GOVERNMENT SECURITIES ISSUANCES

AS OF DECEMBER 31, 2017

IN PESOS

Particulars	Issues	Maturities	Outstanding As Of December 31, 2017
II. GUARANTEED CORPORATE ISSUES	0.00	0.00	8,000,000,000.00

1. Land Bank Bonds	0.00	0.00	0.00	(d)
2. NFA Fixed Rate Coupon Bond	0.00	0.00	8,000,000,000.00

10-Year	0.00	0.00	8,000,000,000.00

*	Excludes matured but unclaimed certificated government securities amounting to P33,561,682.00 and book-entry registered securities at RoSS of P7,685,500.00 as of December 31, 2017.
(a)	Includes BSF holdings of GS amounting to P463,501,040,121.24 and SSF holdings of GS amounting to P2,575,000,000.00 as of December 31, 2017.
(b)	Excludes matured but unclaimed AR Bonds amounting to P1,643,727,408.78 as of December 31, 2017.
(c)	Onshore Dollar Bonds converted to Pesos using BSP reference rate as of January 3, 2018.
(d)	Excludes matured but unclaimed guaranteed Land Bank Bonds amounting to P32,119,584.96 as of December 31, 2017.

DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF DECEMBER 31, 2017

II MILLION PESOS

					ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	CURR.	IN ORIGINAL CURR	IN PHILIPPINE PESO	IN ORIGINAL CURR	IN PHILIPPINE PESO
T O T AL						792		948

DIRECT LOANS						0		156

AGENCIES						0	156	156

PHILIPPINE PESOS							156	156
INTEREST FREE	0.0000%	1953		PHP			79	79
INTEREST FREE	0.0000%	1953		PHP			48	48
INTEREST FREE	0.0000%	1953		PHP			29	29
ASSUMED LOANS (REAL)					792	792	792	792

PHILIPPINE PESOS					792	792	792	792

INTEREST FREE	0.0000%	1986	Upon Demand	PHP	120	120	120	120
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	72	72	72	72
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	50	50	50	50
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	200	200	200	200
INTEREST FREE	0.0000%	1986	Upon Demand		350	350	350	350

(1)	Excludes government securities and debt guaranteed by the Republic

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF DECEMBER 31, 2017

IN MILLION

INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED (IN PESOS)	OUTSTANDING BALANCE AS OF DECEMBER 31, 2017
TOTAL				150,334	189,517

GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER PROC. 50.				220	136

INTEREST FREE	0.00%	1986	Upon Demand	7	7
INTEREST FREE	0.00%	1986	Upon Demand	30	30
INTEREST FREE	0.00%	1986	Upon Demand	12	12
INTEREST FREE	0.00%	1986	Upon Demand	17	17
INTEREST FREE	0.00%	1986	Upon Demand	35	15
INTEREST FREE	0.00%	1986	Upon Demand	7	7
INTEREST FREE	0.00%	1986	Upon Demand	6	6
INTEREST FREE	0.00%	1986	Upon Demand	5	5
INTEREST FREE	0.00%	1986	Upon Demand	3	3
INTEREST FREE	0.00%	1986	Upon Demand	1	1
INTEREST FREE	0.00%	1986	Upon Demand	19	19
INTEREST FREE	0.00%	1986	Upon Demand	32	1
INTEREST FREE	0.00%	1986	Upon Demand	32	5
INTEREST FREE	0.00%	1986	Upon Demand	8	3
INTEREST FREE	0.00%	1986	Upon Demand	4	4
NG DIRECT GUARANTEE ON GOCC LOANS				150,114	189,381

FIXED	4.00%	2012	2017	0	451
FLOATING	0.25%	2011	2021	75,000	63,788
FLOATING	3 MONTHS PDST-F + 1.00%	2009	2021	75,000	111,556
FIXED	4.00%				11,390
FIXED	4.00%	2012	2022	114	2,197

(1)	Excludes securities issued by GOCCs